Exhibit 10.1

SECOND AMENDED AND RESTATED STANDBY EQUITY PURCHASE AGREEMENT

THIS SECOND AMENDED AND RESTATED STANDBY EQUITY PURCHASE AGREEMENT (this “Agreement”) dated as of June 28, 2024, is made by and between YA II PN, LTD., a Cayman Islands exempted company (the “ Investor”), AGBA GROUP HOLDING LIMITED, a British Virgin Islands business company (“AGBA Group” or the “Company”), and TRILLER CORP., a company incorporated under the laws of the State of Delaware (“Triller Corp.”, and together with the Investor and the Company, the “parties” or separately each a “party”).

WHEREAS, on April 16, 2024, the Company entered into that certain Agreement and Plan of Merger (as may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and between the Company, its wholly-owned subsidiary AGBA Social Inc. (“Merger Sub”), Triller Corp., and Bobby Sarnevesht, solely as representative of Triller Corp. stockholders. Pursuant to the Merger Agreement, (a) Triller Corp. completed a reorganization (the “Triller Reorganization”) with Triller Hold Co LLC (“Triller LLC”) on April 18, 2024, whereby Triller LLC reorganized into Triller Corp. as a Delaware corporation, (b) the Company will domesticate to the United States as a Delaware corporation (the “AGBA Domestication”), pursuant to which, among other things, all the Company’s ordinary shares, par value $0.001 per share (“AGBA Ordinary Shares”) would automatically convert into the same number of shares of common stock, par value $0.001 per share of the Company (the “AGBA Common Shares”) and (c) after giving effect to the Triller Reorganization and the AGBA Domestication, Merger Sub will be merged into Triller Corp. (the “Merger”), with Triller Corp. surviving the Merger and becoming a wholly-owned subsidiary of the Company.

WHEREAS, the Investor and Triller Corp. entered into that certain Standby Equity Purchase Agreement on October 23, 2023 (the “Original SEPA Agreement”), pursuant to which Triller Corp. was granted the right to issue and sell to the Investor, from time to time as provided therein, and the Investor was required to purchase from Triller Corp., up to $500 million of Triller Corp.’s common stock;

WHEREAS, the parties amended and restated the Original SEPA Agreement pursuant to that certain Amended and Restated Standby Equity Purchase Agreement, dated as of April 25, 2024 (the “A&R SEPA Agreement”), to, among other things, modify the Original SEPA Agreement to (i) take into consideration the Triller Reorganization and the Merger (A) by adding the Company as a party for the period from the Effective Date (as defined therein) until immediately prior to the consummation of the Merger (the “Merger Time”) as specifically provided therein only, and (B) by acknowledging that as of the Merger Time, and except as otherwise provided therein, the rights and obligations of Triller Corp. set forth in the A&R SEPA Agreement would become the rights and obligations of the Company; and (ii) provide to Triller Corp. financing in the amount of $8.51 million in the form of a Pre-Paid Advance, which was funded to Triller Corp. (less an original issue discount as set forth in the A&R SEPA Agreement) substantially concurrently with the execution and delivery of the A&R SEPA Agreement, which Pre-Paid Advance was evidenced by that certain Secured Convertible Promissory Note, dated as of April 25, 2024, in the original principal amount of $8,510,000 made by Triller Corp. and the Company in favor of the Investor (the “Original Note”);

WHEREAS, the parties desire to further amend and restate the A&R SEPA Agreement on the terms set forth herein to, among other things, modify the A&R SEPA Agreement to (i) provide for the assignment by Triller Corp. and assumption by the Company of the rights and obligations of Triller Corp. under the A&R SEPA Agreement and the Original Note and (ii) provide to the Company financing in the amount of $25 million in the form of an additional Pre-Paid Advance, which shall be funded to the Company (less an original issue discount as set forth herein) substantially concurrently with the execution and delivery of this Agreement;

WHEREAS, the parties are concurrently entering into an Amended and Restated Registration Rights Agreement in the form attached as Exhibit D hereto (the “Registration Rights Agreement “), pursuant to which the Company shall register the resale of the Registrable Securities (as defined in the Registration Rights Agreement), upon the terms and subject to the conditions set forth therein;

WHEREAS, in connection with the A&R SEPA Agreement, certain Subsidiaries of Triller Corp. entered into that certain Guaranty Agreement, dated as of April 25, 2024 (the “Original Guaranty Agreement”), pursuant to which such Subsidiaries guaranteed all of Triller Corp.’s obligations under the A&R SEPA Agreement, the Original Note, and all other instruments, agreements or other items executed or delivered in connection therewith;

WHEREAS, in connection with this Agreement, Triller Corp. and certain Subsidiaries of Triller Corp. are concurrently entering into an Amended and Restated Guaranty Agreement in the form attached as Exhibit E hereto (the “Subsidiary Guaranty Agreement “), pursuant to which Triller Corp. and such Subsidiaries shall guaranty or continue to guaranty all of the Company’s obligations under this Agreement, the Promissory Note issued hereunder, and all other instruments, agreements or other items executed or delivered in connection therewith;

WHEREAS, in connection with the A&R SEPA Agreement, Triller Corp. and certain of its Subsidiaries entered into a Pledge Agreement, dated as of April 25, 2025 (the “Original Pledge Agreement”), pursuant to which Triller Corp. and such Subsidiaries granted a security interest over certain equity interests of Triller Corp. or certain of its Subsidiaries to secure Triller Corp.’s obligations under the A&R SEPA Agreement, the Original Note, the Original Guaranty Agreement, and all other instruments, agreements or other items executed or delivered in connection therewith;

WHEREAS, in connection with this Agreement, Triller Corp. and certain of its Subsidiaries are concurrently entering into an Amended and Restated Pledge Agreement in the form attached as Exhibit F hereto (the “Triller Pledge Agreement”), pursuant to which Triller Corp. and such Subsidiaries shall grant or continue to grant a security interest over certain equity interests of Triller Corp. or certain of its Subsidiaries to secure or continue to secure the Company’s obligations under this Agreement, the Promissory Notes issued hereunder, the Guaranty Agreements, and all other instruments, agreements or other items executed or delivered in connection therewith;

WHEREAS, in connection with this Agreement, certain beneficial owners of the Company are concurrently entering into a Guaranty Agreement in the form attached as Exhibit G (the “Beneficial Owner Guaranty Agreement” and together with the Subsidiary Guaranty Agreement, the “Guaranty Agreements”), pursuant to which the such beneficial owners shall guaranty all of the Company’s obligations under this Agreement, the Promissory Note issued hereunder, and all other instruments, agreements or other items executed or delivered in connection therewith;

WHEREAS, the proceeds of the First Pre-Paid Advance (as defined herein) were advanced to Triller Corp. and the proceeds of the Second Pre- Paid Advance (as defined herein) will be loaned by the Company to Triller Corp., Triller LLC, and Bare Knuckle Fighting Championships, Inc., a Delaware corporation (“BKFC”);

WHEREAS, the obligation of Triller Corp. and Triller LLC to repay the First Pre-Paid Advance and the Second Pre-Paid Advance shall be evidenced by that certain Promissory Note, dated as of the date hereof, made by Triller Corp. and Triller LLC in favor of the Company in the form attached as Exhibit H (the “Triller Promissory Note”);

WHEREAS, it is a condition to the Investor’s entering into this Agreement that the Company pledge the Triller Promissory Note to the Investor to secure the Obligations (as defined in the Promissory Note) pursuant to that certain Pledge Agreement, dated as of the date hereof, made by the Company in favor of the Investor in the form attached as Exhibit I (the “AGBA Pledge Agreement” and together with the Triller Pledge Agreement, the “Pledge Agreements”);

WHEREAS, the AGBA Ordinary Shares are listed for trading on the Nasdaq Stock Market under the symbol “AGBA”; and

WHEREAS, the offer and sale of the Common Shares issuable hereunder will be made in reliance upon Section 4(a)(2) under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the transactions to be made hereunder.

NOW, THEREFORE in consideration of the representations, warranties, covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, intending to be legally bound hereby, the parties, hereby agree as follows:

Article I. Certain Definitions

“A&R SEPA Agreement” shall have the meaning set forth in the recitals of this Agreement.

“Additional Shares” shall have the meaning set forth in Section 3.01(e)(ii).

“Adjusted Advance Amount” shall have the meaning set forth in Section 3.01(e)(i).

“Advance” shall mean any issuance and sale of Advance Shares by the Company to the Investor pursuant to Article II hereof.

“Advance Date” shall mean the first Trading Day after expiration of the applicable Pricing Period for each Advance.

“Advance Notice” shall mean a written notice in the form of Exhibit A attached hereto to the Investor executed by an officer of the Company and setting forth the number of Advance Shares that the Company desires to issue and sell to the Investor.

“Advance Notice Date” shall mean each date the Company is deemed to have delivered (in accordance with Section 3.01(c) of this Agreement) an Advance Notice to the Investor, subject to the terms of this Agreement.

“Advance Shares” shall mean the Common Shares that the Company shall issue and sell to the Investor pursuant to the terms of this Agreement.

“Affiliate” shall have the meaning set forth in Section 4.09.

“AGBA Common Shares” shall have the meaning set forth in the recitals of this Agreement.

“AGBA Domestication” shall have the meaning set forth in the recitals of this Agreement.

“AGBA Group” shall have the meaning set forth in the preamble of this Agreement.

“AGBA Ordinary Shares” shall have the meaning set forth in the recitals of this Agreement.

“AGBA Pledge Agreement” shall have the meaning set forth in the recitals of this Agreement.

“Agreement” shall have the meaning set forth in the preamble of this Agreement.

“Applicable Laws” shall mean all applicable laws, statutes, rules, regulations, orders, executive orders, directives, policies, guidelines and codes having the force of law, whether local, national, or international, as amended from time to time, including without limitation (i) all applicable laws that relate to money laundering, terrorist financing, financial record keeping and reporting, (ii) all applicable laws that relate to anti-bribery, anti-corruption, books and records and internal controls, including the United States Foreign Corrupt Practices Act of 1977, and (iii) any Sanctions laws.

“Average Price” shall mean a price per Share equal to the quotient obtained by dividing (i) the aggregate gross purchase price paid by the Investor for all Shares purchased pursuant to this Agreement, by (ii) the aggregate number of Shares issued pursuant to this Agreement.

“Beneficial Owner Guaranty Agreement” shall have the meaning set forth in the recitals of this Agreement.

“BKFC” shall have the meaning set forth in the recitals of this Agreement.

“Black Out Period” shall have the meaning set forth in Section 7.04(a).

“Closing” shall have the meaning set forth in Section 3.02.

“Commitment Amount” shall mean $500.0 million of Common Shares.

“Commitment Fee” shall have the meaning set forth in Section 13.04.

“Commitment Period” shall mean the period commencing on the Effective Date and expiring upon the date of termination of this Agreement in accordance with Section 11.01.

“Commitment Shares” shall have the meaning set forth in Section 13.04.

“Common Share Equivalents “ shall mean any securities of the Company or its Subsidiaries which entitle the holder thereof to acquire at any time shares of its stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, shares of its stock.

“Common Shares” means, (i) prior to the AGBA Domestication, the AGBA Ordinary Shares, and, (ii) following the AGBA Domestication, the AGBA Common Shares, and, in either case, stock of any other class into which such shares may hereafter be changed or reclassified.

“Common Warrants” means the warrants to purchase Common Shares delivered to the Investor at the Pre-Paid Advance Closing pursuant to Section 2.04, which Common Warrants shall be in the form of Exhibit L attached hereto.

“Common Warrant Shares” means the Common Shares issuable upon exercise of Common Warrants.

“Company” shall have the meaning set forth in the preamble of this Agreement.

“Company Indemnitees” shall have the meaning set forth in Section 6.02.

“Company Parties “ means the Company, each Subsidiary of the Company, Triller Corp., each Subsidiary of Triller Corp., and each Guarantor.

“Condition Satisfaction Date” shall have the meaning set forth in Section 8.01.

“Current Report” shall have the meaning set forth in Section 7.14.

“Daily Traded Amount” shall mean the daily trading volume of the Company’s Common Shares on the Principal Market during regular trading hours as reported by Bloomberg L.P.

“Effective Date” shall mean the date hereof.

“Environmental Laws” shall have the meaning set forth in Section 5.13.

“Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Cap” shall have the meaning set forth in Section 3.01(d)(iii).

“Excluded Day” shall have the meaning set forth in Section 3.01(e)(i).

“GAAP” shall have the meaning set forth in Section 5.06.

“Guaranty Agreements” shall have the meaning set forth in the recitals of this Agreement.

“Guarantor” shall mean each “Guarantor” as defined in any Guaranty Agreement.

“Hazardous Materials” shall have the meaning set forth in Section 5.13.

“Indemnified Liabilities” shall have the meaning set forth in Section 6.01.

“Investor” shall have the meaning set forth in the preamble of this Agreement.

“Investor Indemnitees” shall have the meaning set forth in Section 6.01.

“Investor Notice” shall mean a written notice to the Company in the form set forth herein as Exhibit C attached hereto.

“Letter Agreement” means that certain Letter Agreement, dated as of the date hereof, by and between the Investor, the Company and Triller Corp.

“Market Price” shall mean an Option 1 Market Price or Option 2 Market Price, as applicable.

“Material Adverse Effect” shall mean any event, occurrence or condition that has had or would reasonably be expected to have (i) a material adverse effect on the legality, validity or enforceability of this Agreement or the transactions contemplated herein, (ii) a material adverse effect on the results of operations, assets, business or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement.

“Material Outside Event” shall have the meaning set forth in Section 7.10.

“Maximum Advance Amount” in respect of each Advance Notice means an amount equal to the aggregate Daily Traded Amount over the three (3) Trading Days immediately preceding an Advance Notice.

“Merger” shall have the meaning set forth in the recitals of this Agreement.

“Merger Time” shall have the meaning set forth in the recitals of this Agreement.

“Minimum Acceptable Price” or “MAP” shall mean the minimum price notified by the Company to the Investor in each Advance Notice, if applicable.

“OFAC” shall have the meaning set forth in Section 5.31.

“Option 1 Market Price” shall mean the VWAP of the Common Shares during the Option 1 Pricing Period.

“Option 2 Market Price” shall mean the lowest daily VWAP of the Common Shares during the Option 2 Pricing Period.

“Option 1 Pricing Period” shall mean the period on the applicable Advance Notice Date with respect to an Advance Notice selecting an Option 1 Pricing Period commencing (i) if submitted to Investor prior to 9:00 a.m. Eastern Time on a Trading Day, the open of trading on such day or (ii) if submitted to the Investor after 9:00 a.m. Eastern Time on a Trading Day, upon receipt by the Company of written confirmation (which may be by e-mail) of acceptance of such Advance Notice by the Investor (or the open of regular trading hours, if later), and which confirmation shall specify such commencement time, and, in either case, ending on 4:00 p.m. New York City time on the applicable Advance Notice Date.

“Option 2 Pricing Period” shall mean the three consecutive Trading Days commencing on the Advance Notice Date.

“Original Guaranty Agreement” shall have the meaning set forth in the recitals of this Agreement.

“Original Note” shall have the meaning set forth in the recitals of this Agreement.

“Original Pledge Agreement” shall have the meaning set forth in the recitals of this Agreement.

“Original SEPA Agreement” shall have the meaning set forth in the recitals of this Agreement.

“Ownership Limitation” shall have the meaning set forth in Section 3.01(d)(i).

“Person” shall mean an individual, a corporation, a partnership, a limited liability company, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Plan of Distribution” shall mean the section of a Registration Statement disclosing the plan of distribution of the Shares.

“Pledge Agreements” shall have the meaning set forth in the recitals of this Agreement.

“Pricing Period” shall mean the Option 1 Pricing Period or Option 2 Pricing Period, as applicable.

“Principal Market” shall mean the Nasdaq Stock Market; provided however, that in the event the Common Shares are ever listed or traded on the New York Stock Exchange, or the NYSE American, then the “Principal Market” shall mean such other market or exchange on which the Common Shares are then listed or traded to the extent such other market or exchange is the principal trading market or exchange for the Common Shares.

“Prospectus” shall mean any prospectus (including, without limitation, all amendments and supplements thereto) used by the Company in connection with a Registration Statement.

“Prospectus Supplement” shall mean any prospectus supplement to a Prospectus filed with the SEC from time to time pursuant to Rule 424(b) under the Securities Act, including the documents incorporated by reference therein.

“Purchase Price” shall mean the price per Advance Share obtained by multiplying the Market Price by (i) 95% in respect of an Advance Notice with an Option 1 Pricing Period, and (ii) 97% in respect of an Advance Notice with an Option 2 Pricing Period.

“Registration Rights Agreement” shall have the meaning set forth in the recitals of this Agreement.

“Registrable Securities” shall have the meaning set forth in the Registration Rights Agreement.

“Registration Limitation” shall have the meaning set forth in Section 3.01(d)(ii).

“Registration Statement” shall mean a registration statement on Form S-1 or Form S-3 or on such other form promulgated by the SEC for which the Company then qualifies and which counsel for the Company shall deem appropriate, and which form shall be available for the registration of the resale by the Investor of the Registrable Securities under the Securities Act, which registration statement provides for the resale from time to time of the Shares as provided herein.

“Regulation D” shall mean the provisions of Regulation D promulgated under the Securities Act.

“Sanctions” shall have the meaning set forth in Section 5.31.

“Sanctioned Countries” shall have the meaning set forth in Section 5.31.

“SEC” shall mean the U.S. Securities and Exchange Commission.

“SEC Documents” shall mean (1) any registration statement filed by the Company with the SEC, including the financial statements, schedules, exhibits and all other documents filed as a part thereof or incorporated therein and all information deemed to be a part thereof as of the effective date of such registration statement under the Securities Act, (2) any definitive proxy statement or any prospectus filed by the Company with the SEC, including all documents incorporated or deemed incorporated therein by reference, whether or not included in a registration statement on Form S-4, in the form in which such proxy statement or prospectus has most recently been filed with the SEC pursuant to Rule 424(b) under the Securities Act, (3) all reports, schedules, registrations, forms, statements, information and other documents filed with or furnished to the SEC by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act during the two years prior to the date hereof, including, without limitation, the Current Report, (4) each Registration Statement, as the same may be amended from time to time, the Prospectus contained therein and each Prospectus Supplement thereto and (5) all information contained in such filings and all documents and disclosures that have been and heretofore shall be incorporated by reference therein.

“Securities Act” shall have the meaning set forth in the recitals of this Agreement.

“Settlement Document” shall have the meaning set forth in Section 3.02(a).

“Shares” shall mean the Commitment Shares, the Underlying Shares (as defined in the Promissory Note), the Common Warrant Shares and the Common Shares to be issued from time to time hereunder pursuant to an Advance.

“Solvent” shall mean, as to any Person as of any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair saleable value of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s property would constitute an unreasonably small capital. The amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Subsidiaries” shall mean, with respect to any Person, any other Person in which such Person, directly or indirectly, (x) owns a majority of the outstanding capital stock or holds a majority of the equity or similar interest of such other Person or (y) controls or operates all or substantially all of the business, operations or administration of such other Person. The Subsidiaries of the Company and Triller Corp. are collectively referred to herein as the “Subsidiaries.”

“Subsidiary Guaranty Agreement” shall have the meaning set forth in the recitals of this Agreement.

“Trading Day” shall mean any day during which the Principal Market shall be open for business.

“Transaction Documents” shall have the meaning set forth in Section 5.02.

“Trigger Event” shall have the meaning set forth in in the Promissory Note.

“Triller Corp.” shall have the meaning set forth in the preamble of this Agreement.

“Triller LLC” shall have the meaning set forth in the recitals of this Agreement.

“Triller Pledge Agreement” shall have the meaning set forth in the recitals of this Agreement.

“Triller Promissory Note” shall have the meaning set forth in the recitals of this Agreement.

“Triller Reorganization” shall have the meaning set forth in the recitals of this Agreement.

“Variable Rate Transaction” shall mean a transaction in which the Company (i) issues or sells any shares of stock of the Company or Common Share Equivalents that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of stock of the Company either (A) at a conversion price, exercise price, exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares at any time after the initial issuance of the shares or Common Share Equivalents, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such equity or debt security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the shares (including, without limitation, any “full ratchet,” “share ratchet,” “price ratchet,” or “weighted average” anti-dilution provisions, but not including any standard anti -dilution protection for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction), (ii) enters into, or effects a transaction under, any agreement, including but not limited to an “equity line of credit” or other continuous offering or similar offering of shares or Common Share Equivalents, or (iii) enters into or effects any forward purchase agreement, equity pre-paid forward transaction or other similar offering of securities where the purchaser of securities of the Company receives an upfront or periodic payment of all, or a portion of, the value of the securities so purchased, and the Company receives proceeds from such purchaser based on a price or value that varies with the trading prices of the shares.

“Volume Threshold” shall mean a number of Common Shares equal to the quotient of (a) the number of Advance Shares requested by the Company in an Advance Notice divided by (b) 0.30.

“VWAP” shall mean, for a specified period, the volume weighted average price of the Common Shares on the Principal Market, for such period as reported by Bloomberg L.P. through its “AQR” function.

Article II. Assignment and Assumption; Pre-Paid Advances

Section 2.01 Assignment and Assumption. Effective as of the Effective Date, Triller Corp. hereby sells, transfers, assigns, conveys, grants, and sets over to the Company and its successors and assigns all of Triller Corp.’s rights, title, and interest in and to the A&R SEPA Agreement and the Original Note, and the Company hereby accepts the foregoing assignment and assumes and agrees to observe, pay, perform, and discharge all obligations of Triller Corp. under the A&R SEPA Agreement, as amended by this Agreement, and the Original Note, as amended by the Promissory Note issued hereunder.

Section 2.02 First Pre-Paid Advance. On April 25, 2024, the Investor advanced to the Company (as assignee of Triller Corp.) the principal amount of $8,510,000 (less any deductions set forth in the A&R SEPA Agreement) of the Commitment Amount hereunder (the “First Pre-Paid Advance”), which was evidenced by the Original Note. As of the Effective Date, the outstanding principal amount of the Original Note is $8,510,000.

Section 2.03 Second Pre-Paid Advance. Subject to the satisfaction of the conditions set forth in Annex I attached hereto, the Investor shall advance to the Company the principal amount of $25,000,000 (less any deductions set forth herein) of the Commitment Amount hereunder (the “Second Pre-Paid Advance” and together with the First Pre-Paid Advance, the “Pre-Paid Advance”). The Second Pre-Paid Advance shall be advanced on the date of execution of this Agreement (the “Pre-Paid Advance Closing”). On the Effective Date, the Original Note shall be amended and restated in its entirety by that certain Amended and Restated Secured Convertible Promissory Note in the form attached hereto as Exhibit J (the “Promissory Note”), which shall evidence the First Pre-Paid Advance and the Second Pre-Paid Advance; and the Original Note, if an original signed version thereof previously has been delivered to the Investor, shall be returned to the Company with a notation evidencing its cancellation by Investor.

Section 2.04 Pre-Paid Advance Closing. The Pre-Paid Advance Closing shall occur remotely by conference call and electronic delivery of documentation on the date hereof (or such other date as mutually agreed upon by the parties hereto), provided that the conditions set forth on Annex I have been satisfied. At the Pre-Paid Advance Closing, (i) the Investor shall advance to the Company the principal amount of the Second Pre-Paid Advance, less a discount in the amount equal to 6% of the principal amount of the Second Pre-Paid Advance structured as an original issue discount (the “Original Issue Discount”), in immediately available funds to an account designated by the Company in writing, and the Company shall deliver the Promissory Note with a principal amount equal to the full amount of the First Pre-Paid Advance and the Second Pre-Paid Advance, duly executed on behalf of the Company, (ii) the Investor shall return the Original Note (if an original signed version previously has been delivered to the Investor) to the Company with a notation evidencing its cancellation by the Investor and (iii) the Company shall issue to the Investor, Common Warrants registered in the name of the Investor to purchase up to a number of Common Shares equal to 25% of the principal amount of the Pre-Paid Advance divided by a price equal to the Fixed Price (as defined in the Promissory Note), each such Common Warrant with an exercise price equal to the Fixed Price (subject to adjustment therein). The Company acknowledges that the Original Issue Discount shall not be funded but shall be deemed to be fully earned on the closing of the Second Pre-Paid Advance (and was deemed to be fully earned on the closing of the First Pre-Paid Advance with respect thereto) and shall not reduce the principal outstanding under the Pre-Paid Advance.

Article III. Advances

Section 3.01 Advances; Mechanics. Upon the terms and subject to the conditions of this Agreement, during the Commitment Period, (i) the Company, at its sole discretion, shall have the right, but not the obligation, to issue and sell to the Investor, and the Investor shall subscribe for and purchase from the Company, Advance Shares by the delivery to the Investor of Advance Notices, provided (x) no balance is outstanding under the Promissory Note, or, (y) if there is a balance outstanding under the Promissory Note, a Trigger Event has occurred in accordance with Section 3.01(a)(iii), and (ii) for so long as there is a balance outstanding under the Promissory Note, the Investor, at its sole discretion, shall have the right, but not the obligation, by the delivery to the Company of Investor Notices, to cause an Advance Notice to be deemed delivered to the Investor and the issuance and sale of Common Shares to the Investor pursuant to an Advance as set out in Section 3.01(b), on the below terms; provided, however, that any Advance Notice or Investor Notice, as applicable, will require the effectiveness of a Registration Statement registering with the SEC the Registrable Securities:

(a)	Advance Notice. At any time during the Commitment Period, the Company may require the Investor to purchase Shares by delivering an Advance Notice to the Investor, subject to the satisfaction or waiver by the Investor of the conditions set forth in Section 7.01, and in accordance with the following provisions:

(i)	The Company shall, in its sole discretion, select the number of Advance Shares, not to exceed the Maximum Advance Amount, it desires to issue and sell to the Investor in each Advance Notice and the time it desires to deliver each Advance Notice and the Pricing Period to be used.

(ii)	There shall be no mandatory minimum Advances and there shall be no non-usages fee for not utilizing the Commitment Amount or any part thereof.

(iii)	For so long as any amount remains outstanding under the Promissory Note, without the prior written consent of the Investor, (A) the Company may only (other than with respect to a deemed Advance Notice pursuant to an Investor Notice) submit an Advance Notice if a Trigger Event has occurred and the obligation of the Company to make monthly prepayments under the Promissory Note has not ceased, and (B) the Investor shall pay the aggregate purchase price owed to the Company from such Advances (“Advance Proceeds”) by offsetting the amount of the Advance Proceeds against an equal amount outstanding under the Promissory Note (first towards accrued and unpaid interest, and then towards outstanding principal and the corresponding payment premium (as set forth in the Promissory Note) in respect of such principal amount, if applicable).

(iv)	For so long as any amount remains outstanding under the Commitment Fee, without the prior written consent of the Investor, the Investor shall reduce by half any Advance Proceeds due to the Company by offsetting such amount against the current outstanding amount of the Commitment Fee.

(b)	Investor Notice. At any time during the Commitment Period, provided that there is an outstanding balance under the Promissory Note, the Investor may, by delivering an Investor Notice to the Company, cause an Advance Notice to be deemed delivered to the Investor and the issuance and sale of Shares to the Investor pursuant to an Advance, in accordance with the following provisions:

(i)	The Investor shall, in its sole discretion, select the amount of the Advance up to the Maximum Advance Amount, and the time it desires to deliver each Investor Notice; provided, that the amount of the Advance selected shall not exceed the balance owed under the Promissory Note outstanding on the date of delivery of the Investor Notice.

(ii)	The Purchase Price of the Shares in respect of any Advance Notice deemed delivered pursuant to an Investor Notice shall be equal to the Conversion Price (as defined in the Promissory Note) in effect on the date of delivery of the Investor Notice. The Investor shall pay the Purchase Price for the Shares to be issued pursuant to the Investor Notice by offsetting the amount of the Purchase Price to be paid by the Investor against an equal amount outstanding under the Promissory Note (first towards accrued and unpaid interest and fees, if any, then towards principal).

(iii)	Each Investor Notice shall set forth the amount of the Advance requested, the Purchase Price (which shall be equal to the Conversion Price) along with a report by Bloomberg, L.P. indicating the relevant VWAP used in calculating the Conversion Price, the number of Shares to be issued by the Company and purchased by the Investor, the aggregate amount of accrued and unpaid interest of the Promissory Note (if any) that shall be offset by the issuance of Shares, the aggregate amount of principal of the Promissory Note that shall be offset by the issuance of Shares, and the total amount of the Promissory Note that shall be outstanding following the closing of the Advance, and each Investor Notice shall serve as the Settlement Document in respect of such Advance.

(iv)	Upon the delivery of an Investor Notice, a corresponding Advance Notice shall simultaneously and automatically be deemed to have been delivered by the Company to the Investor requesting the amount of the Advance set forth in the Investor Notice, and any conditions precedent to such Advance Notice under the terms of this Agreement that have not been satisfied shall be deemed to have been waived by the Investor.

(c)	Date of Delivery of Advance Notice. Advance Notices shall be delivered in accordance with the instructions set forth on the bottom of Exhibit A attached hereto. An Advance Notice selecting an Option 1 Pricing Period shall only be delivered on a Trading Day and shall be deemed delivered on the day such notice is received by e-mail. An Advance Notice selecting an Option 2 Pricing Period shall be deemed delivered on (i) the day it is received by the Investor if such notice is received by e-mail at or before 9:00 a.m. New York City time (or at such later time if agreed to by the Investor in its sole discretion), or (ii) the immediately succeeding day if it is received by e-mail after 9:00 a.m. New York City time, unless such parties agree by e-mail otherwise. Upon receipt of an Advance Notice from the Company, the Investor shall promptly (and, with respect to an Advance Notice selecting an Option 1 Pricing Period, in no event more than one-half hour after receipt) provide written confirmation (which may be by e-mail) of receipt of such Advance Notice, and which confirmation, in the case of an Advance Notice selecting an Option 1 Pricing Period, shall specify the commencement time of the Option 1 Pricing Period.

(d)	Advance Limitations. Regardless of the number of Advance Shares requested by the Company in the Advance Notice, including an Advance Notice deemed delivered pursuant to an Investor Notice, the final number of Shares to be issued and sold pursuant to an Advance Notice shall be reduced (if at all) in accordance with each of the following limitations:

(i)	Ownership Limitation; Commitment Amount. At the request of the Company, the Investor shall inform the Company of the number of Common Shares the Investor beneficially owned as of the date of such request. At the request of the Investor, the Company shall inform the Investor in writing of the number of Common Shares then outstanding. Notwithstanding anything to the contrary contained in this Agreement, the Investor shall not be obligated to purchase or acquire, and shall not purchase or acquire, any Common Shares under this Agreement which, when aggregated with all other Common Shares beneficially owned by the Investor and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder), would result in the beneficial ownership by the Investor and its affiliates (on an aggregated basis) to exceed 4.99% of the then outstanding voting power or number of Common Shares (the “Ownership Limitation”). In connection with each Advance Notice delivered by the Company, any portion of an Advance that would (i) cause the Investor to exceed the Ownership Limitation or (ii) cause the aggregate number of Shares issued and sold to the Investor hereunder to exceed the Commitment Amount shall automatically be withdrawn with no further action required by the Company, and such Advance Notice shall be deemed automatically modified to reduce the Advance by an amount equal to such withdrawn portion; provided that in the event of any such automatic withdrawal and automatic modification, the Investor will promptly notify the Company of such event.

(ii)	Registration Limitation. In no event shall an Advance exceed the amount of Common Shares registered in respect of the transactions contemplated hereby under the Registration Statement then in effect (the “Registration Limitation”). In connection with each Advance Notice, any portion of an Advance that would exceed the Registration Limitation shall automatically be withdrawn with no further action required by the Company and such Advance Notice shall be deemed automatically modified to reduce the aggregate amount of the requested Advance by an amount equal to such withdrawn portion in respect of each Advance Notice; provided that in the event of any such automatic withdrawal and automatic modification, the Investor will promptly notify the Company of such event.

(iii)	Compliance with Rules of Principal Market. Notwithstanding anything to the contrary herein, the Company shall not effect any sales under this Agreement and the Investor shall not have the obligation to purchase Common Shares under this Agreement to the extent (but only to the extent) that after giving effect to such purchase and sale the aggregate number of Common Shares issued under this Agreement would exceed 19.99% of the aggregate number of Common Shares issued and outstanding as of the Effective Date, which number shall be reduced, on a share-for-share basis, by the number of Common Shares issued or issuable pursuant to any transaction or series of transactions that may be aggregated with the transactions contemplated by this Agreement under the applicable rules of the Principal Market (such maximum number of shares, the “Exchange Cap”); provided that, the Exchange Cap will not apply if (a) the Company’s stockholders have approved issuances in excess of the Exchange Cap in accordance with the rules of the Principal Market, or (b) the Average Price of all applicable sales of Common Shares hereunder (including any sales covered by an Advance Notice that has been delivered prior to the determination of whether this clause (b) applies) equals or exceed the lower of (i) the Official Closing Price (on the Nasdaq Stock Market) immediately preceding the Effective Date; or (ii) the average Official Closing Price for the five Trading Days immediately preceding the Effective Date. In connection with each Advance Notice, any portion of an Advance that would exceed the Exchange Cap, without stockholder approval of issuances in excess of the Exchange Cap having been obtained prior, shall automatically be withdrawn with no further action required by the Company and such Advance Notice shall be deemed automatically modified to reduce the aggregate amount of the requested Advance by an amount equal to such withdrawn portion in respect of each Advance Notice.

(iv)	Volume Threshold. In connection with an Advance Notice, if the total number of Common Shares traded on the Principal Market during the applicable Pricing Period is less than the Volume Threshold, then the number of Advance Shares issued and sold pursuant to such Advance Notice shall be reduced to the greater of (a) 30% of the trading volume of the Common Shares on the Principal Market during such Pricing Period as reported by Bloomberg L.P.; or (b) the number of Common Shares sold by the Investor during such Pricing Period, but in each case not to exceed the amount requested in the Advance Notice.

(e)	Minimum Acceptable Price.

(i)	With respect to each Advance Notice selecting an Option 2 Pricing Period, the Company may notify the Investor of the MAP with respect to such Advance by indicating a MAP on such Advance Notice. If no MAP is specified in an Advance Notice, then no MAP shall be in effect in connection with such Advance. Each Trading Day during an Option 2 Pricing Period for which (A) with respect to each Advance Notice with a MAP, the VWAP of the Common Shares is below the MAP in effect with respect to such Advance Notice, or (B) there is no VWAP (each such day, an “Excluded Day”) shall result in an automatic reduction to the number of Advance Shares set forth in such Advance Notice by one-third (the resulting amount of each Advance being the “Adjusted Advance Amount”), and each Excluded Day shall be excluded from the Option 2 Pricing Period for purposes of determining the Market Price.

(ii)	The total Advance Shares in respect of each Advance with any Excluded Day(s) (after reductions have been made to arrive at the Adjusted Advance Amount) shall be increased by such number of Common Shares (the “Additional Shares”) equal to the greater of (a) the number of Common Shares sold by the Investor on such Excluded Day(s), if any, or (b) such number of Common Shares elected to be subscribed for by the Investor, and the price paid per share for each Additional Share shall be equal to the MAP in effect with respect to such Advance Notice multiplied by 97%, provided that this increase shall not cause the total Advance Shares to exceed the amount set forth in the original Advance Notice or any limitations set forth in Section 3.01(d).

(f)	Unconditional Contract. Notwithstanding any other provision in this Agreement, the Company and the Investor acknowledge and agree that upon the Investor’s receipt of a valid Advance Notice from the Company the parties shall be deemed to have entered into an unconditional contract binding on both parties for the purchase and sale of Advance Shares pursuant to such Advance Notice in accordance with the terms of this Agreement and (i) subject to Applicable Laws and (ii) subject to Section 7.20, the Investor may sell Common Shares during the Pricing Period.

Section 3.02 Closings. The closing of each Advance and each sale and purchase of Advance Shares (whether pursuant to an Advance Notice delivered by the Company or in connection with an Advance Notice deemed delivered by the Company in connection with an Investor Notice, each, a “Closing”) shall take place as soon as practicable on or after each Advance Date in accordance with the procedures set forth below. The parties acknowledge that, other than in connection with an Investor Notice, the Purchase Price is not known at the time the Advance Notice is delivered (at which time the Investor is irrevocably bound) but shall be determined on each Closing based on the daily prices of the Common Shares that are the inputs to the determination of the Purchase Price as set forth further below. In connection with each Closing, the Company and the Investor shall fulfill each of its obligations as set forth below:

(a)	On or prior to each Advance Date, the Investor shall deliver to the Company a written document in the form attached hereto as Exhibit B (each a “Settlement Document”), setting forth the final number of Shares to be purchased by the Investor (taking into account any adjustments pursuant to Section 3.01), the Market Price, the Purchase Price, the aggregate proceeds to be paid by the Investor to the Company, and a report by Bloomberg, L.P. indicating the VWAP for each of the Trading Days during the Pricing Period (or, if not reported on Bloomberg, L.P., another reporting service reasonably agreed to by the parties), in each case in accordance with the terms and conditions of this Agreement.

(b)	Promptly after receipt of the Settlement Document with respect to each Advance (and, in any event, not later than one Trading Day after such receipt), the Company will, or will cause its transfer agent to, electronically transfer such number of Advance Shares to be purchased by the Investor (as set forth in the Settlement Document) by crediting the Investor’s account or its designee’s account at the Depository Trust Company through its Deposit Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto, and transmit notification to the Investor that such share transfer has been requested. Promptly upon receipt of such Advance Shares, the Investor shall pay to the Company the aggregate purchase price of the Shares (as set forth in the Settlement Document) in United States Dollars either (i) in the case of an Advance Notice submitted other than after the occurrence of a Trigger Event, in cash in immediately available funds to an account designated by the Company in writing and transmit notification to the Company that such funds transfer has been requested, or (ii) in the case of an Investor Notice or an Advance Notice submitted after the occurrence of a Trigger Event, as an offset of amounts owed under the Promissory Note as described in 3.01. No fractional shares shall be issued, and any fractional amounts shall be rounded to the next higher whole number of shares. Such payment shall be made to the Company not later than 5:00 pm New York City time on the Trading Day immediately following the applicable receipt of such Advance Shares. To facilitate the transfer of the Common Shares by the Investor, the Common Shares will not bear any restrictive legends so long as there is an effective Registration Statement covering the resale of such Common Shares (it being understood and agreed by the Investor that notwithstanding the lack of restrictive legends, the Investor may only sell such Common Shares pursuant to the Plan of Distribution set forth in the Prospectus included in the Registration Statement and otherwise in compliance with the requirements of the Securities Act (including any applicable prospectus delivery requirements) or pursuant to an available exemption).

(c)	On or prior to the Advance Date, each of the Company and the Investor shall deliver to the other all documents, instruments and writings expressly required to be delivered by either of them pursuant to this Agreement in order to implement and effect the transactions contemplated herein.

(d)	Notwithstanding anything to the contrary in this Agreement, other than in respect of Advance Notices deemed to be given pursuant to Investor Notices, if on any day during the Pricing Period (i) the Company notifies the Investor that a Material Outside Event has occurred, or (ii) the Company notifies the Investor of a Black Out Period, the parties agree that any pending Advance shall end and the final number of Advance Shares to be purchased by the Investor at the Closing for such Advance shall be equal to the number of Common Shares sold by the Investor during the applicable Pricing Period prior to the notification from the Company of a Material Outside Event or Black Out Period.

Section 3.03 Hardship.

(a)	In the event the Investor sells Common Shares after receipt, or deemed receipt, of an Advance Notice and the Company fails to perform its obligations as mandated in Section 3.02, the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Article VI hereto and in addition to any other remedy to which the Investor is entitled at law or in equity, including, without limitation, specific performance, it will hold the Investor harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company and acknowledges that irreparable damage may occur in the event of any such default. It is accordingly agreed that the Investor shall be entitled to an injunction or injunctions to prevent such breaches of this Agreement and to specifically enforce (subject to Applicable Laws and the rules of the Principal Market), without the posting of a bond or other security, the terms and provisions of this Agreement.

(b)	In the event the Company provides an Advance Notice and the Investor fails to perform its obligations as mandated in Section 3.02, the Investor agrees that in addition to and in no way limiting the rights and obligations set forth in Article VI hereto and in addition to any other remedy to which the Company is entitled at law or in equity, including, without limitation, specific performance, it will hold the Company harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Investor and acknowledges that irreparable damage may occur in the event of any such default. It is accordingly agreed that the Company shall be entitled to an injunction or injunctions to prevent such breaches of this Agreement and to specifically enforce (subject to the Securities Act and other rules of the Principal Market), without the posting of a bond or other security, the terms and provisions of this Agreement.

Section 3.04 Completion of Resale Pursuant to the Registration Statement. After the Investor has (x) purchased the full Commitment Amount and has completed the subsequent resale of the full Commitment Amount pursuant to the Registration Statement, and (y) the entirety of each Pre-Paid Advance has been paid back in full, the Investor will notify the Company in writing (which may be by e-mail) that all subsequent resales are completed and the Company will be under no further obligation to maintain the effectiveness of the Registration Statement.

Article IV. Representations and Warranties of the Investor

The Investor represents and warrants to the Company, as of the date hereof, as of each Advance Notice Date and as of each Advance Date that:

Section 4.01 Organization and Authorization. The Investor is duly organized, validly existing and in good standing under the laws of the Cayman Islands and has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and to purchase or acquire Shares in accordance with the terms hereof. The decision to invest and the execution and delivery of this Agreement by the Investor, the performance by the Investor of its obligations hereunder and the consummation by the Investor of the transactions contemplated hereby have been duly authorized and require no other proceedings on the part of the Investor. The undersigned has the right, power and authority to execute and deliver this Agreement and all other instruments on behalf of the Investor or its shareholders. This Agreement has been duly executed and delivered by the Investor and, assuming the execution and delivery hereof and acceptance thereof by the Company and Triller Corp., will constitute the legal, valid and binding obligations of the Investor, enforceable against the Investor in accordance with its terms.

Section 4.02 No Conflicts. The execution, delivery and performance by the Investor of this Agreement and the Registration Rights Agreement and the consummation by the Investor of the purchase or acquisition of Shares contemplated hereby do not and shall not (i) result in a violation of such Investor’s certificate of registration, limited partnership agreement or other applicable organizational instruments, (ii) conflict with, constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give rise to any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Investor is a party or is bound, or (iii) result in a violation of any federal, state, local or foreign statute, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to the Investor or by which any of its properties or assets are bound or affected, except, in the case of clauses (ii) and (iii), for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, prohibit or otherwise interfere with, in any material respect, the ability of the Investor to enter into and perform its obligations under this Agreement and to purchase or acquire the Common Shares in accordance with the terms hereof. The Investor is not required under any applicable federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute or deliver this Agreement or to purchase or acquire the Shares in accordance with the terms hereof, other than as may be required by FINRA; provided, however, that for purposes of the representation made in this sentence, the Investor is assuming and relying upon the accuracy of the relevant representations and warranties of the Company and the compliance by the Company with the relevant covenants and agreements of the Company in the Transaction Documents.

Section 4.03 Evaluation of Risks. The Investor has such knowledge and experience in financial, tax and business matters as to be capable of evaluating the merits and risks of, and bearing the economic risks entailed by, an investment in the Common Shares of the Company and of protecting its interests in connection with the transactions contemplated hereby. The Investor acknowledges and agrees that its investment in the Company involves a high degree of risk, and that the Investor may lose all or a part of its investment.

Section 4.04 No Legal, Investment or Tax Advice from the Company. The Investor acknowledges that it had the opportunity to review this Agreement and the transactions contemplated by this Agreement with its own legal counsel and investment and tax advisors. The Investor is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of the Company’s representatives or agents for legal, tax, investment or other advice with respect to the Investor’s acquisition of Common Shares hereunder, the transactions contemplated by this Agreement or the laws of any jurisdiction, and the Investor acknowledges that the Investor may lose all or a part of its investment.

Section 4.05 Investment Purpose. The Investor is acquiring the Common Shares and the Promissory Note for its own account, for investment purposes and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered under or exempt from the registration requirements of the Securities Act; provided, however, that by making the representations herein, the Investor does not agree, or make any representation or warranty, to hold any of the Shares for any minimum or other specific term and reserves the right to dispose of the Shares at any time in accordance with, or pursuant to, a Registration Statement filed pursuant to this Agreement or an applicable exemption under the Securities Act. The Investor does not presently have any agreement or understanding, directly or indirectly, with any Person to sell or distribute any of the Shares. The Investor acknowledges that it will be disclosed as a “selling stockholder” in each Registration Statement and in any prospectus contained therein to the extent required by applicable law and to the extent the prospectus is related to the resale of Registrable Securities.

Section 4.06 Accredited Investor. The Investor is an “Accredited Investor” as that term is defined in Rule 501(a)(3) of Regulation D.

Section 4.07 Reliance on Exemptions. The Investor understands that the Common Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of U.S. federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Investor’s compliance with, the representations and warranties of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Shares.

Section 4.08 Information. The Investor and its advisors (and its counsel), if any, have been furnished with all materials relating to the business, finances and operations of the Company and information the Investor deemed material to making an informed investment decision. The Investor and its advisors (and its counsel), if any, have been afforded the opportunity to ask questions of the Company and its management and have received answers to such questions. Neither such inquiries nor any other due diligence investigations conducted by the Investor or its advisors (and its counsel), if any, or its representatives shall modify, amend or affect the Investor’s right to rely on the Company’s representations and warranties contained in this Agreement. The Investor acknowledges and agrees that the Company has not made to the Investor, and the Investor acknowledges and agrees it has not relied upon, any representations and warranties of the Company, its employees or any third party other than the representations and warranties of the Company contained in this Agreement. The Investor understands that its investment involves a high degree of risk. The Investor has sought such accounting, legal and tax advice, as it has considered necessary to make an informed investment decision with respect to the transactions contemplated hereby.

Section 4.09 Not an Affiliate. The Investor is not an officer, director or a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with the Company or any “Affiliate” of the Company (as that term is defined in Rule 405 promulgated under the Securities Act).

Section 4.10 No Prior Short Sales. At no time prior to the date of this Agreement has the Investor, its sole member, any of their respective officers, or any entity managed or controlled by the Investor or its sole member, engaged in or effected, in any manner whatsoever, directly or indirectly, for its own principal account, any (i) “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the Common Shares or (ii) hedging transaction, in either case which establishes a net short position with respect to the Common Shares that remains in effect as of the date of this Agreement.

Section 4.11 Governmental Review. The Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares or the fairness or suitability of the investment in the Common Shares nor have such authorities passed upon or endorsed the merits of the offering of the Common Shares.

Section 4.12 General Solicitation. Neither the Investor, nor any of its affiliates, nor any person acting on its or their behalf, has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Common Shares by the Investor.

Section 4.13 Statutory Underwriter Status. The Investor acknowledges that it will be disclosed as an “underwriter” and a “selling stockholder” in each Registration Statement and in any Prospectus contained therein to the extent required by applicable law and to the extent the Prospectus is related to the resale of Common Shares.

Section 4.14 Resales of Shares. The Investor represents, warrants and covenants that, except with respect to any Shares that may be sold pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, it will resell such Common Shares only pursuant to the Registration Statement in which the resale of such Shares is registered under the Securities Act, in a manner described under the caption “Plan of Distribution” in such Registration Statement, or in a manner in compliance with all applicable U.S. federal and state securities laws, rules and regulations.

Article V. Representations and Warranties of the Company

Except (i) where specifically set forth below with respect to certain specified representations and warranties, or (ii) as set forth in the SEC Documents, the Company hereby represents and warrants to the Investor as follows:

Section 5.01 Organization and Qualification. Except where the failure to be in good standing would not have a Material Adverse Effect, each Company Party is an entity duly organized, validly existing and in good standing under the laws of their respective jurisdiction of organization, and has the requisite power and authority to own its properties and to carry on its business as now being conducted. Each Company Party is duly qualified to do business and is in good standing (to the extent applicable) in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.

Section 5.02 Authorization, Enforcement, Compliance with Other Instruments. Each Company Party has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents to which it is a party and, in the case of the Company, to issue the Shares in accordance with the terms hereof and thereof. The execution and delivery by each Company Party of this Agreement and the other Transaction Documents to which it is a party, and the consummation by each Company Party of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Common Shares) have been or (with respect to consummation) will be duly authorized by its board of directors (or an equivalent governing body) and no further consent or authorization will be required by such Company Party or its board of directors (or such equivalent governing body) or its shareholders (or an equivalent constituency). This Agreement and the other Transaction Documents to which each Company Party is a party have been (or, when executed and delivered, will be) duly executed and delivered by such Company Party and, assuming the execution and delivery thereof and acceptance by the Investor, constitute (or, when duly executed and delivered, will be) the legal, valid and binding obligations of such Company Party enforceable against such Company Party (as applicable) in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or other laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law. “Transaction Documents” means, collectively, this Agreement, the Registration Rights Agreement, the Guaranty Agreements, the Pledge Agreements, the Promissory Note, the Letter Agreement and each of the other agreements and instruments entered into or delivered by any of the parties hereto in connection with the transactions contemplated hereby and thereby, as may be amended from time to time.

Section 5.03 Authorization of the Shares. The Common Warrants, and the Shares to be issued under this Agreement have been, or with respect to Shares to be purchased by the Investor pursuant to an Advance Notice, will be, when issued and delivered pursuant to the terms approved by the board of directors (or an equivalent governing body) of the Company or a duly authorized committee thereof, or a duly authorized executive committee, against payment therefor as provided herein, duly and validly authorized and issued and fully paid and nonassessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, including any statutory or contractual preemptive rights, resale rights, rights of first refusal or other similar rights, and will be registered pursuant to Section 12 of the Exchange Act. The Shares, when issued, will conform to the description thereof set forth in or incorporated into the Prospectus. As of the date of the Pre-Paid Advance Closing, and at all times thereafter, the Company shall have reserved from its duly authorized capital stock not less than the number of Common Warrant Shares and Common Shares issuable upon conversion of the Common Warrants and the Promissory Note, respectively (assuming for purposes hereof that (x) such Promissory Note is convertible at a Conversion Price (as defined in the Promissory Note) equal to the Floor Price (as defined in the Promissory Note) as of the date of determination, and (y) any such conversion shall not take into account any limitations on the conversion of the Promissory Note set forth therein).

Section 5.04 No Conflict. The execution, delivery and performance of the Transaction Documents by the Company Parties party thereto and the consummation by the Company Parties of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Common Shares) will not (i) result in a violation of the articles of incorporation or other organizational documents of the Company Parties (with respect to consummation, as the same may be amended prior to the date on which any of the transactions contemplated hereby are consummated), (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which any Company Party is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company Parties or by which any property or asset of the Company Parties is bound or affected except, in the case of clause (ii) or (iii) above, to the extent such violations that would not reasonably be expected to have a Material Adverse Effect.

Section 5.05 SEC Documents; Financial Statements. The Company has complied in all material respects with the requirements of the Exchange Act and the Securities Act, as applicable, and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and the SEC Documents do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Section 5.06 Financial Statements. The consolidated financial statements of the Company included or incorporated by reference in the SEC Documents, together with the related notes and schedules, present fairly, in all material respects, the consolidated financial position of the Company and its Subsidiaries as of the dates indicated and the consolidated results of operations, cash flows and changes in stockholders’ equity of the Company for the periods specified and have been prepared in compliance with the requirements of the Securities Act and Exchange Act and in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis (except for (i) such adjustments to accounting standards and practices as are noted therein, (ii) in the case of unaudited interim financial statements, to the extent such financial statements may not include footnotes required by GAAP or may be condensed or summary statements and (iii) such adjustments which are not material, either individually or in the aggregate) during the periods involved; the other financial and statistical data with respect to the Company and its Subsidiaries contained or incorporated by reference in the SEC Documents are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the SEC Documents that are not included or incorporated by reference as required; the Company and its Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the SEC Documents (excluding the exhibits thereto); and all disclosures contained or incorporated by reference in the SEC Documents regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the SEC Documents fairly presents the information called for in all material respects and has been prepared in accordance with the SEC’s rules and guidelines applicable thereto.

Section 5.07 Registration Statement and Prospectus. Each Registration Statement and the offer and sale of Shares as contemplated hereby, if and when filed, will meet the requirements of Rule 415 under the Securities Act and comply in all material respects with said Rule. Any statutes, regulations, contracts or other documents that are required to be described in a Registration Statement or a Prospectus, or any amendment or supplement thereto, or to be filed as exhibits to a Registration Statement have been so described or filed. Copies of each Registration Statement, any Prospectus, and any such amendments or supplements thereto and all documents incorporated by reference therein that were filed with the Commission on or prior to the date of this Agreement have been delivered, or are available through EDGAR, to the Investor and its counsel. The Company has not distributed and, prior to the later to occur of each Advance Date and completion of the distribution of the Shares, will not distribute any offering material in connection with the offering or sale of the Shares other than a Registration Statement, Prospectus contained therein, and each other prospectus supplement.

Section 5.08 No Misstatement or Omission. Each Registration Statement, when it became or becomes effective, and any Prospectus, on the date of such Prospectus or any amendment or supplement thereto, conformed and will conform in all material respects with the requirements of the Securities Act. At each Advance Notice Date, the Registration Statement, and the Prospectus, as of such date, will conform in all material respects with the requirements of the Securities Act. Each Registration Statement, when it became or becomes effective, did not, and will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Each Prospectus did not, or will not, include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The documents incorporated by reference in a Prospectus or any Prospectus Supplement did not, and any further documents filed and incorporated by reference therein will not, when filed with the SEC, contain an untrue statement of a material fact or omit to state a material fact required to be stated in such document or necessary to make the statements in such document, in light of the circumstances under which they were made, not misleading. The foregoing shall not apply to statements in, or omissions from, any such document made in reliance upon, and in conformity with, information furnished to the Company by the Investor specifically for use in the preparation thereof.

Section  5.09 Conformity with Securities Act and Exchange Act. Each Registration Statement, each Prospectus, or any amendment or supplement thereto, and the documents incorporated by reference in each Registration Statement, Prospectus or any amendment or supplement thereto, when such documents were or are filed with the SEC under the Securities Act or the Exchange Act or became or become effective under the Securities Act, as the case may be, conformed or will conform in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable.

Section  5.10 Equity Capitalization.

(a)	Authorized and Outstanding Capital Stock. The authorized capital stock of the Company as of the date of this Agreement’s execution consists of 1,000,000,000 AGBA Ordinary Shares. The number of issued and outstanding AGBA Ordinary Shares is set forth in the SEC Documents. All outstanding shares of capital stock of the Company are duly authorized and have been validly issued and are fully paid and nonassessable. Schedule 5.10(a) sets forth a complete and accurate capitalization table of Triller Corp. and BKFC, including the names and corresponding percentage ownership of each such entity.

(b)	Existing Securities; Obligations. Except as disclosed in the SEC Documents or Schedule 5.10(b) attached hereto: (A) none of the Company’s or any Subsidiary’s shares, interests or capital stock is subject to preemptive rights or any other similar rights or liens suffered or permitted by the Company or any Subsidiary; (B) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares, interests or capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares, interests or capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares, interests or capital stock of the Company or any of its Subsidiaries; (C) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act (except pursuant to this Agreement); (D) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (E) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Shares; and (G) neither the Company nor any Subsidiary has entered into any Variable Rate Transaction.

Section 5.11 Intellectual Property Rights. Except as disclosed in the SEC Documents or Schedule 5.11 attached hereto, (A) the Company Parties own or possess adequate rights or licenses to use all material trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights, if any, necessary to conduct their respective businesses as now conducted, except as would not cause a Material Adverse Effect; (B) the Company Parties have not received written notice of any infringement by the Company Parties of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, or trade secrets; and (C) to the knowledge of the Company or Triller Corp., there is no claim, action or proceeding being made or brought against, or to the Company’s or Triller Corp.’s knowledge, being threatened against the Company Parties regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other infringement; and, except as would not cause a Material Adverse Effect, neither the Company nor Triller Corp. is not aware of any facts or circumstances which might give rise to any of the foregoing.

Section 5.12 Employee Relations. No Company Party is involved in any labor dispute nor, to the knowledge of the Company or Triller Corp., has any such dispute threatened, in each case which is reasonably likely to cause a Material Adverse Effect.

Section 5.13 Environmental Laws. The Company Parties (i) have not received written notice alleging any failure to comply in all material respects with all Environmental Laws (as defined below), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received written notice alleging any failure to comply with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply would be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term “Environmental Laws” means all applicable federal, state and local laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

Section 5.14 Title. Except as would not cause a Material Adverse Effect or as disclosed in the SEC Documents, each Company Party has indefeasible fee simple or leasehold title to its properties and material assets owned by it, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest other than such as are not material to the business of the Company Parties. Any real property and facilities held under lease by any Company Party are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by such Company Party.

Section 5.15 Insurance. Each Company Party is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of such Company Party believes to be prudent and customary in the businesses in which such Company Party is engaged. Each Company Party has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

Section 5.16 Regulatory Permits. Except as would not cause a Material Adverse Effect, the Company Parties possess all material certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to own their respective businesses, and no Company Party has received any written notice of proceedings relating to the revocation or modification of any such certificate, authorization or permits.

Section 5.17 Internal Accounting Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences, and management is not aware of any material weaknesses that were not disclosed in the SEC Documents.

Section 5.18 Absence of Litigation. Except as disclosed in the Company’s preliminary proxy statement filed with the SEC on June 12, 2024 or as otherwise disclosed in Schedule 5.18 attached hereto, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending against or affecting the Company, any other Company Party, or the Common Shares, wherein, to the Company’s or Triller Corp.’s knowledge, an unfavorable decision, ruling or finding would have a Material Adverse Effect.

Section 5.19 Absence of Certain Changes. Since the date of the Company’s most recent audited financial statements contained in the SEC Documents, there has been no Material Adverse Effect, nor any event or occurrence specifically affecting the Company or its Subsidiaries that would be reasonably expected to result in a Material Adverse Effect. Since the date of the Company’s most recent audited financial statements contained in a Form S-1 or Form 10-K, neither the Company nor any of its Subsidiaries has (i) declared or paid any dividends, (ii) sold any material assets, individually or in the aggregate, outside of the ordinary course of business, or (iii) made any material capital expenditures, individually or in the aggregate, outside of the ordinary course of business. No Company Party has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does any Company Party have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings. Each of the Company and Triller Corp. is Solvent.

Section 5.20 Subsidiaries. Other than as set forth in the SEC Documents, the Company does not own or control, directly or indirectly, any interest in any other corporation, partnership, association or other business entity. Other than as set forth in Schedule 5.20 attached hereto, Triller Corp. does not own or control, directly or indirectly, any interest in any other corporation, partnership, association or other business entity.

Section 5.21 Tax Status. Each Company Party (i) has timely made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has timely paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. No Company Party has received written notification of any unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company Parties know of no basis for any such claim where failure to pay would cause a Material Adverse Effect.

Section 5.22 Certain Transactions. Except as not required to be disclosed pursuant to Applicable Laws, none of the officers or directors of any Company Party is presently a party to any transaction with such Company Party (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer or director, or to the knowledge of the Company or Triller Corp., any corporation, partnership, trust or other entity in which any officer or director has a substantial interest or is an officer, director, trustee or partner.

Section 5.23 Rights of First Refusal. The Company is not obligated to offer the Common Shares offered hereunder on a right of first refusal basis to any third parties including, but not limited to, current or former shareholders of the Company, underwriters, brokers, agents or other third parties.

Section 5.24 Dilution. The Company is aware and acknowledges that issuance of Common Shares hereunder could cause dilution to existing shareholders and could significantly increase the outstanding number of Common Shares.

Section 5.25 Acknowledgment Regarding Investor’s Purchase of Shares. The Company acknowledges and agrees that the Investor is acting solely in the capacity of an arm’s length investor with respect to this Agreement and the transactions contemplated hereunder. The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereunder and any advice given by the Investor or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereunder is merely incidental to the Investor’s purchase of the Shares hereunder or the Promissory Note. The Company is aware and acknowledges that it shall not be able to request Advances under this Agreement if a Registration Statement is not effective or if any issuances of Common Shares pursuant to any Advances would violate any rules of the Principal Market. The Company acknowledges and agrees that it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement.

Section 5.26 Finder’s Fees. Neither the Company nor any of the Subsidiaries has incurred any liability for any finder’s fees, brokerage commissions or similar payments in connection with the transactions herein contemplated.

Section 5.27 Relationship of the Parties. No Company Party nor any of their respective affiliates nor any person acting on its or their behalf is a client or customer of the Investor or any of its affiliates and neither the Investor nor any of its affiliates has provided, or will provide, any services to any Company Party or any of its affiliates or any person acting on its or their behalf. The Investor’s relationship to Company is solely as investor as provided for in the Transaction Documents.

Section 5.28 Operations. The operations of the Company Parties are and have been conducted at all times in compliance in all material respects with Applicable Laws and neither the Company Parties nor any director, officer, or employee of any Company Party nor, to the Company’s or Triller Corp.’s knowledge, any agent, affiliate or other person acting on behalf of any Company Party has not complied with Applicable Law in any manner that would reasonably be expected to result in a Material Adverse Effect; and no action, suit or proceeding by or before any governmental authority involving any Company Party with respect to Applicable Laws is pending or, to the knowledge of the Company or Triller Corp., threatened.

Section 5.29 Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement or a Prospectus prepared pursuant to the terms of this Agreement will be made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

Section 5.30 Compliance with Laws. Each Company Party is in compliance in all material respects with Applicable Laws; neither the Company nor Triller Corp. has received a notice of non-compliance, nor knows of, nor has reasonable grounds to know of, any facts that any director, officer, or employee of any Company Party nor, to the Company’s or Triller Corp.’s knowledge, any agent, affiliate or other person acting on behalf of any Company Party, has not complied with Applicable Laws, or could give rise to a notice of non-compliance with Applicable Laws, and is not aware of any pending change or contemplated change to any applicable law or regulation or governmental position; in each case that would have a Material Adverse Effect.

Section 5.31 Sanctions Matters. No Company Party or, to the knowledge of the Company or Triller Corp., any director, officer or controlled affiliate of the Company or Triller Corp. or any director or officer of any Subsidiary of the Company or Triller Corp., is a Person that is, or is owned or controlled by a Person that is (i) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Asset Control (“OFAC”), the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authorities, including, without limitation, designation on OFAC’s Specially Designated Nationals and Blocked Persons List or OFAC’s Foreign Sanctions Evaders List or other relevant sanctions authority (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory that is the subject of Sanctions that broadly prohibit dealings with that country or territory (including, without limitation, the Crimea, Zaporizhzhia and Kherson regions, the Donetsk People’s Republic and Luhansk People’s Republic in Ukraine, Cuba, Iran, North Korea, Russia, Sudan and Syria (the “Sanctioned Countries”)). No Company Party will, directly or indirectly, use the proceeds from the sale of Advance Shares or the any Pre-Paid Advance, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person (a) for the purpose of funding or facilitating any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions or is a Sanctioned Country, or (b) in any other manner that will result in a violation of Sanctions or Applicable Laws by any Person (including any Person participating in the transactions contemplated by this Agreement, whether as underwriter, advisor, investor or otherwise). For the past five years, no Company Party has engaged in, and is now not engaged in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions or was a Sanctioned Country. No Company Party nor any director, officer or controlled affiliate of a Company Party has ever had funds blocked by a United States bank or financial institution, temporarily or otherwise, as a result of OFAC concerns.

Section 5.32 Conversion and Advance Notices. The Company understands and acknowledges that the number of Common Shares issuable upon conversion of the Promissory Note will increase in certain circumstances. The Company further acknowledges its obligation to issue the Common Shares upon conversion of the Promissory Note in accordance with the terms thereof or upon delivery of an Advance Notice (including upon receipt of an Investor Notice) is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

Section 5.33 Merger Proxy Statement. The version of the Merger Agreement contained in the Company’s preliminary proxy statement filed with the SEC on June 12, 2024 remains in full force and effect and has not been modified, amended, or supplemented in any way.

Section 5.34 228(e) Notice. On May 20, 2024, Triller Corp. delivered a notice (the “228(e) Notice”) pursuant to Section 228(e) of the Delaware General Corporation Law notifying Triller Corp.’s shareholders that the Merger Agreement and the transactions contemplated thereby were approved by less than unanimous written consent of the shareholders of Triller Corp. The 228(e) Notice complied in all material respects with the requirements of Section 228(e) of the Delaware General Corporation Law.

Article VI. Indemnification

The Investor and the Company represent to the other the following with respect to itself:

Section 6.01 Indemnification by the Company. In consideration of the Investor’s execution and delivery of this Agreement and acquiring the Shares hereunder, and in addition to all of the Company’s other obligations under this Agreement, the Company shall defend, protect, indemnify and hold harmless the Investor and its investment manager, Yorkville Advisors Global, LP, and each of their respective officers, directors, managers, members, partners, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) and each person who controls the Investor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Investor Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and reasonable and documented expenses in connection therewith (irrespective of whether any such Investor Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities “), incurred by the Investor Indemnitees or any of them as a result of, or arising out of, or relating to (a) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Shares as originally filed or in any amendment thereof, or in any related prospectus, or in any amendment thereof or supplement thereto, or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Investor specifically for inclusion therein; (b) any material misrepresentation or breach of any material representation or material warranty made by any Company Party in this Agreement or any other certificate, instrument or document contemplated hereby or thereby; or (c) any material breach of any material covenant, material agreement or material obligation of any Company Party contained in this Agreement or any other certificate, instrument or document contemplated hereby or thereby. To the extent that the foregoing undertaking by the Company may be unenforceable under Applicable Law, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under Applicable Law. With respect to the foregoing, the Company shall not be responsible for any liabilities or expenses of the Investor that have been determined in a final judgment or order to have resulted directly and primarily from the Investor’s bad faith, willful misconduct or gross negligence.

Section 6.02 Indemnification by the Investor. In consideration of the Company’s execution and delivery of this Agreement, and in addition to all of the Investor’s other obligations under this Agreement, the Investor shall defend, protect, indemnify and hold harmless the Company, its Subsidiaries, and all of its and their officers, directors, shareholders, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) and each person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Company Indemnitees”) from and against any and all Indemnified Liabilities incurred by the Company Indemnitees or any of them as a result of, or arising out of, or relating to (a) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Shares as originally filed or in any amendment thereof, or in any related prospectus, or in any amendment thereof or supplement thereto, or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Investor will only be liable for written information relating to the Investor furnished to the Company by or on behalf of the Investor specifically for inclusion in the documents referred to in the foregoing indemnity, and will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Investor by or on behalf of the Company specifically for inclusion therein; (b) any misrepresentation or breach of any representation or warranty made by the Investor in this Agreement or any instrument or document contemplated hereby or thereby executed by the Investor; or (c) any breach of any covenant, agreement or obligation of the Investor contained in this Agreement or any other certificate, instrument or document contemplated hereby or thereby executed by the Investor. To the extent that the foregoing undertaking by the Investor may be unenforceable under Applicable Laws, the Investor shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under Applicable Laws. With respect to the foregoing, the Investor shall not be responsible for any liabilities or expenses of the Company that have been determined in a final judgment or order to have resulted directly and primarily from the Company’s bad faith, willful misconduct or gross negligence.

Section 6.03 Notice of Claim. Promptly after receipt by an Investor Indemnitee or Company Indemnitee of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving an Indemnified Liability, such Investor Indemnitee or Company Indemnitee, as applicable, shall, if a claim for an Indemnified Liability in respect thereof is to be made against any indemnifying party under this Article VI, deliver to the indemnifying party a written notice of the commencement thereof; but the failure to so notify the indemnifying party will not relieve it of liability under this Article VI except to the extent the indemnifying party is prejudiced by such failure. The indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually reasonably satisfactory to the indemnifying party and the Investor Indemnitee or Company Indemnitee, as the case may be; provided, however, that an Investor Indemnitee or Company Indemnitee shall have the right to retain its own counsel with the actual and reasonable third party fees and expenses of not more than one counsel for such Investor Indemnitee or Company Indemnitee to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Investor Indemnitee or Company Indemnitee and the indemnifying party would be inappropriate due to actual or potential differing interests between such Investor Indemnitee or Company Indemnitee and any other party represented by such counsel in such proceeding. The Investor Indemnitee or Company Indemnitee shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Investor Indemnitee or Company Indemnitee which relates to such action or claim. The indemnifying party shall keep the Investor Indemnitee or Company Indemnitee reasonably apprised as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Investor Indemnitee or Company Indemnitee, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Investor Indemnitee or Company Indemnitee of a release from all liability in respect to such claim or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Investor Indemnitee or Company Indemnitee with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The indemnification required by this Article VI shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received and payment therefor is due.

Section 6.04 Remedies. The remedies provided for in this Article VI are not exclusive and shall not limit any right or remedy which may be available to any indemnified person at law or equity. The obligations of the parties to indemnify or make contribution under this Article VI shall survive expiration or termination of this Agreement.

Section 6.05 Limitation of liability. Notwithstanding the foregoing, no party shall seek, nor shall any party be entitled to recover from the other party, nor shall any party be liable for, special, incidental, indirect, consequential, punitive or exemplary damages.

Article VII.

Covenants

The Company covenants with the Investor, and the Investor covenants with the Company, as follows, which covenants of one party are for the benefit of the other party, during the Commitment Period:

Section 7.01 Effective Registration Statement. The Company will use its reasonable efforts to maintain the continuous effectiveness of each Registration Statement filed with the SEC under the Securities Act pursuant to and in accordance with this Agreement.

Section 7.02 Registration and Listing. The Company will use its reasonable efforts to cause the Common Shares to continue to be registered as a class of securities under Section 12(b) of the Exchange Act, and to comply with its reporting and filing obligations under the Exchange Act, and shall not take any action or file any document (whether or not permitted by the Securities Act or the Exchange Act) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act, except as permitted herein. The Company shall continue the listing and trading of its Common Shares and the listing of the Shares purchased by the Investor hereunder on the Principal Market and to comply with the Company’s reporting, filing and other obligations under the rules and regulations of the Principal Market. If the Company receives any final and non-appealable notice that the listing or quotation of the Common Shares on the Principal Market shall be terminated on a date certain, the Company shall promptly (and in any case within 24 hours) notify the Investor of such fact in writing and shall use its reasonable efforts to cause the Common Shares to be listed or quoted on another Principal Market.

Section 7.03 Blue Sky. The Company shall take such action, if any, as is necessary by the Company in order to obtain an exemption for or to qualify the Shares for sale by the Company to the Investor pursuant to the Transaction Documents, and at the request of the Investor, the subsequent resale of Registrable Securities by the Investor, in each case, under applicable state securities or “Blue Sky” laws and shall provide evidence of any such action so taken to the Investor from time to time during the Commitment Period; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify, (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction.

Section 7.04 Suspension of Registration Statement.

(a)	Establishment of a Black Out Period. From and after the effectiveness of a Registration Statement, the Company from time to time may suspend the use of such Registration Statement by written notice to the Investor in the event that the Company determines in its sole discretion in good faith that such suspension is necessary to (A) delay the disclosure of material nonpublic information concerning the Company, the disclosure of which at the time is not, in the good faith opinion of the Company, in the best interests of the Company or (B) amend or supplement the Registration Statement or Prospectus so that such Registration Statement or Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (a “Black Out Period”).

(b)	No Sales by Investor During the Black Out Period. During such Black Out Period, the Investor agrees not to sell any Common Shares of the Company pursuant to such Registration Statement, but may sell shares pursuant to an exemption from registration, if available, subject to the Investor’s compliance with Applicable Laws.

(c)	Limitations on the Black Out Period. The Company shall not impose any Black Out Period (a) that is longer than 20 days unless otherwise required by applicable laws; or (b) in a manner that is more restrictive (including, without limitation, as to duration) than the comparable restrictions that the Company may impose on transfers of the Company’s equity securities by its directors and senior executive officers. In addition, the Company shall not deliver any Advance Notice during any Black Out Period. If the public announcement of such material, nonpublic information is made during a Black Out Period, the Black Out Period shall terminate immediately after such announcement, and the Company shall immediately notify the Investor of the termination of the Black Out Period.

Section 7.05 Listing of Common Shares. As of each Advance Notice Date, the Shares to be issued and sold by the Company from time to time hereunder will have been registered under Section 12(b) of the Exchange Act and approved for listing on the Principal Market, subject to official notice of issuance.

Section 7.06 Opinion of Counsel . Prior to the date of the delivery by the Company of the first Advance Notice, the Investor shall have received an opinion letter from counsel to the Company in form and substance reasonably satisfactory to the Investor.

Section 7.07 Exchange Act Registration. The Company will file in a timely manner all reports and other documents required of it as a reporting company under the Exchange Act and, during the Commitment Period, will not take any action or file any document (whether or not permitted by Exchange Act or the rules thereunder) to terminate or suspend its reporting and filing obligations under the Exchange Act.

Section 7.08 Transfer Agent Instructions. For any time while there is a Registration Statement in effect for this transaction, the Company shall (if required by the transfer agent for the Common Shares) deliver to the transfer agent for the Common Shares (with a copy to the Investor) instructions to issue Common Shares to the Investor free of restrictive legends upon each Advance if the delivery of such instructions are consistent with Applicable Law, in each case supported as needed by an opinion from legal counsel for the Company or as otherwise may be supported by a legal opinion provided by counsel to Investor acceptable to Company.

Section 7.09 Corporate Existence. The Company will use reasonable efforts to preserve and continue the corporate existence of the Company during the Commitment Period.

Section 7.10 Notice of Certain Events Affecting Registration; Suspension of Right to Make an Advance. The Company will promptly notify the Investor, and confirm in writing, upon its becoming aware of the occurrence of any of the following events in respect of a Registration Statement or related Prospectus: (i) except for requests made in connection with SEC investigations disclosed in the SEC Documents, receipt of any request for additional information by the SEC or any other Federal or state governmental authority during the period of effectiveness of the Registration Statement or any request for amendments or supplements to the Registration Statement or related Prospectus; (ii) the issuance by the SEC or any other Federal governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Common Shares for sale in any jurisdiction or the initiation or written threat of any proceeding for such purpose; (iv) the happening of any event that makes any statement made in the Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or of the necessity to amend the Registration Statement or supplement a related Prospectus to comply with the Securities Act or any other law (and the Company will promptly make available to the Investor any such supplement or amendment to the related Prospectus). The Company shall not deliver to the Investor any Advance Notice, and the Company shall not sell any Shares pursuant to any pending Advance Notice (other than as required pursuant to Section 3.02(d)), during the continuation of any of the foregoing events (each of the events described in the immediately preceding clauses (i) through (iv), inclusive, a “Material Outside Event”).

Section 7.11 Consolidation. If an Advance Notice has been delivered to the Investor, then, except as contemplated by the terms of the Merger Agreement as in effect as of the date hereof, the Company shall not effect any consolidation of the Company with or into, or a transfer of all or substantially all the assets of the Company to another entity before the transaction contemplated in such Advance Notice has been closed in accordance with Section 3.02, and all Shares in connection with such Advance have been received by the Investor.

Section 7.12 Issuance of the Company’s Common Shares. The issuance and sale of the Common Shares to the Investor hereunder shall be made in accordance with the provisions and requirements of Section 4(a)(2) of the Securities Act and any applicable state securities law.

Section 7.13 Expenses. The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay all expenses incident to the performance of its obligations hereunder, including but not limited to (i) the preparation, printing and filing of the Registration Statement and each amendment and supplement thereto, of each Prospectus and of each amendment and supplement thereto; (ii) the preparation, issuance and delivery of any Shares issued pursuant to this Agreement, (iii) all fees and disbursements of the Company’s counsel, accountants and other advisors (but not, for the avoidance doubt, the fees and disbursements of Investor’s counsel, accountants and other advisors), (iv) the qualification of the Shares under securities laws in accordance with the provisions of this Agreement, including filing fees in connection therewith, (v) the printing and delivery of copies of any Prospectus and any amendments or supplements thereto requested by the Investor, (vi) the fees and expenses incurred in connection with the listing or qualification of the Shares for trading on the Principal Market, or (vii) filing fees of the SEC and the Principal Market.

Section 7.14 Current Report. The Company shall, not later than 9:00 a.m., New York City time, on the fourth business day after the date of this Agreement, file with the SEC a current report on Form 8-K describing all the material terms of the transactions contemplated by the Transaction Documents in the form required by the Exchange Act and attaching all the material Transaction Documents (including any exhibits thereto, the “Current Report”). The Company shall provide the Investor and its legal counsel a reasonable opportunity to comment on a draft of the Current Report prior to filing the Current Report with the SEC and shall give due consideration to all such comments. Notwithstanding anything contained in this Agreement to the contrary, the Company expressly agrees that from and after the filing of the Current Report with the SEC, the Company shall have publicly disclosed all material, nonpublic information provided to the Investor (or the Investor’s representatives or agents) by any Company Party, or any of their respective officers, directors, employees, agents or representatives in connection with the transactions contemplated by the Transaction Documents. In addition, effective upon the filing of the Current Report, the Company acknowledges and agrees that any and all confidentiality or similar obligations, whether written or oral, between any Company Party, or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and Investor or any of its respective officers, directors, affiliates, employees or agents, on the other hand shall terminate. The Company Parties and each of their respective officers, directors, employees and agents shall not provide the Investor with any material, non-public information regarding any Company Party without the express prior written consent of the Investor (which may be granted or withheld in the Investor’s sole discretion). To the extent that any Company Party has provided the Investor with material non-public information, the Company shall, upon the Investor’s request, file with the SEC such disclosure as may be necessary (in the Investor’s sole opinion) to cleanse the Investor of any and all material non-public information. The Company understands and confirms that the Investor will rely on the foregoing representations in effecting resales of Shares.

Section 7.15 Advance Notice Limitation. The Company shall not deliver an Advance Notice if a shareholder meeting or corporate action date, or the record date for any shareholder meeting or any corporate action, would fall during the period beginning two Trading Days prior to the date of delivery of such Advance Notice and ending two Trading Days following the Closing of such Advance.

Section 7.16 Use of Proceeds. The proceeds of the First Pre-Paid Advance were funded to Triller Corp. and used for working capital and general corporate purposes. The proceeds of the Second Pre-Paid Advance shall be funded to the Company and loaned by the Company to Triller Corp. and Triller LLC and contributed to BKFC in return for additional equity, and shall be allocated among and used by Triller Corp., Triller LLC, and BKFC as set forth on Annex II. Without limiting the foregoing, no Company Party will, directly or indirectly, use the proceeds of the transactions contemplated herein (including any proceeds from the funding of the Pre-Paid Advance) to repay any advances or loans to any executives, directors, or employees of any Company Party or to make any payments in respect of any related party obligations, including without limitation any payables or notes payable to related parties of any Company Party whether or not such amounts are described on the balance sheets of the Company in any SEC Documents or described in any “Related Party Transactions” section of any SEC Documents.

Section 7.17 Compliance with Laws. The Company shall comply in all material respects with all Applicable Laws.

Section 7.18 Market Activities. No Company Party nor any of their respective officers, directors or controlling persons will, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute or result, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of Common Shares or (ii) sell, bid for, or purchase Common Shares in violation of Regulation M, or pay anyone any compensation for soliciting purchases of the Shares.

Section 7.19 Trading Information. During the Commitment Period, on each Trading Day during a Pricing Period or on which the Investor has sold any Advance Shares, and otherwise upon the Company’s reasonable request, the Investor agrees to provide the Company with trading reports setting forth the number and average sales prices of shares of Common Shares sold by the Investor during such Trading Day.

Section 7.20 Selling Restrictions. (i) Except as expressly set forth below, the Investor covenants that from and after the date hereof through and including the Trading Day next following the expiration or termination of this Agreement as provided in Section 11.01 (the “Restricted Period”), none of the Investor any of its officers, or any entity managed or controlled by the Investor (collectively, the “Restricted Persons” and each of the foregoing is referred to herein as a “Restricted Person”) shall, directly or indirectly, engage in any “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the Common Shares, either for its own principal account or for the principal account of any other Restricted Person. Notwithstanding the foregoing, it is expressly understood and agreed that nothing contained herein shall (without implication that the contrary would otherwise be true) prohibit any Restricted Person during the Restricted Period from: (1) selling “long” (as defined under Rule 200 promulgated under Regulation SHO) the Shares; or (2) selling a number of Common Shares equal to the number of Advance Shares that such Restricted Person is unconditionally obligated to purchase under a pending Advance Notice but has not yet received from the Company or the transfer agent pursuant to this Agreement.

Section 7.21 Assignment. Neither this Agreement nor any rights or obligations of the parties hereto may be assigned to any other Person (except as contemplated by Section 2.01).

Section 7.22 No Frustration. The Company shall not enter into, announce or recommend to its stockholders any agreement, plan, arrangement or transaction in or of which the terms thereof would restrict, materially delay, conflict with or impair the ability or right of the Company to perform its obligations under the Transaction Documents to which it is a party, including, without limitation, the obligation of the Company to deliver the Shares to the Investor in respect of an Advance Notice.

Section 7.23 Variable Rate Transaction; Related Party Payments. From the date hereof until the Promissory Note to be issued hereunder has been repaid in full, (A) the Company Parties shall not repay any loans to any executives or employees of the Company Parties or make any payments in respect of any related party debt, and (B) the Company shall not effect or enter into an agreement to effect any issuance by the Company or any of its Subsidiaries of shares of stock of the Company or any security which entitles the holder to acquire shares of stock of the Company (or a combination of units thereof) involving a Variable Rate Transaction, other than involving a Variable Rate Transaction with the Investor. The Investor shall be entitled to seek injunctive relief against the Company and its Subsidiaries to preclude any such issuance, which remedy shall be in addition to any right to collect damages, without the necessity of showing economic loss and without any bond or other security being required.

Section 7.24 Merger Agreement. Notwithstanding anything to the contrary contained in the Merger Agreement, AGBA Group and Triller Corp. hereby consent to the entry into this Agreement by Triller Corp. and AGBA Group, respectively, and the consummation of the transactions contemplated hereby, including, without limitation, the closing of the Second Pre-Paid Advance, the issuance and sale of the Promissory Note, the issuance of the Common Warrants and the issuance of any Common Shares to be issued hereunder.

Section 7.25 Notice of Exercise. The form of Notice of Exercise included in the Common Warrants sets forth the totality of the procedures required of the Investor in order to exercise the Common Warrants. No additional legal opinion, other information or instructions shall be required of the Investor to exercise their Common Warrants. Without limiting the preceding sentences, no ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise form be required in order to exercise the Common Warrants. The Company shall honor exercises of the Warrants and shall deliver Common Warrant Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

Section 7.26 Warrant Adjustments. In the event of an adjustment(s) to the Exercise Price (as defined in the Common Warrant) of the Common Warrant following a Dilutive Issuance (as defined in the Warrant), then the Company shall issue to the Investor an additional warrant (the “Additional Warrant”) in substantially the same form as the Common Warrant to purchase such number of Common Shares so that the aggregate exercise price payable under the Common Warrant and the Additional Warrant, after taking into account the decrease in the Exercise Price (as defined in the Warrant), shall be equal to the aggregate Exercise Price under the Common Warrant immediately prior to the date of such Dilutive Issuance.

Section 7.27 Additional Issuance Exemption. Subject to Section 7.23, nothing herein shall prevent Company from executing and entering into a transaction involving the sale of its securities in a private investment in public company (“PIPE”) offering at any time; provided, that if any such PIPE offering contains any terms and provisions that are more favorable than the terms and provisions contained in the Transaction Documents (including, without limitation, an issuance price or conversion price more favorable than the Fixed Price or Variable Price as set forth in the Promissory Note), the Company shall, at the request of the Investor, enter into amendments to the Transactions Documents with the Investor to provide for the same or more favorable terms and provisions. The Company shall provide written notice of any such PIPE offering no more than 3 days in advance of the same.

Section 7.28 Triller Corp. Stockholder Approval. Triller Corp. and its Subsidiaries, including, without limitation, BKFC, will not modify any corporate or stockholder approval heretofore given and necessary under applicable law to consummate the Merger. If any such approval is modified or sought to be modified, the parties agree that the Investor shall be entitled to an injunction or injunctions to specifically enforce, without the posting of a bond or other security, the terms and provisions of this Section 7.28.

Article VIII.

Conditions for Delivery of Advance Notice

Section 8.01 Conditions Precedent to the Right of the Company to Deliver an Advance Notice. The right of the Company to deliver an Advance Notice and the obligations of the Investor hereunder with respect to an Advance are subject to the satisfaction or waiver, on each Advance Notice Date (a “Condition Satisfaction Date”), of each of the following conditions:

(a)	Accuracy of the Company’s Representations and Warranties. The representations and warranties of the Company in this Agreement shall be true and correct in all material respects as of the Advance Notice Date (other than representations and warranties which address matters only as of a certain date, which shall be true and correct as written as of such certain date).

(b)	Issuance of Commitment Shares. The Company shall have paid the Commitment Fee in accordance with Section 13.04, which Commitment Fee shall be fully earned and non-refundable, regardless of whether any Advance Notices are made or settled hereunder or any subsequent termination of this Agreement.

(c)	Registration of the Common Shares with the SEC. There is an effective Registration Statement pursuant to which the Investor is permitted to utilize the prospectus thereunder to resell all of the Common Shares issuable pursuant to such Advance Notice. The Company shall have filed with the SEC in a timely manner all reports, notices and other documents required under the Exchange Act and applicable SEC regulations during the twelve-month period immediately preceding the applicable Condition Satisfaction Date.

(d)	Authority. The Company shall have obtained all permits and qualifications required by any applicable state for the offer and sale of all the Common Shares issuable pursuant to such Advance Notice, or shall have the availability of exemptions therefrom. The sale and issuance of such Common Shares shall be legally permitted by all laws and regulations to which the Company is subject.

(e)	No Material Outside Event. No Material Outside Event shall have occurred and be continuing.

(f)	Board. The board of directors of the Company has approved the transactions contemplated by the Transaction Documents; said approval has not been amended, rescinded or modified and remains in full force and effect as of the Merger Time, and a true, correct and complete copy of such resolutions duly adopted by the board of directors of the Company shall have been provided to the Investor.

(g)	Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior the applicable Condition Satisfaction Date.

(h)	No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits or directly, materially and adversely affects any of the transactions contemplated by this Agreement.

(i)	No Suspension of Trading in or Delisting of Common Shares. Trading in the Common Shares shall not have been suspended by the SEC, the Principal Market or FINRA, the Company shall not have received any final and non-appealable notice that the listing or quotation of the Common Shares on the Principal Market shall be terminated on a date certain (unless, prior to such date certain, the Common Shares are listed or quoted on any subsequent Principal Market), nor shall there have been imposed any suspension of, or restriction on, accepting additional deposits of the Common Shares, electronic trading or book-entry services by DTC with respect to the Common Shares that is continuing, the Company shall not have received any notice from DTC to the effect that a suspension of, or restriction on, accepting additional deposits of the Common Shares, electronic trading or book-entry services by DTC with respect to the Common Shares is being imposed or is contemplated (unless, prior to such suspension or restriction, DTC shall have notified the Company in writing that DTC has determined not to impose any such suspension or restriction).

(j)	Authorized. There shall be a sufficient number of authorized but unissued and otherwise unreserved Common Shares for the issuance of all of the Shares issuable pursuant to such Advance Notice.

(k)	Executed Advance Notice. The representations contained in the applicable Advance Notice shall be true and correct in all material respects as of the applicable Condition Satisfaction Date.

(l)	Consecutive Advance Notices. Except with respect to the first Advance Notice, the Company shall have delivered all Shares relating to all prior Advances.

(m)	Consummation of the Merger. The Merger shall have been consummated.

(n)	Listing. The Company’s Common Shares shall be listed on a Principal Market.

Article IX.

Non Exclusive Agreement

This Agreement and the rights awarded to the Investor hereunder are non-exclusive, and the Company may, at any time throughout the term of this Agreement and thereafter, issue and allot, or undertake to issue and allot, any shares and/or securities and/or convertible notes, bonds, debentures, options to acquire shares or other securities and/or other facilities which may be converted into or replaced by Common Shares or other securities of the Company, and to extend, renew and/or recycle any bonds and/or debentures, and/or grant any rights with respect to its existing and/or future share capital.

Article X.

Choice of Law/Jurisdiction

This Agreement, and any and all claims, proceedings or causes of action relating to this Agreement or arising from this Agreement or the transactions contemplated herein, including, without limitation, tort claims, statutory claims and contract claims, shall be interpreted, construed, governed and enforced under and solely in accordance with the substantive and procedural laws of the State of New York, in each case as in effect from time to time and as the same may be amended from time to time, and as applied to agreements performed wholly within the State of New York. The parties further agree that any action between them shall be heard in New York County, New York, and expressly consent to the jurisdiction and venue of the Supreme Court of New York, sitting in New York County, New York and the United States District Court of the Southern District of New York, sitting in New York, New York, for the adjudication of any civil action asserted pursuant to this Agreement.

EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN, THE PERFORMANCE THEREOF OR THE FINANCINGS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH.

Article XI. Termination

Section 11.01 Termination.

(a)	Unless earlier terminated as provided hereunder, this Agreement shall terminate automatically on the earliest of (i) the first day of the month next following the 36- month anniversary of the Effective Date, provided that if the Promissory Note is then outstanding, such termination shall be delayed until such date that such outstanding Promissory Note has been repaid or (ii) the date on which the Investor shall have made payment of Advances pursuant to this Agreement for Common Shares equal to the Commitment Amount.

(b)	The Company may terminate this Agreement effective upon five (5) Trading Days’ prior written notice to the Investor; provided that (i) there are no outstanding Advance Notices, the Common Shares under which have yet to be issued, (ii) there is not an outstanding Promissory Note, and (iii) the Company has paid all amounts owed to the Investor pursuant to this Agreement. This Agreement may be terminated at any time by the mutual written consent of the parties, effective as of the date of such mutual written consent unless otherwise provided in such written consent.

(c)	Nothing in this Section 11.01 shall be deemed to release the Company or the Investor from any liability for any breach under this Agreement, or to impair the rights of the Company and the Investor to compel specific performance by the other party of its obligations under this Agreement. The indemnification provisions contained in Article VI shall survive termination hereunder.

Article XII. Notices

Other than with respect to Advance Notices, which must be in writing delivered in accordance with Section 3.01(c) and will be deemed delivered on the day set forth in Section 3.01(c), any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by e-mail if sent on a Trading Day, or, if not sent on a Trading Day, on the immediately following Trading Day; (iii) 5 days after being sent by U.S. certified mail, return receipt requested, or (iv) 1 day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses for such communications (except for Advance Notices which shall be delivered in accordance with Exhibit A hereof) shall be:

If to the Company, to:

AGBA Group Holding Limited

AGBA Tower

68 Johnston Road

Wan Chai, Hong Kong SAR

Attn: Wing-Fai Ng, CEO

Telephone: +852 9389 8828

Email: wingfai.ng@agba.com

With a copy to (which shall not constitute notice):

Loeb & Loeb LLP

345 Park Avenue

New York, NY 10154

Attention: Lawrence Venick

E-mail: lvenick@loeb.com

If to Triller Corp., to:

Triller Corp.

7119 West Sunset Blvd, Suite 782

Los Angeles, CA 90046

Attention:	Prem Parameswaran

Chief Financial Officer

Telephone:	(310) 893-6090
Email:	prem@triller.co

If to the Investor(s):

YA II PN, Ltd.

1012 Springfield Avenue

Mountainside, NJ 07092

Attention:	Mark Angelo

Portfolio Manager

Telephone:	(201) 985-8300

Email: mangelo@yorkvilleadvisors.com

With a Copy (which shall not constitute notice or delivery of process) to:

David Fine, Esq.

1012 Springfield Avenue

Mountainside, NJ 07092

Telephone:	(201) 985-8300
Email:	legal@yorkvilleadvisors.com

or at such other address and/or e-mail and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three Business Days prior to the effectiveness of such change. Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, (ii) electronically generated by the sender’s email service provider containing the time, date, recipient email address or (iii) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service in accordance with clause (ii), (iii) or (iv) above, respectively.

Article XIII. Miscellaneous

Section 13.01 Counterparts. This Agreement may be executed in identical counterparts, both which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. Facsimile or other electronically scanned and delivered signatures (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com), including by e-mail attachment, shall be deemed to have been duly and validly delivered and be valid and effective for all purposes of this Agreement.

Section 13.02 Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Investor, the Company, Triller Corp., their respective affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement contains the entire understanding of the parties with respect to the matters covered herein and, except as specifically set forth herein, neither the Company, Triller Corp., nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the parties to this Agreement.

Section 13.03 Reporting Entity for Common Shares. The reporting entity relied upon for the determination of the trading price or trading volume of the Common Shares on any given Trading Day for the purposes of this Agreement shall be Bloomberg, L.P. or any successor thereto. The written mutual consent of the Investor and the Company shall be required to employ any other reporting entity.

Section 13.04 Commitment and Structuring Fee. Each of the parties shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby, except that (i) the Company shall pay a structuring fee in the amount of $50,000 to the Investor, and the Company shall reimburse any legal fees and expenses incurred by the Investor in connection with the transactions contemplated herein, both of which shall be deducted from the gross proceeds of the Second Pre-Paid Advance and paid to the Investor. The Company shall pay a commitment fee in an amount equal to 0.35% of the Commitment Amount (the “Commitment Fee”) which shall be earned as of the date hereof and shall be paid by the Company on the six-month anniversary of the date hereof in cash, or (ii) if earlier, by AGBA Group by the fifth Trading Day following the Merger Time by the issuance to the Investor of such number of Common Shares that is equal to the Commitment Fee divided by the average of the daily VWAP of the Common Shares for the first three Trading Days immediately following the consummation of the Merger (collectively, the “Commitment Shares “). The Commitment Shares issuable hereunder shall be (i) in reliance upon Section 4(a)(2) under the Securities Act; and (ii) included on the initial Registration Statement.

Section 13.05 Brokerage. Each of the parties hereto represents that it has had no dealings in connection with this transaction with any finder or broker who will demand payment of any fee or commission from the other party. The Company and Triller Corp., on the one hand, and the Investor, on the other hand, agree to indemnify the other against and hold the other harmless from any and all liabilities to any person claiming brokerage commissions or finder’s fees on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby.

Section 13.06 Effectiveness of Agreement. For the avoidance of doubt, this Agreement shall remain in full force and effect following any termination of the Merger Agreement or failure of the Merger to be consummated.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Second Amended and Restated Standby Equity Purchase Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

COMPANY:

Agba Group Holding Limited

By:	/s/ Wing-Fai Ng
Name:	Wing-Fai Ng
Title:	Chief Executive Officer

TRILLER CORP.:

Triller Corp.

By:	/s/ Bobby Sarnevesht
Name:	Bobby Sarnevesht
Title:	Executive Chairman

INVESTOR:

By:	Yorkville Advisors Global, LP
Its:	Investment Manager

By:	Yorkville Advisors Global II, LLC
Its:	General Partner

By:	/s/ Troy Rillo, Esq
Name:	Troy Rillo, Esq.
Title:	Partner

[Signature Page to Second Amended and Restated Standby Equity Purchase Agreement]

ANNEX I TO THE

SECOND AMENDED AND RESTATED

STANDBY EQUITY PURCHASE AGREEMENT

CONDITIONS PRECEDENT TO THE INVESTOR’S OBLIGATION TO FUND THE SECOND PRE-PAID ADVANCE

The obligation of the Investor to advance to the Company the Second Pre-Paid Advance hereunder at the Pre-Paid Advance Closing is subject to the satisfaction, as of the date of the Pre-Paid Advance Closing, of each of the following conditions, provided that these conditions are for the Investor’s sole benefit and may be waived by the Investor at any time in its sole discretion by providing the Company with prior written notice thereof:

(a)	Each Company Party shall have duly executed and delivered to the Investor each of the Transaction Documents to which it is a party and the Company shall have duly executed and delivered to the Investor the Promissory Note with a principal amount corresponding to the amount of the First Pre-Paid Advance and the Second Pre-Paid Advance (before any deductions made thereto).

(b)	The Company shall have delivered to the Investor a compliance certificate executed by the chief executive officer of the Company certifying that the Company has complied with all of the conditions precedent to the Pre-Paid Advance Closing set forth herein and which may be relied upon by the Investor as evidence of satisfaction of such conditions without any obligation to independently verify.

(c)	The Investor shall have received a closing statement in a form to be agreed by the parties, duly executed by an officer of the Company, setting forth wire transfer instructions of the Company for the payment of the amount of the Second Pre-Paid Advance, the amount to be paid by the Investor, and any other deductions that may be agreed by the parties.

(d)	The Company shall have delivered to the Investor copies of the charter, articles or certificate of formation, bylaws, operating agreement, or other similar governing documents of any Company Party that is a signatory to any Transaction Document, as well as any shareholder or other agreements by or among the shareholders or members of any such Company Party.

(e)	The Company shall have delivered to the Investor a certificate evidencing the Company’s Memorandum and Articles of Association and good standing (or equivalent status in the Company’s jurisdiction of formation) of the Company as of a date within twenty (20) days of the Pre-Paid Advance Closing.

(f)	The board of directors or similar governing body of each Company Party that is a signatory to any Transaction Document has approved the transactions contemplated by the Transaction Documents; said approval has not been amended, rescinded or modified and remains in full force and effect as of the date hereof, and a true, correct and complete copy of such resolutions duly adopted by the board of directors or similar governing body of each Company Party shall have been provided to the Investor.

Annex I-1

(g)	Each and every representation and warranty of the Company Parties shall be true and correct in all material respects (other than representations and warranties qualified by materiality, which shall be true and correct in all respects) as of the date hereof and as of the date of the Pre-Paid Advance Closing as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date) and the Company Parties shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions set forth in each Transaction Document required to be performed, satisfied or complied with by the Company Parties at or prior to the Pre-Paid Advance Closing.

(h)	The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the execution and delivery of the Promissory Note and the other Transaction Documents and the consummation of the transactions contemplated thereby.

(i)	No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental entity of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(j)	As of the Pre-Paid Advance Closing, no event or series of events shall have occurred that has resulted in or would reasonably be expected to result in a Material Adverse Effect, or an Event of Default (as defined in the Promissory Note).

(k)	No material breach of this Agreement or any Transaction Document shall have occurred (with the passage of time or the giving of notice, or both, would constitute a material breach of this Agreement or any Transaction Document).

(l)	The Company Parties shall have delivered to the Investor such other documents, instruments or certificates relating to the transactions contemplated by this Agreement as the Investor or its counsel may reasonably request.

(m)	The version of the Merger Agreement contained in the Company’s preliminary proxy statement filed with the SEC on June 12, 2024 shall remain in full force and effect and shall not have been modified, amended, or supplemented in any way.

Annex I-2

(n)	Each Person who, together with its affiliates, beneficially owns (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder) 3% or more of Triller Corp. common stock as of the date hereof (such persons, the “Lock-Up Investors”) shall have delivered an executed lock-up agreement to the Investor with respect to all of the Triller Corp. common stock (and the Common Shares for which such Triller Corp. common stock will be exchanged at the closing of the Merger) beneficially owned by such Person and its affiliates, in the form attached hereto as Exhibit K; provided, that if such lock-up agreements are not able to be delivered prior to the Pre-Paid Advance Closing then (i) the Company shall not register any Common Shares in respect of Triller Corp. common stock exchanged in the Merger unless prior to such registration the Lock-Up Investors deliver such lock-up agreements to the Investor and (ii) the Company shall use its best efforts to deliver the lock-up agreements promptly following the date hereof. No funding of the Second Pre-paid Advance by the Investor shall be deemed a waiver of the Company’s obligations under this Clause (o) and the Company’s obligations hereunder shall continue hereunder until the earlier of (i) the satisfaction of the Company’s obligations pursuant to this Clause (o) and (b) the satisfaction of all of the Company’s Obligations (as defined in the Promissory Note).

(o)	Triller Corp. and its Subsidiaries, including, without limitation, BKFC, shall have obtained any and all corporate and stockholder approvals necessary under applicable law to consummate the Merger.

(p)	No stockholder of Triller Corp. or its Subsidiaries, including, without limitation, BKFC, shall have exercised (or notified Triller Corp. or any of its Subsidiaries of its intent to exercise) any appraisal rights in connection with the Merger.

(q)	The Company and Triller Corp. shall have submitted all required filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 with respect to the Merger Agreement and the Merger.

(r)	The Company shall have delivered to the Investor the original Triller Promissory Note together with corresponding note power.

(s)	The Company shall have received all signature pages from Triller Corp., its Subsidiaries, including, but not limited to, BKFC, and/or any of its shareholders that require the signature or consent of Ryan Kavanaugh or Jack Kavanaugh and are necessary to consummate the Merger and the other transactions contemplated by the Merger Agreement, and such signature pages shall be held in escrow by the Company’s counsel at Loeb & Loeb LLP. The Company hereby represents and warrants to the Investor that no such signature pages are necessary to consummate the Merger and none are contemplated or anticipated.

Annex I- 3

ANNEX II TO THE

SECOND AMENDED AND RESTATED

STANDBY EQUITY PURCHASE AGREEMENT

USE OF PROCEEDS

Annex II-1

EXHIBIT A

ADVANCE NOTICE

AGBA GROUP HOLDINGS LIMITED

Dated: ______________	Advance Notice Number: ____

The undersigned, _______________________, hereby certifies, with respect to the sale of

Common Shares of AGBA GROUP HOLDING LIMITED (the “Company”) issuable in connection with this Advance Notice, delivered pursuant to that certain Second Amended and Restated Standby Equity Purchase Agreement, dated as of June 28, 2024 (the “Agreement”), as follows (with capitalized terms used herein without definition having the same meanings as given to them in the Agreement):

1. The undersigned is the duly elected ______________ of the Company.

2. There are no fundamental changes to the information set forth in the Registration Statement which would require the Company to file a post-effective amendment to the Registration Statement.

3. The Company has performed in all material respects all covenants and agreements to be performed by the Company contained in the Agreement on or prior to the Advance Notice Date. All conditions to the delivery of this Advance Notice are satisfied as of the date hereof.

4. The number of Advance Shares the Company is requesting is_____________________.

5. The Pricing Period for this Advance shall be an [Option 1 Pricing Period]/[Option 2 Pricing Period.

6. (For an Option 1 Pricing Period Add:) The Volume Threshold for this Advance shall be 30%. (For an Option 2 Pricing Period Add:) The Minimum Acceptable Price with respect to this Advance Notice is____________ (if left blank then no Minimum Acceptable Price will be applicable to this Advance).

7. The number of Common Shares of the Company outstanding as of the date hereof is ___________.

The undersigned has executed this Advance Notice as of the date first set forth above.

AGBA GROUP HOLDING LIMITED

By:

Please deliver this Advance Notice by email to:

Email: Trading@yorkvilleadvisors.com

Attention: Trading Department and Compliance Officer

Confirmation Telephone Number: (201) 985-8300.

Exhibit A-1

EXHIBIT B

FORM OF SETTLEMENT DOCUMENT

VIA EMAIL

AGBA GROUP HOLDING LIMITED

Attn:

Email:

Below please find the settlement information with respect to the Advance Notice Date of:
1.	Number of Common Shares requested in the Advance Notice
1.b.	Volume Threshold (Number of Common Shares in (1) divided by 0.30 (if applicable)
1.c.	Number of Common Shares traded during Pricing Period (if applicable)
2.	Minimum Acceptable Price for this Advance (if any)
3.	Number of Excluded Days (if any)
4.	Adjusted Advance Amount (if applicable) (including pursuant to Volume Threshold adjustment)
5.	Option [1] / [2] Market Price
6.	Purchase Price (Market Price x [95%] [97%]) per share
7.	Number of Advance Shares due to the Investor
8.	Total Purchase Price due to Company (row 6 x row 7)

If there were any Excluded Days then add the following

9.	Number of Additional Shares to be issued to the Investor
10.	Additional amount to be paid to the Company by the Investor (Additional Shares in row 9 x Minimum Acceptable Price x 97%)
11.	Total Amount to be paid to the Company (Purchase Price in row 8 + additional amount in row 10)
12.	Total Advance Shares to be issued to the Investor (Advance Shares due to the Investor in row 7 + Additional Shares in row 9)

Exhibit B-1

EXHIBIT C

INVESTOR NOTICE,

CORRESPONDING ADVANCE NOTICE,

AND SETTLEMENT DOCUMENT

YA II PN, LTD.

Dated: ______________	Investor Notice Number: ____

On behalf of YA II PN, LTD. (the “Investor”), the undersigned hereby certifies, with respect to the purchase of Common Shares of AGBA GROUP HOLDING LIMITED (the “Company”) issuable in connection with this Investor Notice, delivered pursuant to that certain Second Amended and Restated Standby Equity Purchase Agreement, dated as of June 28, 2024, as amended and supplemented from time to time (the “Agreement”), as follows:

1.	Advance requested in the Advance Notice
2.	Purchase Price (equal to the Conversion Price as defined in the Promissory Note)
3.	Number of Shares due to Investor

The aggregate purchase price of the Shares to be paid by Investor pursuant to this Investor Notice and corresponding Advance Notice shall be offset against amounts outstanding under the Pre-Paid Advance evidenced by the Promissory Note dated June 28, 2024 (first towards accrued and unpaid interest, and then towards outstanding principal) as follows (and this information shall satisfy the obligations of the Investor to deliver a Settlement Document pursuant to the Agreement):

1.	Amount offset against accrued and unpaid Interest	$[ ]
2.	Amount offset against Principal	$[ ]
3.	Total amount of the Promissory Note outstanding following the Advance	$[ ]

Please issue the number of Shares due to the Investor to the account of the Investor as follows:

INVESTOR’S DTC PARTICIPANT #:

ACCOUNT NAME:

ACCOUNT NUMBER:

ADDRESS:

CITY:

Exhibit C-1

The undersigned has executed this Investor Notice as of the date first set forth above.

YA II PN, Ltd.

By:	Yorkville Advisors Global, LP
Its:	Investment Manager

By:	Yorkville Advisors Global II, LLC
Its:	General Partner

By:
Name:

Exhibit C-2

Please issue the number of Advance Shares due to the Investor to the account of the Investor as follows:

INVESTOR’S DTC PARTICIPANT #:

ACCOUNT NAME:

ACCOUNT NUMBER:

ADDRESS:

CITY:

COUNTRY:

CONTACT PERSON:

NUMBER AND/OR EMAIL:

Sincerely,

YA II PN, LTD.

Agreed and approved By AGBA GROUP HOLDING LIMITED:

Name:
Title:

Exhibit C-3

EXHIBIT D

FORM OF REGISTRATION RIGHTS AGREEMENT

See attached.

Exhibit D-1

EXECUTION VERSION

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Agreement”) dated as of June 28, 2024 is made by and between YA II PN, LTD., a Cayman Islands exempted company (the “Investor”), and AGBA GROUP HOLDING LIMITED, a British Virgin Islands business company (“AGBA Group” or the “Company,”and together with the Investor, the “parties” or separately each a “party”).

WHEREAS, on April 16, 2024, the Company entered into that certain Agreement and Plan of Merger (as may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and between the Company, its wholly-owned subsidiary AGBA Social Inc. (“Merger Sub”), Triller Corp., and Bobby Sarnevesht, solely as representative of Triller Corp. stockholders. Pursuant to the Merger Agreement, (a) Triller Corp. completed a reorganization (the “Triller Reorganization”) with Triller Hold Co LLC (“Triller LLC”) on April 18, 2024, whereby Triller LLC reorganized into Triller Corp. as a Delaware corporation, (b) the Company will domesticate to the United States as a Delaware corporation (the “AGBA Domestication”), pursuant to which, among other things, all the Company’s ordinary shares, par value $0.001 per share (“AGBA Ordinary Shares”) would automatically convert into the same number of shares of common stock, par value $0.001 per share of the Company (the “AGBA Common Shares”) and (c) after giving effect to the Triller Reorganization and the AGBA Domestication, Merger Sub will be merged into Triller Corp. (the “Merger”), with Triller Corp. surviving the Merger and becoming a wholly-owned subsidiary of the Company.

WHEREAS, the Company, Triller Corp. and the Investor have entered into that certain Second Amended and Restated Standby Equity Purchase Agreement, dated as of the date hereof (the “Purchase Agreement”), pursuant to which the Company may issue, from time to time, to the Investor up to $500 million of newly issued Common Shares; and

WHEREAS, pursuant to the terms of, and in consideration for the Investor entering into, the Purchase Agreement, and to induce the Investor to execute and deliver the Purchase Agreement, the Company has agreed to provide the Investor with certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the “Securities Act”).

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investor hereby agree as follows:

1.	DEFINITIONS.

Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

(a) “Common Shares” means, (i) prior to the AGBA Domestication, the AGBA Ordinary Shares, and, (ii) following the ABGA Domestication, the AGBA Common Shares, and, in either case, stock of any other class into which such shares may hereafter be changed or reclassified.

Exhibit D-2

(b) “Effectiveness Deadline” means, with respect to the initial Registration Statement filed hereunder, the 60th calendar day following the initial filing hereof, provided, however, in the event the Company is notified by the U.S. Securities and Exchange Commission (“SEC”) that the Registration Statement will not be reviewed or is no longer subject to further review and comments, the Effectiveness Deadline as to such Registration Statement shall be the fifth business day following the date on which the Company is so notified if such date precedes the date required above.

(c) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(d) “Filing Deadline” means, with respect to the initial Registration Statement required hereunder, the earler of (i) the 15th calendar day following the date upon which the Company has cleared substantially all of the comments from the SEC on the preliminary proxy statement on Form 14A relating to the approval of the Merger and (ii) the 30th calendar day following the consummation of the Merger.

(e) “Person” means a corporation, a limited liability company, an association, a partnership, an organization, a business, an individual, a governmental or political subdivision thereof or a governmental agency.

(f) “Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

(g) “Registrable Securities” means all of (i) the Shares (as defined in the Purchase Agreement), (ii) the Common Warrant Shares (as defined in the Purchase Agreement), and (iii) any capital stock issued or issuable with respect to the Shares or the Common Warrant Shares, including, without limitation, (1) as a result of any stock split, stock dividend or other distribution, recapitalization or similar event or otherwise, and (2) shares of capital stock of the Company into which the Common Shares are converted or exchanged and shares of capital stock of a successor entity into which the Common Shares are converted or exchanged.

(h) “Registration Statement” means any registration statement of the Company, including the Prospectus, amendments and supplements to such registration statement or Prospectus, including post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

Exhibit D-3

(i) “Required Registration Amount” means, with respect to any Registration Statement, the maximum number of Common Shares issued or to be issued pursuant to the Purchase Agreement (including the Common Warrant Shares and, to the extent issued, the Commitment Shares) and the Promissory Note as shall be permitted to be included thereon in accordance with applicable SEC rules, regulations and interpretations so as to permit the resale of such Registrable Securities by the Investor under Rule 415 at then prevailing market prices (and not fixed prices) (assuming for purposes hereof that (x) the Promissory Note is convertible at the Conversion Price (as defined therein) in effect as of the date the Registration Statement is filed with the SEC, and (y) any such conversion shall not take into account any limitations on the conversion of the Promissory Note set forth therein), in each case subject to any cutback set forth in Section 2(e).

(j) “Rule 144” means Rule 144 under the Securities Act or any successor rule thereto.

(k) “Rule 415” means Rule 415 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same purpose and effect as such Rule.

(l) “SEC” means the Securities and Exchange Commission or any other federal agency administering the Securities Act and the Exchange Act at the time.

(m) “Securities Act” shall have the meaning set forth in the Recitals above.

2.	REGISTRATION.

(a) The Company’s registration obligations set forth in this Section 2 including its obligations to file Registration Statements, obtain effectiveness of Registration Statements, and maintain the continuous effectiveness of any Registration Statement that has been declared effective shall begin on the date hereof and continue until all the earlier of (i) the date on which the Investor has sold all of the Registrable Securities and (ii) the date of termination of the Purchase Agreement if as of such termination date the Investor holds no Registrable Securities (the “Registration Period”).

(b) Subject to the terms and conditions of this Agreement, the Company shall (i) as soon as practicable, but in no case later than the Filing Deadline, prepare and file with the SEC an initial Registration Statement on Form S-3 (or, if the Company is not then eligible, on Form S-1) or any successor form thereto covering the resale by the Investor of the Required Registration Amount in accordance with applicable SEC rules, regulations and interpretations so as to permit the resale of such Registrable Securities by the Investor under Rule 415 at then prevailing market prices (and not fixed prices). The Registration Statement shall contain “Selling Stockholders” and “Plan of Distribution” sections. The Company shall use its reasonable best efforts to have the Registration Statement declared effective by the SEC as soon as practicable, but in no event later than the Effectiveness Deadline. By 9:30 am on the business day following the date of effectiveness, the Company shall file with the SEC in accordance with Rule 424 under the Securities Act the final Prospectus to be used in connection with sales pursuant to such Registration Statement. Prior to the filing of the Registration Statement with the SEC, the Company shall furnish a draft of the Registration Statement to the Investor for their review and comment. The Investor shall furnish comments on the Registration Statement to the Company within 48 hours of the receipt thereof from the Company. If the Merger Time (as defined in the Purchase Agreement) does not occur on prior to the date that is 120 days from the date hereof, the Company may file a withdrawal of the Registration Statement.

Exhibit D-4

(c) Sufficient Number of Shares Registered. If at any time all Registrable Securities are not covered by a Registration Statement filed pursuant to Section 2(a) as a result of Section 2(e) or otherwise, the Company shall use its commercially reasonable efforts to file with the SEC one or more additional Registration Statements so as to cover all of the Registrable Securities not covered by such initial Registration Statement, in each case as soon as practicable (taking into account any position of the staff of the SEC with respect to the date on which the Staff will permit such additional Registration Statement(s) to be filed with the SEC and the rules and regulations of the SEC). The Company shall use its commercially reasonable efforts to cause each such new Registration Statement to become effective as soon as reasonably practicable following the filling thereof with the SEC.

(d) During the Registration Period, the Company shall (i) promptly prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and the Prospectus used in connection with a Registration Statement, which Prospectus is to be filed pursuant to Rule 424 promulgated under the Securities Act, as may be necessary to keep such Registration Statement effective at all times during the Registration Period, (ii) prepare and file with the SEC additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities; (iii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement (subject to the terms of this Agreement), and as so supplemented or amended to be filed pursuant to Rule 424; (iv) respond as promptly as reasonably possible to any comments received from the SEC with respect to a Registration Statement or any amendment thereto and as promptly as reasonably possible provide the Investor true and complete copies of all correspondence from and to the SEC relating to a Registration Statement (provided that the Company may excise any information contained therein which would constitute material non-public information as to the Investor); and (v) comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by such Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such Registration Statement. In the case of amendments and supplements to a Registration Statement which are required to be filed pursuant to this Agreement (including pursuant to this Section 2(d)) by reason of the Company’s filing a report on Form 10-K, Form 10-Q, or Form 8-K or any analogous report under the Exchange Act, the Company shall incorporate such report by reference into the Registration Statement, if applicable, or shall file such amendments or supplements with the SEC on the same day on which the Exchange Act report is filed which created the requirement for the Company to amend or supplement the Registration Statement.

Exhibit D-5

(e) Reduction of Registrable Securities Included in a Registration Statement. Notwithstanding anything contained herein, in the event that the SEC requires the Company to reduce the number of Registrable Securities to be included in a Registration Statement in order to allow the Company to rely on Rule 415 with respect to a Registration Statement, then the Company shall reduce the number of Registrable Securities to be included in such Registration Statement (after consultation with the Investor as to the specific Registrable Securities to be removed therefrom) to the maximum number of securities as is permitted to be registered by the SEC. In the event of any reduction in Registrable Securities pursuant to this paragraph, the Company shall use its commercially reasonable efforts to file one or more New Registration Statements with the Commission in accordance with Section 2(c) until such time as all Registrable Securities have been included in Registration Statements that have been declared effective and the Prospectuses contained therein are available for use by the Investor.

(f) Failure to File or Obtain Effectiveness of the Registration Statement or Remain Current. If: (i) a Registration Statement is not filed on or prior to its Filing Date, or (ii) a Registration Statement is not declared effective on or prior to the Effectiveness Deadline, or the Company fails to file with the SEC a request for acceleration in accordance with Rule 461 promulgated under the Securities Act, within five business days of the date that the Company is notified (orally or in writing, whichever is earlier) by the SEC that a Registration Statement will not be “reviewed,” or not subject to further review, or (iii) after the effectiveness, a Registration Statement ceases for any reason to remain continuously effective as to all Registrable Securities for which it is required to be effective, or (iv) the Investor is not permitted to utilize the Prospectus therein to resell such Registrable Securities for more than 15 consecutive calendar days or more than an aggregate of 30 calendar days during any 12-month period (which need not be consecutive calendar days), or (v) if after the date that is six months from the date hereof, the Company does not have available adequate current public information as set forth in Rule 144(c) (any such failure or breach being referred to as an “Event”), then in addition to any other rights the Investor may have hereunder or under applicable law, the Company shall be in breach of the terms and conditions of this Agreement and such Event shall be deemed an event of default for so long as such Event remains uncured. During the period of the existence of an uncured Event, the Investor shall have no obligation to accept an Advance Notice or accept or purchase any Advance Shares (other than any Advance Shares purchased by the Investor prior to the occurrence of the Event).

(g) Piggy-Back Registrations. If at any time there is not an effective Registration Statement covering all of the Registrable Securities and the Company proposes to register the offer and sale of any Common Shares under the Securities Act (other than a registration (i) pursuant to a Registration Statement on Form S-8 ((or other registration solely relating to an offering or sale to employees or directors of the Company pursuant to any employee stock plan or other employee benefit arrangement), (ii) pursuant to a Registration Statement on Form S-4 (or similar form that relates to a transaction subject to Rule 145 under the Securities Act or any successor rule thereto), or (iii) in connection with any dividend or distribution reinvestment or similar plan), whether for its own account or for the account of one or more stockholders of the Company and the form of Registration Statement to be used may be used for any registration of Registrable Securities, the Company shall give prompt written notice (in any event no later than five days prior to the filing of such Registration Statement) to the holders of Registrable Securities of its intention to effect such a registration and, shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion from the holders of Registrable Securities; provided, however, that, the Company shall not be required to register any Registrable Securities pursuant to this Section 2(g) that have been sold or may permanently be sold without any restrictions pursuant to Rule 144, as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company’s transfer agent.

Exhibit D-6

(h) No Inclusion of Other Securities. In no event shall the Company include any securities other than Registrable Securities on any Registration Statement pursuant to Section 2(a) or Section 2(c) without consulting with the Investor prior to filing such Registration Statement with the SEC.

3.	RELATED OBLIGATIONS.

(a) The Company shall, not less than three Trading Days prior to the filing of each Registration Statement and any amendments and supplements to any Registration Statements (except for annual reports on Form 10-K, supplements and amendments to update the Registration Statement solely for information reflected in the Company’s annual reports on Form 10-K, quarterly reports on Form 10-Q or current reports on Form 8-K), furnish to the Investor copies of all such documents proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the reasonable and prompt review of the Investor. The Company shall not file a Registration Statement or any such Prospectus or any amendments or supplements thereto to which the Investor shall reasonably object in good faith; provided that, the Company is notified of such objection in writing no later than two Trading Days after the Investor has been so furnished copies of a Registration Statement.

(b) The Company shall furnish to the Investor, without charge, (i) at least one copy (which may be in electronic form) of such Registration Statement as declared effective by the SEC and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, all exhibits and each preliminary prospectus, (ii) at least one copy (which may be in electronic form) of the final prospectus included in such Registration Statement and all amendments and supplements thereto, and (iii) any documents, which are not publicly available through EDGAR, as the Investor may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by the Investor.

(c) The Company shall use its best efforts to (i) register and qualify the Registrable Securities covered by a Registration Statement under such other securities or “blue sky” laws of such jurisdictions in the United States as the Investor reasonably requests, (ii) prepare and file in those jurisdictions, such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (w) make any change to its articles of incorporation or by-laws, (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(c), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify each Investor who holds Registrable Securities of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

Exhibit D-7

(d) As promptly as practicable after becoming aware of such event or development, the Company shall notify each Investor in writing of the happening of any event as a result of which the Prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (provided that in no event shall such notice contain any material, nonpublic information), and promptly prepare a supplement or amendment to such Registration Statement to correct such untrue statement or omission and deliver one electronic copy of such supplement or amendment to the Investor. The Company shall also promptly notify each Investor in writing (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and when a Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to each Investor by email on the same day of such effectiveness), (ii) of any request by the SEC for amendments or supplements to a Registration Statement or related prospectus or related information, and (iii) of the Company’s reasonable determination that a post-effective amendment to a Registration Statement would be appropriate. The Company shall respond as promptly as reasonably practicable to any comments received from the SEC with respect to a Registration Statement or any amendment thereto.

(e) The Company shall use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction within the United States of America and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify each Investor who holds Registrable Securities being sold of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

(f) Without limiting any obligation of the Company under the Purchase Agreement, the Company shall use commercially reasonable efforts either to cause all of the Registrable Securities covered by each Registration Statement to be listed on the Principal Market. The Company shall pay all fees and expenses in connection with satisfying its obligation under this Section 3(f).

(g) The Company shall hold in confidence and not make any disclosure of information concerning the Investor provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning an Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to the Investor and allow the Investor, at the Investor’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

Exhibit D-8

(h) The Company shall cooperate with the holders of the Registrable Securities to facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be sold pursuant to such Registration Statement or Rule 144 free of any restrictive legends and representing such number of Common Shares and registered in such names as the holders of the Registrable Securities may reasonably request a reasonable period of time prior to sales of Registrable Securities pursuant to such Registration Statement or Rule 144; provided, that the Company may satisfy its obligations hereunder without issuing physical stock certificates through the use of The Depository Trust Company’s Direct Registration System.

(i) The Company shall use its best efforts to cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary to consummate the disposition of such Registrable Securities.

(j) The Company shall otherwise use its best efforts to comply with all applicable rules and regulations of the SEC in connection with any registration hereunder.

(k) Within two business days after a Registration Statement which covers Registrable Securities is declared effective by the SEC, the Company shall deliver, and shall cause legal counsel for the Company to deliver, to the transfer agent for such Registrable Securities (with copies to the Investor) confirmation that such Registration Statement has been declared effective by the SEC.

(l) The Company shall take all other reasonable actions necessary to expedite and facilitate disposition by the Investor of Registrable Securities pursuant to a Registration Statement.

4.	OBLIGATIONS OF THE INVESTOR.

(a) The Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(d), the Investor shall as soon as reasonably practicable discontinue disposition of Registrable Securities pursuant to any Registration Statement covering such Registrable Securities until the Investor’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(d) or receipt of notice that no supplement or amendment is required. Notwithstanding anything to the contrary, subject to compliance with the securities laws, the Company shall cause its transfer agent to deliver unlegended certificates for Common Shares to a transferee of the Investor in accordance with the terms of the Purchase Agreement in connection with any sale of Registrable Securities with respect to which the Investor has entered into a contract for sale prior to the Investor’s receipt of a notice from the Company of the happening of any event of the kind described in Section 3(d) and for which the Investor has not yet settled.

(b) The Investor covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it or an exemption therefrom in connection with sales of Registrable Securities pursuant to the Registration Statement.

Exhibit D-9

(c) The Investor, by its acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of each Registration Statement hereunder.

5.	EXPENSES OF REGISTRATION.

All expenses incurred by the Company in complying with its obligations pursuant to this Agreement and in connection with the registration and disposition of Registrable Securities shall be paid by the Company, including, without limitation, all registration, listing and qualifications fees, printers, fees and expenses of the Company’s counsel and accountants (except legal fees of Investor’s counsel associated with the review of the Registration Statement).

6.	INDEMNIFICATION.

With respect to Registrable Securities which are included in a Registration Statement under this Agreement:

(a) To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend the Investor, the directors, officers, partners, employees, agents, representatives of, and each Person, if any, who controls the Investor within the meaning of the Securities Act or the Exchange Act (each, an “Indemnified Person”), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, reasonable attorneys’ fees, amounts paid in settlement or expenses, joint or several (collectively, “Claims”) incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto (“Indemnified Damages”), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other “blue sky” laws of any jurisdiction in which Registrable Securities are offered, or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) any untrue statement or alleged untrue statement of a material fact contained in any final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading; or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement (the matters in the foregoing clauses (i) through (iii) being, collectively, “Violations”). The Company shall reimburse the Investors and each such controlling person promptly as such expenses are incurred and are due and payable, for any legal fees or disbursements that are reasonably incurred by them or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (x) shall not apply to a Claim by an Indemnified Person arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by such Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto; (y) shall not be available to the extent such Claim is based on a failure of the Investor to deliver or to cause to be delivered the prospectus made available by the Company, if such prospectus was timely made available by the Company pursuant to Section 3(b); and (z) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person.

Exhibit D-10

(b) In connection with a Registration Statement, the Investor agrees to indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 6(a), the Company, each of its directors, each of its officers, employees, representatives, or agents and each Person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (each an “Indemnified Party”), against any Claim or Indemnified Damages to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or is based upon any Violation, in each case to the extent, and only to the extent, that such Violation occurs (i) in reliance upon and in conformity with written information furnished to the Company by the Investor expressly for use in connection with such Registration Statement or (ii) from the Investor’s violation of any prospectus delivery requirements under the Securities Act, the Exchange Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement; and, subject to Section 6(d), the Investor will reimburse any legal or other expenses reasonably incurred by it in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 6(b) and the agreement with respect to contribution contained in Section 7 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Investor, which consent shall not be unreasonably withheld, conditioned or delayed; provided, further, however, that, absent fraud or gross negligence, the Investor shall be liable under this Section 6(b) for only that amount of a Claim or Indemnified Damages as does not exceed the net proceeds to the Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(b) with respect to any prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the prospectus was corrected and such new prospectus was delivered to the Investor prior to the Investor’s use of the prospectus to which the Claim relates.

Exhibit D-11

(c) Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel reasonably mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses of not more than one counsel for such Indemnified Person or Indemnified Party to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. The Indemnified Party or Indemnified Person shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person which relates to such action or claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent; provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Indemnified Party or Indemnified Person, which consent shall not be unreasonably withheld, conditioned or delayed, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person of a release from all liability in respect to such claim or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

(d) The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.

(e) The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

Exhibit D-12

7.	CONTRIBUTION.

To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that: (i) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of fraudulent misrepresentation; and (ii) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

8.	REPORTS UNDER THE EXCHANGE ACT.

With a view to making available to the Investor the benefits of Rule 144 promulgated under the Securities Act or any similar rule or regulation of the SEC that may at any time permit the Investor to sell securities of the Company to the public without registration, and as a material inducement to the Investor’s purchase of the Promissory Note, the Company represents, warrants, and covenants to the following:

(a) The Company is subject to the reporting requirements of section 13 or 15(d) of the Exchange Act and has filed all required reports under section 13 or 15(d) of the Exchange Act during the 12 months prior to the date hereof (or for such shorter period that the issuer was required to file such reports), other than Form 8-K reports.

(b) During the Registration Period, the Company shall file with the SEC in a timely manner all required reports under section 13 or 15(d) of the Exchange Act (it being understood that nothing herein shall limit the Company’s obligations under the Purchase Agreement) and such reports shall conform to the requirement of the Exchange Act and the SEC for filing thereunder.

(c) The Company shall furnish to the Investor so long as such Investor owns Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the Investor to sell such securities pursuant to Rule 144 without registration.

9.	AMENDMENT OF REGISTRATION RIGHTS.

Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor. Any amendment or waiver effected in accordance with this Section 9 shall be binding upon each of the Investor and the Company. No such amendment shall be effective to the extent that it applies to fewer than all of the holders of the Registrable Securities.

10.	MISCELLANEOUS.

(a) A Person is deemed to be a holder of Registrable Securities whenever such Person owns or is deemed to own of record such Registrable Securities or owns the right to receive the Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

Exhibit D-13

(b) No Other Registrations. The Company shall not include any other securities on a Registration Statement which includes Registrable Securities unless otherwise agreed by the Investor.

(c) Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered pursuant to the notice provisions of the Purchase Agreement or to such other address and/or electronic mail address and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) electronically generated by the sender’s email service provider containing the time, date, and recipient email or (C) provided by a courier or overnight courier service shall be rebuttable evidence of personal service, receipt by email or receipt from a nationally recognized overnight delivery service in accordance with this section.

(d) Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

(e) The laws of the State of New York shall govern all issues concerning the relative rights of the Company and the Investor as its stockholder. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the Supreme Court of the State of New York, sitting in New York County, New York and federal courts for the Southern District of New York sitting in New York, New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(f) This Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the parties hereto.

Exhibit D-14

(g) The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(h) This Agreement may be executed in identical counterparts, both of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. Electronically scanned and delivered signatures (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com), including by e-mail attachment, shall be deemed to have been duly and validly delivered and be valid and effective for all purposes of this Agreement.

(i) Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(j) The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.

(k) This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

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Exhibit D-15

IN WITNESS WHEREOF, the Investor, the Company and Triller Corp. have caused their signature page to this Amended and Restated Registration Rights Agreement to be duly executed as of the date first above written.

AGBA Group Holding Limited

By:
Name:	Wing-Fai Ng
Title:	Chief Executive Officer

YA II PN, LTD.

By:	Yorkville Advisors Global, LP
Its:	Investment Manager

	By:	Yorkville Advisors Global II, LLC
	Its:	General Partner

By:
Name:
Title:

Exhibit D-16

EXHIBIT E

FORM OF SUBSIDIARY GUARANTY AGREEMENT

See attached.

Exhibit E-1

EXECUTION VERSION

AMENDED AND RESTATED GUARANTY AGREEMENT

THIS AMENDED AND RESTATED GUARANTY AGREEMENT (this “Guaranty”) is made as of June 28, 2024, by the parties identified as guarantors on the signature pages hereto or any joinder agreement hereto from time to time (each a “Guarantor ,” and collectively, the “Guarantors,” which terms shall include their respective successors and assigns), with and for the benefit of YA II PN, Ltd. (the “Beneficiary,” which term shall include the Beneficiary’s successors and assigns). The Guarantors and the Beneficiary are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

A. On April 16, 2024, AGBA Group Holding Limited, a British Virgin Island business company (the “Borrower”), entered into that certain Agreement and Plan of Merger (as may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and between the Borrower, its wholly-owned subsidiary AGBA Social Inc. (“Merger Sub”), Triller Corp., a Delaware corporation (“Triller Corp.”), and Bobby Sarnevesht, solely as representative of Triller Corp. stockholders. Pursuant to the Merger Agreement, (a) Triller Corp. completed a reorganization (the “Triller Reorganization”) with Triller Hold Co LLC (“Triller LLC”) on April 18, 2024, whereby Triller LLC reorganized into Triller Corp. as a Delaware corporation, (b) the Borrower will domesticate to the United States as a Delaware corporation (the “AGBA Domestication”), pursuant to which, among other things, all the Borrower’s ordinary shares, par value $0.001 per share (“AGBA Ordinary Shares”) will automatically convert into the same number of shares of common stock, par value $0.001 per share of the Borrower (the “Common Shares”) and (c) after giving effect to the Triller Reorganization and the AGBA Domestication, Merger Sub will be merged into Triller Corp. (the “Merger”), with Triller Corp. surviving the Merger and becoming a wholly-owned subsidiary of the Borrower.

B. The Borrower, Triller Corp., and the Beneficiary entered into that certain Amended and Restated Standby Equity Purchase Agreement, dated as of April 25, 2024 (as amended, restated, supplemented or otherwise modified from time to time, the “Original SEPA”), pursuant to which the Beneficiary advanced to Triller Corp. a Pre-Paid Advance (the “First Pre-Paid Advance”) in the original principal amount of $8.51 million on the terms, and subject to the conditions, of the Original SEPA.

C. In connection with the Original SEPA, certain Guarantors entered into that certain Guaranty Agreement, dated as of April 25, 2024, in favor of the Beneficiary (the “Original Guaranty”) pursuant to which such Guarantors agreed to guarantee the payment and performance of all of Triller Corp.’s and the Borrower’s obligations, indebtedness and liabilities to the Beneficiary, whether then existing or thereafter created or arising.

D. On the date hereof, the Borrower, Triller Corp., and the Beneficiary amended and restated the Original SEPA pursuant to that certain Second Amended and Restated Standby Equity Purchase Agreement, dated as of the date hereof (the “SEPA”), pursuant to which, among other things, Triller Corp. assigned and the Borrower assumed all of the rights and obligations of Triller Corp. under the Original SEPA (including the First Pre-Paid Advance) and the Beneficiary advanced to the Borrower a Pre-Paid Advance (the “Second Pre-Paid Advance” and together with the First Pre-Paid Advance, the “Advances”) in the original principal amount of $25 million on the terms, and subject to the conditions, of the SEPA.

E. The Advances are evidenced by that certain Amended and Restated Secured Convertible Promissory Note, dated as of the date hereof, made by the Borrower in favor of the Beneficiary in the aggregate principal amount of $33,510,000 (the “Promissory Note”).

Exhibit E-2

F. It is a condition to the Beneficiary’s entering into the SEPA that each Guarantor enter into this Guaranty, and each Guarantor has agreed to make this Guaranty, for the benefit and security of the Beneficiary, to guarantee or continue to guarantee, as applicable, the payment and performance of all of the Borrower’s obligations, indebtedness and liabilities to the Beneficiary, whether now existing or hereafter created or arising.

NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantors make the following covenants, agreements, representations and warranties with and for the benefit and security of the Beneficiary:

ARTICLE I

CONSTRUCTION AND DEFINED TERMS

Section 1.01. Recitals. The Parties acknowledge and agree that the recitals to this Guaranty are a material and substantive part of this Guaranty. The recitals are incorporated herein and made part of this Guaranty.

Section 1.02. Defined Terms. Capitalized terms used in this Guaranty that are not defined in this Guaranty but are defined in the SEPA, the Promissory Note, or the Pledge Agreements (as defined below), shall have the meanings given to such terms in the SEPA, the Promissory Note or the Pledge Agreements, as the case may be. As used in this Guaranty, the following terms have the following meanings:

“AGBA Pledge Agreement “ means that certain Pledge Agreement, dated as of the date hereof, by the Borrower and the other pledgors from time to time party thereto in favor of the Beneficiary, as may be amended, restated, supplemented or otherwise modified from time to time.

“Bankruptcy Event of Default” means any of the following events or circumstances: (a) if the Borrower, any Guarantor or any other Obligor shall (i) commence a voluntary case or other proceeding seeking (A) liquidation, reorganization, or other relief with respect to itself or its debts under any bankruptcy, insolvency, or similar law now or hereafter in effect or (B) the appointment of a trustee, receiver, liquidator, custodian, or other similar official of it or any substantial part of its assets, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, (ii) make a general assignment for the benefit of creditors, (iii) fail generally to pay its debts as they become due, or (iv) take any action to authorize any of the foregoing; or (b) if (i) an involuntary case or other proceeding shall be commenced against the Borrower, any Guarantor or any other Obligor seeking (A) liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or similar law now or hereafter in effect or (B) the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its assets, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of forty-five (45) days, or (ii) an order for relief shall be entered against the Borrower, any Guarantor or any other Obligor under the federal bankruptcy laws as now or hereafter in effect.

“Beneficial Owner Guaranty” means that certain Guaranty Agreement, dated as of the date hereof, made by Convoy Global Holdings Limited, a Cayman Islands limited company, and the other guarantors from time to time party thereto in favor of the Beneficiary, as may be amended, restated, supplemented or otherwise modified from time to time.

“Beneficiary” is defined in the recitals to this Guaranty.

Exhibit E-3

“Borrower” is defined in the recitals to this Guaranty.

“ Change of Control” means, with respect to any Person, and other than any change that may occur at or as a result of the Merger, any change in the power to direct or cause the direction of the management or policies of such Person, whether through ownership of voting securities, by agreement or otherwise, including any of the following: (i) a change in the legal or beneficial ownership of twenty percent (20%) or more of the voting securities (or other voting ownership interests) of such Person, or if such Person is a limited partnership, of any general partner of such Person, (ii) during the period of twenty-four (24) consecutive months, a majority of the members of the board of directors or other equivalent governing body of such Person cease to be to be composed of individuals (A) who were members of that board or other equivalent governing body on the first day of such twenty-four (24) consecutive month period, (B) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in preceding clause (A) constituting at the time of such election or nomination at least a majority of that board or equivalent governing body, or (C) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in preceding clauses (A) and (B) constituting at the time of such election or nomination at least a majority of that board or equivalent governing body, or (iii) the replacement of a managing general partner of a partnership or a managing member of a limited liability company.

“Collection Costs” means the Beneficiary’s actual costs and expenses (including the Beneficiary’s reasonable attorneys’ fees, paralegal fees and other legal expenses and the fees and expenses of the Beneficiary’s experts and other service providers, including consultants, accountants, search firms, appraisers, surveyors, receivers, trustees and auctioneers) incurred for the purpose collecting the Obligations or any other amounts owed to the Beneficiary under this Guaranty or any other Transaction Document, or for the purpose of enforcing, defending or protecting the Beneficiary’s rights with respect to the Obligations or the Collateral, including any such costs and expenses incurred for or in connection with (a) exercising or defending the Beneficiary’s rights and remedies under this Guaranty or any other Transaction Document or under any Law, as against any Guarantor or any other Obligor or with respect to any Collateral, (b) any litigation, arbitration, or mediation of disputes or claims related to this Guaranty or any other Transaction Document, or related to any Obligations or any Collateral, (c) obtaining and enforcing any judgment or award against any Guarantor or any other Obligor or other Person related to this Guaranty or any other Transaction Document, or any Obligations, or any Collateral, or in connection with any appeal of any such judgment or award, (d) enforcing and defending the Beneficiary’s security interests in and other liens on any Collateral and the priority of such security interests and liens, (e) collecting, repossessing, transporting, holding, storing, inspecting, assessing, repairing, insuring, advertising, or marketing any Collateral, (f) any sale or other disposition of any Collateral, (g) UCC financing statement searches, other lien searches and other public records searches relating to the Guarantors or any other Obligor or any Collateral, and (h) any transfer tax, recordation tax, documentary stamp tax, sales tax or other tax, assessment, charge or fee imposed or incurred in connection with the creation, filing, recording, registering or perfection of the Beneficiary’s security interests in or other liens on any Collateral or relating to any sale or other disposition of Collateral.

“Default” means an event, occurrence, circumstance, act or failure to act which (a) itself constitutes an Event of Default or (b) with the giving of notice and/or the passage of time would become an Event of Default.

“Event of Default” is defined in Section 5.01 of this Guaranty.

“Governing Jurisdiction” is defined in Section 8.21 of this Guaranty.

Exhibit E-4

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state, district, territory, county, municipal, local or otherwise, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank), and including the Persons holding or exercising the powers, privileges, discretions, titles, offices or authorities of any of the foregoing.

“Material Adverse Effect” means a material adverse effect on (a) any Collateral, (b) any Guarantor’s business, properties, operations, condition (financial or otherwise), assets, liabilities or capitalization, (c) any Guarantor’s ability to pay or perform its obligations under this Guaranty or any other Transaction Document, (d) the validity or enforceability of this Guaranty or any other Transaction Document, or (e) any rights or remedies of the Beneficiary under this Guaranty or any other Transaction Document.

“Obligor” means the Borrower, each Guarantor and each other Person that is obligated to pay or perform, or has provided Collateral or other security for, any of the Obligations, whether as a borrower, guarantor, customer, purchaser, lessee, licensee, applicant, counterparty, debtor or other obligor.

“Pledge Agreements” means, collectively, the AGBA Pledge Agreement and the Triller Pledge Agreement.

“Promissory Note” is defined in the recitals to this Guaranty.

“Solvent “ and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Transaction Documents” means, collectively, this Guaranty, the Beneficial Owner Guaranty, the SEPA, the Promissory Note, the Pledge Agreements and any and all documents, agreements, instruments or other items executed or delivered in connection with any of the foregoing.

“Triller Pledge Agreement” means that certain Amended and Restated Pledge Agreement, dated as of the date hereof, by Triller LLC and the other pledgors from time to time party thereto in favor of the Beneficiary, as may be amended, restated, supplemented or otherwise modified from time to time.

“United States” means the United States of America.

“Upstream Owners “ means each Person that has a direct or indirect legal or beneficial ownership interest in the Borrower, any Guarantor, or any other Obligor.

Exhibit E-5

Section 1.03. Article and Section Headings. Article and Section headings and captions in this Guaranty are for convenience only and shall not affect the construction or interpretation of this Guaranty. Unless otherwise expressly stated in this Guaranty, references in this Guaranty to Sections shall be read as Sections of this Guaranty.

Section 1.04. Other Terms. Terms used in this Guaranty shall be applicable to the singular and plural, and references to gender shall include all genders. The terms “ herein,” “hereof ,” “hereto,” and “hereunder” and similar terms refer to this Guaranty as a whole and not to any particular Article, Section, subsection or clause in this Guaranty. Unless otherwise expressly limited herein (and except where used in the conjunction of time periods or where used in the context of “does not include,” “shall not include,” “not included” or “not including”), the terms “include “ and “including,” shall be read to mean “include, without limitation,” or “including, without limitation,” as the case may be.

ARTICLE II

GUARANTY

Section 2.01. Guaranty of Payment and Performance. Each Guarantor hereby, jointly and severally, guarantees to the Beneficiary the prompt payment of the Obligations in full when due (whether as scheduled, at stated maturity, as a mandatory prepayment, on demand, by acceleration or otherwise) strictly in accordance with the terms of the Obligations and the Transaction Documents. Each Guarantor further agrees that if any Obligations are not paid in full when due (whether as scheduled, at stated maturity, as a mandatory prepayment, on demand, by acceleration or otherwise), the Guarantors will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time for payment or renewal of any of the Obligations, each Guarantor guarantees to the Beneficiary that the same will be promptly paid in full when due (whether as scheduled, at stated maturity, as a mandatory prepayment, on demand, by acceleration or otherwise) in accordance with the terms of such extension or renewal. This Guaranty is irrevocable, absolute and unconditional. This Guaranty is a guaranty of payment of all of the Obligations, and not a guaranty of collection. Each Guarantor further guarantees the performance of, and agrees to perform, at the time and in the manner set forth in the Transaction Documents, all of the terms, covenants and conditions therein required to be kept, observed or performed by the Borrower. Each Guarantor shall pay all of its payment obligations under this Guaranty to the Beneficiary in full when due, and each Guarantor shall perform fully its performance obligations under this Guaranty, in each instance without asserting, interposing or exercising any right of setoff, recoupment, or counterclaim, or any defense, and without any abatement, diminution, deduction, or other reduction of any kind. Any modification, limitation or discharge of any of the obligations, indebtedness or liabilities of the Borrower arising out of, or by virtue of, any bankruptcy, insolvency or similar proceedings for relief of debtors initiated by or against the Borrower under any law shall not modify, limit, reduce, impair, discharge, or otherwise affect the liability of any Guarantor under this Guaranty in any manner whatsoever, and this Guaranty shall continue in full force and effect, notwithstanding any such proceeding. Any modification, limitation or discharge of any of the obligations, indebtedness or liabilities of any Guarantor arising out of, or by virtue of, any bankruptcy, insolvency or similar proceedings for relief of debtors initiated by or against such Guarantor under any law shall not modify, limit, reduce, impair, discharge, or otherwise affect the liability of any other Guarantor under this Guaranty in any manner whatsoever, and this Guaranty shall continue in full force and effect, notwithstanding any such proceeding. If any Obligation guaranteed by any Guarantor is or becomes unenforceable, invalid or illegal, each Guarantor will, as an independent and primary obligation, indemnify the Beneficiary immediately on demand against any cost, loss or liability that the Beneficiary incurs as a result of the Borrower not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by the Borrower under any Transaction Document on the date when it would have been due (whether as scheduled, at stated maturity, as a mandatory prepayment, on demand, by acceleration or otherwise). The amount payable by the Guarantors to the Beneficiary under this indemnity will not exceed the amount the Guarantors would have had to pay under this Section if the amount claimed had been recoverable on the basis of a guarantee.

Exhibit E-6

Section 2.02. Continuing Guaranty. This Guaranty is a continuing guaranty and shall apply to all Obligations whenever arising.

Section 2.03. Obligations Unconditional. The obligations of the Guarantors under this Guaranty are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Transaction Documents, or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or Collateral or other security for any of the Obligations, and, to the fullest extent permitted by Applicable Law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Guaranty that the obligations of the Guarantors shall be absolute and unconditional under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by Applicable Law, the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder which shall remain absolute and unconditional as described above:

(a) at any time or from time to time, with or without notice to the Guarantors, the time for any performance of or compliance with any Obligations shall be extended, or such performance or compliance shall be waived;

(b) any of the acts mentioned in any of the provisions of any of the Transaction Documents or any other agreement or instrument referred to therein shall be done or not done;

(c) the maturity of the Obligations shall be accelerated;

(d) any Obligations or Transaction Documents shall be amended, restated, modified, or supplemented in any respect, or any right under any of the Transaction Documents or any other agreement or instrument referred to herein or therein shall be waived;

(e) the Borrower or any other Obligor requests the consent of the Beneficiary for any purpose and such consent is granted or such consent is delayed, conditioned, or withheld;

(f) any Person fails or refuses to guarantee the payment or performance of the Obligations;

(g) any guarantee of any of the Obligations by any Person, or any Collateral or other security given for such guarantee or for any of the Obligations, shall be released or exchanged in whole or in part or otherwise dealt with;

(h) any Obligations shall be determined to be void or voidable (including for the benefit of any creditor of any Obligor) or shall be subordinated to the claims of any Person (including any creditor of any Obligor);

(i) any Property is not provided as Collateral for any of the Obligations or any other form of security is not provided for any of the Obligations;

(j) any lien or security interest is not granted as security for any of the Obligations;

Exhibit E-7

(k) any lien or security interest that is granted as security for any of the Obligations shall fail to attach or to be perfected, or shall fail to have priority;

(l) the full or partial release or exchange of any Collateral or other security;

(m) the full or partial release or exchange of any lien or security interest; or

(n) the full or partial release of liability of any Obligor.

Section 2.04. Maximum Guarantor Liability. Except as provided in this Section 2.04, there is no limit on the amount of any Guarantor’s liability under this Guaranty. In any action or proceeding involving any state law or any other laws applicable to any Guarantor because of the form of such Guarantor’s organization, such as corporate law, limited liability company law, partnership law or trust law, or any state or federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of such Guarantor under this Guaranty would otherwise be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of such Guarantor’s liability under this Guaranty, then, notwithstanding any other provision hereof to the contrary, the amount of such Guarantor’s liability under this Guaranty shall, without any further action by such Guarantor, the Beneficiary or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors in such action or proceeding.

Section 2.05. Waiver of Subrogation. Each Guarantor agrees that it shall have no right of subrogation, reimbursement or indemnity whatsoever, nor any right of recourse to security, if any, for the Obligations, so long as any amounts payable to the Beneficiary in respect of the Obligations shall remain outstanding. Each Guarantor further agrees that it shall have no right of contribution nor any other recourse against the Borrower or any other Obligor so long as any amount payable to the Beneficiary in respect of the Obligations shall remain outstanding.

Section 2.06. Other Waivers.

(a) Waiver of Notice of Acceptance. Each Guarantor waives (i) notice of acceptance of this Guaranty, (ii) notice of any action taken or omitted by the Beneficiary in reliance on this Guaranty, and (iii) any requirement that the Beneficiary be diligent or prompt in making demands under this Guaranty, giving notice of any default by the Borrower or asserting any other rights of the Beneficiary under this Guaranty.

(b) Waiver of Defenses. Each Guarantor waives any defense based upon or arising by reason of (i) any disability or other defense of the Borrower or any other Person; (ii) any defect in the formation of the Borrower; (iii) any lack of authority of any officer, director, member, manager, partner, agent or any other Person acting or purporting to act on behalf of the Borrower; (iv) the application by the Borrower of the proceeds of any Obligations for purposes other than the purposes represented by the Borrower to the Beneficiary or to any Guarantor or intended or understood by the Beneficiary or any Guarantor; (v) any act or omission by the Beneficiary which directly or indirectly results in or aids the discharge of the Borrower or any Obligations by operation of law or otherwise; (vi) the cessation or limitation of the Obligations from any cause whatsoever, other than the final and irrevocable payment in full, in cash, of the Obligations to the Beneficiary; (vii) diligence or lack thereof; or (viii) any modification of the Obligations, in any form whatsoever, including, without limitation, any modification made after effective termination, and including, without limitation, the renewal, extension, acceleration or other change in time for payment of the Obligations, or other change in the terms of any Obligations, including, without limitation, any increase or decrease of the interest rate applicable to any of the Obligations.

Exhibit E-8

(c) Waiver of Impairment Defenses. Each Guarantor understands and acknowledges that if the Beneficiary forecloses, either by judicial foreclosure or by exercise of power of sale, any deed of trust or mortgage securing the Obligations, that foreclosure could impair or destroy any ability the Guarantors may have to seek payment, reimbursement, contribution or indemnification from the Borrower or others based on any right the Guarantors may have of subrogation, reimbursement, contribution, or indemnification for any amounts paid by the Guarantors under this Guaranty, and each Guarantor waives any defense based on any such impairment or destruction.

(d) Waiver of Statutory Rights. Each Guarantor waives the benefit of any statute of limitations or other statutory provisions affecting its liability hereunder.

(e) Waiver of Other Suretyship Defenses. Each Guarantor waives each and every defense and setoff of any nature which, under principles of suretyship, guaranty or otherwise, would operate to impair or diminish in any way the obligation of any Guarantor under this Guaranty, and acknowledges that each such waiver is by this reference incorporated into each security agreement, collateral assignment, pledge and/or other document from any Guarantor now or later securing this Guaranty and/or the Obligations, and acknowledges that as of the date of this Guaranty no such defense or setoff exists. Each Guarantor acknowledges that the effectiveness of this Guaranty is subject to no conditions of any kind. Each Guarantor acknowledges and agrees that this is a knowing and informed waiver of such Guarantor’s rights as discussed above and that the Beneficiary is relying on this waiver in extending credit to the Borrower.

(f) Waivers Made Knowingly and Voluntarily. Each Guarantor represents, warrants and agrees that the waivers made by the Guarantors in this Guaranty are made with each Guarantor’s full knowledge of their significance and consequences, and that under the circumstances, the waivers are reasonable and not contrary to public policy or law. If any of these waivers are determined to be contrary to any Applicable Law or public policy, the waivers made by the Guarantors in this Guaranty shall be effective only to the extent permitted by law.

Section 2.07. Subordination. Each Guarantor hereby subordinates the payment and the time of payment of all indebtedness, liabilities and other obligations of the Borrower, and of each other Obligor, to such Guarantor of every kind and nature whatsoever whether now in existence or hereafter entered into or created (the “Subordinated Indebtedness”) to the payment of all of the Obligations. Until all of the Obligations have been paid in full, the Guarantors shall not receive any payment or distribution on account of, or accept any collateral or security for, or bring any action to collect, any Subordinated Indebtedness. The Guarantors shall not assign, transfer, exchange, convert, pledge, forgive, or dispose of, the Subordinated Indebtedness while this Guaranty is in effect, other than the assignment, pledge and security interest created under this Guaranty in favor of the Beneficiary. In the event that any Guarantor is entitled to receive any payment or distribution in respect of Subordinated Indebtedness, whether voluntary or involuntary, and whether or not under any bankruptcy, insolvency or similar proceedings under any law, then such Guarantor agrees and directs that any such payment or distribution shall be paid or delivered directly to the Beneficiary, and when received by the Beneficiary, and in the Beneficiary’s discretion, either held by the Beneficiary as Collateral for the Obligations or applied to the Obligations, whether due or not and in such order and manner as the Beneficiary may elect. If any such payment or distribution in respect of Subordinated Indebtedness is received by any Guarantor, such Guarantor shall deliver the same to the Beneficiary (with any necessary indorsement), and until so delivered to the Beneficiary, the same shall be held in trust by such Guarantor as property of the Beneficiary. Each Guarantor hereby irrevocably authorizes and empowers the Beneficiary to demand, sue for, collect and receive every payment or distribution on account of the Subordinated Indebtedness and to file claims and take such other proceedings in the name of the Beneficiary or in the name of any Guarantor as the Beneficiary may deem necessary or advisable to carry out the provisions of this Guaranty. As further assurance of the authorization herein given, each Guarantor agrees to execute and deliver to the Beneficiary any power of attorney, assignment, indorsement, or other instrument as may be requested by the Beneficiary to enable the Beneficiary to enforce any claims upon the Subordinated Indebtedness and to collect and receive any payment or distribution with respect to the Subordinated Indebtedness. To secure each Guarantor’s obligations under this Guaranty, each Guarantor assigns, pledges and grants to the Beneficiary a security interest in, and lien on, the Subordinated Indebtedness, all proceeds thereof and all and any security and collateral therefor. Upon the request of the Beneficiary, each Guarantor shall indorse, assign and deliver to the Beneficiary all notes, certificates, bonds, debentures, instruments, guaranties and agreements evidencing, securing, guaranteeing, or made in connection with, the Subordinated Indebtedness, and any collateral therefor in the Guarantor’s possession or control. If the Beneficiary has possession of an instrument or chattel paper that evidences or constitutes Subordinated Indebtedness, then as to any such instrument or chattel paper, the Beneficiary shall not be obligated to take any necessary steps to preserve rights against prior parties. The Beneficiary shall have the rights and remedies of a secured party under the Uniform Commercial Code in effect in the Governing Jurisdiction with respect to the Subordinated Indebtedness and all proceeds thereof and any security and collateral therefor.

Exhibit E-9

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Each Guarantor makes the following representations and warranties to the Beneficiary as of the date of this Guaranty and of each Advance Notice Date:

Section 3.01. Organization, Power and Authority. Each Guarantor (a) is a corporation, limited liability company, limited partnership or statutory trust duly formed, organized, created or incorporated, and validly existing and in good standing, under the laws of the Applicable Jurisdiction set forth on Schedule 3.01 and (b) has the corporate, limited liability company, limited partnership or trust power and authority to execute, deliver, and perform its obligations under, this Guaranty.

Section 3.02. Execution, Delivery and Enforceability. The execution and delivery of this Guaranty by the Guarantors have been duly authorized by all requisite corporate, limited liability company, limited partnership or trust action, as applicable. This Guaranty has been duly and validly executed and delivered by each Guarantor. This Guaranty constitutes each Guarantor’s legal, valid and binding obligation, enforceable against each Guarantor in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the rights of creditors generally and the exercise of judicial discretion in accordance with general principles of equity.

Section 3.03. Consents and Approvals. The execution, delivery and performance of this Guaranty by the Guarantors do not require the consent or approval of any Person (other than any such irrevocable and unconditional consent or approval that the Guarantors have obtained in writing prior to the execution of this Guaranty) and will not (a) contravene any provision of law, or any order of any court or other agency of government binding upon any Guarantor or such Guarantor’s Property, (b) contravene, be in conflict with or result in the breach or default of (with due notice or lapse of time or both) the charter, bylaws, operating agreement, partnership agreement or other Organizational Documents of any Guarantor, (c) contravene, be in conflict with, result in the breach or default of (with due notice or lapse of time or both) any indenture, agreement or other instrument binding upon any of the Guarantors or their Property, or (d) result in the creation or imposition of any lien, security interest or restriction upon any Property of any of the Guarantors other than those created or imposed in favor of the Beneficiary under this Guaranty.

Exhibit E-10

Section 3.04. Investment Company Act. None of the Guarantors is an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

Section 3.05. Compliance with Applicable Laws. Each Guarantor is in compliance with all Applicable Laws applicable to such Guarantor or its Property, business or other activities, except where the failure to comply would not, individually or in the aggregate, have a Material Adverse Effect.

Section 3.06. Compliance with Anti-Corruption Requirements. None of the Guarantors have taken, directly or indirectly, and to the knowledge of the Guarantors, no director, officer, employee, agent or other Person acting on behalf of any Guarantor has taken, directly or indirectly, any action that would result in a violation by such Person of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder, or any other applicable anticorruption law, and the Guarantors have instituted and maintain policies and procedures designed to ensure continued compliance therewith.

Section 3.07. Compliance with OFAC. None of the Guarantors is, and to the knowledge of the Guarantors, no director, officer, employee, agent or other Person acting on behalf of any Guarantor is, an individual or entity that is, or that is owned or controlled by Persons that are: (i) the subject or target of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of State, the United Nations Security Council, the European Union, His Majesty’s Treasury of the United Kingdom, or other relevant sanctions authority (collectively, “Sanctions”); or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions including, without limitation, Cuba, Iran, North Korea, Sudan, Syria, and the Crimea Region of the Ukraine.

Section 3.08. Compliance with USA PATRIOT Act. None of the Guarantors is a Person(i) described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of Executive Order 13224 signed on September 23, 2001, as amended, or (ii) that engages in any dealings or transactions with any such Person. The Guarantors are in compliance with the USA PATRIOT Act.

Section 3.09. Adversarial Proceedings. No litigation, arbitration, investigation or administrative proceeding, or other adversarial proceeding, of or before any court, arbitrator or Governmental Authority, bureau or agency is currently pending or has been threatened by any Person, (a) with respect to this Guaranty or any transaction, indebtedness, obligation, liability, or other matter contemplated by this Guaranty or any other Transaction Document; or (b) against or affecting any Guarantor or any business or Property of any Guarantor.

Section 3.10. Guarantor Benefit. The proceeds of the First Pre-Paid Advance were advanced to Triller Corp. and the proceeds of the Second Pre-Paid Advance will be loaned by the Borrower to Triller Corp. and its Subsidiaries. Each Guarantor other than Triller Corp. is a direct or indirect, as applicable, subsidiary of Triller Corp. (and after consummation of the Merger, each Guarantor is a direct or indirect, as applicable, subsidiary of the Borrower) and each Guarantor has determined, based on such Guarantor’s independent review, that it has received, or will receive, substantial direct or indirect benefit from the loan or loans made, or other credits extended, by the Beneficiary to or for the account of the Borrower under the Transaction Documents, and that it is in each such Guarantor’s best interest to provide this Guaranty, as requested by the Borrower, for the benefit and security of the Beneficiary, regardless of whether any Guarantor has received, or receives, directly or indirectly, any proceeds of such loans or credits.

Exhibit E-11

Section 3.11. Access to Information Regarding Obligors . Each Guarantor acknowledges, represents and warrants to the Beneficiary that the Guarantors have adequate means to obtain from the Borrower and from each other Obligor, on a continuing basis, information concerning the financial and operating condition of the Borrower and each other Obligor, and their compliance with the terms and conditions of the Transaction Documents and the Obligations, and the Guarantors are not relying on the Beneficiary to provide such information either now or in the future. The Beneficiary shall have no present or future duty or obligation, and the Guarantors waive any right to claim or assert any such duty or obligation, to discover or to disclose to the Guarantors any information, financial or otherwise, concerning the Borrower or any other Obligor. Furthermore, the Beneficiary shall have no present or future duty to notify any Guarantor of any Default or Event of Default by the Borrower or any other Obligor, and the fact that the Beneficiary may not have notified the Guarantors of one or more Defaults or Events of Default shall not diminish or otherwise affect any Guarantor’s liability to the Beneficiary under this Guaranty. Each Guarantor acknowledges and agrees that its liability to the Beneficiary under this Guaranty shall continue regardless of whether the Obligations are guaranteed by any other Person.

Section 3.12. Access to Information Regarding Collateral. Each Guarantor acknowledges, represents and warrants to the Beneficiary that the Guarantors have adequate means to obtain from the Borrower and from each other Obligor, on a continuing basis, information concerning the existence and value of any Collateral. The Beneficiary shall have no present or future duty or obligation, and each Guarantor waives any right to claim or assert any such duty or obligation, to discover or to disclose to the Guarantors any information, financial or otherwise, concerning any Collateral. The Guarantors acknowledge and agree that each Guarantor’s liability to the Beneficiary under this Guaranty shall continue regardless of whether the Obligations are secured or unsecured, regardless of the existence of any Collateral or any lien or security interest on or in any Collateral for the Obligations, and regardless of the value of any Collateral.

Section 3.13. Solvency. On the date of this Guaranty and on each Advance Notice Date, and after giving effect to this Guaranty and the obligations under this Guaranty, each Guarantor is Solvent. The payment and performance of the obligations of the Guarantors hereunder will not cause any Guarantor to exceed its ability to pay its debts as they mature, and this Guaranty is made without any intent to hinder, delay or defraud either present or future creditors, purchasers or other interested Persons.

Section 3.14. Upstream Owners. On the date of this Guaranty, the Upstream Owners of the Borrower and the Guarantors, and their respective direct and indirect ownership interests in the Borrower and the Guarantors, are as set forth on Schedule 3.14.

ARTICLE IV

COVENANTS

Each Guarantor covenants and agrees as follows for the benefit and security of the Beneficiary:

Section 4.01. Existence. The Guarantors shall do all things necessary to preserve, renew and keep in full force and effect each Guarantor’s legal existence in its Applicable Jurisdiction. Each Guarantor shall maintain its legal status and qualification to do business in each jurisdiction where it is required to register or qualify to do business, except where the failure to do so would not, individually or in the aggregate, have a Material Adverse Effect.

Exhibit E-12

Section 4.02. Tax Reports. Each Guarantor shall furnish to the Beneficiary, within fifteen (15) days after such Guarantor’s federal and state income tax returns or information returns are filed, true, accurate and complete copies of such Guarantor’s filed federal and state income tax returns, including all schedules thereto, each of which shall be signed and certified by the Chief Financial Officer (or equivalent) of such Guarantor to be true and complete copies of such returns. In the event that an extension is filed for any tax return or information return for any Guarantor, such Guarantor shall furnish to the Beneficiary a copy of the filed extension within fifteen (15) days after filing for such extension.

Section 4.03. Other Reports. Promptly upon each Guarantor’s transmission thereof, each Guarantor shall furnish the Beneficiary with copies of all financial statements, proxy statements, notices and reports that such Guarantor sends to its shareholders, members, partners, beneficiaries or other equity holders, or to holders of any indebtedness of such Guarantor in their capacities as holders of such indebtedness.

Section 4.04. Records and Access. Each Guarantor shall maintain its financial books and records in accordance with GAAP. The Beneficiary shall be permitted access to all of the financial books and records of each Guarantor at such Guarantor’s place or places of business during normal business hours and shall be permitted to make and keep copies, at each Guarantor’s expense, of such books and records as the Beneficiary may request.

Section 4.05. Ownership and Management Information. Promptly upon the Beneficiary’s written (e-mail being sufficient) requests from time to time, each Guarantor shall provide to the Beneficiary such information as the Beneficiary may request regarding (i) the Upstream Owners of the Borrower and such Guarantor, (ii) the Borrower’s and such Guarantor’s directors, managers, general partners and other Persons with positions comparable to those of a director of a corporation, or a manager of a limited liability company, or a general partner of a partnership, as the case may be, and (iii) the Borrower’s and such Guarantor’s officers and any other Persons with positions comparable to those of an officer of a corporation.

Section 4.06. Other Information. Promptly upon the Beneficiary’s written requests (e-mail being sufficient) from time to time, each Guarantor shall furnish to the Beneficiary information as the Beneficiary may request regarding (i) such Guarantor and such Guarantor’s Property, including, for example, such Guarantor’s deposit accounts, securities accounts, commodity accounts, and other financial assets, and (ii) any of such Guarantor’s subsidiaries.

Section 4.07. Taxes. Each Guarantor shall file, or cause to be filed, when due all tax returns and reports which are required to be filed by such Guarantor. Each Guarantor shall pay and discharge promptly, on or before the date due, all taxes, assessments, charges, and other impositions imposed by any Governmental Authority on such Guarantor or on any Property of such Guarantor; provided that the Guarantors shall not be required to pay such taxes, assessments, charges or other impositions by any Governmental Authority that are being contested by one or more Guarantors in good faith by appropriate proceedings if (i) each such Guarantor shall have set aside on their books adequate reserves as required by GAAP with respect to each such tax, assessment, charge or imposition being so contested, (ii) the nonpayment of such taxes, assessments, charges or impositions does not create or result in a lien on, or impair the value of, any Collateral, and (iii) no Default or Event of Default shall have occurred and be continuing.

Section 4.08. Transaction Document Compliance. To the extent that any affirmative covenant, negative covenant or other provision in any Transaction Document applies by its terms to any Guarantor due to such Guarantor being an Obligor or an owner, subsidiary, affiliate or creditor of an Obligor, or by virtue of such Guarantor being a guarantor of the Obligations, each such Guarantor covenants and agrees that it is bound by, and shall comply with such affirmative covenants, negative covenants and other provisions, even if such Guarantor is not a party to the Transaction Document and is not specifically referred to by name in such affirmative covenants, negative covenants or other provisions, and even though such affirmative covenants, negative covenants or other provisions are not set forth in this Guaranty.

Exhibit E-13

Section 4.09. Compliance with Applicable Law. Each Guarantor shall comply with all Applicable Law applicable to such Guarantor or its Property, business or other activities, except where the failure to comply would not, individually or in the aggregate, have a Material Adverse Effect.

Section 4.10. Notice of Default or Event of Default. Within three (3) Business Days after the occurrence of any Default or Event of Default the Guarantors shall give the Beneficiary written notice thereof.

Section 4.11. Collection Costs. Within ten (10) days after the Beneficiary’s written request from time to time, the Guarantors shall pay (or provide the Beneficiary with sufficient funds for the payment of), or reimburse the Beneficiary for payment of, all Collection Costs identified by the Beneficiary with each request. In the event that the Beneficiary shall obtain a judgment against any Guarantor based on this Guaranty, the obligation of the Guarantors to pay Collection Costs shall not be merged into such judgment but each Guarantor’s obligation to pay Collection Costs shall continue and shall apply to any Collection Costs incurred by the Beneficiary in defending, enforcing and collecting such judgment and any Collection Costs incurred in connection with any appeal of all or any portion of such judgment.

ARTICLE V

EVENTS OF DEFAULT

Section 5.01. Events of Default. Each of the following events, occurrences or circumstances shall be an “Event of Default” under this Guaranty:

(a) if any payment of principal or interest of the Obligations, or if any payment of any fee, charge, royalty, premium, cost, expense, price, rent or other amount of the Obligations, is not made when due; provided that (i) if a Transaction Document expressly provides for the Beneficiary to give the Borrower or any Guarantor notice of such nonpayment, such notice shall have been given and (ii) if a Transaction Document expressly provides for a grace or cure period for such nonpayment, such nonpayment shall have continued uncured beyond the grace or cure period expressly provided in such Transaction Document;

(b) the occurrence of a breach, default or event of default, or other failure to perform, by the Borrower, any Guarantor or any other Obligor, not within the scope of preceding clause (a), under any Transaction Document; provided that (i) if such Transaction Document expressly provides for the Beneficiary to give the Borrower or any Guarantor notice of such breach, default, event of default or failure, such notice shall have been given, and (ii) if such Transaction Document expressly provides for a grace or cure period for such breach, default, event of default or failure, such breach, default, event of default or failure shall have continued uncured beyond the grace or cure period expressly provided in such Transaction Document;

(c) if any confirmation, representation or warranty made by any Guarantor in this Guaranty, or made by any Guarantor or any other Obligor in any other Transaction Document, is breached in any material respect or is false or misleading;

Exhibit E-14

(d) if any written statement (including any financial statement or tax return) of any Guarantor or any other Obligor, or any other report, certificate, or information, provided to the Beneficiary by or on behalf of any Guarantor or any other Obligor (i) as a part of any request or application for a loan or other credit, (ii) as a condition or requirement of or under any Transaction Document or any Obligations, or (iii) to induce the Beneficiary to take or refrain from taking any action, is incomplete in any material respect or is false or misleading;

(e) if any Guarantor shall breach, default under, or fail to comply with, (i) any of its payment obligations, performance obligations, or other obligations under Article II of this Guaranty or (ii) any representation, warranty, covenant, agreement or other provision of this Guaranty;

(f) if any Guarantor fails to pay when due any obligation, indebtedness or liability (other than the Obligations) owed to any Person, or breaches, defaults or fails to comply with any other term, representation, warranty, covenant, condition or other provision applicable to such obligations, indebtedness or liability, and (i) such obligation, indebtedness or liability shall have matured or (ii) the occurrence of any such failure, breach, or default would entitle the holder of such obligation, indebtedness or liability to accelerate such obligation, indebtedness or liability or exercise any remedy with respect thereto;

(h) the commencement of any proceeding against, or the occurrence of any seizure, repossession, or other taking possession of, any Guarantor’s Property or any rights therein by any Person by any action or means, including condemnation, forfeiture, seizure, levy, distraint, replevin or self-help;

(i) the occurrence or commencement of any Lien Proceedings, or any other event, circumstance or proceeding that impairs, or may impair, the value of the Collateral, or the Beneficiary’s security interest in the Collateral, or the perfection of the Beneficiary’s security interest in the Collateral, or the first priority of the Beneficiary’s security interest in the Collateral, or the enforceability of any Transaction Document against any Guarantor or any other Obligor or any other Person, as determined by the Beneficiary in the Beneficiary’s discretion;

(j) the occurrence of a Bankruptcy Event of Default with respect to any Guarantor or any other Obligor;

(k) the occurrence of a material adverse change in the financial or operating condition of the Borrower, any Guarantor or any other Obligor after the date of this Guaranty, as determined by the Beneficiary in the Beneficiary’s discretion;

(l) the occurrence, directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, of any Change of Control of any Guarantor; or

(m) the occurrence of an Event of Default (as defined in any Transaction Document other than this Guaranty).

Exhibit E-15

ARTICLE VI

ACCELERATION OF OBLIGATIONS

Section 6.01. Acceleration. Upon the occurrence of any Event of Default, the Beneficiary may, at the Beneficiary’s option and in the Beneficiary’s discretion, and without prior notice to or demand upon any Guarantor, accelerate some or all of the Obligations, and upon such acceleration, all such Obligations as shall have been accelerated shall be immediately due and payable. Notwithstanding the foregoing, immediately upon any Bankruptcy Event of Default, and without notice to or demand upon any Guarantor or any action by the Beneficiary, the Obligations shall be accelerated and all of the Obligations shall be immediately due and payable. Nothing in this Guaranty shall be construed as modifying or limiting, or as prohibiting or restricting the Beneficiary from exercising, any right to demand immediate payment of any Obligations then due and payable or payable on demand.

ARTICLE VII

REMEDIES

Section 7.01. Remedies. Upon and after the occurrence of any Event of Default, the Beneficiary shall have all of the rights and remedies available under this Guaranty and the other Transaction Documents, and such rights and remedies as may be available to the Beneficiary at law and in equity.

Section 7.02. Remedies Cumulative. The Beneficiary’s rights and remedies under this Guaranty are cumulative and not exclusive of any rights or remedies as the Beneficiary would otherwise have and may be exercised simultaneously. No failure or delay on the part of the Beneficiary in exercising any right, power or privilege under this Guaranty or under any other Transaction Document, and no course of dealing between any Guarantor or any other Obligor or other Person and the Beneficiary, shall operate as a waiver of any of the Beneficiary’s rights, powers or privileges under this Guaranty or under any other Transaction Document; nor shall any single or partial exercise of any right, power or privilege under this Guaranty or any other Transaction Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. No notice or demand on any Guarantor in any circumstance shall entitle any Guarantor or any other Obligor or any other Person to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Beneficiary to any other or further action in any circumstances without notice or demand.

Exhibit E-16

ARTICLE VIII

GENERAL PROVISIONS

Section 8.01. Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms hereof must be in writing and will be deemed to have been delivered: upon the later of (A) either (i) receipt, when delivered personally or (ii) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same and (B) receipt, when sent by e-mail. The addresses and email addresses for such communications shall be:

If to any Guarantor, to:

Triller Hold Co LLC1

7119 West Sunset Blvd, Suite 782

Los Angeles, CA 90046

Attention:	Prem Parameswaran
Chief Financial Officer

Telephone:	(310) 893-6090
Email:	prem@triller.co]

If to the Beneficiary:

YA II PN, Ltd.

c/o Yorkville Advisors Global, LLC

1012 Springfield Avenue

Mountainside, NJ 07092

Attention: Mark Angelo

Telephone: 201-985-8300

Email: Legal@yorkvilleadvisors.com

or at such other address and/or e-mail address and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three (3) Business Days prior to the effectiveness of such change. Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, (ii) electronically generated upon sending the e-mail or (iii) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by e -mail or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively. Notwithstanding the aforesaid procedures, any notice, request or demand upon the Guarantors in fact received by any Guarantor shall be sufficient notice or demand as to the Guarantors.

Section 8.02. Term. This Guaranty may not be cancelled, terminated, repudiated or rescinded by any Guarantor for any reason. This Guaranty shall commence with the date of this Guaranty and shall continue in full force and effect and be binding upon the Guarantors until all Obligations guaranteed under this Guaranty shall have been fully paid and satisfied (such that there are no outstanding Obligations), and there is no commitment on the part of the Beneficiary to make advances, incur obligations or otherwise give value to the Borrower or the Guarantors, and the Beneficiary shall have given the Guarantors written notice of the termination of this Guaranty (excluding provisions that by their terms survive termination of this Guaranty) . The Beneficiary shall not be obligated to give the Guarantors written notice of the termination of this Guaranty until all of the Obligations have been fully paid and satisfied (such that there are no outstanding Obligations), there is no commitment on the part of the Beneficiary to make an advance, incur an obligation or otherwise give value, to the Borrower or the Guarantors, and the Guarantors shall have given the Beneficiary a written demand requesting termination of this Guaranty.

[1]	Note to Triller: Please confirm notice information

Exhibit E-17

Section 8.03. Reinstatement. Notwithstanding anything to the contrary in this Guaranty or any other Transaction Document, if any amount received by the Beneficiary from the Borrower or any other Obligor or other Person and applied to the Obligations, or applied to any indebtedness, obligations or liabilities of the Borrower or any other Obligor under the Transaction Documents, is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or if any proceeds of any Collateral or of any other security are required to be returned by the Beneficiary to any Obligor, its estate, trustee, receiver, or any other party, under any bankruptcy law, state or federal law, common law or in equity, then to the extent of such payment, repayment, refund, or return, this Guaranty shall remain in full force and effect, as fully as if such payment had never been made or, if prior to such payment, repayment, refund or return this Guaranty shall have been released or terminated, this Guaranty shall be reinstated in full force and effect, and such prior release or termination shall not diminish, release, discharge, impair or otherwise affect this Guaranty in respect of the amount of such payment, repayment, refund or return.

Section 8.04. Beneficiary’s Right to Release Obligors. The Beneficiary from time to time may take or release other security, may release any party primarily or secondarily liable for any Obligations or other indebtedness to the Beneficiary, may grant waivers, extensions, renewals or indulgences with respect to such Obligations or other indebtedness and may apply any other security therefor held by the Beneficiary to the satisfaction of such Obligations or other indebtedness, all without any obligation to give the Guarantors notice of any thereof, and all without prejudice to any of the Beneficiary’s rights under this Guaranty. Furthermore, the Beneficiary from time to time may enter into amendments of Transaction Documents with any party or parties primarily or secondarily liable for the Obligations, without any obligation to give the Guarantors notice thereof, and without prejudice to any of the Beneficiary’s rights under this Guaranty regardless of whether any Guarantor is a party to or consents to such amendments.

Section 8.05. Marshaling. The Beneficiary shall not be required to marshal any present or future collateral security for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order. To the extent that it lawfully may, each Guarantor hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of the Beneficiary’s rights under this Guaranty or under any other agreement, document or instrument creating, evidencing, guarantying, or securing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, each Guarantor hereby waives the benefit of all such laws.

Section 8.06. Amendments. This Guaranty shall not be amended, modified, changed, waived, discharged or terminated, nor shall any consent be given under this Guaranty, unless such amendment, modification, change, waiver, discharge, termination or consent is in writing and signed by the Beneficiary.

Section 8.07. Successors and Assigns. This Guaranty shall be binding upon the Guarantors and their successors and assigns, and shall inure, together with the rights and remedies of the Beneficiary hereunder, to the benefit of the Beneficiary and the Beneficiary’s successors, transferees and assigns. This Guaranty may not be assigned by any Guarantor without the prior written consent of the Beneficiary.

Section 8.08. Additional Assignors and Joinders . It is understood and agreed that any Person that desires to become a Guarantor hereunder, or is required to become a Guarantor hereunder after the date hereof pursuant to the respective Transaction Documents, shall become a Guarantor hereunder by (x) executing a counterpart hereof or by executing a joinder to this Guaranty and, in either case, delivering the same to the Beneficiary, and (y) taking all actions as specified in this Guaranty as would have been taken by such new Guarantor had it been an original party to this Guaranty, in each case with all documents required above to be delivered to the Beneficiary and with all documents and actions required above to be taken to the reasonable satisfaction of the Beneficiary.

Exhibit E-18

Section 8.09. Severability. Any provision of this Guaranty that is prohibited by, or unenforceable under, the laws of any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability, without invalidating the remaining provisions of this Guaranty, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by law, each Guarantor hereby waives any provision of law which renders any provision of this Guaranty prohibited or unenforceable in any respect.

Section 8.10. Counterparts. This Guaranty may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Guaranty by facsimile or in electronic (for example, “.pdf” or “tif”) format by email or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Guaranty. Signature pages may be detached from separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document. In making proof of this Guaranty, it shall not be necessary to produce more than one counterpart of this executed Guaranty.

Section 8.11. Electronic Signatures. The words “execution,” “signed,” “signature,” and words of like import in this Guaranty shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 8.12. Entire Agreement. This Guaranty, the other Transaction Documents, and any other document executed and delivered by the Parties with this Guaranty or the other Transaction Documents are a complete and exclusive expression of all the terms of the matters expressed therein, and all prior agreements, statements, and representations, whether written or oral, which relate thereto in any way are hereby superseded and shall be given no force and effect.

Section 8.13. No Third Party Benefit. The terms and provisions of this Guaranty are for the benefit of the Beneficiary, and its successors and assigns, and no third party shall have any right or cause of action on account hereof.

Section 8.14. Waiver of Special and Punitive Damages. Each Guarantor hereby waives to the fullest extent permitted by law all claims to special, indirect, consequential, exemplary and punitive damages in any lawsuit or other legal action brought by any Guarantor against the Beneficiary, or any of its or their shareholders, members, partners, directors, managers, trustees, officers, employees, agents or advisors, in respect of any claim arising under this Guaranty, the other Transaction Documents, or any other agreement between the Beneficiary and the Guarantors at any time, including any such agreements, whether written or oral, made or alleged to have been made at any time prior to the date hereof, and all agreements made hereafter or otherwise, or in respect of any claims arising under common law or under any statute of any state or the United States, whether any such claims be now existing or hereafter arising, now known or unknown. In making this waiver, the Guarantors acknowledge and agree that they shall not make any claim for special, indirect, consequential, exemplary or punitive damages against the Beneficiary or any of its shareholders, members, partners, directors, managers, trustees, officers, employees, agents or advisors.

Section 8.15. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Guaranty. In the event of any ambiguity or question of intent or interpretation arises, this Guaranty shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Guaranty.

Exhibit E-19

Section 8.16. No Conditions Precedent. Each Guarantor acknowledges that no unsatisfied conditions precedent to the effectiveness and enforceability of this Guaranty exist as of the date of the execution of this Guaranty and that the effectiveness and enforceability of this Guaranty is not in any way conditioned or contingent upon any event, occurrence, or happening, or upon any condition existing or coming into existence either before or after the execution of this Guaranty, including, but not limited to, the guaranty of the Borrower’s obligations by any other Person.

Section 8.17. Waiver of Subrogation. Each Guarantor agrees that the Guarantors shall have no right of subrogation, reimbursement or indemnity whatsoever, nor any right of recourse to security, if any, for the Obligations, so long as any amounts payable to the Beneficiary in respect of the Obligations shall remain outstanding. Each Guarantor further agrees that the Guarantors shall have no right of contribution nor any other recourse against any other Obligor so long as any amount payable to the Beneficiary in respect of the Obligations shall remain outstanding.

Section 8.18. Further Assurances. Each Guarantor shall execute and deliver to the Beneficiary such further assurances and take such other further actions as the Beneficiary may from time to time request to further the intent and purpose of this Guaranty and the other Transaction Documents and to maintain and protect the rights and remedies intended to be created in favor of the Beneficiary under this Guaranty and the other Transaction Documents.

Section 8.19. Multiple Guarantors. If there is more than one Guarantor, (a) each Guarantor shall be jointly and severally liable for the obligations of the Guarantors under this Guaranty, (b) the term “Guarantor” whenever used herein shall include each Guarantor, jointly and severally, with all other Guarantors, and (c) the Beneficiary may (without notice to or consent of any other Guarantor and with or without consideration) release, compromise, settle with, and proceed against any Guarantor and any security and Collateral given by such Guarantor without affecting, impairing, lessening or releasing the obligations of any other Guarantor. Any one or more successive or concurrent actions or proceedings may be brought against any or all of the Guarantors, either in the same action, if any, brought against the Borrower or in separate actions or proceedings, as often as the Beneficiary may deem advisable.

Section 8.20. Representation by Counsel. The Guarantors acknowledge that they are and have been represented by counsel of their choice in connection with the negotiation, preparation, review, authorization, execution and delivery of this Guaranty and any other instruments, agreements or matters relating to this Guaranty.

Section 8.21. Choice of Law, Venue, Jury Trial Waiver and Judicial Reference.

(a) Governing Law. This Guaranty and the rights and obligations of the parties hereunder shall, in all respects, be governed by, and construed in accordance with, the laws (excluding the principles of conflict of laws) of the State of New York (the “Governing Jurisdiction”) (including Section 5-1401 and Section 5-1402 of the General Obligations Law of the State of New York), including all matters of construction, validity and performance.

(b) Jurisdiction; Venue; Service.

(i) Each Guarantor hereby irrevocably consents to the non-exclusive personal jurisdiction of the state courts of the Governing Jurisdiction and, if a basis for federal jurisdiction exists, the non-exclusive personal jurisdiction of any United States District Court for the Governing Jurisdiction.

Exhibit E-20

(ii) Each Guarantor agrees that venue shall be proper in any court of the Governing Jurisdiction selected by the Beneficiary or, if a basis for federal jurisdiction exists, in any United States District Court in the Governing Jurisdiction. Each Guarantor waives any right to object to the maintenance of any suit, claim, action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, in any of the state or federal courts of the Governing Jurisdiction on the basis of improper venue or inconvenience of forum.

(iii) Any suit, claim, action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or tort or otherwise, brought by any Guarantor against the Beneficiary arising out of or based upon this Guaranty or any matter relating to this Guaranty, or any other Transaction Document, or any Obligations, or any contemplated transaction, shall be brought in a court only in the Governing Jurisdiction. The Guarantors shall not file any counterclaim against the Beneficiary in any suit, claim, action, litigation or proceeding brought by the Beneficiary against any Guarantor in a jurisdiction outside of the Governing Jurisdiction unless under the rules of the court in which the Beneficiary brought such suit, claim, action, litigation or proceeding the counterclaim is mandatory, and not permissive, and would be considered waived unless filed as a counterclaim in the suit, claim, action, litigation or proceeding instituted by the Beneficiary against such Guarantor. Each Guarantor agrees that any forum outside the Governing Jurisdiction is an inconvenient forum and that any suit, claim, action, litigation or proceeding brought by any Guarantor against the Beneficiary in any court outside the Governing Jurisdiction should be dismissed or transferred to a court located in the Governing Jurisdiction. Furthermore, each Guarantor irrevocably and unconditionally agrees that it will not bring or commence any suit, claim, action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Beneficiary arising out of or based upon this Guaranty or any matter relating to this Guaranty, or any other Transaction Document, or any Obligations, or any contemplated transaction, in any forum other than the courts of the State of New York sitting in New York County, and the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such suit, claim, action, litigation or proceeding may be heard and determined in such New York State Court or, to the fullest extent permitted by Applicable Law, in such federal court. Each Guarantor and the Beneficiary agree that a final judgment in any such suit, claim, action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(iv) Each Guarantor and the Beneficiary irrevocably consent to the service of process out of any of the aforementioned courts in any such suit, claim, action, litigation or proceeding by the mailing of copies thereof by registered or certified mail postage prepaid, to it at the address provided for notices in this Guaranty, such service to become effective thirty (30) days after the date of mailing.

(v) Nothing herein shall affect the right of the Beneficiary to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against any Guarantor or any other Person in the Governing Jurisdiction or in any other jurisdiction.

(c) Waiver of Jury Trial. The Guarantors and the Beneficiary mutually waive all right to trial by jury of all claims of any kind arising out of or based upon this Guaranty or any matter relating to this Guaranty, or any other Transaction Document, or any Obligations, or any contemplated transaction. The Guarantors and the Beneficiary acknowledge that this is a waiver of a legal right and that the Guarantors and the Beneficiary each make this waiver voluntarily and knowingly after consultation with counsel of their respective choice. The Guarantors and the Beneficiary agree that all such claims shall be tried before a judge of a court having jurisdiction, without a jury.

[The signature page follows. The remainder of this page is blank.]

Exhibit E-21

IN WITNESS WHEREOF, and intending to be legally bound hereby, the undersigned Guarantors and the Beneficiary execute this Amended and Restated Guaranty Agreement as of the date first above written.

GUARANTORS:

TRILLER CORP.

By:
Name:
Title:

TRILLER HOLD CO LLC

By:
	Name:	Bobby Sarnevesht
	Title:	Chief Executive Officer

[Signature Page to Amended and Restated Guaranty Agreement]

Exhibit E-22

BENEFICIARY:

YA II PN, LTD.

By:	Yorkville Advisors Global, LP
Its:	Investment Manger

By:	Yorkville Advisors Global II, LLC
Its:	General Partner

By:
Name:	Troy Rillo, Esq.
Title:	Partner

[Signature Page to Amended and Restated Guaranty Agreement]

Exhibit E-23

Schedule 3.01

Organization

Guarantor	Type of Entity	Jurisdiction of Organization
Triller Corp.	Corporation	Delaware
Triller Hold Co LLC	Limited liability company	Delaware

Exhibit E-24

Schedule 3.14

Upstream Owners

Upstream Owners of Triller Hold Co LLC:

Name	Type of Entity	Jurisdiction of Organization	Percentage Ownership Interest
Triller Corp.	Corporation	Delaware	100%

Exhibit E-25

Upstream Owners of Triller Corp.:

Triller Cap Table Summary

Count	Name	Series A Preferred	Series A	Series B	Total
1	Total Formation Inc.	25,905,187	6,481,185	0	32,386,372
2	BAS Living Trust	0	8,458,257	11,583,463	20,041,720
3	AS Trust	0	8,121,887	11,583,463	19,705,350
4	Triller Legacy LLC	0	18,616,000	0	18,616,000
5	Mashtraxx (Triller Holding) Ltd.	0	17,452,500	0	17,452,500
6	Proxima Media LLC	0	24,553	15,096,456	15,121,009
7	Kristine Peterson, TTEE of the R. Kavanaugh Trust dtd November 11, 2008	0	14,405,724	0	14,405,724
8	Capital Truth Holdings Ltd.	0	12,657,543	0	12,657,543
9	Halogen Investment Group II, LLC	0	8,630,079	0	8,630,079
10	Share Loan Holding Vehicle LLC	0	8,388,000	0	8,388,000
11	Castle Lion Investments Limited	8,257,930	0	0	8,257,930
12	Truverse HoldCo, Inc.	0	8,051,962	0	8,051,962
13	TYH Wavemaker LLC	0	6,060,465	0	6,060,465
14	Mahinda de Silva	0	5,053,188	0	5,053,188
15	Universal Music Investments Inc.	0	4,780,964	0	4,780,964
16	Sony Music Entertainment	0	4,766,784	0	4,766,784
17	Jaeson Ma Inc.	0	4,545,454	0	4,545,454
18	Jo Hirao	0	4,199,944	0	4,199,944
19	FS Inc.	0	4,128,965	0	4,128,965
20	Timothy Mosley	0	3,596,601	0	3,596,601
21	Kasseem Daoud Dean	0	3,596,601	0	3,596,601
22	ClearVue Triller Holdings	0	3,589,418	0	3,589,418
23	Fubon Financial Holding Venture Capital Co. Ltd.	3,539,113	0	0	3,539,113
24	Julia Hashemieh	0	3,359,403	0	3,359,403
25	Earlybird Digital East Fund 2013 SCA SICAR	0	3,306,605	0	3,306,605
26	Mike Lu	0	2,877,306	0	2,877,306
27	Thuzio Holdings Inc.	0	2,712,004	0	2,712,004
28	BC Ticketing LLC	0	2,707,177	0	2,707,177
29	Joseph Lyske	0	2,547,532	0	2,547,532
30	Philip Walsh	0	2,547,532	0	2,547,532
31	Omicron Partners, Ltd.	0	2,478,833	0	2,478,833
32	AGF Investment LLC	0	2,457,000	0	2,457,000
33	Davinia Investment Co.	0	2,359,409	0	2,359,409
34	Signature Entetainment Investment Group LLC	0	2,359,409	0	2,359,409
35	Halogen Investment Group LLC	0	1,965,602	0	1,965,602
36	Falcon Triller SPIV III Ltd.	0	1,959,970	0	1,959,970
37	Tribeca Corporate Services LLC	0	1,899,336	0	1,899,336
38	Multiverse Investment Fund I LP	0	1,783,783	0	1,783,783
39	Falcon Triller SPIV Ltd.	0	1,771,458	0	1,771,458
40	ClearVue Triller Plus Holdings, Ltd.	0	1,603,273	0	1,603,273
41	Kakao Investment Co., Ltd.	0	1,474,201	0	1,474,201
42	Pegasus Tech Ventures Company II, L.P.	0	1,474,201	0	1,474,201
43	Falcon Triller Convertible Note Ltd.	0	1,415,248	0	1,415,248
44	BRCR Consulting, Inc.	0	1,360,380	0	1,360,380
45	Music and Entertainment Rights Licensing Independent Network	0	1,348,313	0	1,348,313
46	Shalizi Holdings LLC	0	1,321,668	0	1,321,668
47	Bianor Holding AD	0	1,285,596	0	1,285,596
48	ClearVue Triller Merge, Ltd.	0	1,208,599	0	1,208,599
49	Falcon Triller SPIV II Ltd.	0	1,196,472	0	1,196,472
50	Icon Image AB	0	1,179,704	0	1,179,704
51	JMPartners, Inc.	0	1,161,953	0	1,161,953
52	Josh Richards	0	1,152,367	0	1,152,367
53	Aryana Health Care Foundation	0	1,061,231	0	1,061,231
54	Paul Kahn	0	1,041,057	0	1,041,057
55	Tuhin Roy	0	1,037,900	0	1,037,900
56	Daoud Wardak	0	1,031,941	0	1,031,941
57	LAUNCHub Fund Cooperatief U.A.	0	924,290	0	924,290
58	Julius Holdings Inc.	0	918,328	0	918,328
59	Arash Pournouri	0	909,090	0	909,090
60	S.F. Music Holding B.V.	0	900,594	0	900,594
61	Nick Velten Holding B.V.	0	900,594	0	900,594
62	StraightPath Venture Partners LLC	0	884,627	0	884,627
63	Mebo Ventures Limited	0	837,538	0	837,538
64	John Flock	0	812,682	0	812,682
65	JM YG Social Network Fund	0	786,721	0	786,721
66	HiJoJo Fund 15 LLC	0	736,672	0	736,672
67	TSB Bare Knuckle LLC	0	719,147	0	719,147
68	Halogen Incentive Group, LLC	0	682,185	0	682,185
69	Griffin Johnson	0	666,385	0	666,385
70	BASM HoldCo LLC	0	661,126	0	661,126
71	Empire Distribution Inc.	0	653,147	0	653,147

Exhibit E-26

Exhibit E-27

EXHIBIT F

FORM OF BENEFICIAL OWNER GUARANTY AGREEMENT

See attached.

Exhibit F-1

EXECUTION VERSION

GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT (this “Guaranty”) is made as of June 28, 2024, by the parties identified as guarantors on the signature pages hereto or any joinder agreement hereto from time to time (each a “Guarantor,” and collectively, the “Guarantors,” which terms shall include their respective successors and assigns), with and for the benefit of YA II PN, Ltd. (the “Beneficiary,” which term shall include the Beneficiary’s successors and assigns). The Guarantors and the Beneficiary are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

A. AGBA Group Holding Limited, a British Virgin Island business company (the “Borrower”), Triller Corp., a Delaware corporation (“Triller Corp.”), and the Beneficiary entered into that certain Amended and Restated Standby Equity Purchase Agreement, dated as of April 25, 2024 (as amended, restated, supplemented or otherwise modified from time to time, the “Original SEPA”), pursuant to which the Beneficiary advanced to Triller Corp. a Pre-Paid Advance (the “First Pre-Paid Advance”) in the original principal amount of $8.51 million on the terms, and subject to the conditions, of the Original SEPA.

B. On the date hereof, the Borrower, Triller Corp., and the Beneficiary amended and restated the Original SEPA pursuant to that certain Second Amended and Restated Standby Equity Purchase Agreement, dated as of the date hereof (the “SEPA”), pursuant to which, among other things, Triller Corp. assigned and the Borrower assumed all of the rights and obligations of Triller Corp. under the Original SEPA (including the First Pre-Paid Advance) and the Beneficiary advanced to the Borrower a Pre-Paid Advance (the “Second Pre-Paid Advance” and together with the First Pre-Paid Advance, the “Advances”) in the original principal amount of $25 million on the terms, and subject to the conditions, of the SEPA.

C. The Advances are evidenced by that certain Amended and Restated Secured Convertible Promissory Note, dated as of the date hereof, made by the Borrower in favor of the Beneficiary in the aggregate principal amount of $33,510,000 (the “Promissory Note”).

D. It is a condition to the Beneficiary’s entering into the SEPA that each Guarantor enter into this Guaranty, and each Guarantor has agreed to make this Guaranty, for the benefit and security of the Beneficiary, to guarantee or continue to guarantee, as applicable, the payment and performance of all of the Borrower’s obligations, indebtedness and liabilities to the Beneficiary, whether now existing or hereafter created or arising.

NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantors make the following covenants, agreements, representations and warranties with and for the benefit and security of the Beneficiary:

ARTICLE I

CONSTRUCTION AND DEFINED TERMS

Section 1.01. Recitals. The Parties acknowledge and agree that the recitals to this Guaranty are a material and substantive part of this Guaranty. The recitals are incorporated herein and made part of this Guaranty.

Exhibit F-2

Section 1.02. Defined Terms. Capitalized terms used in this Guaranty that are not defined in this Guaranty but are defined in the SEPA, the Promissory Note, or the Pledge Agreements (as defined below), shall have the meanings given to such terms in the SEPA, the Promissory Note or the Pledge Agreements, as the case may be. As used in this Guaranty, the following terms have the following meanings:

“AGBA Pledge Agreement “ means that certain Pledge Agreement, dated as of the date hereof, by the Borrower and the other pledgors from time to time party thereto in favor of the Beneficiary, as may be amended, restated, supplemented or otherwise modified from time to time.

“Bankruptcy Event of Default” means any of the following events or circumstances: (a) if the Borrower, any Guarantor or any other Obligor shall (i) commence a voluntary case or other proceeding seeking (A) liquidation, reorganization, or other relief with respect to itself or its debts under any bankruptcy, insolvency, or similar law now or hereafter in effect or (B) the appointment of a trustee, receiver, liquidator, custodian, or other similar official of it or any substantial part of its assets, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, (ii) make a general assignment for the benefit of creditors, (iii) fail generally to pay its debts as they become due, or (iv) take any action to authorize any of the foregoing; or (b) if (i) an involuntary case or other proceeding shall be commenced against the Borrower, any Guarantor or any other Obligor seeking (A) liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or similar law now or hereafter in effect or (B) the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its assets, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of forty-five (45) days, or (ii) an order for relief shall be entered against the Borrower, any Guarantor or any other Obligor under the federal bankruptcy laws as now or hereafter in effect.

“Beneficiary” is defined in the recitals to this Guaranty.

“Borrower” is defined in the recitals to this Guaranty.

“Change of Control” means, with respect to any Person, any change in the power to direct or cause the direction of the management or policies of such Person, whether through ownership of voting securities, by agreement or otherwise, including any of the following: (i) a change in the legal or beneficial ownership of twenty percent (20%) or more of the voting securities (or other voting ownership interests) of such Person, or if such Person is a limited partnership, of any general partner of such Person, (ii) during the period of twenty-four (24) consecutive months, a majority of the members of the board of directors or other equivalent governing body of such Person cease to be to be composed of individuals (A) who were members of that board or other equivalent governing body on the first day of such twenty-four (24) consecutive month period, (B) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in preceding clause (A) constituting at the time of such election or nomination at least a majority of that board or equivalent governing body, or (C) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in preceding clauses (A) and (B) constituting at the time of such election or nomination at least a majority of that board or equivalent governing body, or (iii) the replacement of a managing general partner of a partnership or a managing member of a limited liability company.

Exhibit F-3

“Collection Costs” means the Beneficiary’s actual costs and expenses (including the Beneficiary’s reasonable attorneys’ fees, paralegal fees and other legal expenses and the fees and expenses of the Beneficiary’s experts and other service providers, including consultants, accountants, search firms, appraisers, surveyors, receivers, trustees and auctioneers) incurred for the purpose collecting the Obligations or any other amounts owed to the Beneficiary under this Guaranty or any other Transaction Document, or for the purpose of enforcing, defending or protecting the Beneficiary’s rights with respect to the Obligations or the Collateral, including any such costs and expenses incurred for or in connection with (a) exercising or defending the Beneficiary’s rights and remedies under this Guaranty or any other Transaction Document or under any Law, as against any Guarantor or any other Obligor or with respect to any Collateral, (b) any litigation, arbitration, or mediation of disputes or claims related to this Guaranty or any other Transaction Document, or related to any Obligations or any Collateral, (c) obtaining and enforcing any judgment or award against any Guarantor or any other Obligor or other Person related to this Guaranty or any other Transaction Document, or any Obligations, or any Collateral, or in connection with any appeal of any such judgment or award, (d) enforcing and defending the Beneficiary’s security interests in and other liens on any Collateral and the priority of such security interests and liens, (e) collecting, repossessing, transporting, holding, storing, inspecting, assessing, repairing, insuring, advertising, or marketing any Collateral, (f) any sale or other disposition of any Collateral, (g) UCC financing statement searches, other lien searches and other public records searches relating to the Guarantors or any other Obligor or any Collateral, and (h) any transfer tax, recordation tax, documentary stamp tax, sales tax or other tax, assessment, charge or fee imposed or incurred in connection with the creation, filing, recording, registering or perfection of the Beneficiary’s security interests in or other liens on any Collateral or relating to any sale or other disposition of Collateral.

“ Default” means an event, occurrence, circumstance, act or failure to act which (a) itself constitutes an Event of Default or (b) with the giving of notice and/or the passage of time would become an Event of Default.

“Event of Default” is defined in Section 5.01 of this Guaranty.

“Governing Jurisdiction” is defined in Section 8.21 of this Guaranty.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state, district, territory, county, municipal, local or otherwise, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank), and including the Persons holding or exercising the powers, privileges, discretions, titles, offices or authorities of any of the foregoing.

“Material Adverse Effect” means a material adverse effect on (a) any Collateral, (b) any Guarantor’s business, properties, operations, condition (financial or otherwise), assets, liabilities or capitalization, (c) any Guarantor’s ability to pay or perform its obligations under this Guaranty or any other Transaction Document, (d) the validity or enforceability of this Guaranty or any other Transaction Document, or (e) any rights or remedies of the Beneficiary under this Guaranty or any other Transaction Document.

“ Obligor” means the Borrower, each Guarantor and each other Person that is obligated to pay or perform, or has provided Collateral or other security for, any of the Obligations, whether as a borrower, guarantor, customer, purchaser, lessee, licensee, applicant, counterparty, debtor or other obligor.

“Pledge Agreements” means, collectively, the AGBA Pledge Agreement and the Triller Pledge Agreement.

“Promissory Note” is defined in the recitals to this Guaranty.

Exhibit F-4

“Solvent “ and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Subsidiary Guaranty” means that certain Amended and Restated Guaranty Agreement dated as of the date hereof made by Triller Corp., Triller LLC, Bare Knuckle Fighting Championships, Inc. and the other guarantors from time to time party thereto in favor of the Beneficiary, as may be amended, restated, supplemented or otherwise modified from time to time.

“Transaction Documents” means, collectively, this Guaranty, the Subsidiary Guaranty, the SEPA, the Promissory Note, the Pledge Agreement and any and all documents, agreements, instruments or other items executed or delivered in connection with any of the foregoing.

“Triller Pledge Agreement” means that certain Amended and Restated Pledge Agreement, dated as of the date hereof, by Triller LLC and the other pledgors from time to time party thereto in favor of the Beneficiary, as may be amended, restated, supplemented or otherwise modified from time to time.

“United States” means the United States of America.

“Upstream Owners “ means each Person that has a direct or indirect legal or beneficial ownership interest in the Borrower, any Guarantor, or any other Obligor.

Section 1.03. Article and Section Headings. Article and Section headings and captions in this Guaranty are for convenience only and shall not affect the construction or interpretation of this Guaranty. Unless otherwise expressly stated in this Guaranty, references in this Guaranty to Sections shall be read as Sections of this Guaranty.

Section 1.04. Other Terms. Terms used in this Guaranty shall be applicable to the singular and plural, and references to gender shall include all genders. The terms “ herein,” “hereof ,” “hereto,” and “hereunder” and similar terms refer to this Guaranty as a whole and not to any particular Article, Section, subsection or clause in this Guaranty. Unless otherwise expressly limited herein (and except where used in the conjunction of time periods or where used in the context of “does not include,” “shall not include,” “not included” or “not including”), the terms “include “ and “including,” shall be read to mean “include, without limitation,” or “including, without limitation,” as the case may be.

Exhibit F-5

ARTICLE II

GUARANTY

Section 2.01. Guaranty of Payment and Performance. Each Guarantor hereby, jointly and severally, guarantees to the Beneficiary the prompt payment of the Obligations in full when due (whether as scheduled, at stated maturity, as a mandatory prepayment, on demand, by acceleration or otherwise) strictly in accordance with the terms of the Obligations and the Transaction Documents. Each Guarantor further agrees that if any Obligations are not paid in full when due (whether as scheduled, at stated maturity, as a mandatory prepayment, on demand, by acceleration or otherwise), the Guarantors will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time for payment or renewal of any of the Obligations, each Guarantor guarantees to the Beneficiary that the same will be promptly paid in full when due (whether as scheduled, at stated maturity, as a mandatory prepayment, on demand, by acceleration or otherwise) in accordance with the terms of such extension or renewal. This Guaranty is irrevocable, absolute and unconditional. This Guaranty is a guaranty of payment of all of the Obligations, and not a guaranty of collection. Each Guarantor further guarantees the performance of, and agrees to perform, at the time and in the manner set forth in the Transaction Documents, all of the terms, covenants and conditions therein required to be kept, observed or performed by the Borrower. Each Guarantor shall pay all of its payment obligations under this Guaranty to the Beneficiary in full when due, and each Guarantor shall perform fully its performance obligations under this Guaranty, in each instance without asserting, interposing or exercising any right of setoff, recoupment, or counterclaim, or any defense, and without any abatement, diminution, deduction, or other reduction of any kind. Any modification, limitation or discharge of any of the obligations, indebtedness or liabilities of the Borrower arising out of, or by virtue of, any bankruptcy, insolvency or similar proceedings for relief of debtors initiated by or against the Borrower under any law shall not modify, limit, reduce, impair, discharge, or otherwise affect the liability of any Guarantor under this Guaranty in any manner whatsoever, and this Guaranty shall continue in full force and effect, notwithstanding any such proceeding. Any modification, limitation or discharge of any of the obligations, indebtedness or liabilities of any Guarantor arising out of, or by virtue of, any bankruptcy, insolvency or similar proceedings for relief of debtors initiated by or against such Guarantor under any law shall not modify, limit, reduce, impair, discharge, or otherwise affect the liability of any other Guarantor under this Guaranty in any manner whatsoever, and this Guaranty shall continue in full force and effect, notwithstanding any such proceeding. If any Obligation guaranteed by any Guarantor is or becomes unenforceable, invalid or illegal, each Guarantor will, as an independent and primary obligation, indemnify the Beneficiary immediately on demand against any cost, loss or liability that the Beneficiary incurs as a result of the Borrower not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by the Borrower under any Transaction Document on the date when it would have been due (whether as scheduled, at stated maturity, as a mandatory prepayment, on demand, by acceleration or otherwise). The amount payable by the Guarantors to the Beneficiary under this indemnity will not exceed the amount the Guarantors would have had to pay under this Section if the amount claimed had been recoverable on the basis of a guarantee.

Section 2.02. Term of Guaranty. This Guaranty is a continuing guaranty and shall apply to all Obligations whenever arising from the date hereof until the closing of the Merger; provided that if (i), prior to the closing of the Merger, there is an Event of Default, Material Adverse Effect or breach of any obligation of the Borrower under any of the Transaction Documents or (ii), at the time of the closing of the Merger, Jack Kavanaugh and/or Ryan Kavanaugh is an employee, officer and/or director of the Borrower, Triller Corp. or any of their respective Subsidiaries, including, but not limited to, BKFC, then this Guaranty shall continue in full force and effect and apply to all Obligations until all Obligations are paid in full.

Section 2.03. Obligations Unconditional. The obligations of the Guarantors under this Guaranty are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Transaction Documents, or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or Collateral or other security for any of the Obligations, and, to the fullest extent permitted by Applicable Law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Guaranty that the obligations of the Guarantors shall be absolute and unconditional under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by Applicable Law, the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder which shall remain absolute and unconditional as described above:

(a) at any time or from time to time, with or without notice to the Guarantors, the time for any performance of or compliance with any Obligations shall be extended, or such performance or compliance shall be waived;

Exhibit F-6

(b) any of the acts mentioned in any of the provisions of any of the Transaction Documents or any other agreement or instrument referred to therein shall be done or not done;

(c) the maturity of the Obligations shall be accelerated;

(d) any Obligations or Transaction Documents shall be amended, restated, modified, or supplemented in any respect, or any right under any of the Transaction Documents or any other agreement or instrument referred to herein or therein shall be waived;

(e) the Borrower or any other Obligor requests the consent of the Beneficiary for any purpose and such consent is granted or such consent is delayed, conditioned, or withheld;

(f) any Person fails or refuses to guarantee the payment or performance of the Obligations;

(g) any guarantee of any of the Obligations by any Person, or any Collateral or other security given for such guarantee or for any of the Obligations, shall be released or exchanged in whole or in part or otherwise dealt with;

(h) any Obligations shall be determined to be void or voidable (including for the benefit of any creditor of any Obligor) or shall be subordinated to the claims of any Person (including any creditor of any Obligor);

(i) any Property is not provided as Collateral for any of the Obligations or any other form of security is not provided for any of the Obligations;

(j) any lien or security interest is not granted as security for any of the Obligations;

(k) any lien or security interest that is granted as security for any of the Obligations shall fail to attach or to be perfected, or shall fail to have priority;

(l) the full or partial release or exchange of any Collateral or other security;

(m) the full or partial release or exchange of any lien or security interest; or

(n) the full or partial release of liability of any Obligor.

Section 2.04. Maximum Guarantor Liability. Except as provided in this Section 2.04, there is no limit on the amount of any Guarantor’s liability under this Guaranty. In any action or proceeding involving any state law or any other laws applicable to any Guarantor because of the form of such Guarantor’s organization, such as corporate law, limited liability company law, partnership law or trust law, or any state or federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of such Guarantor under this Guaranty would otherwise be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of such Guarantor’s liability under this Guaranty, then, notwithstanding any other provision hereof to the contrary, the amount of such Guarantor’s liability under this Guaranty shall, without any further action by such Guarantor, the Beneficiary or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors in such action or proceeding.

Exhibit F-7

Section 2.05. Waiver of Subrogation. Each Guarantor agrees that it shall have no right of subrogation, reimbursement or indemnity whatsoever, nor any right of recourse to security, if any, for the Obligations, so long as any amounts payable to the Beneficiary in respect of the Obligations shall remain outstanding. Each Guarantor further agrees that it shall have no right of contribution nor any other recourse against the Borrower or any other Obligor so long as any amount payable to the Beneficiary in respect of the Obligations shall remain outstanding.

Section 2.06. Other Waivers.

(a) Waiver of Notice of Acceptance. Each Guarantor waives (i) notice of acceptance of this Guaranty, (ii) notice of any action taken or omitted by the Beneficiary in reliance on this Guaranty, and (iii) any requirement that the Beneficiary be diligent or prompt in making demands under this Guaranty, giving notice of any default by the Borrower or asserting any other rights of the Beneficiary under this Guaranty.

(b) Waiver of Defenses. Each Guarantor waives any defense based upon or arising by reason of (i) any disability or other defense of the Borrower or any other Person; (ii) any defect in the formation of the Borrower; (iii) any lack of authority of any officer, director, member, manager, partner, agent or any other Person acting or purporting to act on behalf of the Borrower; (iv) the application by the Borrower of the proceeds of any Obligations for purposes other than the purposes represented by the Borrower to the Beneficiary or to any Guarantor or intended or understood by the Beneficiary or any Guarantor; (v) any act or omission by the Beneficiary which directly or indirectly results in or aids the discharge of the Borrower or any Obligations by operation of law or otherwise; (vi) the cessation or limitation of the Obligations from any cause whatsoever, other than the final and irrevocable payment in full, in cash, of the Obligations to the Beneficiary; (vii) diligence or lack thereof; or (viii) any modification of the Obligations, in any form whatsoever, including, without limitation, any modification made after effective termination, and including, without limitation, the renewal, extension, acceleration or other change in time for payment of the Obligations, or other change in the terms of any Obligations, including, without limitation, any increase or decrease of the interest rate applicable to any of the Obligations.

(c) Waiver of Impairment Defenses. Each Guarantor understands and acknowledges that if the Beneficiary forecloses, either by judicial foreclosure or by exercise of power of sale, any deed of trust or mortgage securing the Obligations, that foreclosure could impair or destroy any ability the Guarantors may have to seek payment, reimbursement, contribution or indemnification from the Borrower or others based on any right the Guarantors may have of subrogation, reimbursement, contribution, or indemnification for any amounts paid by the Guarantors under this Guaranty, and each Guarantor waives any defense based on any such impairment or destruction.

(d) Waiver of Statutory Rights. Each Guarantor waives the benefit of any statute of limitations or other statutory provisions affecting its liability hereunder.

(e) Waiver of Other Suretyship Defenses. Each Guarantor waives each and every defense and setoff of any nature which, under principles of suretyship, guaranty or otherwise, would operate to impair or diminish in any way the obligation of any Guarantor under this Guaranty, and acknowledges that each such waiver is by this reference incorporated into each security agreement, collateral assignment, pledge and/or other document from any Guarantor now or later securing this Guaranty and/or the Obligations, and acknowledges that as of the date of this Guaranty no such defense or setoff exists. Each Guarantor acknowledges that the effectiveness of this Guaranty is subject to no conditions of any kind. Each Guarantor acknowledges and agrees that this is a knowing and informed waiver of such Guarantor’s rights as discussed above and that the Beneficiary is relying on this waiver in extending credit to the Borrower.

Exhibit F-8

(f) Waivers Made Knowingly and Voluntarily. Each Guarantor represents, warrants and agrees that the waivers made by the Guarantors in this Guaranty are made with each Guarantor’s full knowledge of their significance and consequences, and that under the circumstances, the waivers are reasonable and not contrary to public policy or law. If any of these waivers are determined to be contrary to any Applicable Law or public policy, the waivers made by the Guarantors in this Guaranty shall be effective only to the extent permitted by law.

Section 2.07. Subordination. Each Guarantor hereby subordinates the payment and the time of payment of all indebtedness, liabilities and other obligations of the Borrower, and of each other Obligor, to such Guarantor of every kind and nature whatsoever whether now in existence or hereafter entered into or created (the “Subordinated Indebtedness”) to the payment of all of the Obligations. Until all of the Obligations have been paid in full, the Guarantors shall not receive any payment or distribution on account of, or accept any collateral or security for, or bring any action to collect, any Subordinated Indebtedness. The Guarantors shall not assign, transfer, exchange, convert, pledge, forgive, or dispose of, the Subordinated Indebtedness while this Guaranty is in effect, other than the assignment, pledge and security interest created under this Guaranty in favor of the Beneficiary. In the event that any Guarantor is entitled to receive any payment or distribution in respect of Subordinated Indebtedness, whether voluntary or involuntary, and whether or not under any bankruptcy, insolvency or similar proceedings under any law, then such Guarantor agrees and directs that any such payment or distribution shall be paid or delivered directly to the Beneficiary, and when received by the Beneficiary, and in the Beneficiary’s discretion, either held by the Beneficiary as Collateral for the Obligations or applied to the Obligations, whether due or not and in such order and manner as the Beneficiary may elect. If any such payment or distribution in respect of Subordinated Indebtedness is received by any Guarantor, such Guarantor shall deliver the same to the Beneficiary (with any necessary indorsement), and until so delivered to the Beneficiary, the same shall be held in trust by such Guarantor as property of the Beneficiary. Each Guarantor hereby irrevocably authorizes and empowers the Beneficiary to demand, sue for, collect and receive every payment or distribution on account of the Subordinated Indebtedness and to file claims and take such other proceedings in the name of the Beneficiary or in the name of any Guarantor as the Beneficiary may deem necessary or advisable to carry out the provisions of this Guaranty. As further assurance of the authorization herein given, each Guarantor agrees to execute and deliver to the Beneficiary any power of attorney, assignment, indorsement, or other instrument as may be requested by the Beneficiary to enable the Beneficiary to enforce any claims upon the Subordinated Indebtedness and to collect and receive any payment or distribution with respect to the Subordinated Indebtedness. To secure each Guarantor’s obligations under this Guaranty, each Guarantor assigns, pledges and grants to the Beneficiary a security interest in, and lien on, the Subordinated Indebtedness, all proceeds thereof and all and any security and collateral therefor. Upon the request of the Beneficiary, each Guarantor shall indorse, assign and deliver to the Beneficiary all notes, certificates, bonds, debentures, instruments, guaranties and agreements evidencing, securing, guaranteeing, or made in connection with, the Subordinated Indebtedness, and any collateral therefor in the Guarantor’s possession or control. If the Beneficiary has possession of an instrument or chattel paper that evidences or constitutes Subordinated Indebtedness, then as to any such instrument or chattel paper, the Beneficiary shall not be obligated to take any necessary steps to preserve rights against prior parties. The Beneficiary shall have the rights and remedies of a secured party under the Uniform Commercial Code in effect in the Governing Jurisdiction with respect to the Subordinated Indebtedness and all proceeds thereof and any security and collateral therefor.

Exhibit F-9

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Each Guarantor makes the following representations and warranties to the Beneficiary as of the date of this Guaranty and of each Advance Notice Date:

Section 3.01. Organization, Power and Authority. Each Guarantor (a) is a corporation, limited liability company, limited partnership or statutory trust duly formed, organized, created or incorporated, and validly existing and in good standing, under the laws of the Applicable Jurisdiction set forth on Schedule 3.01 and (b) has the corporate, limited liability company, limited partnership or trust power and authority to execute, deliver, and perform its obligations under, this Guaranty.

Section 3.02. Execution, Delivery and Enforceability. The execution and delivery of this Guaranty by the Guarantors have been duly authorized by all requisite corporate, limited liability company, limited partnership or trust action, as applicable. This Guaranty has been duly and validly executed and delivered by each Guarantor. This Guaranty constitutes each Guarantor’s legal, valid and binding obligation, enforceable against each Guarantor in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the rights of creditors generally and the exercise of judicial discretion in accordance with general principles of equity.

Section 3.03. Consents and Approvals. The execution, delivery and performance of this Guaranty by the Guarantors do not require the consent or approval of any Person (other than any such irrevocable and unconditional consent or approval that the Guarantors have obtained in writing prior to the execution of this Guaranty) and will not (a) contravene any provision of law, or any order of any court or other agency of government binding upon any Guarantor or such Guarantor’s Property, (b) contravene, be in conflict with or result in the breach or default of (with due notice or lapse of time or both) the charter, bylaws, operating agreement, partnership agreement or other Organizational Documents of any Guarantor, (c) contravene, be in conflict with, result in the breach or default of (with due notice or lapse of time or both) any indenture, agreement or other instrument binding upon any of the Guarantors or their Property, or (d) result in the creation or imposition of any lien, security interest or restriction upon any Property of any of the Guarantors other than those created or imposed in favor of the Beneficiary under this Guaranty.

Section 3.04. Investment Company Act. None of the Guarantors is an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

Section 3.05. Compliance with Applicable Laws. Each Guarantor is in compliance with all Applicable Laws applicable to such Guarantor or its Property, business or other activities, except where the failure to comply would not, individually or in the aggregate, have a Material Adverse Effect.

Section 3.06. Compliance with Anti-Corruption Requirements. None of the Guarantors have taken, directly or indirectly, and to the knowledge of the Guarantors, no director, officer, employee, agent or other Person acting on behalf of any Guarantor has taken, directly or indirectly, any action that would result in a violation by such Person of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder, or any other applicable anticorruption law, and the Guarantors have instituted and maintain policies and procedures designed to ensure continued compliance therewith.

Section 3.07. Compliance with OFAC. None of the Guarantors is, and to the knowledge of the Guarantors, no director, officer, employee, agent or other Person acting on behalf of any Guarantor is, an individual or entity that is, or that is owned or controlled by Persons that are: (i) the subject or target of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of State, the United Nations Security Council, the European Union, His Majesty’s Treasury of the United Kingdom, or other relevant sanctions authority (collectively, “Sanctions”); or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions including, without limitation, Cuba, Iran, North Korea, Sudan, Syria, and the Crimea Region of the Ukraine.

Exhibit F-10

Section 3.08. Compliance with USA PATRIOT Act. None of the Guarantors is a Person (i) described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of Executive Order 13224 signed on September 23, 2001, as amended, or (ii) that engages in any dealings or transactions with any such Person. The Guarantors are in compliance with the USA PATRIOT Act.

Section 3.09. Adversarial Proceedings. No litigation, arbitration, investigation or administrative proceeding, or other adversarial proceeding, of or before any court, arbitrator or Governmental Authority, bureau or agency is currently pending or has been threatened by any Person, (a) with respect to this Guaranty or any transaction, indebtedness, obligation, liability, or other matter contemplated by this Guaranty or any other Transaction Document; or (b) against or affecting any Guarantor or any business or Property of any Guarantor.

Section 3.10. Guarantor Benefit. Each Guarantor is a direct or indirect, as applicable, beneficial owner of the Borrower and has determined, based on such Guarantor’s independent review, that it has received, or will receive, substantial direct or indirect benefit from the loan or loans made, or other credits extended, by the Beneficiary to or for the account of the Borrower under the Transaction Documents, and that it is in each such Guarantor’s best interest to provide this Guaranty, as requested by the Borrower, for the benefit and security of the Beneficiary, regardless of whether any Guarantor has received, or receives, directly or indirectly, any proceeds of such loans or credits.

Section 3.11. Access to Information Regarding Obligors . Each Guarantor acknowledges, represents and warrants to the Beneficiary that the Guarantors have adequate means to obtain from the Borrower and from each other Obligor, on a continuing basis, information concerning the financial and operating condition of the Borrower and each other Obligor, and their compliance with the terms and conditions of the Transaction Documents and the Obligations, and the Guarantors are not relying on the Beneficiary to provide such information either now or in the future. The Beneficiary shall have no present or future duty or obligation, and the Guarantors waive any right to claim or assert any such duty or obligation, to discover or to disclose to the Guarantors any information, financial or otherwise, concerning the Borrower or any other Obligor. Furthermore, the Beneficiary shall have no present or future duty to notify any Guarantor of any Default or Event of Default by the Borrower or any other Obligor, and the fact that the Beneficiary may not have notified the Guarantors of one or more Defaults or Events of Default shall not diminish or otherwise affect any Guarantor’s liability to the Beneficiary under this Guaranty. Each Guarantor acknowledges and agrees that its liability to the Beneficiary under this Guaranty shall continue regardless of whether the Obligations are guaranteed by any other Person.

Section 3.12. Access to Information Regarding Collateral. Each Guarantor acknowledges, represents and warrants to the Beneficiary that the Guarantors have adequate means to obtain from the Borrower and from each other Obligor, on a continuing basis, information concerning the existence and value of any Collateral. The Beneficiary shall have no present or future duty or obligation, and each Guarantor waives any right to claim or assert any such duty or obligation, to discover or to disclose to the Guarantors any information, financial or otherwise, concerning any Collateral. The Guarantors acknowledge and agree that each Guarantor’s liability to the Beneficiary under this Guaranty shall continue regardless of whether the Obligations are secured or unsecured, regardless of the existence of any Collateral or any lien or security interest on or in any Collateral for the Obligations, and regardless of the value of any Collateral.

Exhibit F-11

Section 3.13. Solvency. On the date of this Guaranty and on each Advance Notice Date, and after giving effect to this Guaranty and the obligations under this Guaranty, each Guarantor is Solvent. The payment and performance of the obligations of the Guarantors hereunder will not cause any Guarantor to exceed its ability to pay its debts as they mature, and this Guaranty is made without any intent to hinder, delay or defraud either present or future creditors, purchasers or other interested Persons.

Section 3.14. Upstream Owners. On the date of this Guaranty, the Upstream Owners of the Borrower and the Guarantors, and their respective direct and indirect ownership interests in the Borrower and the Guarantors, are as set forth on Schedule 3.14.

ARTICLE IV

COVENANTS

Each Guarantor covenants and agrees as follows for the benefit and security of the Beneficiary:

Section 4.01. Existence. The Guarantors shall do all things necessary to preserve, renew and keep in full force and effect each Guarantor’s legal existence in its Applicable Jurisdiction. Each Guarantor shall maintain its legal status and qualification to do business in each jurisdiction where it is required to register or qualify to do business, except where the failure to do so would not, individually or in the aggregate, have a Material Adverse Effect.

Section 4.02. Tax Reports. Each Guarantor shall furnish to the Beneficiary, within fifteen (15) days after such Guarantor’s federal and state income tax returns or information returns are filed, true, accurate and complete copies of such Guarantor’s filed federal and state income tax returns, including all schedules thereto, each of which shall be signed and certified by the Chief Financial Officer (or equivalent) of such Guarantor to be true and complete copies of such returns. In the event that an extension is filed for any tax return or information return for any Guarantor, such Guarantor shall furnish to the Beneficiary a copy of the filed extension within fifteen (15) days after filing for such extension.

Section 4.03. Other Reports. Promptly upon each Guarantor’s transmission thereof, each Guarantor shall furnish the Beneficiary with copies of all financial statements, proxy statements, notices and reports that such Guarantor sends to its shareholders, members, partners, beneficiaries or other equity holders, or to holders of any indebtedness of such Guarantor in their capacities as holders of such indebtedness.

Section 4.04. Records and Access. Each Guarantor shall maintain its financial books and records in accordance with GAAP. The Beneficiary shall be permitted access to all of the financial books and records of each Guarantor at such Guarantor’s place or places of business during normal business hours and shall be permitted to make and keep copies, at each Guarantor’s expense, of such books and records as the Beneficiary may request.

Section 4.05. Ownership and Management Information. Promptly upon the Beneficiary’s written (e-mail being sufficient) requests from time to time, each Guarantor shall provide to the Beneficiary such information as the Beneficiary may request regarding (i) the Upstream Owners of the Borrower and such Guarantor, (ii) the Borrower’s and such Guarantor’s directors, managers, general partners and other Persons with positions comparable to those of a director of a corporation, or a manager of a limited liability company, or a general partner of a partnership, as the case may be, and (iii) the  Borrower’s and such Guarantor’s officers and any other Persons with positions comparable to those of an officer of a corporation.

Exhibit F-12

Section 4.06. Other Information. Promptly upon the Beneficiary’s written requests (e-mail being sufficient) from time to time, each Guarantor shall furnish to the Beneficiary information as the Beneficiary may request regarding (i) such Guarantor and such Guarantor’s Property, including, for example, such Guarantor’s deposit accounts, securities accounts, commodity accounts, and other financial assets, and (ii) any of such Guarantor’s subsidiaries.

Section 4.07. Taxes. Each Guarantor shall file, or cause to be filed, when due all tax returns and reports which are required to be filed by such Guarantor. Each Guarantor shall pay and discharge promptly, on or before the date due, all taxes, assessments, charges, and other impositions imposed by any Governmental Authority on such Guarantor or on any Property of such Guarantor; provided that the Guarantors shall not be required to pay such taxes, assessments, charges or other impositions by any Governmental Authority that are being contested by one or more Guarantors in good faith by appropriate proceedings if (i) each such Guarantor shall have set aside on their books adequate reserves as required by GAAP with respect to each such tax, assessment, charge or imposition being so contested, (ii) the nonpayment of such taxes, assessments, charges or impositions does not create or result in a lien on, or impair the value of, any Collateral, and (iii) no Default or Event of Default shall have occurred and be continuing.

Section 4.08. Transaction Document Compliance. To the extent that any affirmative covenant, negative covenant or other provision in any Transaction Document applies by its terms to any Guarantor due to such Guarantor being an Obligor or an owner, subsidiary, affiliate or creditor of an Obligor, or by virtue of such Guarantor being a guarantor of the Obligations, each such Guarantor covenants and agrees that it is bound by, and shall comply with such affirmative covenants, negative covenants and other provisions, even if such Guarantor is not a party to the Transaction Document and is not specifically referred to by name in such affirmative covenants, negative covenants or other provisions, and even though such affirmative covenants, negative covenants or other provisions are not set forth in this Guaranty.

Section 4.09. Compliance with Applicable Law. Each Guarantor shall comply with all Applicable Law applicable to such Guarantor or its Property, business or other activities, except where the failure to comply would not, individually or in the aggregate, have a Material Adverse Effect.

Section 4.10. Notice of Default or Event of Default. Within three (3) Business Days after the occurrence of any Default or Event of Default the Guarantors shall give the Beneficiary written notice thereof.

Section 4.11. Collection Costs. Within ten (10) days after the Beneficiary’s written request from time to time, the Guarantors shall pay (or provide the Beneficiary with sufficient funds for the payment of), or reimburse the Beneficiary for payment of, all Collection Costs identified by the Beneficiary with each request. In the event that the Beneficiary shall obtain a judgment against any Guarantor based on this Guaranty, the obligation of the Guarantors to pay Collection Costs shall not be merged into such judgment but each Guarantor’s obligation to pay Collection Costs shall continue and shall apply to any Collection Costs incurred by the Beneficiary in defending, enforcing and collecting such judgment and any Collection Costs incurred in connection with any appeal of all or any portion of such judgment.

Exhibit F-13

Section 4.12. BKFC Merger or Sale. At any meeting of stockholders of Triller Corp. or BKFC or any class of stockholders of Triller Corp. or BKFC or at any adjournment or postponement thereof, or in connection with any written consent of the stockholders of Triller Corp. or BKFC or in any other circumstances upon which any Guarantor’s vote, consent or other approval is sought, such Guarantor shall: (i) if a meeting is held, appear at such meeting in person or by proxy or otherwise cause his shares of Triller Corp. or BKFC, as applicable, to be counted as present at such meeting for purposes of establishing a quorum; and (ii) vote (or cause to be voted) his shares (including by proxy, withholding class vote and/or written consent, if applicable) against (A) any business combination agreement, merger agreement, merger, share exchange, scheme of arrangement, business combination, consolidation, combination, sale of all or substantially all of the assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by BKFC, other than a business combination or similar transaction with Sono Group N.V. and the transactions contemplated thereby (a “Permitted Merger”); (B) any transaction with respect to the direct or indirect sale of BKFC, or its equity interests, businesses or material assets, other than a sale to a bona fide third party for cash proceeds of at least $100,000,000 (a “Permitted Sale”); and (C) any amendment to the organizational documents of BKFC or other proposal or transaction involving BKFC, which amendment or other proposal or transaction would be reasonably likely to, in any material respect, impede, interfere with, delay or attempt to discourage, or frustrate the purposes of, a Permitted Merger or a Permitted Sale, or change in any manner the voting rights of any class of BKFC’s share capital.

ARTICLE V

EVENTS OF DEFAULT

Section 5.01. Events of Default. Each of the following events, occurrences or circumstances shall be an “Event of Default” under this Guaranty:

(a) if any payment of principal or interest of the Obligations, or if any payment of any fee, charge, royalty, premium, cost, expense, price, rent or other amount of the Obligations, is not made when due; provided that (i) if a Transaction Document expressly provides for the Beneficiary to give the Borrower or any Guarantor notice of such nonpayment, such notice shall have been given and (ii) if a Transaction Document expressly provides for a grace or cure period for such nonpayment, such nonpayment shall have continued uncured beyond the grace or cure period expressly provided in such Transaction Document;

(b) the occurrence of a breach, default or event of default, or other failure to perform, by the Borrower, any Guarantor or any other Obligor, not within the scope of preceding clause (a), under any Transaction Document; provided that (i) if such Transaction Document expressly provides for the Beneficiary to give the Borrower or any Guarantor notice of such breach, default, event of default or failure, such notice shall have been given, and (ii) if such Transaction Document expressly provides for a grace or cure period for such breach, default, event of default or failure, such breach, default, event of default or failure shall have continued uncured beyond the grace or cure period expressly provided in such Transaction Document;

(c) if any confirmation, representation or warranty made by any Guarantor in this Guaranty, or made by any Guarantor or any other Obligor in any other Transaction Document, is breached in any material respect or is false or misleading;

(d) if any written statement (including any financial statement or tax return) of any Guarantor or any other Obligor, or any other report, certificate, or information, provided to the Beneficiary by or on behalf of any Guarantor or any other Obligor (i) as a part of any request or application for a loan or other credit, (ii) as a condition or requirement of or under any Transaction Document or any Obligations, or (iii) to induce the Beneficiary to take or refrain from taking any action, is incomplete in any material respect or is false or misleading;

Exhibit F-14

(e) if any Guarantor shall breach, default under, or fail to comply with, (i) any of its payment obligations, performance obligations, or other obligations under Article II of this Guaranty or (ii) any representation, warranty, covenant, agreement or other provision of this Guaranty;

(f) if any Guarantor fails to pay when due any obligation, indebtedness or liability (other than the Obligations) owed to any Person, or breaches, defaults or fails to comply with any other term, representation, warranty, covenant, condition or other provision applicable to such obligations, indebtedness or liability, and (i) such obligation, indebtedness or liability shall have matured or (ii) the occurrence of any such failure, breach, or default would entitle the holder of such obligation, indebtedness or liability to accelerate such obligation, indebtedness or liability or exercise any remedy with respect thereto;

(h) the commencement of any proceeding against, or the occurrence of any seizure, repossession, or other taking possession of, any Guarantor’s Property or any rights therein by any Person by any action or means, including condemnation, forfeiture, seizure, levy, distraint, replevin or self-help;

(i) the occurrence or commencement of any Lien Proceedings, or any other event, circumstance or proceeding that impairs, or may impair, the value of the Collateral, or the Beneficiary’s security interest in the Collateral, or the perfection of the Beneficiary’s security interest in the Collateral, or the first priority of the Beneficiary’s security interest in the Collateral, or the enforceability of any Transaction Document against any Guarantor or any other Obligor or any other Person, as determined by the Beneficiary in the Beneficiary’s discretion;

(j) the occurrence of a Bankruptcy Event of Default with respect to any Guarantor or any other Obligor;

(k) the occurrence of a material adverse change in the financial or operating condition of the Borrower, any Guarantor or any other Obligor after the date of this Guaranty, as determined by the Beneficiary in the Beneficiary’s discretion;

(l) the occurrence, directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, of any Change of Control of any Guarantor; or

(m) the occurrence of an Event of Default (as defined in any Transaction Document other than this Guaranty).

ARTICLE VI

ACCELERATION OF OBLIGATIONS

Section 6.01. Acceleration. Upon the occurrence of any Event of Default, the Beneficiary may, at the Beneficiary’s option and in the Beneficiary’s discretion, and without prior notice to or demand upon any Guarantor, accelerate some or all of the Obligations, and upon such acceleration, all such Obligations as shall have been accelerated shall be immediately due and payable. Notwithstanding the foregoing, immediately upon any Bankruptcy Event of Default, and without notice to or demand upon any Guarantor or any action by the Beneficiary, the Obligations shall be accelerated and all of the Obligations shall be immediately due and payable. Nothing in this Guaranty shall be construed as modifying or limiting, or as prohibiting or restricting the Beneficiary from exercising, any right to demand immediate payment of any Obligations then due and payable or payable on demand.

Exhibit F-15

ARTICLE VII

REMEDIES

Section 7.01. Remedies. Upon and after the occurrence of any Event of Default, the Beneficiary shall have all of the rights and remedies available under this Guaranty and the other Transaction Documents, and such rights and remedies as may be available to the Beneficiary at law and in equity.

Section 7.02. Remedies Cumulative. The Beneficiary’s rights and remedies under this Guaranty are cumulative and not exclusive of any rights or remedies as the Beneficiary would otherwise have and may be exercised simultaneously. No failure or delay on the part of the Beneficiary in exercising any right, power or privilege under this Guaranty or under any other Transaction Document, and no course of dealing between any Guarantor or any other Obligor or other Person and the Beneficiary, shall operate as a waiver of any of the Beneficiary’s rights, powers or privileges under this Guaranty or under any other Transaction Document; nor shall any single or partial exercise of any right, power or privilege under this Guaranty or any other Transaction Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. No notice or demand on any Guarantor in any circumstance shall entitle any Guarantor or any other Obligor or any other Person to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Beneficiary to any other or further action in any circumstances without notice or demand.

ARTICLE VIII

GENERAL PROVISIONS

Section 8.01. Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms hereof must be in writing and will be deemed to have been delivered: upon the later of (A) either (i) receipt, when delivered personally or (ii) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same and (B) receipt, when sent by e-mail. The addresses and email addresses for such communications shall be:

If to any Guarantor, to:

Convoy Global Holdings Limited

AGBA Tower, 68 Johnston Road

Wan Chai, Hong Kong

Attention:	Almond Wong
Telephone:	+852 3601 3646
Email:	almond.wong@convoy.com.hk

If to the Beneficiary:

YA II PN, Ltd.

c/o Yorkville Advisors Global, LLC

1012 Springfield Avenue

Mountainside, NJ 07092

Attention: Mark Angelo

Telephone: 201-985-8300

Email: Legal@yorkvilleadvisors.com

Exhibit F-16

or at such other address and/or e-mail address and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three (3) Business Days prior to the effectiveness of such change. Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, (ii) electronically generated upon sending the e-mail or (iii) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by e -mail or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively. Notwithstanding the aforesaid procedures, any notice, request or demand upon the Guarantors in fact received by any Guarantor shall be sufficient notice or demand as to the Guarantors.

Section 8.02. Term. This Guaranty may not be cancelled, terminated, repudiated or rescinded by any Guarantor for any reason. This Guaranty shall commence with the date of this Guaranty and shall continue in full force and effect and be binding upon the Guarantors until all Obligations guaranteed under this Guaranty shall have been fully paid and satisfied (such that there are no outstanding Obligations), and there is no commitment on the part of the Beneficiary to make advances, incur obligations or otherwise give value to the Borrower or the Guarantors, and the Beneficiary shall have given the Guarantors written notice of the termination of this Guaranty (excluding provisions that by their terms survive termination of this Guaranty) . The Beneficiary shall not be obligated to give the Guarantors written notice of the termination of this Guaranty until all of the Obligations have been fully paid and satisfied (such that there are no outstanding Obligations), there is no commitment on the part of the Beneficiary to make an advance, incur an obligation or otherwise give value, to the Borrower or the Guarantors, and the Guarantors shall have given the Beneficiary a written demand requesting termination of this Guaranty.

Section 8.03. Reinstatement. Notwithstanding anything to the contrary in this Guaranty or any other Transaction Document, if any amount received by the Beneficiary from the Borrower or any other Obligor or other Person and applied to the Obligations, or applied to any indebtedness, obligations or liabilities of the Borrower or any other Obligor under the Transaction Documents, is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or if any proceeds of any Collateral or of any other security are required to be returned by the Beneficiary to any Obligor, its estate, trustee, receiver, or any other party, under any bankruptcy law, state or federal law, common law or in equity, then to the extent of such payment, repayment, refund, or return, this Guaranty shall remain in full force and effect, as fully as if such payment had never been made or, if prior to such payment, repayment, refund or return this Guaranty shall have been released or terminated, this Guaranty shall be reinstated in full force and effect, and such prior release or termination shall not diminish, release, discharge, impair or otherwise affect this Guaranty in respect of the amount of such payment, repayment, refund or return.

Section 8.04. Beneficiary’s Right to Release Obligors. The Beneficiary from time to time may take or release other security, may release any party primarily or secondarily liable for any Obligations or other indebtedness to the Beneficiary, may grant waivers, extensions, renewals or indulgences with respect to such Obligations or other indebtedness and may apply any other security therefor held by the Beneficiary to the satisfaction of such Obligations or other indebtedness, all without any obligation to give the Guarantors notice of any thereof, and all without prejudice to any of the Beneficiary’s rights under this Guaranty. Furthermore, the Beneficiary from time to time may enter into amendments of Transaction Documents with any party or parties primarily or secondarily liable for the Obligations, without any obligation to give the Guarantors notice thereof, and without prejudice to any of the Beneficiary’s rights under this Guaranty regardless of whether any Guarantor is a party to or consents to such amendments.

Exhibit F-17

Section 8.05. Marshaling. The Beneficiary shall not be required to marshal any present or future collateral security for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order. To the extent that it lawfully may, each Guarantor hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of the Beneficiary’s rights under this Guaranty or under any other agreement, document or instrument creating, evidencing, guarantying, or securing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, each Guarantor hereby waives the benefit of all such laws.

Section 8.06. Amendments. This Guaranty shall not be amended, modified, changed, waived, discharged or terminated, nor shall any consent be given under this Guaranty, unless such amendment, modification, change, waiver, discharge, termination or consent is in writing and signed by the Beneficiary.

Section 8.07. Successors and Assigns. This Guaranty shall be binding upon the Guarantors and their successors and assigns, and shall inure, together with the rights and remedies of the Beneficiary hereunder, to the benefit of the Beneficiary and the Beneficiary’s successors, transferees and assigns. This Guaranty may not be assigned by any Guarantor without the prior written consent of the Beneficiary.

Section 8.08. Additional Assignors and Joinders . It is understood and agreed that any Person that desires to become a Guarantor hereunder, or is required to become a Guarantor hereunder after the date hereof pursuant to the respective Transaction Documents, shall become a Guarantor hereunder by (x) executing a counterpart hereof or by executing a joinder to this Guaranty and, in either case, delivering the same to the Beneficiary, and (y) taking all actions as specified in this Guaranty as would have been taken by such new Guarantor had it been an original party to this Guaranty, in each case with all documents required above to be delivered to the Beneficiary and with all documents and actions required above to be taken to the reasonable satisfaction of the Beneficiary.

Section 8.09. Severability. Any provision of this Guaranty that is prohibited by, or unenforceable under, the laws of any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability, without invalidating the remaining provisions of this Guaranty, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by law, each Guarantor hereby waives any provision of law which renders any provision of this Guaranty prohibited or unenforceable in any respect.

Section 8.10. Counterparts. This Guaranty may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Guaranty by facsimile or in electronic (for example, “.pdf” or “tif”) format by email or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Guaranty. Signature pages may be detached from separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document. In making proof of this Guaranty, it shall not be necessary to produce more than one counterpart of this executed Guaranty.

Section 8.11. Electronic Signatures. The words “execution,” “signed,” “signature,” and words of like import in this Guaranty shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Exhibit F-18

Section 8.12. Entire Agreement. This Guaranty, the other Transaction Documents, and any other document executed and delivered by the Parties with this Guaranty or the other Transaction Documents are a complete and exclusive expression of all the terms of the matters expressed therein, and all prior agreements, statements, and representations, whether written or oral, which relate thereto in any way are hereby superseded and shall be given no force and effect.

Section 8.13. No Third Party Benefit. The terms and provisions of this Guaranty are for the benefit of the Beneficiary, and its successors and assigns, and no third party shall have any right or cause of action on account hereof.

Section 8.14. Waiver of Special and Punitive Damages. Each Guarantor hereby waives to the fullest extent permitted by law all claims to special, indirect, consequential, exemplary and punitive damages in any lawsuit or other legal action brought by any Guarantor against the Beneficiary, or any of its or their shareholders, members, partners, directors, managers, trustees, officers, employees, agents or advisors, in respect of any claim arising under this Guaranty, the other Transaction Documents, or any other agreement between the Beneficiary and the Guarantors at any time, including any such agreements, whether written or oral, made or alleged to have been made at any time prior to the date hereof, and all agreements made hereafter or otherwise, or in respect of any claims arising under common law or under any statute of any state or the United States, whether any such claims be now existing or hereafter arising, now known or unknown. In making this waiver, the Guarantors acknowledge and agree that they shall not make any claim for special, indirect, consequential, exemplary or punitive damages against the Beneficiary or any of its shareholders, members, partners, directors, managers, trustees, officers, employees, agents or advisors.

Section 8.15. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Guaranty. In the event of any ambiguity or question of intent or interpretation arises, this Guaranty shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Guaranty.

Section 8.16. No Conditions Precedent. Each Guarantor acknowledges that no unsatisfied conditions precedent to the effectiveness and enforceability of this Guaranty exist as of the date of the execution of this Guaranty and that the effectiveness and enforceability of this Guaranty is not in any way conditioned or contingent upon any event, occurrence, or happening, or upon any condition existing or coming into existence either before or after the execution of this Guaranty, including, but not limited to, the guaranty of the Borrower’s obligations by any other Person.

Section 8.17. Waiver of Subrogation. Each Guarantor agrees that the Guarantors shall have no right of subrogation, reimbursement or indemnity whatsoever, nor any right of recourse to security, if any, for the Obligations, so long as any amounts payable to the Beneficiary in respect of the Obligations shall remain outstanding. Each Guarantor further agrees that the Guarantors shall have no right of contribution nor any other recourse against any other Obligor so long as any amount payable to the Beneficiary in respect of the Obligations shall remain outstanding.

Section 8.18. Further Assurances. Each Guarantor shall execute and deliver to the Beneficiary such further assurances and take such other further actions as the Beneficiary may from time to time request to further the intent and purpose of this Guaranty and the other Transaction Documents and to maintain and protect the rights and remedies intended to be created in favor of the Beneficiary under this Guaranty and the other Transaction Documents.

Exhibit F-19

Section 8.19. Multiple Guarantors. If there is more than one Guarantor, (a) each Guarantor shall be jointly and severally liable for the obligations of the Guarantors under this Guaranty, (b) the term “Guarantor” whenever used herein shall include each Guarantor, jointly and severally, with all other Guarantors, and (c) the Beneficiary may (without notice to or consent of any other Guarantor and with or without consideration) release, compromise, settle with, and proceed against any Guarantor and any security and Collateral given by such Guarantor without affecting, impairing, lessening or releasing the obligations of any other Guarantor. Any one or more successive or concurrent actions or proceedings may be brought against any or all of the Guarantors, either in the same action, if any, brought against the Borrower or in separate actions or proceedings, as often as the Beneficiary may deem advisable.

Section 8.20. Representation by Counsel. The Guarantors acknowledge that they are and have been represented by counsel of their choice in connection with the negotiation, preparation, review, authorization, execution and delivery of this Guaranty and any other instruments, agreements or matters relating to this Guaranty.

Section 8.21. Choice of Law, Venue, Jury Trial Waiver and Judicial Reference.

(a) Governing Law. This Guaranty and the rights and obligations of the parties hereunder shall, in all respects, be governed by, and construed in accordance with, the laws (excluding the principles of conflict of laws) of the State of New York (the “Governing Jurisdiction”) (including Section 5-1401 and Section 5-1402 of the General Obligations Law of the State of New York), including all matters of construction, validity and performance.

(b) Jurisdiction; Venue; Service.

(i) Each Guarantor hereby irrevocably consents to the non-exclusive personal jurisdiction of the state courts of the Governing Jurisdiction and, if a basis for federal jurisdiction exists, the non-exclusive personal jurisdiction of any United States District Court for the Governing Jurisdiction.

(ii) Each Guarantor agrees that venue shall be proper in any court of the Governing Jurisdiction selected by the Beneficiary or, if a basis for federal jurisdiction exists, in any United States District Court in the Governing Jurisdiction. Each Guarantor waives any right to object to the maintenance of any suit, claim, action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, in any of the state or federal courts of the Governing Jurisdiction on the basis of improper venue or inconvenience of forum.

(iii) Any suit, claim, action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or tort or otherwise, brought by any Guarantor against the Beneficiary arising out of or based upon this Guaranty or any matter relating to this Guaranty, or any other Transaction Document, or any Obligations, or any contemplated transaction, shall be brought in a court only in the Governing Jurisdiction. The Guarantors shall not file any counterclaim against the Beneficiary in any suit, claim, action, litigation or proceeding brought by the Beneficiary against any Guarantor in a jurisdiction outside of the Governing Jurisdiction unless under the rules of the court in which the Beneficiary brought such suit, claim, action, litigation or proceeding the counterclaim is mandatory, and not permissive, and would be considered waived unless filed as a counterclaim in the suit, claim, action, litigation or proceeding instituted by the Beneficiary against such Guarantor. Each Guarantor agrees that any forum outside the Governing Jurisdiction is an inconvenient forum and that any suit, claim, action, litigation or proceeding brought by any Guarantor against the Beneficiary in any court outside the Governing Jurisdiction should be dismissed or transferred to a court located in the Governing Jurisdiction. Furthermore, each Guarantor irrevocably and unconditionally agrees that it will not bring or commence any suit, claim, action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Beneficiary arising out of or based upon this Guaranty or any matter relating to this Guaranty, or any other Transaction Document, or any Obligations, or any contemplated transaction, in any forum other than the courts of the State of New York sitting in New York County, and the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such suit, claim, action, litigation or proceeding may be heard and determined in such New York State Court or, to the fullest extent permitted by Applicable Law, in such federal court. Each Guarantor and the Beneficiary agree that a final judgment in any such suit, claim, action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

Exhibit F-20

(iv) Each Guarantor and the Beneficiary irrevocably consent to the service of process out of any of the aforementioned courts in any such suit, claim, action, litigation or proceeding by the mailing of copies thereof by registered or certified mail postage prepaid, to it at the address provided for notices in this Guaranty, such service to become effective thirty (30) days after the date of mailing.

(v) Nothing herein shall affect the right of the Beneficiary to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against any Guarantor or any other Person in the Governing Jurisdiction or in any other jurisdiction.

(c) Waiver of Jury Trial. The Guarantors and the Beneficiary mutually waive all right to trial by jury of all claims of any kind arising out of or based upon this Guaranty or any matter relating to this Guaranty, or any other Transaction Document, or any Obligations, or any contemplated transaction. The Guarantors and the Beneficiary acknowledge that this is a waiver of a legal right and that the Guarantors and the Beneficiary each make this waiver voluntarily and knowingly after consultation with counsel of their respective choice. The Guarantors and the Beneficiary agree that all such claims shall be tried before a judge of a court having jurisdiction, without a jury.

[The signature page follows. The remainder of this page is blank.]

Exhibit F-21

IN WITNESS WHEREOF, and intending to be legally bound hereby, the undersigned Guarantors and the Beneficiary execute this Guaranty Agreement as of the date first above written.

GUARANTORS:

CONVOY GLOBAL HOLDINGS LIMITED

By:
	Name:	Desmond Shu
	Title:	Director

[Signature Page to Guaranty Agreement]

Exhibit F-22

BENEFICIARY:

YA II PN, LTD.

By:	Yorkville Advisors global, LP
Its:	Investment Manger

By:	Yorkville Advisors Global II, LLC
Its:	General Partner

By:
Name:	Troy Rillo, Esq
Title:	Partner

[Signature Page to Guaranty Agreement]

Exhibit F-23

Schedule 3.01

Organization

Guarantor	Type of Entity	Jurisdiction of Organization
Convoy Global Holdings Limited	Limited Company	Cayman Islands

Exhibit F-24

Schedule 3.14

Upstream Owners

Upstream Owners of Convoy Global Holdings Limited:

Name	Type of Entity	Jurisdiction of Organization	Percentage Ownership Interest
Oceana Glory Limited	Limited company	British Virgin Islands	14.99%
Eagle Legacy Limited	Limited company	British Virgin Islands	14.99%
Perfect Able Global Limited	Limited company	British Virgin Islands	29.91%

Exhibit F-25

EXHIBIT G

FORM OF TRILLER PLEDGE AGREEMENT

See attached.

Exhibit G-1

EXECUTION VERSION

AMENDED AND RESTATED PLEDGE AGREEMENT

THIS AMENDED AND RESTATED PLEDGE AGREEMENT (this “ Agreement”) is made as of June 28, 2024 by the parties identified as pledgors on the signature pages hereto or any joinder agreement hereto from time to time, (each a “Pledgor,” and collectively, the “Pledgors,” which terms shall include their successors and assigns), with and for the benefit and security of YA II PN, Ltd. (the “Secured Party,” which term shall include its successors and assigns), having a mailing address at 1012 Springfield Avenue, Mountainside, NJ 07092. The Pledgors and the Secured Party are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

A. On April 16, 2024, AGBA Group Holding Limited, a British Virgin Island business company (the “Borrower”), entered into that certain Agreement and Plan of Merger (as may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and between the Borrower, its wholly-owned subsidiary AGBA Social Inc. (“Merger Sub”), Triller Corp., a Delaware corporation (“Triller Corp.”), and Bobby Sarnevesht, solely as representative of Triller Corp. stockholders. Pursuant to the Merger Agreement, (a) Triller Corp. completed a reorganization (the “Triller Reorganization”) with Triller Hold Co LLC (“Triller LLC”) on April 18, 2024, whereby Triller LLC reorganized into Triller Corp. as a Delaware corporation, (b) the Borrower will domesticate to the United States as a Delaware corporation (the “AGBA Domestication”), pursuant to which, among other things, all the Borrower’s ordinary shares, par value $0.001 per share (“AGBA Ordinary Shares”) will automatically convert into the same number of shares of common stock, par value $0.001 per share of the Borrower (the “Common Shares”) and (c) after giving effect to the Triller Reorganization and the AGBA Domestication, Merger Sub will be merged into Triller Corp. (the “Merger”), with Triller Corp. surviving the Merger and becoming a wholly-owned subsidiary of the Borrower.

B. The Borrower, Triller Corp., and the Secured Party entered into that certain Amended and Restated Standby Equity Purchase Agreement, dated as of April 25, 2024 (as amended, restated, supplemented or otherwise modified from time to time, the “Original SEPA”), pursuant to which the Secured Party advanced to Triller Corp. a Pre-Paid Advance (the “First Pre-Paid Advance”) in the original principal amount of $8.51 million on the terms, and subject to the conditions, of the Original SEPA.

C. In connection with the Original SEPA, certain Pledgors entered into that certain Pledge Agreement, dated as of April 25, 2024, in favor of the Secured Party (the “Original Pledge”) pursuant to which such Pledgors agreed to secure Triller Corp.’s, the Borrower’s, and the Pledgors’ obligations, indebtedness and liabilities to the Secured Party, whether then existing or thereafter created, arising or acquired.

D. On the date hereof, the Borrower, Triller Corp., and the Secured Party amended and restated the Original SEPA pursuant to that certain Second Amended and Restated Standby Equity Purchase Agreement, dated as of the date hereof (the “SEPA”), pursuant to which, among other things, Triller Corp. assigned and the Borrower assumed all of the rights and obligations of Triller Corp. under the Original SEPA (including the First Pre-Paid Advance) and the Secured Party advanced to the Borrower a Pre-Paid Advance (the “Second Pre-Paid Advance” and together with the First Pre-Paid Advance, the “Advances”) in the original principal amount of $25 million on the terms, and subject to the conditions, of the SEPA.

E. The Advances are evidenced by that certain Amended and Restated Secured Convertible Promissory Note, dated as of the date hereof, made by the Borrower in favor of the Secured Party in the aggregate principal amount of $33,510,000 (the “Note”).

Exhibit G-2

F. It is a condition to the Secured Party’s entering into the SEPA that the Pledgors enter into this Agreement, and each Pledgor has agreed to make this Agreement, for the benefit of the Secured Party, to secure or continue to secure, as applicable, the Borrower’s and each Pledgor’s obligations, indebtedness and liabilities to the Secured Party, whether now existing or hereafter created, arising or acquired.

NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgors hereby make the following covenants, agreements, representations and warranties with and for the benefit and security of the Secured Party:

ARTICLE I

CONSTRUCTION AND DEFINED TERMS

Section 1.01. Recitals. The recitals to this Agreement are a material and substantive part of this Agreement. The recitals are incorporated herein and made part of this Agreement.

Section 1.02. Defined Terms. Capitalized terms used in this Agreement that are not defined in this Agreement but are defined in Article 8 of the UCC or Article 9 of the UCC shall have the meanings given to such terms in Article 8 of the UCC or Article 9 of the UCC, as the case may be. Capitalized terms used in this Agreement that are not defined in this Agreement but are defined in the SEPA or the Note, shall have the meanings given to such terms in the SEPA or the Note, as the case may be. As used in this Agreement, the following terms have the following meanings:

“Account” has the meaning set forth in Article 9.

“Account Debtor” has the meaning set forth in Article 9.

“AGBA Pledge Agreement” means that certain Pledge Agreement, dated as of the date hereof, made by the Borrower and the other pledgors from time to time party thereto in favor of the Secured Party, as may be amended, restated, supplemented or otherwise modified from time to time, including pursuant to joinders thereto.

“Applicable Jurisdiction” means, for any Organization, the State or other jurisdiction under the laws of which such Organization is formed, organized, created or incorporated, as the case may be.

“Article 8” means Article 8 (or Chapter 8, Division 8 or Title 8, as the case may be) of the UCC, also known and cited as Uniform Commercial Code – Investment Securities, as adopted and in effect in the Governing Jurisdiction, or in any Applicable Jurisdiction, from time to time.

“Article 8 Matter” means any proposal, action, decision, determination, resolution, consideration, debate, election or other matter by an Issuer or its equity holders to cause, or that causes or results in, its limited liability company, partnership or other equity interests, as applicable, or any of them, to be, or cease to be, a “security” as defined in and governed by Article 8 in the Issuer’s Applicable Jurisdiction, and all other matters related to any such proposal, action, decision, determination, resolution, consideration, debate, election or other matter, or the contemplation of any thereof.

“Article 8 Opt-In Security” means an interest in a partnership or a limited liability company the terms of which expressly provide that it is a security governed by Article 8 of the Applicable Jurisdiction of such partnership or limited liability company.

Exhibit G-3

“Article 9” means Article 9 (or Chapter 9, Division 9 or Title 9, as the case may be) of the UCC, also known and cited as Uniform Commercial Code – Secured Transactions, as adopted and in effect in the Governing Jurisdiction from time to time.

“Bank” has the meaning set forth in Article 9.

“Beneficial Owner Guaranty” means that certain Guaranty Agreement, dated as of the date hereof, made by Convoy Global Holdings Limited, a Cayman Islands limited company, and the other guarantors from time to time party thereto in favor of the Secured Party, as may be amended, restated, supplemented or otherwise modified from time to time, including pursuant to joinders thereto.

“Certificated Ownership Documentation” means, as to any Issuer, any certificate (including any security certificate, stock certificate or unit certificate), instrument, note (including any promissory note, bond, debenture or other instrument), warrant, document, or other tangible record that represents or evidences any Ownership Interest (or that is convertible into any Ownership Interest) in or with respect to such Issuer.

“Collateral” means any Property in which the Secured Party has a security interest or other lien that secures any of the Obligations, including the Pledged Collateral and any other Property that constitutes collateral under any other Transaction Document.

“Collateral Account” means a Deposit Account that is either (a) maintained with the Secured Party, if the Secured Party is a Bank, (b) subject to a written deposit account control agreement by and among a Pledgor, the Secured Party and the Bank with which the Deposit Account is maintained, which deposit account control agreement shall contain such provisions as the Secured Party may deem necessary or appropriate for the perfection of the Secured Party’s first priority security interest in the Collateral Account by control and for the protection of the Secured Party’s rights to the Collateral, or (c) a Deposit Account with respect to which the Secured Party is the Bank’s customer.

“Collateral Records” means books and records relating to the Pledged Collateral or any portion of the Pledged Collateral.

“ Default “ means an event, occurrence, circumstance, act or failure to act which (a) constitutes an Event of Default or (b) with the giving of notice and/or the passage of time would become an Event of Default.

“Dividends” means any monies or other Property paid (in the form of a dividend, distribution or otherwise), distributed or loaned by an Issuer to any Person in respect of any Ownership Interest that such Person holds in such Issuer.

“Event of Default” is defined in Section 7.01.

“General Intangible” has meaning set forth in Article 9.

“Governing Jurisdiction” is defined in Section 10.21.

“Instrument” has the meaning set forth in Article 9.

“Investment Property” has the meaning set forth in Article 9.

“Issuer” means each Organization that is identified as an Issuer on Schedule 1.

Exhibit G-4

“Lien Proceedings” means any action taken (including self -help) or proceeding (judicial or otherwise) commenced by any Person other than the Secured Party for the purpose of enforcing or protecting any actual or alleged security interest in, or other lien on, any of the Pledged Collateral, and including any foreclosure, repossession, attachment, execution or other process regarding any of the Pledged Collateral.

“Material Adverse Effect” means a material adverse effect on (a) any Pledgor’s, or any other Obligor’s, or any Issuer’s, Property, (b) any Pledgor’s, or any other Obligor’s, or any Issuer’s, business, operations, condition (financial or otherwise), prospects, assets, liabilities or capitalization, (c) any Pledgor’s ability to pay or perform its obligations under this Agreement, or any Pledgor’s or any other Obligor’s ability to pay or perform its obligations under any other Transaction Document, (d) the validity or enforceability of this Agreement or any other Transaction Document, or (e) any rights or remedies of the Secured Party under this Agreement or any other Transaction Document.

“Obligor” means each Pledgor and each other Person that is obligated for any of the Obligations, whether as a borrower, guarantor, customer, purchaser, lessee, licensee, applicant, counterparty, debtor or other obligor.

“Organization” means a corporation, an association, a limited liability company, a partnership, a joint venture, an organization, a business, a joint-stock company, a trust, an unincorporated organization or any other entity.

“Organizational Documents” means (i) the articles or certificate of incorporation and the bylaws of a corporation, (ii) the partnership agreement and any statement of partnership of a general partnership, (iii) the limited partnership agreement and the certificate of limited partnership of a limited partnership, (iv) the limited liability company agreement and the articles or certificate of formation of a limited liability company, (v) any charter or similar document adopted or filed in connection with the creation, formation or organization of a Person and (vi) any amendment to any of the foregoing.

“Other Lien Law” means any statute or other law of any jurisdiction, whether federal, state, local or foreign, other than the UCC, that may govern or apply to the creation, existence, perfection, priority, preservation, registration, filing, recording, publication or enforcement of a security interest or lien in or on any of the Pledged Collateral or to the assignment or payment of any monies due thereunder or other proceeds thereof.

“Ownership Documentation” means, as applicable to any Pledgor’s Ownership Interests in any Issuer, any Certificated Ownership Documentation or Uncertificated Ownership Documentation.

“Ownership Interest” means any of the following rights, benefits and interests in, to, or issued by, any Issuer at any time:

(a) any “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934);

(b) any stockholder interests, shareholder interests, shares of common stock, shares of preferred stock, shares of special stock, general partner partnership interests, limited partner partnership interests, limited liability company interests, membership interests, economic interests, transferable interests, distributional interests, unit interests, percentage interests, profits interests or beneficial interests, any warrants, options or other rights for the purchase or acquisition of any of the foregoing, and any rights and benefits associated with or related to any of the foregoing;

Exhibit G-5

(c) any (i) rights to share in the profits and losses of any Issuer, (ii) rights to any payments, distributions and/or dividends by any Issuer of its income or assets from whatever source, (iii) rights to receive allocations of income, gain, loss, deduction, credit or other items, (iv) rights to manage or control or participate in the management or control of any Issuer, and any other rights with respect to any Issuer that are held or may be held, by agreement or operation of law, by the owners of such Issuer, including without limitation the right to exercise any or all voting, consensual and other powers of ownership pertaining thereto, (v) redemption rights, and (vi) conversion rights;

(d) any governance rights, inspection rights, rights to receive or demand access to information concerning any Issuer or its books and records, rights to receive notice of, vote on, or consent to matters involving the internal affairs of any Issuer, rights to receive notice of and participate in meetings, and other noneconomic rights, benefits and interests;

(e) any Account, General Intangible, Instrument, Investment Property or other Property that may be convertible into or exchangeable for any Ownership Interests described in preceding clauses (a), (b), (c), and (d); and

(f) with respect to the Ownership Interests described in preceding clauses (a), (b), (c), (d), (e) and (f), including, without limitation, any and all thereof whether voting or nonvoting, certificated or uncertificated, tangible or intangible, of any class or series, or evidenced by any certificate, instrument, agreement, document or other record, and whether constituting Accounts, General Intangibles, Instruments or Investment Property or any other type of Property.

“Person” means an individual, partnership, corporation, business trust, limited liability company, limited liability partnership, joint stock company, trust, unincorporated association, joint venture or other entity.

“Pledged Collateral” is defined in Section 2.01.

“Pledged Ownership Interests” is defined in Section 2.01.

“Proceeds” has the meaning set forth in Article 9.

“Promissory Note” has the meaning set forth in Article 9.

“Property” means any property of any kind whatsoever, whether real, personal, or mixed, and whether tangible or intangible, and any right, title or interest in or to property of any kind whatsoever, whether real, personal, or mixed, and whether tangible or intangible.

“Registered Organization” has the meaning set forth in Article 9.

“State” means any of the following: (a) a state of the United States of America, or (b) the District of Columbia.

“Subsidiary Guaranty” means that certain Amended and Restated Guaranty Agreement, dated as of the date hereof, made by Triller Corp. and Triller Hold Co LLC and the other guarantors from time to time party thereto in favor of the Secured Party, as may be amended, restated, supplemented or otherwise modified from time to time, including pursuant to joinders thereto.

Exhibit G-6

“Succeeding Person” means, with respect to any Person, any other Person that is a successor to such Person at any time, whether by (or pursuant to or in accordance with) any merger, combination, consolidation, amalgamation, reincorporation, reorganization, divestiture, spin-off, agreement, operation of law, order of any governmental authority, or otherwise.

“Supporting Obligations” has the meaning set forth in Article 9.

“Transaction Documents” means, collectively, this Agreement, the AGBA Pledge Agreement, the Beneficial Owner Guaranty, the Subsidiary Guaranty, the SEPA, the Note, and any and all other documents, agreements, instruments or other items executed or delivered in connection with any of the foregoing.

“UCC” means the Uniform Commercial Code, as adopted and in effect in the Governing Jurisdiction, as it may be revised from time to time; provided that if, and to the extent that, the Uniform Commercial Code of another jurisdiction governs the perfection, the effect of perfection or non -perfection, or the priority of a security interest created under this Agreement, then the term “UCC” shall refer to the Uniform Commercial Code of such other jurisdiction to the extent applicable to the perfection, the effect of perfection or non-perfection, or the priority of such security interest.

“Uncertificated Ownership Documentation” means, as to any Issuer, any book entry or other record in any medium that represents or evidences any Ownership Interest (or that is convertible into any Ownership Interest) in or with respect to such Issuer and does not constitute Certificated Ownership Documentation.

Section 1.03. Article and Section Headings. Article and Section headings and captions in this Agreement are for convenience only and shall not affect the construction or interpretation of this Agreement.

Section 1.04. Schedules and Exhibits. Unless a Schedule or Exhibit is referred to in this Agreement as being a Schedule or Exhibit to another Transaction Document, the references in this Agreement to specific Schedules and Exhibits shall be read as references to such specific Schedules or Exhibits attached, or intended to be attached, to this Agreement and any counterpart of this Agreement and regardless of whether they are in fact attached to this Agreement, and including any amendments, supplements and replacements to such Schedules or Exhibits from time to time.

Section 1.05. Other Terms. Terms used in this Agreement shall be applicable to the singular and plural, and references to gender shall include all genders. The terms “herein,” “hereof ,” “hereto,” and “hereunder” and similar terms refer to this Agreement as a whole and not to any particular Article, Section, subsection or clause in this Agreement. Unless otherwise expressly limited herein (and except where used in the conjunction of time periods or where used in the context of “does not include,” “shall not include,” “not included” or “not including”), the terms “include “ and “including,” shall be read to mean “include, without limitation,” or “including, without limitation,” as the case may be.

Exhibit G-7

ARTICLE II

SECURITY INTEREST

Section 2.01. Grant of Security Interest. To secure the full and timely payment, performance and satisfaction of the Obligations, including the obligations, indebtedness and liabilities of the Pledgors to the Secured Party under the Transaction Documents, each Pledgor hereby pledges to the Secured Party, and grants to the Secured Party a security interest in, all of each Pledgor’s now owned and hereafter acquired, created or arising Property described as follows (all of which Property being referred to herein as the “Pledged Collateral”):

(a) all of each Pledgor’s Ownership Interests in each Issuer and in each Succeeding Person thereto (the “Pledged Ownership Interests”), including (A) the Ownership Interests listed on Schedule 1 (the “Scheduled Ownership Interests”) and any other Ownership Interests in any Issuer or Succeeding Person that are acquired by any Pledgor in any manner at any time, (B) any Investment Property that constitutes, represents or evidences the Pledged Ownership Interests at any time, (C) any Accounts, General Intangibles or Instruments that constitute, represent or evidence the Pledged Ownership Interests at any time, and (D) any Supporting Obligations for the Pledged Ownership Interests, and all agreements, instruments or other documents relating to such Supporting Obligations, at any time;

(b) all of each Pledgor’s Ownership Documentation, including any thereof listed on any Schedule to this Agreement, that evidences, represents or otherwise relates to the Pledged Ownership Interests at any time;

(c) all of each Pledgor’s rights, benefits and interests associated with or related to the Pledged Ownership Interests under each Issuer’s Organizational Documents and the law under which each Issuer is incorporated, organized or formed;

(d) all Dividends, interest payments, cash and other Property from time to time received, receivable or otherwise distributed in respect of, or in exchange for, or in respect of the conversion of, any or all of the forgoing Pledged Collateral at any time;

(e) all claims of any kind which the Pledgor now has or may in the future acquire against any Issuer or any Succeeding Person thereto in the Pledgor’s capacity as a shareholder, member, partner, beneficiary or other equity holder in such Issuer or Succeeding Person;

(f) all Collateral Accounts;

(g) all Collateral Records; and

(h) all Proceeds and products of the foregoing Pledged Collateral.

Section 2.02. Rights as Secured Party. The Secured Party shall have all of the rights and remedies of a secured party under the UCC, under any Other Lien Laws, and under other applicable law and in equity, with respect to the Pledged Collateral.

Section 2.03. No Assumption of Liability. The Secured Party has not assumed, and the Secured Party shall not have any liability to any Issuer or any other Person for, any indebtedness or other obligation or liability that any Pledgor has or may have to any Issuer or any other Person with respect to any of the Pledged Collateral, whether arising under Ownership Documentation, Organizational Documents, or otherwise. Nothing in this Agreement shall relieve the Pledgor, nor shall the exercise of the Secured Party’s rights and remedies under this Agreement relieve the Pledgor, from any of the Pledgor’s indebtedness or other obligations or liabilities, whether for payment or performance, in respect of any of the Pledged Collateral.

Exhibit G-8

Section 2.04. Perfection of Security Interests.

(a) UCC Financing Statements. The Secured Party is authorized and shall be entitled to prepare and file one or more UCC financing statements, identifying the Secured Party as the secured party, and identifying the Pledgors as the debtors, in such place or places as the Secured Party may deem necessary or advisable in order to perfect the Secured Party’s security interests in the Pledged Collateral. Any UCC financing statement filed to perfect the Secured Party’s security interests in the Pledged Collateral may, at the Secured Party’s option, describe or indicate the Pledged Collateral in the manner that the Pledged Collateral is described in this Agreement, or as “all assets” of the Pledgors, or as “all personal property” of the Pledgors, or by any other description or indication of the Pledged Collateral that may be sufficient for a financing statement under the UCC.

(b) Certificated Securities. All of the Certificated Ownership Documentation representing or evidencing the Pledged Collateral shall promptly be delivered by the Pledgors to the Secured Party (or the Pledgors shall cause such Certificated Ownership Documentation to be delivered to the Secured Party) in suitable form for transfer by delivery, or accompanied by duly executed, but undated, stock powers or other instruments of transfer or assignment, in blank, all in form and substance satisfactory to the Secured Party, to be held by the Secured Party under this Agreement. Without limiting the generality of the preceding sentence, if any Pledgor receives or is entitled to receive any Certificated Ownership Documentation issued by any Issuer at any time (including, for example, any thereof issued in connection with any interest in a limited partnership or a limited liability company becoming an Article 8 Opt-In Security), the Pledgors shall promptly notify the Secured Party thereof and deliver such Certificated Ownership Documentation to the Secured Party in suitable form for transfer by delivery, or accompanied by duly executed, but undated, stock powers or other instruments of transfer or assignment, in blank, all in form and substance satisfactory to the Secured Party, to be held by the Secured Party as part of the Pledged Collateral under this Agreement.

(c) Uncertificated Securities. Promptly upon the Secured Party’s request from time to time, the Pledgors shall execute and deliver to the Secured Party, and shall cause any Issuer of an Uncertificated Security, and any other appropriate party, to execute and deliver to the Secured Party, such control agreements as the Secured Party may request relating to any Pledged Collateral that is an Uncertificated Security for purposes of perfecting the Secured Party’s security interest therein by control, which control agreements shall contain such provisions as the Secured Party may deem necessary or appropriate for the protection of the Secured Party’s rights to such Pledged Collateral. The Secured Party shall have the right to exercise exclusive control of each such Uncertificated Security and to notify the Issuer thereof upon and after the occurrence of a Default or an Event of Default.

(d) Notification of Pledge and Right to Exchange. The Secured Party shall have the right, at any time in the Secured Party’s discretion and without notice to any Pledgor, to notify any Person of the pledge of the Pledged Collateral to the Secured Party, and to transfer to or register in the name of the Secured Party, or any of the Secured Party’s nominees, any or all of the Pledged Collateral, subject only to the Pledgor’s revocable rights specified in Section 4.01(a). In addition, the Secured Party shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations.

(e) Certain Payments. Upon the occurrence, and during the continuance, of any Event of Default, the Secured Party shall have the right to instruct the Issuers to pay Dividends, as may be lawfully allowed and paid, and make other distributions with respect to the Pledged Collateral directly to the Secured Party. Upon receipt of any such Dividends or other distributions the Secured Party shall be entitled to hold and apply such amounts as part of the Pledged Collateral under this Agreement.

Exhibit G-9

Section 2.05. Possession of Collateral. The Secured Party’s sole duty with respect to the custody, safekeeping and preservation of any Pledged Collateral in its possession shall be to deal with such Pledged Collateral in the same manner as the Secured Party deals with similar Property for its own account. If the Secured Party has possession of any of the Pledged Collateral the Secured Party shall not be obligated to ascertain or take any action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to the Pledged Collateral or to take any necessary steps to preserve rights against prior parties.

Section 2.06. Power of Attorney. Each Pledgor hereby appoints the Secured Party as such Pledgor’s attorney-in-fact, with power of substitution, which appointment is irrevocable and coupled with an interest, to do each of the following in the name of such Pledgor or in the name of the Secured Party or otherwise, for the use and benefit of the Secured Party, but at the cost and expense of the Pledgors, and without notice to the Pledgors: (i) notify the Issuers and other Persons obligated to make payments in respect of any of the Pledged Collateral to make payments of Dividends, distributions, principal, interest, or other amounts in respect of the Pledged Collateral directly to the Secured Party; (ii) take control of the cash and non-cash Proceeds of any of the Pledged Collateral; (iii) renew, extend or compromise any of the Pledged Collateral or deal with the same as the Secured Party may deem advisable; (iv) release, exchange, convert, substitute, or surrender all or any part of the Pledged Collateral; (v) remove from any Pledgor’s places of business any or all of such Pledgor’s books and records relating to the Pledged Collateral without cost or expense to the Secured Party; (vi) make such use of any Pledgor’s places of business as may be reasonably necessary to administer, control and collect the Pledged Collateral; (vii) demand, collect, give receipt for, and give renewals, extensions, discharges and releases of any of the Pledged Collateral; (viii) institute and prosecute legal and equitable proceedings to enforce collection of, or realize upon, any of the Pledged Collateral; (ix) settle, renew, extend, compromise, compound, exchange or adjust claims with respect to any of the Pledged Collateral or any legal proceedings brought with respect thereto; (x) indorse the name of any Pledgor upon any bank check or other item of payment relating to the Pledged Collateral or any Dividend, distribution, principal, interest, or other amount, or upon any proof of claim in bankruptcy against any Account Debtor or any Person obligated to pay a Promissory Note or other Instrument; and (xi) receive and open all mail addressed to any Pledgor and notify the postal authorities to change the address for the delivery of mail to any Pledgor to such address as the Secured Party may designate. The Secured Party agrees that it shall not exercise any power or authority granted under this power of attorney unless a Default has occurred and then only during the pendency of such Default thereafter. The power of attorney given to the Secured Party in this Section 2.06 is in addition to any other power of attorney that may be granted to the Secured Party under this Agreement or any other Transaction Document. Neither the Secured Party nor any of the Secured Party’s affiliates, owners, directors, managers, officers, employees, agents or representatives shall be responsible or liable to any Pledgor for any act or failure to act under any power of attorney or otherwise, except in respect of damages attributable solely to its or their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction, nor shall they be responsible or liable for any indirect, special, consequential, exemplary or punitive damages of any kind.

Section 2.07. Powers for Secured Party’s Benefit. The powers conferred on the Secured Party under this Agreement are solely to protect the Secured Party’s interest in the Pledged Collateral and shall not impose any duty upon the Secured Party to exercise such powers. The Secured Party has no obligation to preserve rights to the Pledged Collateral against any other Persons.

Exhibit G-10

Section 2.08. Other Lien Laws. Without limiting the legal operation and effect of any other provision of this Agreement or any other Transaction Document, if (a) any of the Pledged Collateral is a type of Property as to which the creation, existence, perfection, priority, preservation, registration, filing, recording, publication or enforcement of a security interest or other lien therein or thereon, or the Secured Party’s right to receive monies or other proceeds thereof or therefrom, is or may be subject to or governed by any Other Lien Law, whether in addition to the UCC or other than the UCC, or (b) any of the Pledged Collateral is or may be deemed to be subject to any Other Lien Law based on (i) the location of such Pledged Collateral, (ii) the law governing the creation or existence of such Pledged Collateral, (iii) the identity or location of any Pledgor or the jurisdiction where any Pledgor is incorporated, organized or formed, (iv) the identity or location of any Issuer or the jurisdiction where any Issuer is incorporated, organized or formed, or (v) any other facts or circumstances, then promptly upon the Secured Party’s request, and at the Pledgor’s cost and expense, the Pledgors shall execute and deliver to the Secured Party such collateral documents, and other further assurances, and take such other further actions, as the Secured Party may from time to time request to effect and confirm the creation, existence, perfection, priority, preservation, registration, filing, recording and enforceability of the Secured Party’s security interest and lien in and on such Pledged Collateral, and the Secured Party’s right to receive monies and other proceeds thereof or therefrom, in accordance with such Other Lien Law.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Each Pledgor makes the following representations and warranties to the Secured Party as of the date of this Agreement:

Section 3.01. Identity. Each Pledgor (a) is (i) a corporation, limited liability company, limited partnership or statutory trust duly organized or formed, and validly existing and in good standing under the Laws of the jurisdictions set forth on Annex I and (ii) a Registered Organization and (b) has the corporate, limited liability company, limited partnership or trust power and authority to execute, deliver, and perform its obligations under, this Agreement. Each Pledgor’s chief executive office is located at the addresses set forth on Annex I.

Section 3.02. Execution, Delivery and Enforceability. The execution and delivery of this Agreement by the Pledgors have been duly authorized by all requisite corporate, limited liability company, limited partnership or trust action, as applicable. This Agreement has been duly and validly executed and delivered by each Pledgor. This Agreement constitutes each Pledgor’s legal, valid and binding obligation, enforceable against each Pledgor in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting the rights of creditors generally and the exercise of judicial discretion in accordance with general principles of equity.

Section 3.03. Consents and Approvals. Other than any consents or approvals received by the date of execution hereof, the execution, delivery and performance of this Agreement by the Pledgors do not require the consent or approval of any Issuer or any other Person and will not (a) contravene any provision of law, or any order of any court or other agency of government binding upon any Pledgor or any Pledgor’s Property, (b) contravene, be in conflict with or result in the breach or default of (with due notice or lapse of time or both) the charter, bylaws, operating agreement, partnership agreement or other Organizational Documents of any Pledgor, (c) contravene, be in conflict with, result in the breach or default of (with due notice or lapse of time or both) any indenture, agreement or other instrument binding upon the Pledgors or their Property, or (d) result in the creation or imposition of any lien or security interest upon any Property of the Pledgors, other than any lien or security interest in favor of the Secured Party under this Agreement.

Exhibit G-11

Section 3.04. Ownership of Property; Priority of Security Interest. Each Pledgor is the sole and exclusive owner of, and has good and merchantable title to, the entire and unencumbered right, title and interest in the Pledged Collateral pledged by such Pledgor under this Agreement, free from any lien, security interest, adverse claim or encumbrance other than those created under this Agreement in favor of the Secured Party. Each Pledgor has the right, power and authority to pledge and assign the Pledged Collateral, and grant a security interest in the Pledged Collateral, to the Secured Party in the manner done under this Agreement. This Agreement creates for the Secured Party a valid and enforceable security interest in the Pledged Collateral, securing the full and timely payment, performance and satisfaction of the Obligations, and each Pledgor’s indebtedness, obligations and liabilities under the Transaction Documents, which security interest, when perfected, shall constitute a first priority perfected security interest in favor of the Secured Party. Each Pledgor hereby warrants and shall defend the title to the Pledged Collateral, whether now owned or hereafter acquired, unto and for the benefit of the Secured Party and the Secured Party’s successors and assigns, against all liens, security interests, adverse claims, encumbrances and demands of any Person whatsoever.

Section 3.05. Issuers. The correct and complete legal name of each Issuer, and the Applicable Jurisdiction of each Issuer, is set forth on Schedule 1. Except as otherwise stated on Schedule 1, each Issuer has issued to the Pledgors the Ownership Interests that are shown on Schedule 1 with respect to such Issuer and each certificate or other instrument described on Schedule 1 as having been issued by such Issuer.

Section 3.06. Ownership Interests. Each Pledged Ownership Interest has been duly authorized and validly issued by the Issuer thereof and is fully paid and nonassessable. With respect to each Pledged Ownership Interest as to which a Pledgor is the initial holder, such Pledgor has on or before the date of this Agreement made all of the Pledgor’s required contributions to each Issuer, or otherwise fully paid each Issuer, for the Pledgor’s Ownership Interests in such Issuer, which contributions or payments were made in cash or property or in services performed on or before the date of this Agreement, excepting any of the Pledgor’s obligations that are outstanding on the date of this Agreement in the form of promissory notes, or other commitments or obligations to contribute cash or property or to perform services, that are specifically described on Schedule 2. With respect to any Pledged Ownership Interest as to which a Person other than any Pledgor was the initial holder, neither the Pledgors nor any other Person is obligated to make any contribution or payment in respect of such Pledged Ownership Interest to the Issuer of such Pledged Ownership Interest, excepting any obligations that are outstanding on the date of this Agreement in the form of promissory notes, or other commitments or obligations to contribute cash or property or to perform services, that are specifically described on Schedule 2.

Section 3.07.  Issuer Organizational Documents. Attached hereto as Schedule 3 is a complete list of the Organizational Documents, including any amendments thereto, of each Issuer. The Pledgors have delivered to the Secured Party true, accurate and complete copies of the Organizational Documents listed on Schedule 3. The Organizational Documents for each Issuer are the valid and legally binding obligations of the parties thereto and are enforceable in accordance with their terms. There is no agreement diminishing or impairing the obligation of any party under the Organizational Documents of any Issuer to perform fully its obligations in strict accordance with the terms and provisions of such Organizational Documents.

Section 3.08. Investment Company Securities and Traded Securities. With respect to any Issuers that are limited liability companies or partnerships, none of the Pledged Ownership Interests in such Issuers are dealt in or traded on securities exchanges or in securities markets and none of the Pledged Ownership Interests in such Issuers are investment company securities.

Exhibit G-12

ARTICLE IV

VOTING; DIVIDENDS

Section 4.01. Voting; Dividends.

(a) So long as no Event of Default shall have occurred and be continuing, and except as may be otherwise provided in this Agreement or in any other Transaction Document:

(i) except as provided in Section 4.01(e), the Pledgors shall be entitled to exercise any and all voting rights and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement and the other Transaction Documents; provided that (A) the Pledgors shall give the Secured Party at least ten (10) days’ prior written notice of the manner in which any Pledgor intends to exercise, or the reasons for refraining from exercising, any such voting right or other consensual right and (B) the Pledgors shall not exercise or refrain from exercising any such voting right or other consensual right if, in the Secured Party’s judgment, such action or inaction would have a material adverse effect on the value of the Pledged Collateral or any part thereof and the Secured Party so notifies the Pledgors within ten (10) days after having received such written notice from the Pledgors;

(ii) the Pledgors shall be entitled to receive and retain cash Dividends paid in respect of Pledged Collateral to the extent, and only to the extent, that the Pledgor’s receipt and retention of such cash Dividends are expressly permitted by, and otherwise paid in accordance with, the terms and conditions of the Transaction Documents, or are otherwise expressly consented to by the Secured Party in writing, provided, however, that any and all (A) Dividends paid or payable other than in cash in respect of any Pledged Collateral, (B) instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral, (C) Dividends paid or payable in cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, (D) cash paid, payable or otherwise distributed in respect of principal of, or in redemption of, or in exchange for, any Pledged Collateral, and (E) Dividends paid or payable in violation of any Pledgor’s or any Issuer’s agreement with the Secured Party that such Dividends not be paid, shall forthwith be delivered to the Secured Party to hold as Pledged Collateral and shall, if received by any Pledgor, be received in trust for the benefit of the Secured Party, be segregated from the other property or funds of the Pledgors, and be forthwith delivered to the Secured Party as Pledged Collateral in the same form as so received with any necessary indorsement; and

(iii) the Secured Party shall execute and deliver (or cause to be executed and delivered) to the Pledgors all such proxies and other instruments as the Pledgors may reasonably request for the purpose of enabling the Pledgors to exercise the voting rights and other consensual rights which they are entitled to exercise pursuant to clause (i) of this Section 4.01(a) and to receive any Dividend that they are authorized to receive and retain pursuant to clause (ii) of this Section 4.01(a).

(b) Upon the occurrence, and during the continuance, of any Event of Default:

(i) all rights of the Pledgors to exercise the voting rights and other consensual rights which they would otherwise be entitled to exercise pursuant to Section 4.01(a)(i) and to receive such Dividends as the Pledgors would otherwise be authorized to receive and retain pursuant to Section 4.01(a)(ii) shall cease, and all such voting rights and other consensual rights shall thereupon become vested in the Secured Party who shall thereupon have the sole right to exercise such voting rights and other consensual rights and to receive and hold as Pledged Collateral such Dividends; and

(ii) all Dividends which are received by any Pledgor contrary to the provisions of clause (i) of this Section 4.01(b) or contrary to any other agreement with the Secured Party shall be received in trust for the benefit of the Secured Party, shall be segregated from other funds of the Pledgors, and shall be forthwith paid over to the Secured Party as Pledged Collateral in the same form as so received with any necessary indorsement.

Exhibit G-13

(c) The Secured Party shall be entitled to deposit any Dividends and other payments received by the Secured Party pursuant to this Agreement into any Collateral Account, and upon the occurrence, and during the continuance, of any Event of Default, the Secured Party shall be entitled to apply the collected balances in each Collateral Account, or any portion thereof, at any time and from time to time, against the outstanding balance of any Obligations or other indebtedness, liabilities or obligations secured by this Agreement in such order as the Secured Party may determine in the Secured Party’s discretion.

(d) In the event that any Dividend, distribution, principal, interest, or other amount is paid to any Pledgor in respect of any Pledged Collateral, the Pledgors shall give the Secured Party written notice of the payment of such Dividend, distribution, principal, interest, or other amount within two (2) Business Days after the payment thereof to any Pledgor.

(e) The Pledgors shall not exercise any voting right or other consensual right with respect to any Article 8 Matter at any time without the Secured Party’s prior written consent. If a vote or any other action on any Article 8 Matter is proposed or requested by an Issuer or any other Person, the Pledgors shall give the Secured Party prompt written notice of such proposal or request. Furthermore, if the Secured Party shall request any Pledgor to exercise any voting right or other consensual right with respect to any Article 8 Matter, such Pledgor shall exercise such voting right or such other consensual right with respect to such Article 8 Matter in accordance with the Secured Party’s instructions.

ARTICLE V

AFFIRMATIVE COVENANTS

Section 5.01. Existence; Qualification. Each Pledgor shall do all things necessary to maintain its legal existence in its Applicable Jurisdiction. Each Pledgor shall maintain its legal status and qualification to do business in each jurisdiction where it is required to register or qualify to do business, except where the failure to do so would not, individually or in the aggregate, have a Material Adverse Effect.

Section 5.02. Compliance with Laws. The Pledgors shall comply with all applicable Laws and other legal requirements applicable to the Pledgors, except where the failure to comply would not, individually or in the aggregate, have a Material Adverse Effect.

Section 5.03. Taxes, Assessments, Charges and Other Impositions. The Pledgors shall pay and discharge promptly, on or before the due date thereof, all taxes, assessments, charges, and other impositions imposed by any governmental authority on the Pledgors, or on the Pledged Collateral, including any thereof relating to the creation, ownership or use of the Pledged Collateral, or relating to any security interest in or lien on any Pledged Collateral, or relating to any sale, assignment, transfer or other disposition of the Pledged Collateral.

Section 5.04. Collateral Records. Each Pledgor, at the cost and expense of the Pledgors, shall keep and maintain at its chief executive office current, complete and accurate books and records concerning all of the Pledged Collateral. The Secured Party shall have unrestricted access to each Pledgor’s places of business during normal business hours and after two (2) days’ written notice to such Pledgors, or at any time and without notice to any Pledgor after the occurrence of a Default, for the purpose of inspecting, copying, verifying and auditing any Pledgor’s books and records concerning the Pledged Collateral.

Exhibit G-14

Section 5.05. Collateral Reports. Within ten (10) days after the Secured Party’s written request from time to time, the Pledgors shall furnish to the Secured Party, and cause any Issuer to furnish to the Secured Party, in writing such information regarding the Pledged Collateral as the Secured Party may request, including such information, financial statements and other reports regarding the Issuers as may be in the possession of, or otherwise available to, the Pledgors.

Section 5.06. Costs and Expenses. Within ten (10) days after the Secured Party’s request from time to time, the Pledgors shall pay (or provide the Secured Party with sufficient funds for the payment of), or reimburse the Secured Party for payment of, the Secured Party’s costs and expenses, including the Secured Party’s attorney’s fees, paralegal fees and other legal expenses, incurred for (a) the negotiation and preparation of this Agreement, other Transaction Documents and other related documents, and diligence related thereto, (b) review and negotiation of opinion letters, reliance letters and the like, (c) public record searches and search reports and the review thereof and review of documents of record, (d) the closing of loans and other transactions under the Transaction Documents or otherwise related to the Obligations, (e) the perfection of the Secured Party’s security interests in the Collateral, (f) the establishment, maintenance and defense of the first priority of the Secured Party’s security interests in the Collateral, (g) the enforcement of the Secured Party’s security interests in the Collateral, and (h) the enforcement of the Secured Party’s rights and remedies under this Agreement and the other Transaction Documents, including collecting the Obligations and collecting, possessing, storing, marketing and selling Collateral.

Section 5.07. Notice of Default. The Pledgors shall give the Secured Party written notice of any Default or Event of Default within two (2) Business Days after the occurrence of such Default or Event of Default.

Section 5.08. Notice of Lien Proceedings. The Pledgors shall give the Secured Party immediate written notice of any Lien Proceeding relating to the Collateral or any thereof. If any Lien Proceeding is commenced relating to the Collateral, the Pledgors shall promptly give the Secured Party such information, and copies of any documentation, relating to such Lien Proceeding as the Secured Party may request from time to time.

Section 5.09. Applications, Approvals and Consents. The Pledgors shall, at their sole cost and expense, promptly execute and deliver, or cause the execution and delivery of, all certificates, instruments, and other documents and papers that the Secured Party may request in connection with the obtaining of any consent, approval, registration, qualification, or authorization of any governmental authority or of any other Person necessary or appropriate for the effective exercise of any rights or remedies under this Agreement and the other Transaction Documents. Without limiting the generality of the foregoing, the Pledgors agree that in the event the Secured Party shall exercise the Secured Party’s rights to sell, transfer, or otherwise dispose of or take any other action in connection with any of the Pledged Collateral pursuant to this Agreement or any other Transaction Document, the Pledgors shall execute and deliver all applications, certificates, and other documents that the Secured Party may request, and, if requested by the Secured Party, the Pledgors shall otherwise promptly, fully and diligently cooperate with the Secured Party and any other necessary Persons, in making any application for the prior consent or approval of any governmental authority or any other Person in connection with the exercise by the Secured Party of any of such rights relating to all or any part of the Pledged Collateral. The Pledgors agree that the Secured Party’s remedy at law for failure of the Pledgors to comply with the provisions of this Section 5.09 would not be adequately compensable in damages, and the Pledgors agree that the covenants of this Section 5.09 may be specifically enforced.

Exhibit G-15

Section 5.10. Issuers.

(a) The Pledgors shall cause each Issuer to do the following:

(i) maintain its legal existence in its Applicable Jurisdiction;

(ii) maintain its legal status and qualification to do business in each jurisdiction where it is required to register or qualify to do business, except where the failure to do so would not, individually or in the aggregate, have a Material Adverse Effect;

(iii) comply with all applicable Laws and other legal requirements applicable to the Issuer, except where the failure to comply would not, individually or in the aggregate, have a Material Adverse Effect;

(iv) pay and perform when due all of the terms, covenants and conditions on the Issuer’s part to be performed under its Organizational Documents; and

(v) to the extent that covenants or other provisions of any other Transaction Document apply to the Issuer, comply with such covenants and provisions even if the Issuer is not a party to such other Transaction Document and is not specifically named or referred to in such covenants or provisions, and even though such covenants or provisions are not set forth in this Agreement.

(b) Promptly, when requested by the Secured Party, and at the sole cost and expense of the Pledgors, the Pledgors shall take all such actions as may be requested by the Secured Party to enforce or secure the performance of any term, covenant or condition of the Organizational Documents of any Issuer and to exercise any rights of the Pledgors under such Organizational Documents.

(c) Promptly, when requested by the Secured Party, and at the sole cost and expense of the Pledgors, the Pledgors shall execute and deliver to the Secured Party, and cause any Issuers to exercise and deliver to the Secured Party, an acknowledgment and consent agreement in form and substance satisfactory to the Secured Party, pursuant to which such Issuers shall, among other things, acknowledge that they consent to the terms of this Agreement and agree to comply with the terms of this Agreement that relate to Issuers.

ARTICLE VI

NEGATIVE COVENANTS

Section 6.01. Pledgor Matters. None of the Pledgors shall, without the Secured Party’s prior written consent, do any of the following (except as contemplated by the Merger): (a) change its name; (b) change its Applicable Jurisdiction; (c) change or amend its Organizational Documents if such change or amendment could have an adverse effect on the Secured Party’s rights or remedies under this Agreement or any other Transaction Document or the Secured Party’s rights or remedies with respect to the Pledged Collateral, or the existence, perfection or priority of the Secured Party’s security interest in the Pledged Collateral, or the Secured Party’s rights or remedies with respect to the Pledged Collateral; (d) convert from one form of entity to another (or, if a limited liability company, create or form any series), or adopt or approve a plan of division, file a certificate of division, or effect a division; (e) merge, combine or consolidate with any Person; (f) liquidate, dissolve, wind up, terminate, or cease to exist; or (g) change the location of its chief executive office or principal place of business.

Exhibit G-16

Section 6.02. Liens and Dispositions. The Pledgors shall not, without the Secured Party’s prior written consent, do any of the following: (a) create, incur, assume, or suffer to exist any security interest or other lien upon any Pledged Collateral other than any security interest or other lien in favor of the Secured Party; (b) authorize, prepare or execute, or file or permit to be on file in any public office, or suffer to exist, any UCC financing statement or other lien notice applicable to any Pledged Collateral, or fail to have any such UCC financing statement or other lien notice terminated of record and in fact, other than UCC financing statements or other lien notices that are solely in favor of the Secured Party; (c) cause or permit any of the Pledged Collateral to be in the possession or control of any Person other than the Secured Party or the Pledgor that is the owner of such Pledged Collateral; (d) grant or agree to any reduction, discount, rebate, refund or adjustment that would reduce the amount that any Issuer or other Person that is obligated for the payment or performance of any Pledged Collateral is obligated to pay to any Pledgor; (e) grant to any Person an option or right to purchase or otherwise acquire any Pledged Collateral; (f) make any agreement for the sale, assignment, transfer, exchange, conversion or other disposition of any Pledged Collateral; or (g) make or engage in any sale, assignment, transfer, exchange, conversion or other disposition of any Pledged Collateral.

Section 6.03. Issuer Matters. The Pledgors shall not, without the Secured Party’s prior written consent, do any of the following:

(a) with respect to any Pledgor’s Ownership Interests in any Issuer, make or consent to any amendment or other change to any Ownership Documentation or waive any Pledgor’s rights thereunder;

(b) make or consent to any amendment or other change to the Organizational Documents of any Issuer, or waive any of any Pledgor’s rights thereunder, if such amendment or other change or waiver could have an adverse effect on (i) any Pledgor’s rights or remedies under such Organizational Documents, (ii) the Secured Party’s rights or remedies under this Agreement or any other Transaction Document, (iii) the existence, perfection or priority of the Secured Party’s security interest in the Pledged Collateral, or (iv) the existence or value of the Pledged Collateral;

(c) cause or permit any Issuer to pay any Dividend on, or make any distribution of assets on account of, or redeem, purchase or otherwise acquire for value, any Ownership Interest in such Issuer held by any Person unless, if permitted by the terms of the Transaction Documents, each Pledgor that has an Ownership Interest in the Issuer receives a pro rata Dividend on such Pledgor’s Ownership Interest in the Issuer, or receives pro rata value in respect of a distribution made in respect of such Pledgor’s Ownership Interest in such Issuer or in respect of the redemption, purchase or acquisition for value of any Ownership Interest in such Issuer from such Pledgor, which Dividend or value each such Pledgor shall have received and applied in accordance with Section 4.01;

(d) cause or permit any Issuer to change its Applicable Jurisdiction;

(e) cause or permit any Issuer to change its name or capital structure in a manner that could have an adverse effect on (i) any Pledgor’s rights or remedies under the Organizational Documents, (ii) the Secured Party’s rights or remedies under this Agreement or any other Transaction Document, (iii) the existence, perfection or priority of the Secured Party’s security interest in the Pledged Collateral, or (iv) the existence or value of the Pledged Collateral;

(f) cause or permit any Issuer to convert from one form of entity to another (or, if the Issuer is a limited liability company, create or form any series), or adopt or approve a plan of division, file a certificate of division, or effect a division;

Exhibit G-17

(g) except as contemplated by the Merger, cause or permit any Issuer to merge or consolidate with any other Person, acquire all or substantially all of the assets of any Person, or form or acquire any subsidiary in a manner that could have an adverse effect on (i) any Pledgor’s rights or remedies under the Organizational Documents, (ii) the Secured Party’s rights or remedies under this Agreement or any other Transaction Document, (iii) the existence, perfection or priority of the Secured Party’s security interest in the Pledged Collateral, or (iv) the existence or value of the Pledged Collateral; provided, that, the Pledgors shall give the Secured Party written notice at least thirty (30) days prior to the effectiveness thereof;

(h) cause or permit any Issuer to sell, assign, transfer, convey, exchange, gift or otherwise dispose of all or substantially all of such Issuer’s assets in one transaction or a series of transactions, except in connection with the Merger;

(i) cause or permit any Issuer to liquidate, dissolve, wind up, terminate, or cease to exist;

(j) with respect to any Pledged Collateral that is an interest in a limited liability company or a partnership and is not an Article 8 Opt-In Security, cause or permit any Issuer to take any action to cause such interest to become an Article 8 Opt-In Security; or

(k) with respect to any Pledged Collateral that is an Article 8 Opt-In Security, cause or permit any Issuer to take any action to cause such Pledged Collateral to cease to be an Article 8 Opt-In Security.

ARTICLE VII

EVENTS OF DEFAULT

Section 7.01. Events of Default. Each of the following events, occurrences or circumstances shall be an “Event of Default” under this Agreement:

(a) if any payment of principal or interest of the Obligations, or any payment of any fee, charge, royalty, premium, cost, expense, price, rent or other amount of the Obligations, is not made when due; provided that (i) if a Transaction Document expressly provides for the Secured Party to give any Pledgor or any other Obligor notice of such nonpayment, such notice shall have been given and (ii) if a Transaction Document expressly provides for a grace or cure period for such nonpayment, such nonpayment shall have continued uncured beyond the grace or cure period expressly provided in such Transaction Document;

(b) the occurrence of a breach, default or event of default, or other failure to perform, by any Pledgor or any other Obligor, not within the scope of preceding clause (a), under any Transaction Document; provided that (i) if such Transaction Document expressly provides for the Secured Party to give any Pledgor or any other Obligor a notice of such breach, default, event of default or failure, such notice shall have been given, and (ii) if such Transaction Document expressly provides for a grace or cure period for such breach, default, event of default or failure, such breach, default, event of default or failure shall have continued uncured beyond the grace or cure period expressly provided in such Transaction Document;

(c) if any confirmation, representation or warranty made by any Pledgor in this Agreement, or made by any Pledgor or any other Obligor in any other Transaction Document, is breached in any material respect or is false or misleading;

Exhibit G-18

(d) if any written statement (including any financial statement or tax return) of any Pledgor or any other Obligor, or any other report, certificate, or information, provided to the Secured Party by or on behalf of any Pledgor or any other Obligor (i) as a part of any request or application for a loan or other credit, (ii) as a condition or requirement of or under any Transaction Document or any Obligations, or (iii) to induce the Secured Party to take or refrain from taking any action, is incomplete in any material respect or is false or misleading;

(e) if any Pledgor shall breach, default under, or fail to comply with, any covenant, agreement or other provision of this Agreement;

(f) the occurrence of any Bankruptcy Event of Default with respect to any Pledgor;

(g) the occurrence or commencement of any Lien Proceedings, or any other event, circumstance or proceeding that impairs, or may impair, the value of the Collateral, or the Secured Party’s security interest in the Collateral, or the perfection of the Secured Party’s security interest in the Collateral, or the first priority of the Secured Party’s security interest in the Collateral, or the enforceability of this Agreement or any other Transaction Document against any Pledgor or any other Obligor or any other Person, as determined by the Secured Party in the Secured Party’s discretion; or

(h) the occurrence of a material adverse change in the financial or operating condition of any Pledgor or any other Obligor after the date of this Agreement, as determined by the Secured Party in the Secured Party’s discretion; or

(i) the occurrence of an Event of Default (as defined in any Transaction Document other than this Agreement).

ARTICLE VIII

ACCELERATION OF OBLIGATIONS

Section 8.01. Acceleration. Upon the occurrence of any Event of Default, the Secured Party may, at the Secured Party’s option and in the Secured Party’s discretion, and without prior notice to or demand upon any Pledgor, accelerate some or all of the Obligations, and upon such acceleration, all such Obligations as shall have been accelerated shall be immediately due and payable by the Pledgors to the Secured Party. Notwithstanding the foregoing, immediately upon any Bankruptcy Event of Default, and without notice to or demand upon any Pledgor or any action by the Secured Party, the Obligations shall be accelerated and all Obligations shall be immediately due and payable by the Pledgors to the Secured Party. Nothing in this Agreement shall be construed as modifying or limiting, or as prohibiting or restricting the Secured Party from exercising, any right to demand immediate payment of any Obligations then due and payable or payable on demand.

ARTICLE IX

REMEDIES

Section 9.01. General Remedies. Upon and after the occurrence of any Event of Default, the Secured Party shall have all of the rights, powers and remedies available under this Agreement and the other Transaction Documents, all of the rights, powers and remedies available to a secured party under the UCC and under any Other Lien Law, and such other rights, powers and remedies as may be available to the Secured Party at law and in equity. The commencement of any action, legal or equitable, or the rendering of any judgment or decree for deficiency, shall not affect the Secured Party’s interest in the Pledged Collateral until the Obligations have been fully paid and satisfied and this Agreement has been terminated.

Exhibit G-19

Section 9.02. Remedies Cumulative. The Secured Party’s rights, powers and remedies are cumulative and may be exercised simultaneously. No failure or delay on the part of the Secured Party in exercising any right, power or remedy under this Agreement or under any other Transaction Document, and no course of dealing between any Pledgor or any other Person and the Secured Party, shall operate as a waiver of any of the Secured Party’s rights, powers or remedies under this Agreement or under any other Transaction Document; nor shall any single or partial exercise of any right, power or remedy under this Agreement or under any other Transaction Document preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder or thereunder. No notice to or demand on any Pledgor in any circumstance shall entitle any Pledgor or any other Person to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Secured Party to any other or further action in any circumstances without notice or demand.

Section 9.03. Sale of Collateral. (a) Without limiting the Secured Party’s right to pursue other remedies, if any Pledgor defaults in any provision of this Agreement, or any other Event of Default shall have occurred and be continuing, the Secured Party may sell the Pledged Collateral, or any part thereof, at public or private sale or at any broker’s board or on any securities exchange, for cash, on credit, or for future delivery, as the Secured Party shall deem appropriate. The Secured Party shall be authorized at any such sale (if the Secured Party deems it advisable to do so with respect to any Pledged Collateral) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Pledged Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Secured Party shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Pledged Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of the Pledgors, and each Pledgor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which any Pledgor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

(b) Prior to a sale or other disposition of Pledged Collateral, the Secured Party shall give the Pledgors, and any other party required under Article 9, notification as required under Article 9. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Secured Party may fix and state in the notice of such sale.

(c) The Secured Party shall not be obligated to make any sale of any Pledged Collateral if the Secured Party shall determine not to do so, regardless of the fact that notice of sale of such Pledged Collateral shall have been given. The Secured Party may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned.

(d) At any such sale, the Pledged Collateral, or any portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Secured Party may, in the Secured Party’s discretion, determine.

Exhibit G-20

(e) In case any sale of all or any part of the Pledged Collateral is made on credit or for future delivery, the Pledged Collateral so sold may be retained by the Secured Party until the sale price is paid by the purchaser or purchasers thereof, but the Secured Party shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for Pledged Collateral so sold and, in case of any such failure, such Pledged Collateral may be sold again upon notification to the Pledgors as set forth in this Section 9.03. At any public sale made pursuant to this Section 9.03, the Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay or appraisal on the part of any Pledgor (all said rights being also hereby waived and released to the extent permitted by law), the Pledged Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to the Secured Party from any Pledgor or any other Obligor in respect of any of the Obligations as a credit against the purchase price, and the Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Pledgor therefor. For purposes of any sale of Pledged Collateral under this Agreement, a written agreement to purchase the Pledged Collateral or any portion thereof shall be treated as a sale thereof. The Secured Party shall be free to carry out such sale pursuant to such agreement, and the Pledgors shall not be entitled to the return of the Pledged Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Secured Party shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full.

(f) Upon any sale of Pledged Collateral by the Secured Party (including, without limitation, a sale pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Secured Party or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of Pledged Collateral being sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Secured Party or such officer or be answerable in any way for the misapplication thereof.

(g) The cash Proceeds of a sale or other disposition of Pledged Collateral by the Secured Party shall be applied in the following order: (i) first, to the costs and expenses of preparing for and conducting the sale or other disposition, including the Secured Party’s attorneys’ fees and other legal expenses, (ii) second, the remaining amount, if any, to the payment (in whatever order the Secured Party elects) of the Obligations until all of the Obligations have been paid in full, (iii) third, after the Obligations have been paid in full, the remaining amount of such Proceeds, if any, to the satisfaction of obligations secured by any subordinate security interest in or other subordinate lien on the Pledged Collateral if the Secured Party receives from the holder of the subordinate security interest or other lien an authenticated demand for Proceeds before distribution of the Proceeds is completed, and (iv) fourth, to the Pledgors for any surplus. The Obligors are liable for any deficiency.

(h) As an alternative to exercising the power of sale herein conferred upon the Secured Party, the Secured Party may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell Pledged Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.

Exhibit G-21

Section 9.04. Securities Act, etc. In view of the position of the Pledgors in relation to Pledged Collateral owned by the Pledgors, or because of other present or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such act and all such similar statutes as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Pledged Collateral permitted under this Agreement. Each Pledgor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Secured Party if the Secured Party were to attempt to dispose of all or any part of Pledged Collateral and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Secured Party in any attempt to dispose of all or part of Pledged Collateral under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect. Under applicable law, in the absence of an agreement to the contrary, the Secured Party might be held to have certain general duties and obligations to the Pledgors, as pledgors, to make some effort toward obtaining a fair price even though the obligations of the Pledgors may be discharged or reduced by the proceeds of a sale at a lesser price. Each Pledgor clearly understand that the Secured Party is not to have any such general duty or obligation to any Pledgor, and the Pledgors will not attempt to hold the Secured Party responsible for selling all or any part of Pledged Collateral at an inadequate price even if the Secured Party shall accept the first offer received or does not approach more than one possible purchaser. Without limiting the generality of the foregoing, the provisions of this Section 9.04 would apply if, for example, the Secured Party were to place all or any part of the Pledged Collateral for private placement by an investment banking firm, or if such investment banking firm purchased all or any part of the Pledged Collateral for its own account, or if the Secured Party placed all or any part of Pledged Collateral privately with a purchaser or purchasers. The provisions of this Section 9.04 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Secured Party sells all or any part of Pledged Collateral.

Section 9.05. Registration. Each Pledgor agrees that, upon the occurrence of a default by the Pledgor under this Agreement, or any Event of Default, if for any reason the Secured Party desires to sell any of Pledged Collateral at a public sale, the Pledgors shall, at any time and from time to time, upon the written request of the Secured Party, use each Pledgor’s best efforts to take or to cause the issuer of such Pledged Collateral to take such action and prepare, distribute and/or file such documents, as are required or advisable in the opinion of counsel for the Secured Party to permit the public sale of such Pledged Collateral. Each Pledgor further agrees to indemnify, defend and hold harmless the Secured Party and any underwriter from and against any and all loss, liability, expenses, costs, fees and disbursements of counsel (including, without limitation, a reasonable estimate of the cost to the Secured Party of legal counsel), and any and all claims (including the costs of investigation) which they may incur insofar as such loss, liability, expense or claim arises out of or is based upon any alleged untrue statement of a material fact contained in any prospectus (or any amendment or supplement thereto) or in any notification or offering circular, or arises out of or is based upon any alleged omission to state a material fact required to be stated therein or necessary to make the statements in any respect thereof not misleading, except insofar as the same may have been caused by any untrue statement or omission based upon information furnished in writing to the Pledgors or any issuer of such Pledged Collateral by the Secured Party or the underwriter expressly for use therein. Each Pledgor further agrees to use its best efforts to qualify, file or register, or cause the issuer of such Pledged Collateral to qualify, file or register, any of Pledged Collateral under the Blue Sky or other securities laws of such states as the Secured Party may specify and to keep effective, or cause to be kept effective, all such qualifications, filings or registrations. The Pledgors will bear all costs and expenses of carrying out the obligations of the Pledgors under this Section 9.05. The Pledgors acknowledge that there is no adequate remedy at law for failure by any Pledgor to comply with the provisions of this Section 9.05 and that such failure would not be adequately compensable in damages, and therefore agree that each Pledgor’s agreements contained in this Section 9.05 may be specifically enforced.

Exhibit G-22

ARTICLE X

GENERAL PROVISIONS

Section 10.01. Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms hereof must be in writing and will be deemed to have been delivered: upon the later of (A) either (i) receipt, when delivered personally or (ii) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same and (B) receipt, when sent by e-mail. The addresses and email addresses for such communications shall be:

If to any Pledgor, to:

Triller Corp.

7119 West Sunset Blvd, Suite 782

Los Angeles, CA 90046

Attention:	Prem Parameswaran
Chief Financial Officer
Telephone:	(310) 893-6090
Email:	prem@triller.co

With a copy to (which shall not constitute notice):

Loeb & Loeb LLP

345 Park Avenue

New York, NY 10154

Attention: Lawrence Venick

E-mail: lvenick@loeb.com

If to the Secured Party:

YA II PN, Ltd.

c/o Yorkville Advisors Global, LLC

1012 Springfield Avenue

Mountainside, NJ 07092

Attention: Mark Angelo

Telephone: 201-985-8300

Email: Legal@yorkvilleadvisors.com

or at such other address and/or e-mail address and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three (3) Business Days prior to the effectiveness of such change. Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, (ii) electronically generated upon sending the e-mail or (iii) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by e -mail or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively. Notwithstanding the aforesaid procedures, any notice, request or demand upon any Pledgor in fact received by such Pledgor shall be sufficient notice or demand as to the Pledgors.

Section 10.02. Term. This Agreement shall commence with the date of this Agreement and shall continue in full force and effect and be binding upon the Pledgors until all Obligations secured by this Agreement shall have been fully paid and satisfied (such that there is no outstanding secured obligation), there is no commitment on the part of the Secured Party to make advances, incur obligations or otherwise give value, and the Secured Party shall have given the Pledgors written notice of the termination of this Agreement (excluding provisions that by their terms survive termination of this Agreement). The Secured Party shall not be obligated to give the Pledgors written notice of the termination of this Agreement, or to terminate any UCC financing statements or other lien filings, until all of the Obligations have been fully paid and satisfied (such that there is no outstanding secured obligation), there is no commitment on the part of the Secured Party to make an advance, incur an obligation or otherwise give value, and the Pledgors shall have given the Secured Party a written demand requesting termination of this Agreement and any UCC financing statements or other lien filings.

Exhibit G-23

Section 10.03. Reinstatement. Notwithstanding anything to the contrary in this Agreement or any other Transaction Document, if at any time any amount received by the Secured Party from any Obligor or other Person and applied to the Obligations, or applied to any indebtedness, obligations or liabilities of any Obligor under the Transaction Documents, is annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or Proceeds of any Pledged Collateral or of any other Collateral are required to be returned by the Secured Party to any Obligor, its estate, trustee, receiver, or any other party, under any bankruptcy law, state or federal law, common law or at equity, then to the extent of such payment, repayment, refund, or return, all security interests and liens and Collateral securing the Obligations shall remain in full force and effect, as fully as if such payment had never been made or, if prior to such payment, repayment, refund or return any security interest or lien granted under this Agreement, or any Collateral for the Obligations shall have been released or terminated, such security interest, lien or Collateral securing the Obligations shall be reinstated in full force and effect, and such prior release or termination shall not diminish, release, discharge, impair or otherwise affect any security interest, lien or Collateral securing the Obligations in respect of the amount of such payment, repayment, refund or return.

Section 10.04. Secured Party’s Right to Release Obligors. The Secured Party from time to time may take or release other security, may release any party primarily or secondarily liable for any Obligations or other indebtedness to the Secured Party, may grant extensions, renewals or indulgences with respect to such Obligations or other indebtedness and may apply any other security therefor held by the Secured Party to the satisfaction of such Obligations or other indebtedness, all without any obligation to give the Pledgors notice of any thereof, and all without prejudice to any of the Secured Party’s rights under this Agreement. Furthermore, the Secured Party from time to time may enter into amendments of Transaction Documents with any party or parties primarily or secondarily liable for the Obligations, without any obligation to give the Pledgors notice thereof, and without prejudice to any of the Secured Party’s rights under this Agreement regardless of whether any Pledgor is a party to or consents to such amendments.

Section 10.05. Marshaling. The Secured Party shall not be required to marshal any present or future collateral security for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order. To the extent that it lawfully may, each Pledgor hereby agrees that the Pledgors will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of the Secured Party’s rights under this Agreement or under any other Transaction Document, and, to the extent that it lawfully may, each Pledgor hereby waives the benefit of all such Laws.

Section 10.06. Amendments. Neither this Agreement nor any other Transaction Document nor any of the terms hereof or thereof may be amended, modified, changed, waived, discharged or terminated, nor shall any consent be given, unless such amendment, modification, change, waiver, discharge, termination or consent is in writing and signed by the Secured Party.

Section 10.07. Successors and Assigns. This Agreement shall be binding upon each Pledgor and its successors and assigns, and shall inure, together with the rights and remedies of the Secured Party hereunder, to the benefit of the Secured Party and the Secured Party’s successors, transferees and assigns. This Agreement may not be assigned by any Pledgor without the prior written consent of the Secured Party.

Exhibit G-24

Section 10.08. Additional Pledgors. It is understood and agreed that any Person that desires to become a Pledgor hereunder, or is required to become a Pledgor hereunder after the date hereof pursuant to the respective Transaction Documents, shall become a Pledgor hereunder by executing a counterpart hereof or by executing a joinder to this Agreement and, in either case, delivering the same to the Secured Party, (y) delivering supplements to the schedules attached hereto as are necessary to cause such schedules to be complete and accurate with respect to such additional pledgor on such date, and (z) taking all actions as specified in this Agreement as would have been taken by such pledgor had it been an original party to this Agreement, in each case with all documents required above to be delivered to the Secured Party and with all documents and actions required above to be taken to the reasonable satisfaction of the Secured Party.

Section 10.09. Severability. Any provision of this Agreement, or of any other Transaction Document, that is prohibited by, or unenforceable under, the laws of any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability, without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by law, each Pledgor hereby waives any provision of law which renders any provision of this Agreement or any other Transaction Document prohibited or unenforceable in any respect.

Section 10.10. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (for example, “.pdf” or “tif”) format by email or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement. Signature pages may be detached from separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document. In making proof of this Agreement, it shall not be necessary to produce more than one counterpart of this executed Agreement.

Section 10.11. Electronic Signatures. The words “execution,” “signed,” “signature,” and words of like import in this Agreement shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 10.12. Filing and Recording. In addition to the Secured Party’s right to file UCC financing statements, the Secured Party is authorized and entitled to file, record or register this Agreement (or a photocopy of this Agreement) and other security interest or lien notices with any governmental authority to give notice of, and to further the legal operation and effect of, and perfect the interests of the Secured Party under, this Agreement. Within ten (10) days after the Secured Party’s request from time to time, the Pledgors shall pay all of the Secured Party’s costs and expenses (including attorney’s fees, paralegal fees and other legal expenses) of preparing, filing, recording or registering this Agreement or any UCC financing statements or other security interest or lien notices related to this Agreement or the Pledged Collateral and any amendments to or continuations of any thereof.

Section 10.13. Entire Agreement. This Agreement and any Transaction Documents executed and delivered with this Agreement are a complete and exclusive expression of all the terms of the matters expressed therein, and all prior agreements, statements, and representations, whether written or oral, which relate thereto in any way are hereby superseded and shall be given no force and effect. No promise, inducement, or representation has been made to any Pledgor which relates in any way to the matters expressed in this Agreement or in any other Transaction Document executed and delivered with this Agreement, other than what is expressly stated herein and in such other Transaction Document.

Exhibit G-25

Section 10.14. No Third-Party Benefit. The terms and provisions of this Agreement are for the benefit of the Secured Party and its successors and assigns, and no third party shall have any right or cause of action on account hereof.

Section 10.15. Waiver of Special and Punitive Damages. Each Pledgor hereby waives to the fullest extent permitted by law all claims to special, indirect, consequential, exemplary and punitive damages in any lawsuit or other legal action brought by any Pledgor against the Secured Party, or any of its shareholders, members, partners, directors, managers, trustees, officers, employees, agents or advisors, in respect of any claim arising under this Agreement, the other Transaction Documents, or any other agreement between the Secured Party and the Pledgors at any time, including any such agreements, whether written or oral, made or alleged to have been made at any time prior to the date hereof, and all agreements made hereafter or otherwise, or in respect of any claims arising under common law or under any statute of any state or the United States, whether any such claims be now existing or hereafter arising, now known or unknown. In making this waiver, each Pledgor acknowledge and agree that they shall not make any claim for special, indirect, consequential, exemplary or punitive damages against the Secured Party or any of its shareholders, members, partners, directors, managers, trustees, officers, employees, agents or advisors.

Section 10.16. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event of any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

Section 10.17. No Conditions Precedent. Each Pledgor acknowledges that no unsatisfied conditions precedent to the effectiveness and enforceability of this Agreement exist as of the date of the execution of this Agreement, and that the effectiveness and enforceability of this Agreement is not in any way conditioned or contingent upon any event, occurrence, or happening, or upon any condition existing or coming into existence either before or after the execution of this Agreement.

Section 10.18. Security Interest Absolute. Each Pledgor hereby waives demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, Collateral received or delivered, or other action taken in reliance on this Agreement, and all other demands and notices of any description. All rights of the Secured Party and liens and security interests under this Agreement, and all obligations of the Pledgors under this Agreement, shall be absolute and unconditional irrespective of: (a) any illegality or lack of validity or enforceability of any Obligations or Transaction Documents; (b) any change in the time, place or manner of payment of, or in any other term of, the Obligations, or any recission, waiver, amendment or modification of any Transaction Document or any provisions thereof, including any increase in the Obligations resulting from future advances or protective advances or any extension of additional credit or otherwise; (c) any taking, exchange, substitution, release, impairment or non-perfection of any Collateral or any other collateral, or any taking, release, impairment, amendment, waiver or other modification of any guaranty, for all or any of the Obligations; (d) any manner of sale, disposition or application of proceeds of any Collateral or any other collateral or other assets to any of the Obligations; (e) any default, failure or delay, willful or otherwise, in the performance of the Obligations; (f) any defense, set-off or counterclaim (other than a defense of payment or performance) that may at any time be available to, or be asserted by any Pledgor against the Secured Party; or (g) any other circumstance (including, without limitation, any statute of limitations) or manner of administering any loans or other Obligations or any existence of or reliance on any representation by the Secured Party that might vary the risk of any Pledgors or otherwise operate as a defense available to, or a legal or equitable discharge of, any Pledgor or any other grantor, pledgor, guarantor or surety.

Exhibit G-26

Section 10.19. Waiver of Subrogation. Each Pledgor agrees that the Pledgors shall have no right of subrogation, reimbursement or indemnity whatsoever, nor any right of recourse to security, if any, for the Obligations, so long as any amounts payable to the Secured Party in respect of the Obligations shall remain outstanding. Each Pledgor further agrees that the Pledgors shall have no right of contribution nor any other recourse against any other Obligor so long as any amount payable to the Secured Party in respect of the Obligations shall remain outstanding.

Section 10.20. Further Assurances. The Pledgors shall execute and deliver to the Secured Party such further assurances and take such other further actions as the Secured Party may from time to time request to further the intent and purpose of this Agreement and the other Transaction Documents and to maintain and protect the rights and remedies intended to be created in favor of the Secured Party under this Agreement and the other Transaction Documents.

Section 10.21. Choice of Law, Venue, Jury Trial Waiver and Judicial Reference.

(a) Governing Law. This Agreement and the rights and obligations of the parties hereunder shall, in all respects, be governed by, and construed in accordance with, the laws (excluding the principles of conflict of laws) of the State of New York (the “Governing Jurisdiction”) (including Section 5-1401 and Section 5-1402 of the General Obligations Law of the State of New York), including all matters of construction, validity and performance.

(b) Jurisdiction; Venue; Service.

(i) Each Pledgor hereby irrevocably consents to the non-exclusive personal jurisdiction of the state courts of the Governing Jurisdiction and, if a basis for federal jurisdiction exists, the non-exclusive personal jurisdiction of any United States District Court for the Governing Jurisdiction.

(ii) Each Pledgor agrees that venue shall be proper in any court of the Governing Jurisdiction selected by the Secured Party or, if a basis for federal jurisdiction exists, in any United States District Court in the Governing Jurisdiction. Each Pledgor waives any right to object to the maintenance of any suit, claim, action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, in any of the state or federal courts of the Governing Jurisdiction on the basis of improper venue or inconvenience of forum.

Exhibit G-27

(iii) Any suit, claim, action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or tort or otherwise, brought by any Pledgor against the Secured Party arising out of or based upon this Agreement or any matter relating to this Agreement, or any other Transaction Document, or any Obligations, or any contemplated transaction, shall be brought in a court only in the Governing Jurisdiction. The Pledgors shall not file any counterclaim against the Secured Party in any suit, claim, action, litigation or proceeding brought by the Secured Party against any Pledgor in a jurisdiction outside of the Governing Jurisdiction unless under the rules of the court in which the Secured Party brought such suit, claim, action, litigation or proceeding the counterclaim is mandatory, and not permissive, and would be considered waived unless filed as a counterclaim in the suit, claim, action, litigation or proceeding instituted by the Secured Party against the Pledgor. Each Pledgor agrees that any forum outside the Governing Jurisdiction is an inconvenient forum and that any suit, claim, action, litigation or proceeding brought by any Pledgor against the Secured Party in any court outside the Governing Jurisdiction should be dismissed or transferred to a court located in the Governing Jurisdiction. Furthermore, each Pledgor irrevocably and unconditionally agrees that it will not bring or commence any suit, claim, action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Secured Party arising out of or based upon this Agreement or any matter relating to this Agreement, or any other Transaction Document, or any Obligations, or any contemplated transaction, in any forum other than the courts of the State of New York sitting in New York County, and the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such suit, claim, action, litigation or proceeding may be heard and determined in such New York State Court or, to the fullest extent permitted by applicable law, in such federal court. The Pledgors and the Secured Party agree that a final judgment in any such suit, claim, action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(iv) The Pledgors and the Secured Party irrevocably consent to the service of process out of any of the aforementioned courts in any such suit, claim, action, litigation or proceeding by the mailing of copies thereof by registered or certified mail postage prepaid, to it at the address provided for notices in this Agreement, such service to become effective thirty (30) days after the date of mailing.

(v) Nothing herein shall affect the right of the Secured Party to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against any Pledgor or any other Person in the Governing Jurisdiction or in any other jurisdiction.

(c) Waiver of Jury Trial. The Pledgors and the Secured Party mutually waive all right to trial by jury of all claims of any kind arising out of or based upon this Agreement or any matter relating to this Agreement, or any other Transaction Document, or any Obligations, or any contemplated transaction. The Pledgors and the Secured Party acknowledge that this is a waiver of a legal right and that the Pledgors and the Secured Party each make this waiver voluntarily and knowingly after consultation with counsel of its choice. The Pledgors and the Secured Party agree that all such claims shall be tried before a judge of a court having jurisdiction, without a jury.

[The signature page follows. The remainder of this page is blank.]

Exhibit G-28

IN WITNESS WHEREOF, and intending to be legally bound hereby, the Pledgors and the Secured Party execute this Amended and Restated Pledge Agreement as of the date first above written.

Pledgor:

TRILLER HOLD CO LLC

By:
Name:	Bobby Sarnevesht
Title:	Chief Executive Officer

[Signature Page to Amended and Restated Pledge Agreement]

Exhibit G-29

Secured Party:

YA II PN, LTD.

By: Yorkville Advisors Global, LP
Its: Investment Manger

By: Yorkville Advisors Global II, LLC
Its: General Partner

By:
Name:	Troy Rillo, Esq.
Title:	Partner

[Signature Page to Amended and Restated Pledge Agreement]

Exhibit G-30

ANNEX I

TO PLEDGE AGREEMENT

Pledgor	Type of Entity	Jurisdiction of Organization	Principal Place of Business
Triller Hold Co LLC	Limited liability company	Delaware, United States	7119 W. Sunset Blvd #782 Los Angeles, CA 90046

Exhibit G-31

SCHEDULE 1 TO PLEDGE AGREEMENT

(Scheduled Ownership Interests)

Part 1: Ownership Interests in corporations

Pledgors	Issuers	Issuer’s Applicable Jurisdiction	Number and type of shares	Description of share certificates or uncertificated interests	Percentage Ownership Interest
Triller Hold Co LLC	Bare Knuckle Fighting Championships, Inc.	Delaware	3,000,000 shares of common stock	Certificate No. 1412090	17.2%

Part 2: Ownership Interests in limited liability companies

N/A

Part 3: Ownership Interests in partnerships

N/A

Part 4: Ownership Interests in trusts

N/A

Exhibit G-32

SCHEDULE 2 TO PLEDGE AGREEMENT

(Pledgor obligations to Issuers)

Part 1: Pledgor obligations to corporate Issuers

Pledgors	Issuers	Pledgor’s obligation, if any, to contribute cash, property, or services to the Issuer, or make loans or advances to the Issuer
Triller Hold Co LLC	Bare Knuckle Fighting Championships, Inc.	N/A

Part 2: Pledgor obligations to limited liability company Issuers

N/A

Part 3: Pledgor obligations to partnership Issuers

N/A

Part 4: Pledgor obligations to trust Issuers

N/A

Exhibit G-33

SCHEDULE 3 TO PLEDGE AGREEMENT

(Issuer Organizational Documents)

Part 1: Organizational Documents of corporate Issuers

Issuers	Issuer’s Organizational Documents
Bare Knuckle Fighting Championships Inc.

(i) Amended and Restated Certificate of Incorporation filed with the Delaware Secretary of State on November 15, 2023; Certificate of Designations, Number, Voting Powers, Preferences and Rights of Series A Convertible Preferred Stock filed with the Delaware Secretary of State on November 15, 2023; Bylaws

Part 2: Organizational Documents of limited liability company Issuers

N/A

Part 3: Organizational Documents of partnership Issuers

N/A

Part 4: Organizational Documents of trust Issuers

N/A

Exhibit G-34

EXHIBIT H

FORM OF TRILLER PROMISSORY NOTE

See attached.

Exhibit H-1

Execution Version

TRILLER CORP.

TRILLER HOLD CO LLC

Promissory Note

Original Principal Amount: $33,510,000

Issuance Date: June 28, 2024

FOR VALUE RECEIVED, TRILLER CORP., a Delaware corporation (“Triller Corp.”) and TRILLER HOLD CO LLC, a Delaware limited liability company (“Triller LLC”) (the “Borrowers” and each a “Borrower”), hereby promise to pay to the order of AGBA GROUP HOLDING LIMITED, a British Virgin Islands business company, or its registered assigns (the “Holder”), the aggregate amount set out above as the Original Principal Amount (the “Principal”) when due, and to pay interest (“Interest”) on any outstanding Principal at the applicable Interest Rate (as defined below) from the date set out above as the Issuance Date (the “ Issuance Date”) until the same becomes due and payable, whether upon the Maturity Date or acceleration or otherwise (in each case in accordance with the terms hereof).

(1) GENE RAL TERMS.

(a) Maturity Date. On the Maturity Date, the Borrowers shall pay to the Holder an amount in cash representing all outstanding Principal, accrued and unpaid Interest, and any other amounts outstanding pursuant to the terms of this Promissory Note (this “Note”). The “Maturity Date” shall be June 28, 2025, as may be extended at the option of the Holder. The Borrower may prepay all or any portion of the outstanding Principal and accrued and unpaid Interest at any time and from time to time without premium or penalty.

(b) Interest Rate and Payment of Interest. Interest shall accrue on the outstanding Principal balance hereof at an annual rate equal to 5% (“Interest Rate”), which Interest Rate shall increase to an annual rate of 18% upon the occurrence of an Event of Default (for so long as such event remains uncured). Interest shall be calculated based on a 365-day year and the actual number of days elapsed, to the extent permitted by applicable law.

(c) Payment Dates. Whenever any payment or other obligation hereunder shall be due on a day other than a business day, such payment shall be made on the next succeeding business day.

(2) EVENTS OF DEFAULT.

(a) An “Event of Default”, wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any governmental authority):

(i) Any Borrower’s failure to pay to the Holder any amount of Principal, Interest, or other amounts when and as due under this Note;

Exhibit H-2

(ii) Any Borrower shall commence, or there shall be commenced against any Borrower under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or any Borrower commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to any Borrower and any such bankruptcy, insolvency or other proceeding remains undismissed for a period of sixty one (61) days; or any Borrower is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or any Borrower suffers any appointment of any custodian, private or court appointed receiver or the like for it or all or substantially all of its property which continues undischarged or unstayed for a period of sixty one (61) days; or any Borrower makes a general assignment of all or substantially all of its assets for the benefit of creditors; or any Borrower shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or any Borrower shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or any Borrower shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by any Borrower for the purpose of effecting any of the foregoing; or

(iii) Any Event of Default (as defined therein) shall occur under that certain Amended and Restated Secured Convertible Promissory Note, dated as of the date hereof, made by the Holder in favor of the Secured Party (the “AGBA Promissory Note”).

(b) During the time that any portion of this Note is outstanding, if any Event of Default has occurred, the full unpaid Principal amount of this Note, together with interest and other amounts owing in respect thereof and other obligations accrued hereunder, to the date of acceleration shall become at the Holder’s election given by notice pursuant to Section (5), immediately due and payable in cash; provided that, in the case of any event with respect to any Borrower described in Section (2)(a)(ii), the full unpaid Principal amount of this Note, together with interest and other amounts owing in respect thereof and other obligations accrued hereunder, to the date of acceleration, shall automatically become due and payable, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers. The Holder need not provide and the Borrowers hereby waive any presentment, demand, protest or other notice of any kind (other than required notice of conversion), and the Holder may immediately enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by the Holder in writing at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon. All rights and remedies hereunder are cumulative and not exclusive of any of such rights or remedies or of any other rights or remedies available to the Holder.

(3) PLEDGE. This Note has been pledged by the Holder to YA II PN, LTD. (the “Secured Party”). The Borrowers acknowledge and agree that the Secured Party may exercise all of the rights of the Holder under this Note after the occurrence and during the continuance of an Event of Default as defined in the AGBA Promissory Note.

Exhibit H-3

(4) TRANSFER AND ASSIGNMENT. The Borrowers may not assign their obligations hereunder without the prior written consent of the Holder. The Holder may assign any or all of its rights hereunder, including as collateral security.

(5) NOTICES. Any notices, consents, waivers or other communications required or permitted to be given under the terms hereof must be in writing by letter and email and will be deemed to have been delivered: upon the later of (A) either (i) receipt, when delivered personally or (ii) one (1) business day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same and (B) receipt, when sent by electronic mail. The addresses and e-mail addresses for such communications shall be:

If to the Borrowers, to:

Triller Corp.

7119 West Sunset Blvd, Suite 782

Los Angeles, CA 90046

Attention:	Prem Parameswaran

Chief Financial Officer

Telephone:	(310) 893-6090
Email:	prem@triller.co

If to the Holder:

AGBA Group Holding Limited

AGBA Tower

68 Johnston Road

Wan Chai, Hong Kong SAR

Attn: Wing-Fai Ng, CEO

Telephone: +852 9389 8828

Email: wingfai.ng@agba.com

With a copy to (which shall not constitute notice):

Loeb & Loeb LLP

345 Park Avenue

New York, NY 10154

Attention: Lawrence Venick

E-mail: lvenick@loeb.com

or at such other address and/or email and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three (3) business days prior to the effectiveness of such change. Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, (ii) electronically generated by the sender’s email service provider containing the time, date, recipient email address or (iii) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

Exhibit H-4

(6) CHOICE OF LAW; VENUE; WAIVER OF JURY TRIAL.

(a) Governing Law. This Note and the rights and obligations of the parties hereunder shall, in all respects, be governed by, and construed in accordance with, the laws (excluding the principles of conflict of laws) of the State of New York (the “Governing Jurisdiction”) (including Section 5-1401 and Section 5-1402 of the General Obligations Law of the State of New York), including all matters of construction, validity and performance.

(b) Jurisdiction; Venue; Service.

(i) Each Borrower hereby irrevocably consents to the non-exclusive personal jurisdiction of the state courts of the Governing Jurisdiction and, if a basis for federal jurisdiction exists, the non-exclusive personal jurisdiction of any United States District Court for the Governing Jurisdiction.

(ii) Each Borrower agrees that venue shall be proper in any court of the Governing Jurisdiction selected by the Holder or, if a basis for federal jurisdiction exists, in any United States District Court in the Governing Jurisdiction. Each Borrower waives any right to object to the maintenance of any suit, claim, action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, in any of the state or federal courts of the Governing Jurisdiction on the basis of improper venue or inconvenience of forum.

(iii) Any suit, claim, action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or tort or otherwise, brought by the Borrowers against the Holder arising out of or based upon this Note or any matter relating to this Note shall be brought in a court only in the Governing Jurisdiction. The Borrowers shall not file any counterclaim against the Holder in any suit, claim, action, litigation or proceeding brought by the Holder against the Borrowers in a jurisdiction outside of the Governing Jurisdiction unless under the rules of the court in which the Holder brought such suit, claim, action, litigation or proceeding the counterclaim is mandatory, and not permissive, and would be considered waived unless filed as a counterclaim in the suit, claim, action, litigation or proceeding instituted by the Holder against the Borrowers. Each Borrower agrees that any forum outside the Governing Jurisdiction is an inconvenient forum and that any suit, claim, action, litigation or proceeding brought by the Borrowers against the Holder in any court outside the Governing Jurisdiction should be dismissed or transferred to a court located in the Governing Jurisdiction. Furthermore, each Borrower irrevocably and unconditionally agrees that it will not bring or commence any suit, claim, action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Holder arising out of or based upon this Note or any matter relating to this Note in any forum other than the courts of the State of New York sitting in New York County, and the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally  submits to the jurisdiction of such courts and agrees that all claims in respect of any such suit, claim, action, litigation or proceeding may be heard and determined in such New York State Court or, to the fullest extent permitted by applicable law, in such federal court. The Borrowers and the Holder agree that a final judgment in any such suit, claim, action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

Exhibit H-5

(iv) The Borrowers and the Holder irrevocably consent to the service of process out of any of the aforementioned courts in any such suit, claim, action, litigation or proceeding by the mailing of copies thereof by registered or certified mail postage prepaid, to it at the address provided for notices in this Note, such service to become effective thirty (30) days after the date of mailing.

(v) Nothing herein shall affect the right of the Holder to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against the Borrowers or any other Person in the Governing Jurisdiction or in any other jurisdiction.

(c) THE PARTIES MUTUALLY WAIVE ALL RIGHT TO TRIAL BY JURY OF ALL CLAIMS OF ANY KIND ARISING OUT OF OR BASED UPON THIS NOTE OR ANY MATTER RELATING TO THIS NOTE. THE PARTIES ACKNOWLEDGE THAT THIS IS A WAIVER OF A LEGAL RIGHT AND THAT THE PARTIES EACH MAKE THIS WAIVER VOLUNTARILY AND KNOWINGLY AFTER CONSULTATION WITH COUNSEL OF THEIR RESPECTIVE CHOICE. THE PARTIES AGREE THAT ALL SUCH CLAIMS SHALL BE TRIED BEFORE A JUDGE OF A COURT HAVING JURISDICTION, WITHOUT A JURY.

(7) If the Borrowers fail to strictly comply with the terms of this Note, then the Borrowers shall reimburse the Holder promptly for all fees, costs and expenses, including, without limitation, attorneys’ fees and expenses incurred by the Holder in any action in connection with this Note, including, without limitation, those incurred: (i) during any workout, attempted workout, and/or in connection with the rendering of legal advice as to the Holder’s rights, remedies and obligations, (ii) collecting any sums which become due to the Holder, (iii) defending or prosecuting any proceeding or any counterclaim to any proceeding or appeal; or (iv) the protection, preservation or enforcement of any rights or remedies of the Holder.

(8) Any waiver by the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note. Any waiver must be in writing.

(9) If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder shall violate applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest. Each Borrower covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Borrowers from paying all or any portion of the Principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this indenture, and each Borrower (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

[Signature Page Follows]

Exhibit H-6

IN WITNESS WHEREOF, the Borrowers have caused this Promissory Note to be duly executed by a duly authorized officer as of the date set forth above.

TRILLER CORP.

By:
Name:	Bobby Sarnevesht
Title:	Chief Executive Officer

TRILLER HOLD CO LLC

By:
Name:	Bobby Sarnevesht
Title:	Chief Executive Officer

[Signature Page to Promissory Note]

Exhibit H-7

EXHIBIT I

FORM OF AGBA PLEDGE AGREEMENT

See attached.

Exhibit I-1

EXECUTION VERSION

PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT (this “Agreement”) is made as of June 28, 2024 by the parties identified as pledgors on the signature pages hereto or any joinder agreement hereto from time to time, (each a “Pledgor ,” and collectively, the “Pledgors ,” which terms shall include their successors and assigns), with and for the benefit and security of YA II PN, Ltd. (the “Secured Party,” which term shall include its successors and assigns), having a mailing address at 1012 Springfield Avenue, Mountainside, NJ 07092. The Pledgors and the Secured Party are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

A. On April 16, 2024, AGBA Group Holding Limited, a British Virgin Island business company (the “Borrower”), entered into that certain Agreement and Plan of Merger (as may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and between the Borrower, its wholly-owned subsidiary AGBA Social Inc. (“Merger Sub”), Triller Corp., a Delaware corporation (“Triller Corp.”), and Bobby Sarnevesht, solely as representative of Triller Corp. stockholders. Pursuant to the Merger Agreement, (a) Triller Corp. completed a reorganization (the “Triller Reorganization”) with Triller Hold Co LLC (“Triller LLC”) on April 18, 2024, whereby Triller LLC reorganized into Triller Corp. as a Delaware corporation, (b) the Borrower will domesticate to the United States as a Delaware corporation (the “AGBA Domestication”), pursuant to which, among other things, all the Borrower’s ordinary shares, par value $0.001 per share (“AGBA Ordinary Shares”) will automatically convert into the same number of shares of common stock, par value $0.001 per share of the Borrower (the “Common Shares”) and (c) after giving effect to the Triller Reorganization and the AGBA Domestication, Merger Sub will be merged into Triller Corp. (the “Merger”), with Triller Corp. surviving the Merger and becoming a wholly-owned subsidiary of the Borrower.

B. The Borrower, Triller Corp., and the Secured Party entered into that certain Amended and Restated Standby Equity Purchase Agreement, dated as of April 25, 2024 (as amended, restated, supplemented or otherwise modified from time to time, the “Original SEPA”), pursuant to which the Secured Party advanced to Triller Corp. a Pre-Paid Advance (the “First Pre-Paid Advance”) in the original principal amount of $8.51 million on the terms, and subject to the conditions, of the Original SEPA.

C. On the date hereof, the Borrower, Triller Corp., and the Secured Party amended and restated the Original SEPA pursuant to that certain Second Amended and Restated Standby Equity Purchase Agreement, dated as of the date hereof (the “SEPA”), pursuant to which, among other things, Triller Corp. assigned and the Borrower assumed all of the rights and obligations of Triller Corp. under the Original SEPA (including the First Pre-Paid Advance) and the Secured Party advanced to the Borrower a Pre-Paid Advance (the “Second Pre-Paid Advance” and together with the First Pre-Paid Advance, the “Advances”) in the original principal amount of $25 million on the terms, and subject to the conditions, of the SEPA.

D. The Advances are evidenced by that certain Amended and Restated Secured Convertible Promissory Note, dated as of the date hereof, made by the Borrower in favor of the Secured Party in the aggregate principal amount of $33,510,000 (the “Note”).

E. The proceeds of the First Pre-Paid Advance were advanced to Triller Corp. and the proceeds of the Second Pre-Paid Advance will be loaned by the Borrower to Triller Corp. and Triller LLC, and contributed in part to Bare Knuckle Fighting Championships, Inc., a Delaware corporation (“BKFC”) in exchange for additional equity in BKFC.

Exhibit I-2

F. The obligation of Triller Corp. and Triller LLC to repay the First Pre-Paid Advance and the Second Pre-Paid Advance to the Company will be evidenced by that certain Promissory Note, dated as of the date hereof, made by Triller Corp. and Triller LLC in favor of the Company (the “Triller Promissory Note”).

G. It is a condition to the Secured Party’s entering into the SEPA that the Pledgors enter into this Agreement, and each Pledgor has agreed to make this Agreement, for the benefit of the Secured Party, to secure the Borrower’s and each Pledgor’s obligations, indebtedness and liabilities to the Secured Party, whether now existing or hereafter created, arising or acquired.

NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgors hereby make the following covenants, agreements, representations and warranties with and for the benefit and security of the Secured Party:

ARTICLE I

CONSTRUCTION AND DEFINED TERMS

Section 1.01. Recitals. The recitals to this Agreement are a material and substantive part of this Agreement. The recitals are incorporated herein and made part of this Agreement.

Section 1.02. Defined Terms. Capitalized terms used in this Agreement that are not defined in this Agreement but are defined in Article 9 of the UCC shall have the meanings given to such terms in Article 9 of the UCC. Capitalized terms used in this Agreement that are not defined in this Agreement but are defined in the SEPA or the Note, shall have the meanings given to such terms in the SEPA or the Note, as the case may be. As used in this Agreement, the following terms have the following meanings:

“Account” has the meaning set forth in Article 9.

“Account Debtor” has the meaning set forth in Article 9.

“Applicable Jurisdiction” means, for any Organization, the State or other jurisdiction under the laws of which such Organization is formed, organized, created or incorporated, as the case may be.

“Article 9” means Article 9 (or Chapter 9, Division 9 or Title 9, as the case may be) of the UCC, also known and cited as Uniform Commercial Code – Secured Transactions, as adopted and in effect in the Governing Jurisdiction from time to time.

“Beneficial Owner Guaranty” means that certain Guaranty Agreement, dated as of the date hereof, made by Convoy Global Holdings Limited, a Cayman Islands limited company, and the other guarantors from time to time party thereto in favor of the Secured Party, as may be amended, restated, supplemented or otherwise modified from time to time, including pursuant to joinders thereto.

“Collateral” means any Property in which the Secured Party has a security interest or other lien that secures any of the Obligations, including the Pledged Collateral and any other Property that constitutes collateral under any other Transaction Document.

“Collateral Records” means the books and records relating to the Pledged Debt or any portion of the Pledged Collateral.

Exhibit I-3

“ Default “ means an event, occurrence, circumstance, act or failure to act which (a) constitutes an Event of Default or (b) with the giving of notice and/or the passage of time would become an Event of Default.

“Event of Default” is defined in Section 7.01.

“Governing Jurisdiction” is defined in Section 10.21.

“Instrument” has the meaning set forth in Article 9.

“Lien Proceedings” means any action taken (including self -help) or proceeding (judicial or otherwise) commenced by any Person other than the Secured Party for the purpose of enforcing or protecting any actual or alleged security interest in, or other lien on, any of the Pledged Collateral, and including any foreclosure, repossession, attachment, execution or other process regarding any of the Pledged Collateral.

“Material Adverse Effect” means a material adverse effect on (a) any Pledgor’s or any other Obligor’s, Property, (b) any Pledgor’s or any other Obligor’s business, operations, condition (financial or otherwise), prospects, assets, liabilities or capitalization, (c) any Pledgor’s ability to pay or perform its obligations under this Agreement, or any Pledgor’s or any other Obligor’s ability to pay or perform its obligations under any other Transaction Document, (d) the validity or enforceability of this Agreement or any other Transaction Document, or (e) any rights or remedies of the Secured Party under this Agreement or any other Transaction Document.

“Obligor” means each Pledgor and each other Person that is obligated for any of the Obligations, whether as a borrower, guarantor, customer, purchaser, lessee, licensee, applicant, counterparty, debtor or other obligor.

“Organization” means a corporation, an association, a limited liability company, a partnership, a joint venture, an organization, a business, a joint-stock company, a trust, an unincorporated organization or any other entity.

“Organizational Documents” means (i) the articles or certificate of incorporation and the bylaws of a corporation, (ii) the partnership agreement and any statement of partnership of a general partnership, (iii) the limited partnership agreement and the certificate of limited partnership of a limited partnership, (iv) the limited liability company agreement and the articles or certificate of formation of a limited liability company, (v) any charter or similar document adopted or filed in connection with the creation, formation or organization of a Person and (vi) any amendment to any of the foregoing.

“Other Lien Law” means any statute or other law of any jurisdiction, whether federal, state, local or foreign, other than the UCC, that may govern or apply to the creation, existence, perfection, priority, preservation, registration, filing, recording, publication or enforcement of a security interest or lien in or on any of the Pledged Collateral or to the assignment or payment of any monies due thereunder or other proceeds thereof.

“Person” means an individual, partnership, corporation, business trust, limited liability company, limited liability partnership, joint stock company, trust, unincorporated association, joint venture or other entity.

“Pledged Collateral” is defined in Section 2.01.

Exhibit I-4

“Proceeds” has the meaning set forth in Article 9.

“Promissory Note” has the meaning set forth in Article 9.

“Property” means any property of any kind whatsoever, whether real, personal, or mixed, and whether tangible or intangible, and any right, title or interest in or to property of any kind whatsoever, whether real, personal, or mixed, and whether tangible or intangible.

“Registered Organization” has the meaning set forth in Article 9.

“State” means any of the following: (a) a state of the United States of America, or (b) the District of Columbia.

“Subsidiary Guaranty” means that certain Amended and Restated Guaranty Agreement, dated as of the date hereof, made by Triller Corp. and Triller Hold Co LLC and the other guarantors from time to time party thereto in favor of the Secured Party, as may be amended, restated, supplemented or otherwise modified from time to time, including pursuant to joinders thereto.

“Supporting Obligations” has the meaning set forth in Article 9.

“Transaction Documents” means, collectively, this Agreement, the Triller Pledge Agreement, the Beneficial Owner Guaranty, the Subsidiary Guaranty, the SEPA, the Note, and any and all other documents, agreements, instruments or other items executed or delivered in connection with any of the foregoing.

“Triller Pledge Agreement” means that certain Amended and Restated Pledge Agreement, dated as of the date hereof, made by Triller LLC and the other pledgors from time to time party thereto in favor of the Secured Party, as may be amended, restated, supplemented or otherwise modified from time to time, including pursuant to joinders thereto.

“UCC” means the Uniform Commercial Code, as adopted and in effect in the Governing Jurisdiction, as it may be revised from time to time; provided that if, and to the extent that, the Uniform Commercial Code of another jurisdiction governs the perfection, the effect of perfection or non-perfection, or the priority of a security interest created under this Agreement, then the term “UCC” shall refer to the Uniform Commercial Code of such other jurisdiction to the extent applicable to the perfection, the effect of perfection or non-perfection, or the priority of such security interest.

Section 1.03. Article and Section Headings. Article and Section headings and captions in this Agreement are for convenience only and shall not affect the construction or interpretation of this Agreement.

Section 1.04. Schedules and Exhibits . Unless a Schedule or Exhibit is referred to in this Agreement as being a Schedule or Exhibit to another Transaction Document, the references in this Agreement to specific Schedules and Exhibits shall be read as references to such specific Schedules or Exhibits attached, or intended to be attached, to this Agreement and any counterpart of this Agreement and regardless of whether they are in fact attached to this Agreement, and including any amendments, supplements and replacements to such Schedules or Exhibits from time to time.

Section 1.05. Other Terms. Terms used in this Agreement shall be applicable to the singular and plural, and references to gender shall include all genders. The terms “herein,” “hereof ,” “hereto,” and “hereunder” and similar terms refer to this Agreement as a whole and not to any particular Article, Section, subsection or clause in this Agreement. Unless otherwise expressly limited herein (and except where used in the conjunction of time periods or where used in the context of “does not include,” “shall not include,” “not included” or “not including”), the terms “include “ and “including,” shall be read to mean “include, without limitation,” or “including, without limitation,” as the case may be.

Exhibit I-5

ARTICLE II

SECURITY INTEREST

Section 2.01. Grant of Security Interest. To secure the full and timely payment, performance and satisfaction of the Obligations, including the obligations, indebtedness and liabilities of the Pledgors to the Secured Party under the Transaction Documents, each Pledgor hereby pledges to the Secured Party, and grants to the Secured Party a security interest in, all of each Pledgor’s now owned and hereafter acquired, created or arising Property described as follows (all of which Property being referred to herein as the “Pledged Collateral”):

(a) the Triller Promissory Note and any other indebtedness from time to time owed to each Pledgor by Triller Corp. and Triller LLC, the instruments and certificates evidencing such indebtedness and all interest, cash or other property received, receivable or otherwise distributed in respect of or exchanged for any of the foregoing, together with any certificates or other instruments representing any of the foregoing (collectively, the “Pledged Debt”).

(b) all Collateral Records; and

(c) all Proceeds and products of the foregoing Pledged Collateral.

Section 2.02. Rights as Secured Party. The Secured Party shall have all of the rights and remedies of a secured party under the UCC, under any Other Lien Laws, and under other applicable law and in equity, with respect to the Pledged Collateral.

Section 2.03. No Assumption of Liability. The Secured Party has not assumed, and the Secured Party shall not have any liability to any debtor or any other Person for, any indebtedness or other obligation or liability that any Pledgor has or may have to any debtor or any other Person with respect to any of the Pledged Collateral. Nothing in this Agreement shall relieve the Pledgor, nor shall the exercise of the Secured Party’s rights and remedies under this Agreement relieve the Pledgor, from any of the Pledgor’s indebtedness or other obligations or liabilities, whether for payment or performance, in respect of any of the Pledged Collateral.

Section 2.04. Perfection of Security Interests.

(a) UCC Financing Statements. The Secured Party is authorized and shall be entitled to prepare and file one or more UCC financing statements, identifying the Secured Party as the secured party, and identifying the Pledgors as the debtors, in such place or places as the Secured Party may deem necessary or advisable in order to perfect the Secured Party’s security interests in the Pledged Collateral. Any UCC financing statement filed to perfect the Secured Party’s security interests in the Pledged Collateral may, at the Secured Party’s option, describe or indicate the Pledged Collateral in the manner that the Pledged Collateral is described in this Agreement, or as “all assets” of the Pledgors, or as “all personal property” of the Pledgors, or by any other description or indication of the Pledged Collateral that may be sufficient for a financing statement under the UCC.

Exhibit I-6

(b) Pledged Collateral Certificates and Instruments. The Triller Promissory Note and all other instruments and certificates representing or evidencing the Pledged Collateral shall promptly be delivered by the Pledgors to the Secured Party (or the Pledgors shall cause such Pledged Collateral to be delivered to the Secured Party) in suitable form for transfer by delivery, or accompanied by the applicable Pledgor’s endorsement, where necessary, or duly executed, but undated, instruments of transfer or assignment, in blank, all in form and substance satisfactory to the Secured Party, to be held by the Secured Party under this Agreement. Without limiting the generality of the preceding sentence, if any Pledgor receives or is entitled to receive any additional instruments or certificates representing or evidencing the Pledged Collateral at any time, the Pledgors shall promptly notify the Secured Party thereof and deliver such instruments and certificates to the Secured Party in suitable form for transfer by delivery, or accompanied by the applicable Pledgor’s endorsement, where necessary, or duly executed, but undated, instruments of transfer or assignment, in blank, all in form and substance satisfactory to the Secured Party, to be held by the Secured Party as part of the Pledged Collateral under this Agreement.

Section 2.05. Possession of Collateral. The Secured Party’s sole duty with respect to the custody, safekeeping and preservation of any Pledged Collateral in its possession shall be to deal with such Pledged Collateral in the same manner as the Secured Party deals with similar Property for its own account. If the Secured Party has possession of any of the Pledged Collateral the Secured Party shall not be obligated to ascertain or take any action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to the Pledged Collateral or to take any necessary steps to preserve rights against prior parties.

Section 2.06. Power of Attorney. Each Pledgor hereby appoints the Secured Party as such Pledgor’s attorney-in-fact, with power of substitution, which appointment is irrevocable and coupled with an interest, to do each of the following in the name of such Pledgor or in the name of the Secured Party or otherwise, for the use and benefit of the Secured Party, but at the cost and expense of the Pledgors, and without notice to the Pledgors: (i) notify the debtors and other Persons obligated to make payments in respect of any of the Pledged Collateral to make payments of principal, interest, or other amounts in respect of the Pledged Collateral directly to the Secured Party; (ii) take control of the cash and non-cash Proceeds of any of the Pledged Collateral; (iii) renew, extend or compromise any of the Pledged Collateral or deal with the same as the Secured Party may deem advisable; (iv) release, exchange, convert, substitute, or surrender all or any part of the Pledged Collateral; (v) remove from any Pledgor’s places of business any or all of such Pledgor’s books and records relating to the Pledged Collateral without cost or expense to the Secured Party; (vi) make such use of any Pledgor’s places of business as may be reasonably necessary to administer, control and collect the Pledged Collateral; (vii) demand, collect, give receipt for, and give renewals, extensions, discharges and releases of any of the Pledged Collateral; (viii) institute and prosecute legal and equitable proceedings to enforce collection of, or realize upon, any of the Pledged Collateral; (ix) settle, renew, extend, compromise, compound, exchange or adjust claims with respect to any of the Pledged Collateral or any legal proceedings brought with respect thereto; (x) indorse the name of any Pledgor upon any bank check or other item of payment relating to the Pledged Collateral or any principal, interest, or other amount, or upon any proof of claim in bankruptcy against any Account Debtor or any Person obligated to pay a Promissory Note or other Instrument; and (xi) receive and open all mail addressed to any Pledgor and notify the postal authorities to change the address for the delivery of mail to any Pledgor to such address as the Secured Party may designate. The Secured Party agrees that it shall not exercise any power or authority granted under this power of attorney unless a Default has occurred and then only during the pendency of such Default thereafter. The power of attorney given to the Secured Party in this Section 2.06 is in addition to any other power of attorney that may be granted to the Secured Party under this Agreement or any other Transaction Document. Neither the Secured Party nor any of the Secured Party’s affiliates, owners, directors, managers, officers, employees, agents or representatives shall be responsible or liable to any Pledgor for any act or failure to act under any power of attorney or otherwise, except in respect of damages attributable solely to its or their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction, nor shall they be responsible or liable for any indirect, special, consequential, exemplary or punitive damages of any kind.

Exhibit I-7

Section 2.07. Powers for Secured Party’s Benefit. The powers conferred on the Secured Party under this Agreement are solely to protect the Secured Party’s interest in the Pledged Collateral and shall not impose any duty upon the Secured Party to exercise such powers. The Secured Party has no obligation to preserve rights to the Pledged Collateral against any other Persons.

Section 2.08. Other Lien Laws . Without limiting the legal operation and effect of any other provision of this Agreement or any other Transaction Document, if (a) any of the Pledged Collateral is a type of Property as to which the creation, existence, perfection, priority, preservation, registration, filing, recording, publication or enforcement of a security interest or other lien therein or thereon, or the Secured Party’s right to receive monies or other proceeds thereof or therefrom, is or may be subject to or governed by any Other Lien Law, whether in addition to the UCC or other than the UCC, or (b) any of the Pledged Collateral is or may be deemed to be subject to any Other Lien Law based on (i) the location of such Pledged Collateral, (ii) the law governing the creation or existence of such Pledged Collateral, (iii) the identity or location of any Pledgor or the jurisdiction where any Pledgor is incorporated, organized or formed, (iv) the identity or location of any debtor or the jurisdiction where any debtor is incorporated, organized or formed, or (v) any other facts or circumstances, then promptly upon the Secured Party’s request, and at the Pledgor’s cost and expense, the Pledgors shall execute and deliver to the Secured Party such collateral documents, and other further assurances, and take such other further actions, as the Secured Party may from time to time request to effect and confirm the creation, existence, perfection, priority, preservation, registration, filing, recording and enforceability of the Secured Party’s security interest and lien in and on such Pledged Collateral, and the Secured Party’s right to receive monies and other proceeds thereof or therefrom, in accordance with such Other Lien Law.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Each Pledgor makes the following representations and warranties to the Secured Party as of the date of this Agreement:

Section 3.01. Identity. Each Pledgor (a) is (i) a corporation, limited liability company, limited partnership or statutory trust duly organized or formed, and validly existing and in good standing under the Laws of the jurisdictions set forth on Annex I and (ii) a Registered Organization and (b) has the corporate, limited liability company, limited partnership or trust power and authority to execute, deliver, and perform its obligations under, this Agreement. Each Pledgor’s chief executive office is located at the addresses set forth on Annex I.

Section 3.02. Execution, Delivery and Enforceability. The execution and delivery of this Agreement by the Pledgors have been duly authorized by all requisite corporate, limited liability company, limited partnership or trust action, as applicable. This Agreement has been duly and validly executed and delivered by each Pledgor. This Agreement constitutes each Pledgor’s legal, valid and binding obligation, enforceable against each Pledgor in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting the rights of creditors generally and the exercise of judicial discretion in accordance with general principles of equity.

Section 3.03. Consents and Approvals. Other than any consents or approvals received by the date of execution hereof, the execution, delivery and performance of this Agreement by the Pledgors do not require the consent or approval of any debtor or any other Person and will not (a) contravene any provision of law, or any order of any court or other agency of government binding upon any Pledgor or any Pledgor’s Property, (b) contravene, be in conflict with or result in the breach or default of (with due notice or lapse of time or both) the charter, bylaws, operating agreement, partnership agreement or other Organizational Documents of any Pledgor, (c) contravene, be in conflict with, result in the breach or default of (with due notice or lapse of time or both) any indenture, agreement or other instrument binding upon the Pledgors or their Property, or (d) result in the creation or imposition of any lien or security interest upon any Property of the Pledgors, other than any lien or security interest in favor of the Secured Party under this Agreement.

Exhibit I-8

Section 3.04. Ownership of Property; Priority of Security Interest . Each Pledgor is the sole and exclusive owner of, and has good and merchantable title to, the entire and unencumbered right, title and interest in the Pledged Collateral pledged by such Pledgor under this Agreement, free from any lien, security interest, adverse claim or encumbrance other than those created under this Agreement in favor of the Secured Party. Each Pledgor has the right, power and authority to pledge and assign the Pledged Collateral, and grant a security interest in the Pledged Collateral, to the Secured Party in the manner done under this Agreement. This Agreement creates for the Secured Party a valid and enforceable security interest in the Pledged Collateral, securing the full and timely payment, performance and satisfaction of the Obligations, and each Pledgor’s indebtedness, obligations and liabilities under the Transaction Documents, which security interest, when perfected, shall constitute a first priority perfected security interest in favor of the Secured Party. Each Pledgor hereby warrants and shall defend the title to the Pledged Collateral, whether now owned or hereafter acquired, unto and for the benefit of the Secured Party and the Secured Party’s successors and assigns, against all liens, security interests, adverse claims, encumbrances and demands of any Person whatsoever.

ARTICLE IV

[RESERVED]

ARTICLE V

AFFIRMATIVE COVENANTS

Section 5.01. Existence; Qualification. Each Pledgor shall do all things necessary to maintain its legal existence in its Applicable Jurisdiction. Each Pledgor shall maintain its legal status and qualification to do business in each jurisdiction where it is required to register or qualify to do business, except where the failure to do so would not, individually or in the aggregate, have a Material Adverse Effect.

Section 5.02. Compliance with Laws. The Pledgors shall comply with all applicable Laws and other legal requirements applicable to the Pledgors, except where the failure to comply would not, individually or in the aggregate, have a Material Adverse Effect.

Section 5.03. Taxes, Assessments, Charges and Other Impositions. The Pledgors shall pay and discharge promptly, on or before the due date thereof, all taxes, assessments, charges, and other impositions imposed by any governmental authority on the Pledgors, or on the Pledged Collateral, including any thereof relating to the creation, ownership or use of the Pledged Collateral, or relating to any security interest in or lien on any Pledged Collateral, or relating to any sale, assignment, transfer or other disposition of the Pledged Collateral.

Section 5.04. Collateral Records. Each Pledgor, at the cost and expense of the Pledgors, shall keep and maintain at its chief executive office current, complete and accurate books and records concerning all of the Pledged Collateral. The Secured Party shall have unrestricted access to each Pledgor’s places of business during normal business hours and after two (2) days’ written notice to such Pledgors, or at any time and without notice to any Pledgor after the occurrence of a Default, for the purpose of inspecting, copying, verifying and auditing any Pledgor’s books and records concerning the Pledged Collateral.

Exhibit I-9

Section 5.05. Collateral Reports. Within ten (10) days after the Secured Party’s written request from time to time, the Pledgors shall furnish to the Secured Party in writing such information regarding the Pledged Collateral as the Secured Party may request.

Section 5.06. Costs and Expenses. Within ten (10) days after the Secured Party’s request from time to time, the Pledgors shall pay (or provide the Secured Party with sufficient funds for the payment of), or reimburse the Secured Party for payment of, the Secured Party’s costs and expenses, including the Secured Party’s attorney’s fees, paralegal fees and other legal expenses, incurred for (a) the negotiation and preparation of this Agreement, other Transaction Documents and other related documents, and diligence related thereto, (b) review and negotiation of opinion letters, reliance letters and the like, (c) public record searches and search reports and the review thereof and review of documents of record, (d) the closing of loans and other transactions under the Transaction Documents or otherwise related to the Obligations, (e) the perfection of the Secured Party’s security interests in the Collateral, (f) the establishment, maintenance and defense of the first priority of the Secured Party’s security interests in the Collateral, (g) the enforcement of the Secured Party’s security interests in the Collateral, and (h) the enforcement of the Secured Party’s rights and remedies under this Agreement and the other Transaction Documents, including collecting the Obligations and collecting, possessing, storing, marketing and selling Collateral.

Section 5.07. Notice of Default. The Pledgors shall give the Secured Party written notice of any Default or Event of Default within two (2) Business Days after the occurrence of such Default or Event of Default.

Section 5.08. Notice of Lien Proceedings. The Pledgors shall give the Secured Party immediate written notice of any Lien Proceeding relating to the Collateral or any thereof. If any Lien Proceeding is commenced relating to the Collateral, the Pledgors shall promptly give the Secured Party such information, and copies of any documentation, relating to such Lien Proceeding as the Secured Party may request from time to time.

Section 5.09. Applications, Approvals and Consents. The Pledgors shall, at their sole cost and expense, promptly execute and deliver, or cause the execution and delivery of, all certificates, instruments, and other documents and papers that the Secured Party may request in connection with the obtaining of any consent, approval, registration, qualification, or authorization of any governmental authority or of any other Person necessary or appropriate for the effective exercise of any rights or remedies under this Agreement and the other Transaction Documents. Without limiting the generality of the foregoing, the Pledgors agree that in the event the Secured Party shall exercise the Secured Party’s rights to sell, transfer, or otherwise dispose of or take any other action in connection with any of the Pledged Collateral pursuant to this Agreement or any other Transaction Document, the Pledgors shall execute and deliver all applications, certificates, and other documents that the Secured Party may request, and, if requested by the Secured Party, the Pledgors shall otherwise promptly, fully and diligently cooperate with the Secured Party and any other necessary Persons, in making any application for the prior consent or approval of any governmental authority or any other Person in connection with the exercise by the Secured Party of any of such rights relating to all or any part of the Pledged Collateral. The Pledgors agree that the Secured Party’s remedy at law for failure of the Pledgors to comply with the provisions of this Section 5.09 would not be adequately compensable in damages, and the Pledgors agree that the covenants of this Section 5.09 may be specifically enforced.

Exhibit I-10

ARTICLE VI

NEGATIVE COVENANTS

Section 6.01. Pledgor Matters .. None of the Pledgors shall, without the Secured Party’s prior written consent, do any of the following (except as contemplated by the Merger): (a) change its name; (b) change its Applicable Jurisdiction; (c) change or amend its Organizational Documents if such change or amendment could have an adverse effect on the Secured Party’s rights or remedies under this Agreement or any other Transaction Document or the Secured Party’s rights or remedies with respect to the Pledged Collateral, or the existence, perfection or priority of the Secured Party’s security interest in the Pledged Collateral, or the Secured Party’s rights or remedies with respect to the Pledged Collateral; (d) convert from one form of entity to another (or, if a limited liability company, create or form any series), or adopt or approve a plan of division, file a certificate of division, or effect a division; (e) merge, combine or consolidate with any Person; (f) liquidate, dissolve, wind up, terminate, or cease to exist; or (g) change the location of its chief executive office or principal place of business.

Section 6.02. Liens and Dispositions. The Pledgors shall not, without the Secured Party’s prior written consent, do any of the following: (a) create, incur, assume, or suffer to exist any security interest or other lien upon any Pledged Collateral other than any security interest or other lien in favor of the Secured Party; (b) authorize, prepare or execute, or file or permit to be on file in any public office, or suffer to exist, any UCC financing statement or other lien notice applicable to any Pledged Collateral, or fail to have any such UCC financing statement or other lien notice terminated of record and in fact, other than UCC financing statements or other lien notices that are solely in favor of the Secured Party; (c) cause or permit any of the Pledged Collateral to be in the possession or control of any Person other than the Secured Party or the Pledgor that is the owner of such Pledged Collateral; (d) grant or agree to any reduction, discount, rebate, refund or adjustment that would reduce the amount that any debtor or other Person that is obligated for the payment or performance of any Pledged Collateral is obligated to pay to any Pledgor; (e) grant to any Person an option or right to purchase or otherwise acquire any Pledged Collateral; (f) make any agreement for the sale, assignment, transfer, exchange, conversion or other disposition of any Pledged Collateral; or (g) make or engage in any sale, assignment, transfer, exchange, conversion or other disposition of any Pledged Collateral.

ARTICLE VII

EVENTS OF DEFAULT

Section 7.01. Events of Default. Each of the following events, occurrences or circumstances shall be an “Event of Default” under this Agreement:

(a) if any payment of principal or interest of the Obligations, or any payment of any fee, charge, royalty, premium, cost, expense, price, rent or other amount of the Obligations, is not made when due; provided that (i) if a Transaction Document expressly provides for the Secured Party to give any Pledgor or any other Obligor notice of such nonpayment, such notice shall have been given and (ii) if a Transaction Document expressly provides for a grace or cure period for such nonpayment, such nonpayment shall have continued uncured beyond the grace or cure period expressly provided in such Transaction Document;

(b) the occurrence of a breach, default or event of default, or other failure to perform, by any Pledgor or any other Obligor, not within the scope of preceding clause (a), under any Transaction Document; provided that (i) if such Transaction Document expressly provides for the Secured Party to give any Pledgor or any other Obligor a notice of such breach, default, event of default or failure, such notice shall have been given, and (ii) if such Transaction Document expressly provides for a grace or cure period for such breach, default, event of default or failure, such breach, default, event of default or failure shall have continued uncured beyond the grace or cure period expressly provided in such Transaction Document;

Exhibit I-11

(c) if any confirmation, representation or warranty made by any Pledgor in this Agreement, or made by any Pledgor or any other Obligor in any other Transaction Document, is breached in any material respect or is false or misleading;

(d) if any written statement (including any financial statement or tax return) of any Pledgor or any other Obligor, or any other report, certificate, or information, provided to the Secured Party by or on behalf of any Pledgor or any other Obligor (i) as a part of any request or application for a loan or other credit, (ii) as a condition or requirement of or under any Transaction Document or any Obligations, or (iii) to induce the Secured Party to take or refrain from taking any action, is incomplete in any material respect or is false or misleading;

(e) if any Pledgor shall breach, default under, or fail to comply with, any covenant, agreement or other provision of this Agreement;

(f) the occurrence of any Bankruptcy Event of Default with respect to any Pledgor;

(g) the occurrence or commencement of any Lien Proceedings, or any other event, circumstance or proceeding that impairs, or may impair, the value of the Collateral, or the Secured Party’s security interest in the Collateral, or the perfection of the Secured Party’s security interest in the Collateral, or the first priority of the Secured Party’s security interest in the Collateral, or the enforceability of this Agreement or any other Transaction Document against any Pledgor or any other Obligor or any other Person, as determined by the Secured Party in the Secured Party’s discretion; or

(h) the occurrence of a material adverse change in the financial or operating condition of any Pledgor or any other Obligor after the date of this Agreement, as determined by the Secured Party in the Secured Party’s discretion; or

(i) the occurrence of an Event of Default (as defined in any Transaction Document other than this Agreement).

ARTICLE VIII

ACCELERATION OF OBLIGATIONS

Section 8.01. Acceleration. Upon the occurrence of any Event of Default, the Secured Party may, at the Secured Party’s option and in the Secured Party’s discretion, and without prior notice to or demand upon any Pledgor, accelerate some or all of the Obligations, and upon such acceleration, all such Obligations as shall have been accelerated shall be immediately due and payable by the Pledgors to the Secured Party. Notwithstanding the foregoing, immediately upon any Bankruptcy Event of Default, and without notice to or demand upon any Pledgor or any action by the Secured Party, the Obligations shall be accelerated and all Obligations shall be immediately due and payable by the Pledgors to the Secured Party. Nothing in this Agreement shall be construed as modifying or limiting, or as prohibiting or restricting the Secured Party from exercising, any right to demand immediate payment of any Obligations then due and payable or payable on demand.

Exhibit I-12

ARTICLE IX

REMEDIES

Section 9.01. General Remedies .. Upon and after the occurrence of any Event of Default, the Secured Party shall have all of the rights, powers and remedies available under this Agreement and the other Transaction Documents, all of the rights, powers and remedies available to a secured party under the UCC and under any Other Lien Law, and such other rights, powers and remedies as may be available to the Secured Party at law and in equity. The commencement of any action, legal or equitable, or the rendering of any judgment or decree for deficiency, shall not affect the Secured Party’s interest in the Pledged Collateral until the Obligations have been fully paid and satisfied and this Agreement has been terminated.

Section 9.02. Remedies Cumulative. The Secured Party’s rights, powers and remedies are cumulative and may be exercised simultaneously. No failure or delay on the part of the Secured Party in exercising any right, power or remedy under this Agreement or under any other Transaction Document, and no course of dealing between any Pledgor or any other Person and the Secured Party, shall operate as a waiver of any of the Secured Party’s rights, powers or remedies under this Agreement or under any other Transaction Document; nor shall any single or partial exercise of any right, power or remedy under this Agreement or under any other Transaction Document preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder or thereunder. No notice to or demand on any Pledgor in any circumstance shall entitle any Pledgor or any other Person to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Secured Party to any other or further action in any circumstances without notice or demand.

Section 9.03. Sale of Collateral. (a) Without limiting the Secured Party’s right to pursue other remedies, if any Pledgor defaults in any provision of this Agreement, or any other Event of Default shall have occurred and be continuing, the Secured Party may sell the Pledged Collateral, or any part thereof, at public or private sale or at any broker’s board or on any securities exchange, for cash, on credit, or for future delivery, as the Secured Party shall deem appropriate. The Secured Party shall be authorized at any such sale (if the Secured Party deems it advisable to do so with respect to any Pledged Collateral) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Pledged Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Secured Party shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Pledged Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of the Pledgors, and each Pledgor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which any Pledgor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

(b) Prior to a sale or other disposition of Pledged Collateral, the Secured Party shall give the Pledgors, and any other party required under Article 9, notification as required under Article 9. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Secured Party may fix and state in the notice of such sale.

(c) The Secured Party shall not be obligated to make any sale of any Pledged Collateral if the Secured Party shall determine not to do so, regardless of the fact that notice of sale of such Pledged Collateral shall have been given. The Secured Party may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned.

Exhibit I-13

(d) At any such sale, the Pledged Collateral, or any portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Secured Party may, in the Secured Party’s discretion, determine.

(e) In case any sale of all or any part of the Pledged Collateral is made on credit or for future delivery, the Pledged Collateral so sold may be retained by the Secured Party until the sale price is paid by the purchaser or purchasers thereof, but the Secured Party shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for Pledged Collateral so sold and, in case of any such failure, such Pledged Collateral may be sold again upon notification to the Pledgors as set forth in this Section 9.03. At any public sale made pursuant to this Section 9.03, the Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay or appraisal on the part of any Pledgor (all said rights being also hereby waived and released to the extent permitted by law), the Pledged Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to the Secured Party from any Pledgor or any other Obligor in respect of any of the Obligations as a credit against the purchase price, and the Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Pledgor therefor. For purposes of any sale of Pledged Collateral under this Agreement, a written agreement to purchase the Pledged Collateral or any portion thereof shall be treated as a sale thereof. The Secured Party shall be free to carry out such sale pursuant to such agreement, and the Pledgors shall not be entitled to the return of the Pledged Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Secured Party shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full.

(f) Upon any sale of Pledged Collateral by the Secured Party (including, without limitation, a sale pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Secured Party or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of Pledged Collateral being sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Secured Party or such officer or be answerable in any way for the misapplication thereof.

(g) The cash Proceeds of a sale or other disposition of Pledged Collateral by the Secured Party shall be applied in the following order: (i) first, to the costs and expenses of preparing for and conducting the sale or other disposition, including the Secured Party’s attorneys’ fees and other legal expenses, (ii) second, the remaining amount, if any, to the payment (in whatever order the Secured Party elects) of the Obligations until all of the Obligations have been paid in full, (iii) third, after the Obligations have been paid in full, the remaining amount of such Proceeds, if any, to the satisfaction of obligations secured by any subordinate security interest in or other subordinate lien on the Pledged Collateral if the Secured Party receives from the holder of the subordinate security interest or other lien an authenticated demand for Proceeds before distribution of the Proceeds is completed, and (iv) fourth, to the Pledgors for any surplus. The Obligors are liable for any deficiency.

(h) As an alternative to exercising the power of sale herein conferred upon the Secured Party, the Secured Party may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell Pledged Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.

Exhibit I-14

ARTICLE X

GENERAL PROVISIONS

Section 10.01. Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms hereof must be in writing and will be deemed to have been delivered: upon the later of (A) either (i) receipt, when delivered personally or (ii) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same and (B) receipt, when sent by e-mail. The addresses and email addresses for such communications shall be:

If to any Pledgor, to:

AGBA Group Holding Limited

AGBA Tower

68 Johnston Road

Wan Chai, Hong Kong SAR

Attn: Wing-Fai Ng, CEO

Telephone: +852 9389 8828

Email: wingfai.ng@agba.com

If to the Secured Party:

YA II PN, Ltd.

c/o Yorkville Advisors Global, LLC

1012 Springfield Avenue

Mountainside, NJ 07092

Attention: Mark Angelo

Telephone: 201-985-8300

Email: Legal@yorkvilleadvisors.com

or at such other address and/or e-mail address and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three (3) Business Days prior to the effectiveness of such change. Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, (ii) electronically generated upon sending the e-mail or (iii) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by e -mail or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively. Notwithstanding the aforesaid procedures, any notice, request or demand upon any Pledgor in fact received by such Pledgor shall be sufficient notice or demand as to the Pledgors.

Section 10.02. Term. This Agreement shall commence with the date of this Agreement and shall continue in full force and effect and be binding upon the Pledgors until all Obligations secured by this Agreement shall have been fully paid and satisfied (such that there is no outstanding secured obligation), there is no commitment on the part of the Secured Party to make advances, incur obligations or otherwise give value, and the Secured Party shall have given the Pledgors written notice of the termination of this Agreement (excluding provisions that by their terms survive termination of this Agreement). The Secured Party shall not be obligated to give the Pledgors written notice of the termination of this Agreement, or to terminate any UCC financing statements or other lien filings, until all of the Obligations have been fully paid and satisfied (such that there is no outstanding secured obligation), there is no commitment on the part of the Secured Party to make an advance, incur an obligation or otherwise give value, and the Pledgors shall have given the Secured Party a written demand requesting termination of this Agreement and any UCC financing statements or other lien filings.

Exhibit I-15

Section 10.03. Reinstatement. Notwithstanding anything to the contrary in this Agreement or any other Transaction Document, if at any time any amount received by the Secured Party from any Obligor or other Person and applied to the Obligations, or applied to any indebtedness, obligations or liabilities of any Obligor under the Transaction Documents, is annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or Proceeds of any Pledged Collateral or of any other Collateral are required to be returned by the Secured Party to any Obligor, its estate, trustee, receiver, or any other party, under any bankruptcy law, state or federal law, common law or at equity, then to the extent of such payment, repayment, refund, or return, all security interests and liens and Collateral securing the Obligations shall remain in full force and effect, as fully as if such payment had never been made or, if prior to such payment, repayment, refund or return any security interest or lien granted under this Agreement, or any Collateral for the Obligations shall have been released or terminated, such security interest, lien or Collateral securing the Obligations shall be reinstated in full force and effect, and such prior release or termination shall not diminish, release, discharge, impair or otherwise affect any security interest, lien or Collateral securing the Obligations in respect of the amount of such payment, repayment, refund or return.

Section 10.04. Secured Party’s Right to Release Obligors. The Secured Party from time to time may take or release other security, may release any party primarily or secondarily liable for any Obligations or other indebtedness to the Secured Party, may grant extensions, renewals or indulgences with respect to such Obligations or other indebtedness and may apply any other security therefor held by the Secured Party to the satisfaction of such Obligations or other indebtedness, all without any obligation to give the Pledgors notice of any thereof, and all without prejudice to any of the Secured Party’s rights under this Agreement. Furthermore, the Secured Party from time to time may enter into amendments of Transaction Documents with any party or parties primarily or secondarily liable for the Obligations, without any obligation to give the Pledgors notice thereof, and without prejudice to any of the Secured Party’s rights under this Agreement regardless of whether any Pledgor is a party to or consents to such amendments.

Section 10.05. Marshaling. The Secured Party shall not be required to marshal any present or future collateral security for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order. To the extent that it lawfully may, each Pledgor hereby agrees that the Pledgors will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of the Secured Party’s rights under this Agreement or under any other Transaction Document, and, to the extent that it lawfully may, each Pledgor hereby waives the benefit of all such Laws.

Section 10.06. Amendments. Neither this Agreement nor any other Transaction Document nor any of the terms hereof or thereof may be amended, modified, changed, waived, discharged or terminated, nor shall any consent be given, unless such amendment, modification, change, waiver, discharge, termination or consent is in writing and signed by the Secured Party.

Section 10.07. Successors and Assigns. This Agreement shall be binding upon each Pledgor and its successors and assigns, and shall inure, together with the rights and remedies of the Secured Party hereunder, to the benefit of the Secured Party and the Secured Party’s successors, transferees and assigns. This Agreement may not be assigned by any Pledgor without the prior written consent of the Secured Party.

Section 10.08. Additional Pledgors. It is understood and agreed that any Person that desires to become a Pledgor hereunder, or is required to become a Pledgor hereunder after the date hereof pursuant to the respective Transaction Documents, shall become a Pledgor hereunder by executing a counterpart hereof and delivering the same to the Secured Party, or by executing a joinder to this Agreement, (y) delivering supplements to the schedules attached hereto as are necessary to cause such schedules to be complete and accurate with respect to such additional pledgor on such date, and (z) taking all actions as specified in this Agreement as would have been taken by such pledgor had it been an original party to this Agreement, in each case with all documents required above to be delivered to the Secured Party and with all documents and actions required above to be taken to the reasonable satisfaction of the Secured Party.

Exhibit I-16

Section 10.09. Severability. Any provision of this Agreement, or of any other Transaction Document, that is prohibited by, or unenforceable under, the laws of any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability, without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by law, each Pledgor hereby waives any provision of law which renders any provision of this Agreement or any other Transaction Document prohibited or unenforceable in any respect.

Section 10.10. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (for example, “.pdf” or “tif”) format by email or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement. Signature pages may be detached from separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document. In making proof of this Agreement, it shall not be necessary to produce more than one counterpart of this executed Agreement.

Section 10.11. Electronic Signatures. The words “execution,” “signed,” “signature,” and words of like import in this Agreement shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 10.12. Filing and Recording. In addition to the Secured Party’s right to file UCC financing statements, the Secured Party is authorized and entitled to file, record or register this Agreement (or a photocopy of this Agreement) and other security interest or lien notices with any governmental authority to give notice of, and to further the legal operation and effect of, and perfect the interests of the Secured Party under, this Agreement. Within ten (10) days after the Secured Party’s request from time to time, the Pledgors shall pay all of the Secured Party’s costs and expenses (including attorney’s fees, paralegal fees and other legal expenses) of preparing, filing, recording or registering this Agreement or any UCC financing statements or other security interest or lien notices related to this Agreement or the Pledged Collateral and any amendments to or continuations of any thereof.

Section 10.13. Entire Agreement. This Agreement and any Transaction Documents executed and delivered with this Agreement are a complete and exclusive expression of all the terms of the matters expressed therein, and all prior agreements, statements, and representations, whether written or oral, which relate thereto in any way are hereby superseded and shall be given no force and effect. No promise, inducement, or representation has been made to any Pledgor which relates in any way to the matters expressed in this Agreement or in any other Transaction Document executed and delivered with this Agreement, other than what is expressly stated herein and in such other Transaction Document.

Exhibit I-17

Section 10.14. No Third-Party Benefit. The terms and provisions of this Agreement are for the benefit of the Secured Party and its successors and assigns, and no third party shall have any right or cause of action on account hereof.

Section 10.15. Waiver of Special and Punitive Damages. Each Pledgor hereby waives to the fullest extent permitted by law all claims to special, indirect, consequential, exemplary and punitive damages in any lawsuit or other legal action brought by any Pledgor against the Secured Party, or any of its shareholders, members, partners, directors, managers, trustees, officers, employees, agents or advisors, in respect of any claim arising under this Agreement, the other Transaction Documents, or any other agreement between the Secured Party and the Pledgors at any time, including any such agreements, whether written or oral, made or alleged to have been made at any time prior to the date hereof, and all agreements made hereafter or otherwise, or in respect of any claims arising under common law or under any statute of any state or the United States, whether any such claims be now existing or hereafter arising, now known or unknown. In making this waiver, each Pledgor acknowledge and agree that they shall not make any claim for special, indirect, consequential, exemplary or punitive damages against the Secured Party or any of its shareholders, members, partners, directors, managers, trustees, officers, employees, agents or advisors.

Section 10.16. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event of any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

Section 10.17. No Conditions Precedent. Each Pledgor acknowledges that no unsatisfied conditions precedent to the effectiveness and enforceability of this Agreement exist as of the date of the execution of this Agreement, and that the effectiveness and enforceability of this Agreement is not in any way conditioned or contingent upon any event, occurrence, or happening, or upon any condition existing or coming into existence either before or after the execution of this Agreement.

Section 10.18. Security Interest Absolute. Each Pledgor hereby waives demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, Collateral received or delivered, or other action taken in reliance on this Agreement, and all other demands and notices of any description. All rights of the Secured Party and liens and security interests under this Agreement, and all obligations of the Pledgors under this Agreement, shall be absolute and unconditional irrespective of: (a) any illegality or lack of validity or enforceability of any Obligations or Transaction Documents; (b) any change in the time, place or manner of payment of, or in any other term of, the Obligations, or any recission, waiver, amendment or modification of any Transaction Document or any provisions thereof, including any increase in the Obligations resulting from future advances or protective advances or any extension of additional credit or otherwise; (c) any taking, exchange, substitution, release, impairment or non-perfection of any Collateral or any other collateral, or any taking, release, impairment, amendment, waiver or other modification of any guaranty, for all or any of the Obligations; (d) any manner of sale, disposition or application of proceeds of any Collateral or any other collateral or other assets to any of the Obligations; (e) any default, failure or delay, willful or otherwise, in the performance of the Obligations; (f) any defense, set-off or counterclaim (other than a defense of payment or performance) that may at any time be available to, or be asserted by any Pledgor against the Secured Party; or (g) any other circumstance (including, without limitation, any statute of limitations) or manner of administering any loans or other Obligations or any existence of or reliance on any representation by the Secured Party that might vary the risk of any Pledgors or otherwise operate as a defense available to, or a legal or equitable discharge of, any Pledgor or any other grantor, pledgor, guarantor or surety.

Exhibit I-18

Section 10.19. Waiver of Subrogation. Each Pledgor agrees that the Pledgors shall have no right of subrogation, reimbursement or indemnity whatsoever, nor any right of recourse to security, if any, for the Obligations, so long as any amounts payable to the Secured Party in respect of the Obligations shall remain outstanding. Each Pledgor further agrees that the Pledgors shall have no right of contribution nor any other recourse against any other Obligor so long as any amount payable to the Secured Party in respect of the Obligations shall remain outstanding.

Section 10.20. Further Assurances. The Pledgors shall execute and deliver to the Secured Party such further assurances and take such other further actions as the Secured Party may from time to time request to further the intent and purpose of this Agreement and the other Transaction Documents and to maintain and protect the rights and remedies intended to be created in favor of the Secured Party under this Agreement and the other Transaction Documents.

Section 10.21. Choice of Law, Venue, Jury Trial Waiver and Judicial Reference.

(a) Governing Law. This Agreement and the rights and obligations of the parties hereunder shall, in all respects, be governed by, and construed in accordance with, the laws (excluding the principles of conflict of laws) of the State of New York (the “Governing Jurisdiction”) (including Section 5-1401 and Section 5-1402 of the General Obligations Law of the State of New York), including all matters of construction, validity and performance.

(b) Jurisdiction; Venue; Service.

(i) Each Pledgor hereby irrevocably consents to the non-exclusive personal jurisdiction of the state courts of the Governing Jurisdiction and, if a basis for federal jurisdiction exists, the non-exclusive personal jurisdiction of any United States District Court for the Governing Jurisdiction.

(ii) Each Pledgor agrees that venue shall be proper in any court of the Governing Jurisdiction selected by the Secured Party or, if a basis for federal jurisdiction exists, in any United States District Court in the Governing Jurisdiction. Each Pledgor waives any right to object to the maintenance of any suit, claim, action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, in any of the state or federal courts of the Governing Jurisdiction on the basis of improper venue or inconvenience of forum.

(iii) Any suit, claim, action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or tort or otherwise, brought by any Pledgor against the Secured Party arising out of or based upon this Agreement or any matter relating to this Agreement, or any other Transaction Document, or any Obligations, or any contemplated transaction, shall be brought in a court only in the Governing Jurisdiction. The Pledgors shall not file any counterclaim against the Secured Party in any suit, claim, action, litigation or proceeding brought by the Secured Party against any Pledgor in a jurisdiction outside of the Governing Jurisdiction unless under the rules of the court in which the Secured Party brought such suit, claim, action, litigation or proceeding the counterclaim is mandatory, and not permissive, and would be considered waived unless filed as a counterclaim in the suit, claim, action, litigation or proceeding instituted by the Secured Party against the Pledgor. Each Pledgor agrees that any forum outside the Governing Jurisdiction is an inconvenient forum and that any suit, claim, action, litigation or proceeding brought by any Pledgor against the Secured Party in any court outside the Governing Jurisdiction should be dismissed or transferred to a court located in the Governing Jurisdiction. Furthermore, each Pledgor irrevocably and unconditionally agrees that it will not bring or commence any suit, claim, action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Secured Party arising out of or based upon this Agreement or any matter relating to this Agreement, or any other Transaction Document, or any Obligations, or any contemplated transaction, in any forum other than the courts of the State of New York sitting in New York County, and the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such suit, claim, action, litigation or proceeding may be heard and determined in such New York State Court or, to the fullest extent permitted by applicable law, in such federal court. The Pledgors and the Secured Party agree that a final judgment in any such suit, claim, action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

Exhibit I-19

(iv) The Pledgors and the Secured Party irrevocably consent to the service of process out of any of the aforementioned courts in any such suit, claim, action, litigation or proceeding by the mailing of copies thereof by registered or certified mail postage prepaid, to it at the address provided for notices in this Agreement, such service to become effective thirty (30) days after the date of mailing.

(v) Nothing herein shall affect the right of the Secured Party to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against any Pledgor or any other Person in the Governing Jurisdiction or in any other jurisdiction.

(c) Waiver of Jury Trial. The Pledgors and the Secured Party mutually waive all right to trial by jury of all claims of any kind arising out of or based upon this Agreement or any matter relating to this Agreement, or any other Transaction Document, or any Obligations, or any contemplated transaction. The Pledgors and the Secured Party acknowledge that this is a waiver of a legal right and that the Pledgors and the Secured Party each make this waiver voluntarily and knowingly after consultation with counsel of its choice. The Pledgors and the Secured Party agree that all such claims shall be tried before a judge of a court having jurisdiction, without a jury.

[The signature page follows. The remainder of this page is blank.]

Exhibit I-20

IN WITNESS WHEREOF, and intending to be legally bound hereby, the Pledgors and the Secured Party execute this Pledge Agreement as of the date first above written.

Pledgor:

AGBA GROUP HOLDING LIMITED

By:
	Name:	Wing-Fai Ng
	Title:	Chief Executive Officer

[Signature Page to Pledge Agreement]

Exhibit I-21

Secured Party:

YA II PN, LTD.

By:	Yorkville Advisors Global, LP
Its:	Investment Manger

By:	Yorkville Advisors Global II, LLC
Its:	General Partner

By:
Name:	Troy Rillo, Esq.
Title:	Partner

[Signature Page to Pledge Agreement]

Exhibit I-22

ANNEX I

TO PLEDGE AGREEMENT

Pledgor	Type of Entity	Jurisdiction of Organization	Principal Place of Business
AGBA Group Holding Limited	Business Company	British Virgin Islands	AGBA Tower, 68 Johnston Road, Wan Chai, Hong Kong

Exhibit I-23

EXHIBIT J

FORM OF PROMISSORY NOTE

See attached.

Exhibit J-1

EXECUTION VERSION

NEITHER THIS AMENDED AND RESTATED SECURED CONVERTIBLE PROMISSORY NOTE NOR THE SECURITIES INTO WHICH THIS AMENDED AND RESTATED SECURED CONVERTIBLE PROMISSORY NOTE ARE CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE. THESE SECURITIES HAVE BEEN SOLD IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

AGBA GROUP HOLDING LIMITED

Amended and Restated Secured Convertible Promissory Note

Original Principal Amount: $33,510,000

Issuance Date: June 28, 2024

Number: AGBA-1

FOR VALUE RECEIVED, AGBA GROUP HOLDING LIMITED, a British Virgin Islands business company (“AGBA Group” or the “Company”), hereby promises to pay to the order of YA II PN, LTD., or its registered assigns (the “Holder”), the amount set out above as the Original Principal Amount (as reduced pursuant to the terms hereof pursuant to repayment, redemption, conversion or otherwise, the “Principal “) and Payment Premium or Redemption Premium, as applicable, in each case when due, and to pay interest (“Interest “) on any outstanding Principal at the applicable Interest Rate (as defined below) from the date set out above as the Issuance Date (the “Issuance Date”) until the same becomes due and payable, whether upon the Maturity Date or acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof). Certain capitalized terms used herein are defined in Section (14). Capitalized terms used but not defined herein have the meaning given to such terms in the SEPA (as defined below). The Issuance Date is the date of the first issuance of this Amended and Restated Secured Convertible Promissory Note (this “Note”) regardless of the number of transfers and regardless of the number of instruments, which may be issued to evidence such Note. This Note was issued with a 6% original issue discount.

This Note is being issued pursuant to Section 2.03 of the Second Amended and Restated Standby Equity Purchase Agreement, dated as of the date hereof (as may be amended, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “SEPA”), by and among the Company, Triller Corp., a Delaware corporation (“Triller Corp.”), and YA II PN, Ltd., as the Investor. This Note evidences the Pre-Paid Advance under the SEPA and amends and restates that certain Secured Convertible Promissory Note, dated as of April 25, 2024, in the original principal amount of $8,510,000 made by Triller Corp. in favor of the Holder (the “Original Note”), which was assigned to and assumed by the Company pursuant to the SEPA. This Note is issued in substitution for and replacement of, but not repayment or novation of, the Original Note.

Exhibit J-2

Pursuant to that certain Agreement and Plan of Merger, dated as of April 16, 2024 (as may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and between the Company, its wholly-owned subsidiary AGBA Social Inc. (“Merger Sub”), Triller Corp. and Bobby Sarnevesht, solely as representative of Triller Corp. stockholders, (a) Triller Corp. completed a reorganization (the “Triller Reorganization”) with Triller Hold Co LLC (“Triller LLC”) on April 18, 2024, whereby Triller LLC reorganized into Triller Corp. as a Delaware corporation, (b) the Company will domesticate to the United States as a Delaware corporation (the “AGBA Domestication “), pursuant to which, among other things, all the Company’s ordinary shares, par value $0.001 per share (“AGBA Ordinary Shares”) will automatically convert into the same number of shares of common stock, par value $0.001 per share of the Company (the “AGBA Common Shares”) and (c) after giving effect to the Triller Reorganization and the AGBA Domestication, Merger Sub will be merged into Triller Corp. (the “Merger”), with Triller Corp. surviving the Merger and becoming a wholly-owned subsidiary of the Company.

This Note may be repaid in accordance with the terms of the SEPA, including, without limitation, pursuant to Investor Notices and corresponding Advance Notices deemed given by the Company in connection with such Investor Notices. The Holder also has the option of converting on one or more occasions all or part of the then outstanding balance under this Note by delivering to the Company one or more Conversion Notices in accordance with Section 3 of this Note. All Obligations owed by the Company to the Holder under this Note and each other Transaction Document are guaranteed by the Guarantors pursuant to the Guaranty Agreements and secured by the Company and Triller LLC pursuant to the Security Documents.

(1) GENERAL TERMS

(a) Maturity Date. On the Maturity Date, the Company shall pay to the Holder an amount in cash representing all outstanding Principal, accrued and unpaid Interest, and any other amounts outstanding pursuant to the terms of this Note. The “Maturity Date” shall be June 28, 2025, as may be extended at the option of the Holder. Other than as specifically permitted by this Note, the Company may not prepay or redeem any portion of the outstanding Principal and accrued and unpaid Interest.

(b) Interest Rate and Payment of Interest. Interest shall accrue on the outstanding Principal balance hereof at an annual rate equal to 5% (“Interest Rate”), which Interest Rate shall increase to an annual rate of 18% upon the occurrence of an Event of Default (for so long as such event remains uncured). Interest shall be calculated based on a 365-day year and the actual number of days elapsed, to the extent permitted by applicable law.

Exhibit J-3

(c) Monthly Payments. If, any time after the Issuance Date set forth above, and from time to time thereafter, a Trigger Event occurs, then the Company shall make monthly payments beginning on the 7th Trading Day after the Trigger Date and continuing on the same day of each successive Calendar Month. Each monthly payment shall be in an amount equal to the sum of (i) $5,000,000 of Principal with respect to this Note outstanding (or the outstanding Principal of such Note if less than such amount) (the “Triggered Principal Amount”), plus (ii) the Payment Premium (as defined below) in respect of such Triggered Principal Amount, and (iii) accrued and unpaid interest hereunder as of each payment date. The obligation of the Company to make monthly prepayments related to a Trigger Event shall cease (with respect to any payment that has not yet come due) if any time after the Trigger Date (A) in the event of a Floor Price Event, (i) on the date that is the 7th consecutive Trading Day that the daily VWAP is greater than 110% of the Floor Price then in effect or (ii) the Company provides the Holder a reset notice (a “Reset Notice”) setting forth a reduced Floor Price which shall be equal to no more than 85% of the closing price on the Trading Day immediately prior to such Reset Notice (and in no event greater than the Floor Price that was then in effect), (B) in the event of an Exchange Cap Event, the date the Company has obtained shareholder approval to increase the number of Common Shares under the Exchange Cap and/ or the Exchange Cap no longer applies, or (C) in the event of a Registration Event, the condition or event causing the Registration Event has been cured or the Holder is able to resell the Common Shares issuable upon conversion of this Note in accordance with Rule 144 under the Securities Act, unless a subsequent Amortization Event occurs.

(d) Optional Redemption. The Company at its option shall have the right, but not the obligation, to redeem (“Optional Redemption”) early a portion or all amounts outstanding under this Note as described in this Section; provided that (i) the Company provides the Holder with at least 10 Trading Days’ prior written notice (each a “Redemption Notice”) of its desire to exercise an Optional Redemption, and (ii) on the date the Redemption Notice is issued, the VWAP of the Common Shares is less than the Fixed Price. Each Redemption Notice shall be irrevocable and shall specify the outstanding balance of the Note to be redeemed and the Redemption Amount. The “Redemption Amount” shall be equal to the outstanding Principal balance being redeemed by the Company, plus the Redemption Premium (as defined below), plus all accrued and unpaid interest. After receipt of the Redemption Notice, the Holder shall have 10 Trading Days to elect to convert all or any portion of the Note. On the 11th Trading Day after the Redemption Notice, the Company shall deliver to the Holder the Redemption Amount with respect to the Principal amount redeemed after giving effect to conversions or other payments effected during the 10 Trading Day period.

(e) Payment Dates. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

(2) EVENTS OF DEFAULT.

(a) An “Event of Default”, wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any Governmental Authority):

(i) The Company’s or any Guarantor’s failure to pay to the Holder any amount of Principal, Redemption Amount, Payment Premium, Interest, or other amounts when and as due under this Note or any other Transaction Document;

Exhibit J-4

(ii) Any Company Party shall commence, or there shall be commenced against any Company Party under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or any Company Party commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to any Company Party and any such bankruptcy, insolvency or other proceeding remains undismissed for a period of sixty one (61) days; or any Company Party is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or any Company Party suffers any appointment of any custodian, private or court appointed receiver or the like for it or all or substantially all of its property which continues undischarged or unstayed for a period of sixty one (61) days; or any Company Party makes a general assignment of all or substantially all of its assets for the benefit of creditors; or any Company Party shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or any Company Party shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or any Company Party shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by any Company Party for the purpose of effecting any of the foregoing;

(iii) Any Company Party shall default under any obligation or any promissory note, mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of any Company Party in an amount exceeding $600,000, whether such indebtedness now exists or shall hereafter be created, and such default shall result in such indebtedness being declared due and payable and such default is not thereafter cured within ten (10) Business Days;

(iv) A final judgment or judgments for the payment of money aggregating in excess of $500,000 are rendered against any Company Party and which judgments are not, within thirty (30) days after the entry thereof, bonded, discharged, settled or stayed pending appeal, or are not discharged within thirty (30) days after the expiration of such stay; provided, however, that any judgment which is covered by insurance or an indemnity from a creditworthy party shall not be included in calculating the $500,000 amount set forth above so long as the Company provides the Holder a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to the Holder) to the effect that such judgment is covered by insurance or an indemnity and such Company Party (as the case may be) will receive the proceeds of such insurance or indemnity;

(v) Following such time as the Common Shares are quoted or listed for trading on any Primary Market, the Common Shares shall cease to be quoted or listed for trading, as applicable, on any Primary Market for a period of ten (10) consecutive Trading Days;

Exhibit J-5

(vi) Any Company Party shall be a party to any Change of Control Transaction (as defined in Section (14)), other than the Merger, unless in connection with such Change of Control Transaction this Note is repaid in full;

(vii) The Company’s (A) failure to deliver the required number of Common Shares to the Holder within one (1) Trading Day after the applicable Share Delivery Date or (B) notice, written or oral, to any holder of the Note, including by way of public announcement, at any time, of its intention not to comply with a request for conversion of the Note into Common Shares that is tendered in accordance with the provisions of the Note;

(viii) The Company shall fail for any reason to deliver the payment in cash pursuant to a Buy-In (as defined herein) within five (5) Business Days after such payment is due;

(ix) The Company’s failure to timely file with the Commission any Periodic Report on or before the due date of such filing as established by the Commission, it being understood, for the avoidance of doubt, that due date includes any permitted filing deadline extension under Rule 12b-25 under the Exchange Act;

(x) Any material representation or warranty made or deemed to be made by or on behalf of any Company Party in or in connection with any Transaction Document, or any waiver hereunder or thereunder, shall prove to have been incorrect in any material respect (or, in the case of any such representation or warranty already qualified by materiality, such representation or warranty shall prove to have been incorrect) when made or deemed made;

(xi) Any material provision of any Transaction Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or as a result of the satisfaction in full of all Obligations, ceases to be in full force and effect; or the Company or any other Person (including a Guarantor) contests in writing the validity or enforceability of any provision of any Transaction Document; or the Company or any Guarantor denies in writing that it has any or further liability or obligation under any Transaction Document, or purports in writing to revoke, terminate (other than in accordance with the relevant termination provisions thereof) or rescind any Transaction Document;

(xii) The Company uses the proceeds of the issuance of this Note, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulations T, U and X of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof), or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose, or in any other manner in breach of Section 7.16 of the SEPA;

(xiii) Any Event of Default (as defined in any Transaction Document other than this Note) occurs with respect to any Transaction Document, or any breach of any material term of any other debenture, note, or instrument held by the Holder in the Company or any agreement between or among the Company and the Holder;

Exhibit J-6

(xiv) Any Security Document (including this Note) covering a portion of the Collateral shall cease to create a valid and perfected lien with the priority required by the Security Documents (including this Note) on any security interest in any material portion of the Collateral covered thereby;

(xv) The Merger Agreement is terminated prior to the consummation of the Merger, the Merger as contemplated by the Merger Agreement is not consummated within 45 days of the Issuance Date, or any change, modification, or amendment is made to the Merger Agreement following the Issuance Date without the prior written consent of the Holder;

(xvi) Any Company Party shall fail to observe or perform any material covenant or agreement contained in, or otherwise commit any material breach or default of any provision of this Note (except as may be covered by Section (2)(a)(i) through Section

(2)(a)(xv) hereof) or any other Transaction Document, which is not cured or remedied within the time prescribed (if any);

(xvii) Ryan Kavanaugh or Jack Kavanaugh serves as a director of any Company Party, including, without limitation, Bare Knuckle Fighting Championships, Inc., a Delaware corporation (“BKFC”), at any time beginning 30 days after the Issuance Date;

(xviii) The Company fails to receive shareholder approval for the Aggregate Share Issuances in excess of the Exchange Cap in accordance with the applicable rules of the Principal Market within 90 days of the Issuance Date;

(xix) Stockholders of Triller Corp. holding, directly or indirectly, more than 1% of the capital stock or other equity interests of Triller Corp. in the aggregate exercise any appraisal rights in connection with the Merger; or

(xx) Triller Corp. or its Subsidiaries, including, without limitation, BKFC, rescinds or modifies any corporate or stockholder approval necessary under applicable law to consummate the Merger.

(b) During the time that any portion of this Note is outstanding, if any Event of Default has occurred, the full unpaid Principal amount of this Note, together with interest and other amounts owing in respect thereof and other Obligations accrued hereunder and under any other Transaction Document, to the date of acceleration shall become at the Holder’s election given by notice pursuant to Section (6), immediately due and payable in cash; provided that, in the case of any event with respect to the Company described in Section (2)(a)(ii), the full unpaid Principal amount of this Note, together with interest and other amounts owing in respect thereof and other Obligations accrued hereunder and under any other Transaction Document, to the date of acceleration, shall automatically become due and payable, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company. Furthermore, in addition to any other remedies, the Holder shall have the right (but not the obligation) to convert, on one or more occasions all or part of the Note in accordance with Section (3) (and subject to the limitations set out in Section (3)(c)(i) and Section (3)(c)(ii)) at any time after (x) an Event of Default or (y) the Maturity Date at the Conversion Price. The Holder need  not provide and the Company hereby waives any presentment, demand, protest or other notice of any kind (other than required notice of conversion), and the Holder may immediately enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by the Holder in writing at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon. All rights and remedies hereunder and under the other Transaction Documents are cumulative and not exclusive of any of such rights or remedies or of any other rights or remedies available to the Holder.

Exhibit J-7

(3) CONVERSION OF NOTE. This Note shall be convertible into Common Shares, on the terms and conditions set forth in this Section (3).

(a) Conversion Right. Subject to the limitations of Section (3)(c), at any time or times, the Holder shall be entitled to convert any portion of the outstanding and unpaid Principal, Interest, or other amounts outstanding under this Note into fully paid and nonassessable Common Shares in accordance with Section (3)(b), at the Conversion Price. The number of Common Shares issuable upon conversion of any Conversion Amount pursuant to this Section (3)(a) shall be determined by dividing (x) such Conversion Amount by (y) the Conversion Price. The Company shall not issue any fraction of a Common Share upon any conversion. All calculations under this Section (3) shall be rounded to the nearest $0.0001. If the issuance would result in the issuance of a fraction of a share of Common Shares, the Company shall round such fraction of a share of Common Shares up to the nearest whole share. The Company shall pay any and all transfer, stamp and similar taxes that may be payable with respect to the issuance and delivery of Common Shares upon conversion of any Conversion Amount.

(b) Mechanics of Conversion.

(i) Optional Conversion. To convert any Conversion Amount into Common Shares on any date (a “Conversion Date”), the Holder shall (A) transmit by email (or otherwise deliver), for receipt on or prior to 11:59 p.m., New York Time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit I (the “Conversion Notice”) to the Company and (B) if required by Section (3)(b)(iii), surrender this Note to a nationally recognized overnight delivery service for delivery to the Company (or an indemnification undertaking reasonably satisfactory to the Company with respect to this Note in the case of its loss, theft or destruction). On or before the third (3rd) Trading Day following the date of receipt of a Conversion Notice (the “Share Delivery Date”), the Company shall (X) if legends are not required to be placed on certificates of Common Shares and provided that the Transfer Agent is participating in the Depository Trust Company’s (“DTC”) Fast Automated Securities Transfer Program, credit such aggregate number of Common Shares to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of Common Shares to which the Holder shall be entitled which certificates shall not bear any restrictive legends unless required pursuant to the rules and regulations of the Commission. If this Note is physically surrendered for conversion and the outstanding Principal of this Note is greater than the Principal portion of the Conversion Amount being converted, then the Company shall as soon as practicable and in no event later than three (3) Business Days after receipt of this Note and at its own expense, issue and deliver to the Holder a new Note representing the outstanding Principal not converted. The Person or Persons entitled to receive the Common Shares issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such Common Shares upon the transmission of a Conversion Notice.

Exhibit J-8

(ii) Company’s Failure to Timely Convert. If within three (3) Trading Days after the Company’s receipt of an email copy of a Conversion Notice the Company shall fail to issue and deliver a certificate to the Holder or credit the Holder’s balance account with DTC for the number of Common Shares to which the Holder is entitled upon the Holder’s conversion of any Conversion Amount (a “Conversion Failure”), and if on or after such Trading Day the Holder purchases (in an open market transaction or otherwise) Common Shares to deliver in satisfaction of a sale by the Holder of Common Shares issuable upon such conversion that the Holder anticipated receiving from the Company (a “Buy-In”), then the Company shall, within three (3) Business Days after the Holder’s request and at the Holder’s election, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions and other out of pocket expenses, if any) for the Common Shares so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such Common Shares) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Common Shares and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of Common Shares multipled by (B) the Closing Price on the Conversion Date.

(iii) Book-Entry. Notwithstanding anything to the contrary set forth herein, upon conversion of any portion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless (A) the full Conversion Amount represented by this Note is being converted or (B) the Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of this Note upon physical surrender of this Note. The Holder and the Company shall maintain records showing the Principal and Interest converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon conversion.

(c) Limitations on Conversions.

(i) Beneficial Ownership. The Holder shall not have the right to convert any portion of this Note to the extent that after giving effect to such conversion, the Holder, together with any affiliate thereof, would beneficially own (as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder) in excess of 4.99% of the number of Common Shares outstanding immediately after giving effect to such conversion or receipt of shares as payment of interest. Since the Holder will not be obligated to report to the Company the number of Common Shares it may hold at the time of a conversion hereunder, unless the conversion at issue would result in the issuance of Common Shares in excess of 4.99% of the then outstanding Common Shares without regard to any other shares which may be beneficially owned by the Holder or an affiliate thereof, the Holder shall have the authority and obligation to determine whether the restriction contained in this Section will limit any particular conversion hereunder and to the extent that the Holder determines that the limitation contained in this Section applies, the determination of which portion of the Principal amount of this Note is convertible shall be the responsibility and obligation of the Holder. If the Holder has delivered a Conversion Notice for a Principal amount of this Note that, without regard to any other shares that the Holder or its affiliates may beneficially own, would result in the issuance in excess of the permitted amount hereunder, the Company shall notify the Holder of this fact and shall honor the conversion for the maximum Principal amount permitted to be converted on such Conversion Date in accordance with Section (3)(a) and, any Principal amount tendered for conversion in excess of the permitted amount hereunder shall remain outstanding under this Note. The provisions of this Section may be waived by the Holder upon not less than 65 days prior notice to the Company.

Exhibit J-9

(ii) Principal Market Limitation. Notwithstanding anything in this Note to the contrary, the Company shall not issue any Common Shares upon conversion of this Note, or otherwise, if the issuance of such Common Shares, together with any Common Shares issued in connection with the SEPA and with any other related transactions that may be considered part of the same series of transactions, would exceed the aggregate number of Common Shares that the Company may issue in a transaction in compliance with the Company’s obligations under the rules or regulations of the Principal Market, which number of Common Shares shall be referred to as the “Exchange Cap,” except that such limitation shall not apply if the Company’s stockholders have approved such issuances on such terms in excess of the Exchange Cap in accordance with the rules of the Principal Market. The Company will continuously maintain the listing and trading of its Common Shares on the Principal Market and shall comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Principal Market.

(d) Other Provisions.

(i) All calculations under this Section (3) shall be rounded to the nearest $0.0001 or whole share.

(ii) So long as this Note remains outstanding, the Company shall have reserved from its duly authorized share capital, and shall have instructed its transfer agent to irrevocably reserve, the maximum number of Common Shares issuable upon conversion of this Note (assuming for purposes hereof that (x) this Note and is convertible at the Floor Price as of the date of determination and (y) any such conversion shall not take into account any limitations on the conversion of the Note set forth herein) (the “Required Reserve Amount”), provided that at no time shall the number of Common Shares reserved pursuant to this Section (3)(d)(ii) be reduced other than proportionally with respect to all Common Shares in connection with any conversion (other than pursuant to the conversion of this Note in accordance with its terms) and/or cancellation, or reverse stock split. If at any time the number of Common Shares authorized but unissued and not otherwise reserved for issuance (including (i) in relation to equity or debt securities convertible into or exchangeable or exercisable for or that can be settled in Common Shares (other than the Note) and (ii) Common Shares remaining available for issuance under the Company’s equity incentive plans) is not sufficient to meet the Required Reserve Amount, the Company will promptly take all corporate action necessary to propose to a meeting of shareholders an increase of its authorized share capital necessary to meet the Company’s obligations pursuant to this Note, recommending that shareholders vote in favor of such an increase. If at any time the number of Common Shares that remain available for issuance under the Exchange Cap is less than the sum of (i) 100% of the maximum number of shares issuable upon conversion of all amounts outstanding under this Note (assuming for purposes hereof that (x) the Note is convertible at the Conversion Price then in effect, and (y) any such conversion shall not take into account any limitations on the conversion of the Note, other than the Floor Price then in effect but solely with respect to the Variable Price); (ii) the Common Warrant Shares (assuming for purposes hereof that any exercise of the Common Warrants shall not take into account any limitations on the exercise of the Common Warrants); (iii) the Commitment Shares and (iv) 100% of the maximum number of Advance Shares issuable pursuant to the SEPA (assuming for purposes hereof that the Advance Shares are issued at a price per share equal to the Conversion Price then in effect) (collectively, the “Aggregate Share Issuances”), the Company will use reasonable best efforts to promptly call and hold a shareholder meeting for the purpose of seeking the approval of its shareholders as required by the applicable rules of the Principal Market, for the Aggregate Share Issuances in excess of the Exchange Cap. If shareholder approval for the Aggregate Share Issuances in excess of the Exchange Cap is not received at such shareholder meeting, the Company shall hold a new shareholder meeting for the purpose of seeking the approval of its shareholders for the Aggregate Share Issuances in excess of the Exchange Cap within 60 calendar days of the prior shareholder meeting. For the avoidance of doubt, this obligation to hold shareholder meetings shall continue until shareholder approval is received for the Aggregate Share Issuances in excess of the Exchange Cap. The Company covenants that, upon issuance in accordance with conversion of this Note in accordance with its terms, the Common Shares, when issued, will be validly issued, fully paid and nonassessable.

Exhibit J-10

(iii) No Company Party will, directly or indirectly, use the proceeds of the issuance of this Note to repay any loans to any executives or employees of any Company Party or to make any payments in respect of any debt (whether related party or not) except as expressly set forth in Annex II of the SEPA. No Company Party will, directly or indirectly, use the proceeds from the transactions contemplated herein, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person for the purpose of funding or facilitating any activities or business of or with any person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions or is a Sanctioned Country. Without limiting the foregoing, the Company Parties will use the proceeds of the issuance of this Note in compliance with Section 7.16 of the SEPA.

(iv) From the date hereof until this Note have been repaid, unless the Holder shall have given prior written consent, no Company Party shall, directly or indirectly (i) amend its charter documents, including, without limitation, its Certificate of Incorporation (or similar governing document), in any manner that materially and adversely affects any rights of the Holder, (ii) increase the nominal value of its Common Shares, or (iii) enter into, agree to enter into, or effect, any Variable Rate Transaction other than with the Holder. “Variable Rate Transaction” shall mean a transaction in which the Company (i) issues or sells any equity or debt securities that are convertible into, exchangeable or exercisable for Common Shares, or include the right to receive additional Common Shares, either (A) at a conversion price, exercise price, exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the Common Shares at any time after the initial issuance of such equity or debt securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such equity or debt security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Shares (including, without limitation, any “full ratchet” or “weighted average” anti-dilution provisions, but not including any standard anti-dilution protection for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction), or (ii) enters into any agreement, including but not limited to an “equity line of credit,” or other continuous offering or similar offering of Common Shares.

Exhibit J-11

(v) Nothing herein shall limit a Holder’s right to pursue actual damages or declare an Event of Default pursuant to Section (2) herein for the Company’s failure to deliver certificates representing Common Shares upon conversion within the period specified herein and such Holder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief, in each case without the need to post a bond or provide other security. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

(vi) Legal Opinions. The Company is obligated to cause its legal counsel to deliver legal opinions to the Company’s transfer agent in connection with any legend removal upon the expiration of any holding period or other requirement for which the Underlying Shares may bear legends restricting the transfer thereof. To the extent that a legal opinion is not provided (either timely or at all), then, in addition to being an Event of Default hereunder, the Company agrees to reimburse the Holder for all reasonable costs incurred by the Holder in connection with any legal opinions paid for by the Holder in connection with sale or transfer of Underlying Shares. The Holder shall notify the Company of any such costs and expenses it incurs that are referred to in this Section from time to time and all amounts owed hereunder shall be paid by the Company with reasonable promptness.

(e) Adjustment of Conversion Price upon Subdivision or Combination of Common Shares. If the Company, at any time while this Note is outstanding, shall (a) pay a stock dividend or otherwise make a distribution or distributions on Common Shares or any other equity or equity equivalent securities payable in Common Shares, (b) subdivide outstanding Common Shares into a larger number of shares, (c) combine (including by way of reverse stock split) outstanding Common Shares into a smaller number of shares, or (d) issue by reclassification of Common Shares any shares of capital stock of the Company, then each of the Fixed Price and the Floor Price shall be multiplied by a fraction of which the numerator shall be the number of Common Shares (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of Common Shares outstanding after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive any such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

Exhibit J-12

(f) Adjustment of Conversion Price upon Issuance of Common Shares. Except in connection with the Merger or issuance of an Exempt Issuance, if the Company, at any time while this Note is outstanding, issues or sells any Common Shares or Convertible Securities, for a consideration per share (the “New Issuance Price”) less than a price equal to the Fixed Price in effect immediately prior to such issuance or sale (such price the “Applicable Price”) (the foregoing a “Dilutive Issuance”), then immediately after such Dilutive Issuance the Fixed Price then in effect shall be reduced to an amount equal to the New Issuance Price. For the purposes hereof, if the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one Common Share is issuable upon such conversion or exchange or exercise thereof is less than the Applicable Price, then such Common Share shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. No further adjustment of the Conversion Price shall be made upon the actual issuance of such Common Share upon conversion or exchange or exercise of such Convertible Securities; provided, however, that a Dilutive Issuance shall not include any issuance of Common Shares pursuant to either an Advance Notice or Investor Notice (each, as defined in the SEPA).

(g) Other Corporate Events. In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of Common Shares are entitled to receive securities or other assets with respect to or in exchange for Common Shares (a “Corporate Event”), the Company shall make appropriate provision to ensure that the Holder will thereafter have the right to receive upon a conversion of this Note, at the Holder’s option, (i) in addition to the Common Shares receivable upon such conversion, such securities or other assets to which the Holder would have been entitled with respect to such Common Shares had such Common Shares been held by the Holder upon the consummation of such Corporate Event (without taking into account any limitations or restrictions on the convertibility of this Note) or (ii) in lieu of the Common Shares otherwise receivable upon such conversion, such securities or other assets received by the holders of Common Shares in connection with the consummation of such Corporate Event in such amounts as the Holder would have been entitled to receive had this Note initially been issued with conversion rights for the form of such consideration (as opposed to Common Shares) at a conversion rate for such consideration commensurate with the Conversion Price. Provision made pursuant to the preceding sentence shall be in a form and substance satisfactory to the Holder. The provisions of this Section shall apply similarly and equally to successive Corporate Events and shall be applied without regard to any limitations on the conversion or redemption of this Note.

(h) Whenever the Conversion Price is adjusted pursuant to Section (3) hereof, the Company shall promptly provide the Holder with a written notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

(i) [Reserved].

Exhibit J-13

(j) Other than in connection with the Merger, in case of any (1) merger or consolidation of the Company or any Subsidiary of the Company with or into another Person, or (2) sale by the Company or any Subsidiary of the Company of more than one-half of the assets of the Company in one or a series of related transactions, the Holder shall have the right to (A) exercise any rights under Section (2)(a)(vi), (B) convert the aggregate amount of this Note then outstanding into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Shares following such merger, consolidation or sale, and such Holder shall be entitled upon such event or series of related events to receive such amount of securities, cash and property as the Common Shares into which such aggregate Principal amount of this Note could have been converted immediately prior to such merger, consolidation or sales would have been entitled, or (C) in the case of a merger or consolidation, require the surviving entity to issue to the Holder a convertible Note with a Principal amount equal to the aggregate Principal amount of this Note then held by the Holder, plus all accrued and unpaid Interest and other amounts owing thereon, which such newly-issued convertible Note shall have terms identical (including with respect to conversion) to the terms of this Note, and shall be entitled to all of the rights and privileges of the Holder of this Note set forth herein and the agreements pursuant to which this Note was issued. In the case of clause (C), the conversion price applicable for the newly-issued shares of convertible preferred stock or convertible debentures shall be based upon the amount of securities, cash and property that each Common Share would receive in such transaction and the Conversion Price in effect immediately prior to the effectiveness or closing date for such transaction. The terms of any such merger, sale or consolidation shall include such terms so as to continue to give the Holder the right to receive the securities, cash and property set forth in this Section upon any conversion or redemption following such event. This provision shall similarly apply to successive such events.

(k) Other than in connection with the Merger, in the event the Company, Triller Corp. and/or BKFC determines to undertake any merger, acquisition or sale transaction, whether of all or a material portion of the assets or securities of BKFC, whether on its own behalf or on behalf of its shareholders, and regardless of the structure thereof (including through a recapitalization, extraordinary dividend, stock repurchase, joint venture or otherwise), at any time during the five (5) years following the Issuance Date, (i) the Company shall, and shall cause Triller Corp. and/or BKFC, as applicable, to, offer Yorkville Advisors Global, LP (“Yorkville”) and its affiliates the exclusive right to provide financing for such transaction (the “Transaction Financing”) and (ii) the Company and Yorkville shall work together and negotiate in good faith to identify and agree upon a mutually acceptable merger partner or acquiror for such assets and/or securities, as applicable. Yorkville will receive fees and expense reimbursments in such amounts to be mutually determined in good faith by Yorkville, on the one hand, and the Company, Triller Corp. and/or BKFC, as applicable, on the other hand, in connection with any Transaction Financing, which will be based on the prevailing market for similar services at such time. If, following good faith negotiations, Yorkville, on the one hand, and the Company, Triller Corp. and/or BKFC, as applicable, on the other hand, are unable to reach agreement regarding the terms of the Transaction Financing, the Company, Triller Corp. and/or BKFC, as applicable, further agree not to obtain Transaction Financing from any third party unless the terms of any such proposed Transaction Financing are first offered to Yorkville in writing (the “Written Offer”) and Yorkville does not notify the Company, Triller Corp. and/or BKFC, as applicable, within 10 calendar days of its receipt of the Written Offer of its intent to consummate the Transaction Financing on substantially equivalent terms. Notwithstanding anything to the contrary contained herein, the terms of this Section (3)(k) shall survive any termination, repayment, amendment, amendment and restatement, novation and/or conversion of this Note in accordance with its terms.

Exhibit J-14

(4) INDEMNIFICATION

(a) With respect to the Company’s obligations under this Note and the other Transaction Documents, to the fullest extent permitted by law, the Company shall, and hereby does, indemnify, hold harmless and defend the Holder, its investment manager and their respective directors, officers, partners, employees, agents, representatives, and successors and assigns of, and each Person, if any, who controls Holder within the meaning of the Securities Act or the Exchange Act (each, an “Indemnified Person”), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, reasonable attorneys’ fees, amounts paid in settlement or expenses, joint or several (collectively, “Claims”) incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the Commission, whether pending or threatened, whether or not an Indemnified Person is or may be a party thereto (“Indemnified Damages”), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in any filing made in any public filing (including, without limitation, any Periodic Reports) made by the Company with the Commission, or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other law, including, without limitation, any state securities law (the matters in the foregoing clauses (i) through (iii) being, collectively, “Violations”). The Company shall reimburse the Indemnified Persons and each such controlling person promptly as such expenses are incurred and are due and payable, for any legal fees or disbursements or other reasonable expenses incurred by them in connection with investigating or defending any such Claim.

(b) Promptly after receipt by an Indemnified Person under this Section (4) of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section (4), deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person; provided, however, that an Indemnified Person shall have the right to retain its own counsel with the fees and expenses of not more than one (1) counsel for such Indemnified Person to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person and any other party represented by such counsel in such proceeding. The Indemnified Person shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Person which relates to such action or claim. The indemnifying party shall keep the Indemnified Person fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent; provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Person of a release from all liability in respect to such claim or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person under this Section (4), except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

Exhibit J-15

(c) The indemnification required by this Section (4) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.

(d) The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

(e) To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section (4) to the fullest extent permitted by law.

(5) REISSUANCE OF THIS NOTE.

(a) Transfer. If this Note is to be transferred, the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note (in accordance with Section (5)(d)), registered in the name of the registered transferee or assignee, representing the outstanding Principal being transferred by the Holder (along with any accrued and unpaid interest thereof) and, if less than the entire outstanding Principal is being transferred, a new Note (in accordance with Section (5)(d)) to the Holder representing the outstanding Principal not being transferred. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of Section (3)(b)(iii) following conversion or redemption of any portion of this Note, the outstanding Principal represented by this Note may be less than the Principal stated on the face of this Note.

(b) Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section (5)(d)) representing the outstanding Principal.

(c) Note Exchangeable for Different Denominations. This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Note or Notes (in accordance with Section (5)(d)) representing in the aggregate the outstanding Principal of this Note, and each such new Note will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

Exhibit J-16

(d) Issuance of New Notes. Whenever the Company is required to issue a new Note pursuant to the terms hereof, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (or in the case of a new Note being issued pursuant to Section (5)(a) or Section (5)(c), the Principal designated by the Holder which, when added to the Principal represented by the other new Note issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Note immediately prior to such issuance of new Note), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued and unpaid Interest from the Issuance Date.

(6) NOTICES. Any notices, consents, waivers or other communications required or permitted to be given under the terms hereof must be in writing by letter and email and will be deemed to have been delivered: upon the later of (A) either (i) receipt, when delivered personally or (ii) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same and (B) receipt, when sent by electronic mail. The addresses and e-mail addresses for such communications shall be:

If to the Company, to:

AGBA Group Holding Limited

AGBA Tower

68 Johnston Road

Wan Chai, Hong Kong SAR

Attn: Wing-Fai Ng, CEO

Telephone: +852 9389 8828

Email: wingfai.ng@agba.com

with a copy (which shall not constitute notice) to:

Loeb & Loeb LLP

345 Park Avenue

New York, NY 10154

Attention: Lawrence Venick

E-mail: lvenick@loeb.com

If to the Holder:

YA II PN, Ltd

c/o Yorkville Advisors Global, LLC

1012 Springfield Avenue

Mountainside, NJ 07092

Attention: Mark Angelo

Telephone: 201-985-8300

Email: Legal@yorkvilleadvisors.com

Exhibit J-17

or at such other address and/or email and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three (3) Business Days prior to the effectiveness of such change. Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, (ii) electronically generated by the sender’s email service provider containing the time, date, recipient email address or (iii) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

(7) So long as this Note is outstanding, no Company Party shall, without the consent of the Holder, (i) amend its certificate of incorporation, bylaws or other charter documents so as to adversely affect any rights of the Holder; (ii) repay, repurchase or offer to repay, repurchase or otherwise acquire Common Shares or other equity securities; (iii) enter into any agreement with respect to any of the foregoing; or (iv) enter into any agreement, arrangement or transaction in or of which the terms thereof would restrict, materially delay, conflict with or impair the ability of the Company to perform its Obligations under this Note or the SEPA, including, without limitation, the obligation of the Company to make cash payments hereunder. Furthermore, and in addition to the foregoing, the Company agrees that so long as this Note is outstanding, without the prior written consent of the Holder, the Company shall not (a) pay a stock dividend or otherwise make a distribution or distributions on Common Shares or any other equity or equity equivalent securities payable in Common Shares, or (b) combine (including by way of reverse stock split) outstanding Common Shares into a smaller number of shares, or effect any of the foregoing, whether or not any such action has been previously approved by the stockholders of the Company.

(8) This Note shall not entitle the Holder to any of the rights of a stockholder of the Company, including without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of stockholders or any other proceedings of the Company, unless and to the extent converted into Common Shares in accordance with the terms hereof.

(9) After the Issuance Date, without the Holder’s consent, no Company Party will, directly or indirectly, enter into, create, incur, assume or suffer to exist any indebtedness or any security interests or liens of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom; provided, further, for the avoidance of doubt, no creditor of the Company, whether secured or unsecured, present or future, shall have any right, legal or equitable, to attach, garnish, levy upon, or otherwise encumber any of the proceeds received or shares transmitted by the Company pursuant to the SEPA, including, for the avoidance of doubt, by means of an Advance Notice. This shall include, but shall not be limited to, the Holder’s right of offset, and any setoff, counterclaim, charge, pledge, security interest, or any other form of encumbrance or claim on such proceeds. The proceeds or the issuance of shares, as applicable, from the SEPA shall be deemed separate and distinct assets of the Company, free from any claim or interference from any creditor of the Company.

Exhibit J-18

(10) CHOICE OF LAW; VENUE; WAIVER OF JURY TRIAL

(a) Governing Law. This Note and the rights and Obligations of the parties hereunder shall, in all respects, be governed by, and construed in accordance with, the laws (excluding the principles of conflict of laws) of the State of New York (the “Governing Jurisdiction”) (including Section 5-1401 and Section 5-1402 of the General Obligations Law of the State of New York), including all matters of construction, validity and performance.

(b) Jurisdiction; Venue; Service.

(i) The Company hereby irrevocably consents to the non-exclusive personal jurisdiction of the state courts of the Governing Jurisdiction and, if a basis for federal jurisdiction exists, the non-exclusive personal jurisdiction of any United States District Court for the Governing Jurisdiction.

(ii) The Company agrees that venue shall be proper in any court of the Governing Jurisdiction selected by the Holder or, if a basis for federal jurisdiction exists, in any United States District Court in the Governing Jurisdiction. The Company waives any right to object to the maintenance of any suit, claim, action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, in any of the state or federal courts of the Governing Jurisdiction on the basis of improper venue or inconvenience of forum.

(iii) Any suit, claim, action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or tort or otherwise, brought by the Company against the Holder arising out of or based upon this Note or any matter relating to this Note, or any other Transaction Document, or any contemplated transaction, shall be brought in a court only in the Governing Jurisdiction. The Company shall not file any counterclaim against the Holder in any suit, claim, action, litigation or proceeding brought by the Holder against the Company in a jurisdiction outside of the Governing Jurisdiction unless under the rules of the court in which the Holder brought such suit, claim, action, litigation or proceeding the counterclaim is mandatory, and not permissive, and would be considered waived unless filed as a counterclaim in the suit, claim, action, litigation or proceeding instituted by the Holder against the Company. The Company agrees that any forum outside the Governing Jurisdiction is an inconvenient forum and that any suit, claim, action, litigation or proceeding brought by the Company against the Holder in any court outside the Governing Jurisdiction should be dismissed or transferred to a court located in the Governing Jurisdiction. Furthermore, the Company irrevocably and unconditionally agrees that it will not bring or commence any suit, claim, action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Holder arising out of or based upon this Note or any matter relating to this Note, or any other Transaction Document, or any contemplated transaction, in any forum other than the courts of the State of New York sitting in New York County, and the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such suit, claim, action, litigation or proceeding may be heard and determined in such New York State Court or, to the fullest extent permitted by applicable law, in such federal court. The Company and the Holder agree that a final judgment in any such suit, claim, action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

Exhibit J-19

(iv) The Company and the Holder irrevocably consent to the service of process out of any of the aforementioned courts in any such suit, claim, action, litigation or proceeding by the mailing of copies thereof by registered or certified mail postage prepaid, to it at the address provided for notices in this Note, such service to become effective thirty (30) days after the date of mailing.

(v) Nothing herein shall affect the right of the Holder to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against the Company or any other Person in the Governing Jurisdiction or in any other jurisdiction.

(c) THE PARTIES MUTUALLY WAIVE ALL RIGHT TO TRIAL BY JURY OF ALL CLAIMS OF ANY KIND ARISING OUT OF OR BASED UPON THIS NOTE OR ANY MATTER RELATING TO THIS NOTE, OR ANY OTHER TRANSACTION DOCUMENT, OR ANY CONTEMPLATED TRANSACTION. THE PARTIES ACKNOWLEDGE THAT THIS IS A WAIVER OF A LEGAL RIGHT AND THAT THE PARTIES EACH MAKE THIS WAIVER VOLUNTARILY AND KNOWINGLY AFTER CONSULTATION WITH COUNSEL OF THEIR RESPECTIVE CHOICE. THE PARTIES AGREE THAT ALL SUCH CLAIMS SHALL BE TRIED BEFORE A JUDGE OF A COURT HAVING JURISDICTION, WITHOUT A JURY.

(11) If the Company fails to strictly comply with the terms of this Note and/or any other Transaction Document, then the Company shall reimburse the Holder promptly for all fees, costs and expenses, including, without limitation, attorneys’ fees and expenses incurred by the Holder in any action in connection with this Note, including, without limitation, those incurred: (i) during any workout, attempted workout, and/or in connection with the rendering of legal advice as to the Holder’s rights, remedies and obligations, (ii) collecting any sums which become due to the Holder, (iii) defending or prosecuting any proceeding or any counterclaim to any proceeding or appeal; or (iv) the protection, preservation or enforcement of any rights or remedies of the Holder.

(12) Any waiver by the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note. Any waiver must be in writing.

(13) If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder shall violate applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the Principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

Exhibit J-20

(14) CERTAIN DEFINITIONS. For purposes of this Note, the following terms shall have the following meanings:

(a) “AGBA Pledge Agreement” means that certain Pledge Agreement, dated as of the Issuance Date, by the Company and the other pledgors from time to time party thereto in favor of the Holder, as may be amended, restated, supplemented or otherwise modified from time to time.

(b) “Aggregate Share Issuances” shall have the meaning set forth in Section (3)(d)(ii).

(c) “Applicable Price” shall have the meaning set forth in Section (3)(f).

(d) “Bloomberg” means Bloomberg Financial Markets.

(e) “Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday in the United States or a day on which banking institutions are authorized or required by law or other government action to close.

(f) “Buy-In” shall have the meaning set forth in Section (3)(b)(ii).

(g) “Buy-In Price” shall have the meaning set forth in Section (3)(b)(ii).

(h) “Calendar Month” means one of the months as named in the calendar.

(i) “Change of Control Transaction” means, as to any Person, the occurrence of (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of such Person, by contract or otherwise) of in excess of fifty percent (50%) of the voting power of such Person (except that the acquisition of voting securities by the Holder or any other current holder of convertible securities of the Company shall not constitute a Change of Control Transaction for purposes hereof), (b) a replacement at one time or over time of more than one-half of the members of the board of directors of such Person (other than as due to the death or disability of a member of the board of directors) which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof), (c) the merger, consolidation or sale of fifty percent (50%) or more of the assets of such Person or any Subsidiary of such Person in one or a series of related transactions with or into another entity, or (d) the execution by such Person of an agreement to which such Person is a party or by which it is bound, providing for any of the events set forth above in (a), (b) or (c). No transfer to a wholly-owned Subsidiary of a Person shall be deemed a Change of Control Transaction under this provision.

Exhibit J-21

(j) “Closing Price” means the price per share in the last reported trade of the Common Shares on a Primary Market or on the exchange which the Common Shares are then listed as quoted by Bloomberg.

(k) “Collateral” means, collectively, the “Collateral” as defined in the AGBA Pledge Ageement and the “Collateral” as defined in the Triller Pledge Agreement.

(l) “Commission” means the Securities and Exchange Commission.

(m) “Common Shares” means, (i) prior to the AGBA Domestication, the AGBA Ordinary Shares, and, (ii) following the AGBA Domestication, the AGBA Common Shares, and, in either case, stock of any other class into which such shares may hereafter be changed or reclassified.

(n) “Conversion Amount” means the portion of the Principal, Interest, or other amounts outstanding under this Note to be converted, redeemed or otherwise with respect to which this determination is being made.

(o) “Conversion Date” shall have the meaning set forth in Section (3)(b)(i).

(p) “Conversion Failure” shall have the meaning set forth in Section (3)(b)(ii).

(q) “Conversion Notice” shall have the meaning set forth in Section (3)(b)(i).

(r) “Conversion Price” means, as of any Conversion Date or other date of determination the lower of (i) a price per Common Share equal to 100% of the average of the daily VWAPs during the ten (10) Trading Days immediately preceding the closing date of the Merger (the “Fixed Price”), or (ii) 92.5% of the lowest daily VWAP during the ten (10) consecutive Trading Days immediately preceding the Conversion Date or other date of determination (the “Variable Price”), but which Variable Price shall not be lower than the Floor Price then in effect. The Conversion Price shall be adjusted from time to time pursuant to the other terms and conditions of this Note.

(s) “(3)(b)(i).Convertible Securities” means any stock or securities directly or indirectly convertible into or exercisable or exchangeable for Common Shares.

(t) “Dilutive Issuance” shall have the meaning set forth in Section (3)(f).

(u) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

Exhibit J-22

(v) “Exempt Issuance” means the issuance of (a) Common Shares or options to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the board of directors (or similar governing body) or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company, (b) securities upon the exercise or exchange of or conversion of securities exercisable or exchangeable for or convertible into Common Shares issued and outstanding on the date of this Note, provided that such securities have not been amended since the date of this Note to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities, (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that such securities (i) are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith or (ii) are subject to a written lock-up agreement satisfactory to the Holder, and provided that any such issuance shall only be to a Person (or to the equity holders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, and (d) Common Shares pursuant to the SEPA.

(w) “Floor Price” solely with respect to the Variable Price, shall be equal to (i) a price equal to 40% of the average of the daily VWAPs during the ten (10) Trading Days immediately preceding the closing date of the Merger, and (ii) from and after the date of effectiveness of the initial Registration Statement, 40% of the VWAP of the Trading Day immediately prior to the date of effectiveness of the initial Registration Statement, if such price is lower than the price in part (i) of this definition. Notwithstanding the foregoing, the Company may reduce the Floor Price to any amounts set forth in a written notice to the Holder; provided that such reduction shall be irrevocable and shall not be subject to increase thereafter.

(x) “Fundamental Transaction” means any of the following: (1) the Company effects any merger or consolidation of the Company with or into another Person and the Company is the non-surviving company (other than a merger or consolidation with a wholly owned Subsidiary of the Company for the purpose of redomiciling the Company), (2) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (3) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Shares are permitted to tender or exchange their shares for other securities, cash or property, or (4) the Company effects any reclassification of the Common Shares or any compulsory share exchange pursuant to which the Common Shares is effectively converted into or exchanged for other securities, cash or property.

(y) “Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state, district, territory, county, municipal, local or otherwise, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies), and including the Persons holding or exercising the powers, privileges, discretions, titles, offices or authorities of any of the foregoing.

Exhibit J-23

(z) “New Issuance Price” shall have the meaning set forth in Section (3)(f).

(aa) “Obligations” means all of the Company’s and each Guarantor’s now existing and hereafter created or arising obligations, indebtedness and liabilities of any kind (whether primary or secondary, conditional or unconditional, contingent or noncontingent, joint or several) owed to the Holder, whether existing, created, incurred or arising in the Company’s or such Guarantor’s capacity as a borrower, guarantor, indemnitor, customer, purchaser, lessee, licensee, applicant, counterparty, debtor or other obligor, including (a) any loan amount, principal, interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), fee, charge, indemnification obligation, reimbursement obligation, royalty, premium, cost, expense, price, rent or other amount owed by the Company or such Guarantor to the Holder at any time, including future advances, protective advances and other financial accommodations, (b) any obligations, indebtedness or liabilities of the Company and the Guarantors to the Holder under any Transaction Document at any time, and (c) any of the foregoing that may have been, or that may be, acquired by the Holder from any third party, the Company or any Guarantor at any time.

(bb) “Payment Premium” means 7.5% of the Principal amount being paid.

(cc) “Periodic Reports” shall mean all of the Company’s reports required to be filed by the Company with the Commission under applicable laws and regulations (including, without limitation, Regulation S-K), including annual reports (on Form 10-K), quarterly reports (on Form 10-Q) and current reports (on Form 8-K), for so long as any amounts are outstanding under this Note or any Other Note; provided that all such Periodic Reports shall include, when filed, all information, financial statements, audit reports (when applicable) and other information required to be included in such Periodic Reports in compliance with all applicable laws and regulations.

(dd) “Person” means a corporation, an association, a partnership, organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

(ee) “Pledge Agreements”means the AGBA Pledge Agreement and the Triller Pledge Agreement.

(ff) “Primary Market” means any of The New York Stock Exchange, the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market or the Nasdaq Global Select Market, and any successor to any of the foregoing markets or exchanges.

(gg) “Redemption Premium” means ten percent (10%) of the Principal amount being redeemed or paid.

Exhibit J-24

(hh) “Registration Rights Agreement” means the Amended and Restated Registration Rights Agreement entered into between the Company and the Holder on the date hereof.

(ii) “Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement, covering among other things the resale of the Underlying Shares and naming the Holder as a “selling stockholder” thereunder.

(jj) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(kk) “Security Documents” means, collectively, the (i) Pledge Agreements and any other security agreements, pledge agreements or other similar agreements delivered to the Holder, (ii) the Guaranty Agreements and (iii) any other agreement, instrument or document that creates a lien or guaranty in favor of the Holder.

(ll) “Share Delivery Date” shall have the meaning set forth in Section (3)(b)(i).

(mm) “Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of capital stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.

(nn) “Trading Day” means a day on which the Common Shares are quoted or traded on a Primary Market on which the Common Shares are then quoted or listed; provided, that in the event that the Common Shares are not listed or quoted, then Trading Day shall mean a Business Day.

(oo) “Transaction Document” means each of this Note, the SEPA, the Registration Rights Agreement, the Security Documents and any and all other documents, agreements, instruments or other items executed or delivered in connection with any of the foregoing.

(pp) “Trigger Event” shall mean (i) from and after the consummation of the Merger, the daily VWAP is less than the Floor Price for any five (5) of seven (7) consecutive Trading Days (a “Floor Price Event”), (ii) unless the Company has obtained the approval from its stockholders in accordance with the rules of the Principal Market for the issuance of Shares pursuant to the transactions contemplated in this Note and the SEPA in excess of the Exchange Cap, the Company has issued in excess of 99% of the Common Shares available under the Exchange Cap (an “Exchange Cap Event”), or (iii) the Company is in material breach of the Registration Rights Agreement, and such breach remains uncured for a period of 20 Trading Days, or the occurrence of an Event (as defined in the Registration Rights Agreement) (a “Registration Event”) (the last such day of each such occurrence, a “Trigger Date”).

Exhibit J-25

(qq) “Triller Pledge Agreement” means that certain Amended and Restated Pledge Agreement, dated as of the Issuance Date, by Triller LLC and the other pledgors from time to time party thereto in favor of the Holder, as may be amended, restated, supplemented or otherwise modified from time to time.

(rr) “Underlying Shares” means the Common Shares issuable upon conversion of this Note or as payment of interest in accordance with the terms hereof.

(ss) “VWAP” means, for any security as of any date, the daily dollar volume-weighted average price for such security on the Primary Market during regular trading hours as reported by Bloomberg through its “Historical Prices – Px Table with Average Daily Volume” functions.

[Signature Page Follows]

Exhibit J-26

IN WITNESS WHEREOF, the Company has caused this Amended and Restated Secured Convertible Promissory Note to be duly executed by a duly authorized officer as of the date set forth above.

AGBA GROUP HOLDING LIMITED

By:
Name:	Wing-Fai Ng
Title:	Chief Executive Officer

[Signature Page to Amended and Restated Secured Convertible Promissory Note]

Exhibit J-27

EXHIBIT I

CONVERSION NOTICE

(To be executed by the Holder in order to Convert the Note)

TO: AGBA GROUP HOLDING LIMITED

Via Email:

The undersigned hereby irrevocably elects to convert a portion of the outstanding and unpaid Conversion Amount of Note No. AGBA-1 into Common Shares of AGBA GROUP HOLDING LIMITED, according to the conditions stated therein, as of the Conversion Date written below.

Conversion Date:

Principal Amount to be Converted:

Accrued Interest to be Converted:

Total Conversion Amount to be converted:

Fixed Price:

Variable Price:

Applicable Conversion Price:

Number of Common Shares to be issued:

Please issue the Common Shares in the following name and deliver them to the following account:

Issue to:

Broker DTC Participant Code:

Account Number:

Authorized Signature:
Name:
Title:

Exhibit J-28

EXHIBIT K

FORM OF LOCK-UP AGREEMENT

See attached.

Exhibit K-1

FINAL FORM

Lock-Up Agreement

[__________], 2024

AGBA Group Holding Limited

AGBA Tower

68 Johnston Road

Wan Chai, Hong Kong SAR

Attention: Win-Fai Ng, CEO

Email: wingfai.ng@agba.com

Ladies and Gentlemen:

This Lock-Up Agreement is being delivered to you in connection with the Second Amended and Restated Standby Equity Purchase Agreement (the “Purchase Agreement”), dated as of June 28, 2024, by and between YA II PN, LTD., a Cayman Islands exempted company (the “ Investor”), AGBA GROUP HOLDING LIMITED, a British Virgin Islands business company (the “Company”), and TRILLER CORP., a company incorporated under the laws of the State of Delaware. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Purchase Agreement.

In order to induce the Investor to enter into the Purchase Agreement, the undersigned agrees that, commencing on the date hereof and ending on the earlier of (i) the date that is 12 months following the consummation of the Merger and (ii) the repayment in full of the Pre-Paid Advance, the undersigned will not (1) offer, pledge, sell, contract to sell, grant, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Shares, or any securities convertible into or exercisable or exchangeable for Common Shares, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires beneficial ownership (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) (collectively, the “Lock-Up Securities”); (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Lock -Up Securities, in cash or otherwise; (3) make any demand for or exercise any right with respect to the registration of any Lock- Up Securities; or (4) publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement relating to any Lock-Up Securities. Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer Lock- Up Securities without the prior written consent of the Investor in connection with (a) transfers of Lock-Up Securities as a bona fide gift, by will or intestacy to an immediate family member of the undersigned or a trust established solely for the benefit of one or more immediate family members of the undersigned (for purposes of this Lock-up Agreement, “immediate family member” means any spouse, child, stepchild, parent, brother, sister, mother-in-law, father- in-law, brother-in-law, sister -in-law, daughter-in- law, son-in-law, grandchild, grandparent, stepparent, stepbrother or stepsister); (b) transfers of Lock- Up Securities to a charity or educational institution; or (c) if the undersigned is a corporation, partnership, limited liability company or other business entity, any transfers of Lock-Up Securities to any shareholder, partner or member of, or owner of similar equity interests in, the undersigned, as the case may be; provided, that in the case of any transfer pursuant to the foregoing clauses (a), (b) or (c), (i) any such transfer shall not involve a disposition for value and (ii) each transferee shall sign and deliver to the Company a lock-up agreement substantially in the form of this Lock -Up Agreement, and in the case of any transfer pursuant to the foregoing clause (c), no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended, shall be required or shall be voluntarily made. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Lock-Up Securities except in compliance with this Lock-Up Agreement.

No provision in this agreement shall be deemed to restrict or prohibit the exercise, exchange or conversion (including, in each case, by way of “net” or “cashless” exercise) by the undersigned of any securities exercisable or exchangeable for or convertible into Common Shares, as applicable; provided, that the undersigned does not transfer the Common Shares acquired on such exercise, exchange or conversion during the Lock-Up Period, unless (i) such transfer is required to pay taxes on vested restricted stock units held by employees or (ii) as otherwise permitted pursuant to the terms of this Lock-Up Agreement.

Exhibit K-2

The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns. This Lock-Up may be amended, supplemented, modified or waived only by execution of a written instrument signed by the Investor and the undersigned.

This Lock-Up Agreement may be executed in two counterparts, each of which shall be deemed an original but both of which shall be considered one and the same instrument.

This Lock-Up Agreement will be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law or conflicting provision or rule (whether of the State of New York, or any other jurisdiction) that would cause the laws of any jurisdiction other than the State of New York to be applied. In furtherance of the foregoing, the internal laws of the State of New York will control the interpretation and construction of this Lock-Up Agreement, even if under such jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

[Remainder of page intentionally left blank]

Exhibit K-3

IN WITNESS WHEREOF, the parties have executed this Lock-Up Agreement as of the date first written above.

By:
Name:
Title:

[Signature Page to Lock-Up Agreement]

Exhibit K-4

Agreed to and Acknowledged:

YA II PN, LTD.

By:
Name:
Title:

[Signature Page to Lock-Up Agreement]

Exhibit K-5

EXHIBIT L

FORM OF COMMON WARRANT

See attached.

Exhibit L-1

FINAL FORM

WARRANT

THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL IN A FORM REASONABLY SATISFACTORY TO THE ISSUER THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

AGBA GROUP HOLDING LIMITED

Warrant To Purchase Common Stock

Warrant No.: AGBA/YAII-1	Number of Shares: Warrant Exercise Price: Expiration Date:	[________] $[__] [__________][1]

Date of Issuance: June [   ], 2024

AGBA GROUP HOLDING LIMITED, a British Virgin Islands business company (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, YA II PN, LTD., the registered holder hereof or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company upon surrender of this Warrant, at any time or times on or after the date hereof, but not after 11:59 P.M. Eastern Time on the Expiration Date (as defined herein) up to [_____] fully paid and nonassessable shares of Common Stock (as defined herein) of the Company (the “Warrant Shares”) at the exercise price per share provided in Section 1(b) below or as subsequently adjusted; provided, however, that in no event shall the Holder be entitled to exercise this Warrant for a number of Warrant Shares in excess of that number of Warrant Shares which, upon giving effect to such exercise, would cause the aggregate number of shares of Common Stock beneficially owned by the Holder and its affiliates to exceed 4.99% of the outstanding shares of the Common Stock following such exercise, (however, such restriction may be waived by Holder (but only as to itself and not to any other holder) upon not less than 65 days prior notice to the Company). For purposes of the foregoing proviso, the aggregate number of shares of Common Stock beneficially owned by the Holder and its affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such proviso is being made, but shall exclude shares of Common Stock which would be issuable upon (i) exercise of the remaining, unexercised Warrants beneficially owned by the Holder and its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by the Holder and its affiliates (including, without limitation, pursuant to the Purchase Agreement) subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. For purposes of this Warrant, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company’s most recent Form 10-Q or Form 10-K, as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or its transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written request of the Holder, the Company shall promptly, but in no event later than 1 Business Day following the receipt of such notice, confirm in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the exercise of Warrants (as defined below) by the Holder and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported.

1.	Five years from Date of Issuance

Exhibit L-2

Section 1.

(a) This Warrant is issued pursuant to the Second Amended and Restated Standby Equity Purchase Agreement (the “Purchase Agreement”), dated as of June 28, 2024, by and between the Holder, the Company and Triller Corp., or issued in exchange or substitution thereafter or replacement thereof. Each capitalized term used, and not otherwise defined herein, shall have the meaning ascribed thereto in the Purchase Agreement.

(b) Definitions. The following words and terms as used in this Warrant shall have the following meanings:

(i) “Approved Stock Plan” means a stock option plan that has been approved by the Board of Directors of the Company, pursuant to which the Company’s securities may be issued only to any employee, officer, director or third-party service providers in the normal course of business, for services provided to the Company.

(ii) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to remain closed.

(iii) “Closing Bid Price” means the closing bid price of Common Stock as quoted on the Principal Market (as reported by Bloomberg, LP (“Bloomberg”) through its “Volume at Price” function).

(iv) “Common Stock” means (i) the Company’s ordinary shares, par value $0.001 per share, and (ii) any capital stock into which such Common Stock shall have been changed or any capital stock resulting from a reclassification of such Common Stock.

(v) “Common Stock Deemed Outstanding” means, at any given time, the number of shares of Common Stock actually outstanding at such time.

Exhibit L-3

(vi) “Event of Default” means an event of default under the Promissory Note.

(vii) “Excluded Securities” means (a) shares issued or deemed to have been issued by the Company pursuant to an Approved Stock Plan, (b) shares of Common Stock issued or deemed to be issued by the Company upon the conversion, exchange or exercise of any right, option, obligation or security outstanding on the date prior to the date of the Purchase Agreement, provided that the terms of such right, option, obligation or security are not amended or otherwise modified on or after the date of the Purchase Agreement, and provided that the conversion price, exchange price, exercise price or other purchase price is not reduced, adjusted or otherwise modified and the number of shares of Common Stock issued or issuable is not increased (whether by operation of, or in accordance with, the relevant governing documents or otherwise) on or after the date of the Purchase Agreement, and (c) the shares of Common Stock issued by the Company pursuant to the Purchase Agreement or any securities issued in connection therewith, and (d) Shares issued to employees, officers, directors, or service providers consistent with past practices in the normal course of business.

(viii) “Expiration Date” means the date set forth on the first page of this Warrant.

(ix) “Issuance Date” means the date hereof.

(x) “Options” means any rights, warrants or options to subscribe for or purchase Common Stock or convertible securities.

(xi) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(xii) “Primary Market” means the Nasdaq Stock Market.

(xiii) “Securities Act” means the Securities Act of 1933, as amended.

(xiv) “Warrant” means this Warrant and all Warrants issued in exchange, transfer or replacement thereof.

(xv) “Warrant Exercise Price” shall be $[___]2 or as subsequently adjusted as provided in Section 8.

(c) Other Definitional Provisions.

(i) Except as otherwise specified herein, all references herein (A) to the Company shall be deemed to include the Company’s successors and (B) to any applicable law defined or referred to herein shall be deemed references to such applicable law as the same may have been or may be amended or supplemented from time to time.

2.	Warrant Exercise Price shall be set equal to the Fixed Price of the Promissory Note.

Exhibit L-4

(ii) When used in this Warrant, the words “herein”, “hereof”, and “hereunder” and words of similar import, shall refer to this Warrant as a whole and not to any provision of this Warrant, and the words “Section”, “Schedule”, and “Exhibit” shall refer to Sections of, and Schedules and Exhibits to, this Warrant unless otherwise specified.

(iii) Whenever the context so requires, the neuter gender includes the masculine or feminine, and the singular number includes the plural, and vice versa.

Section 2. Exercise of Warrant.

(a) Subject to the terms and conditions hereof, this Warrant may be exercised by the Holder then registered on the books of the Company, pro rata as hereinafter provided, at any time on any Business Day on or after the opening of business on such Business Day, (i) commencing with the first day after the date hereof, and prior to 11:59 P.M. Eastern Time on the Expiration Date, by delivery of a written notice, in the form of the subscription notice attached as Exhibit A hereto (the “Exercise Notice”), of the Holder’s election to exercise this Warrant, which notice shall specify the number of Warrant Shares to be purchased, payment to the Company of an amount equal to the Warrant Exercise Price(s) applicable to the Warrant Shares being purchased, multiplied by the number of Warrant Shares (at the applicable Warrant Exercise Price) as to which this Warrant is being exercised (plus any applicable issue or transfer taxes) (the “Aggregate Exercise Price”) in cash or wire transfer of immediately available funds and the surrender of this Warrant (or an indemnification undertaking with respect to this Warrant in the case of its loss, theft or destruction) to a common carrier for overnight delivery to the Company as soon as practicable following such date (“Cash Basis”) or (ii) commencing with the 6-month anniversary of the issuance of this Warrant, and prior to 11:59 P.M. Eastern Time on the Expiration Date, if at the time of exercise, the Warrant Shares are not subject to an effective Registration Statement or if an Event of Default has occurred, by delivering an Exercise Notice and in lieu of making payment of the Aggregate Exercise Price in cash or wire transfer, elect instead to receive upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula (the “Cashless Exercise”):

Net Number = (A x B) – (A x C)

B

For purposes of the foregoing formula:

A = the total number of Warrant Shares with respect to which this Warrant is then being exercised.

B = the Closing Bid Price of the Common Stock on the date of exercise of the Warrant.

C = the Warrant Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

Exhibit L-5

In the event of any exercise of the rights represented by this Warrant in compliance with this Section 2, the Company shall on or before the 3rd Business Day following the date of receipt of the Exercise Notice, the Aggregate Exercise Price and this Warrant (or an indemnification undertaking with respect to this Warrant in the case of its loss, theft or destruction) and the receipt of the representations of the Holder specified in Section 6, if requested by the Company (the “Exercise Delivery Documents “), and if the Common Stock is DTC eligible, credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder’s or its designee’s balance account with The Depository Trust Company; provided, however, if the Holder who submitted the Exercise Notice requested physical delivery of any or all of the Warrant Shares, or, if the Common Stock is not DTC eligible then the Company shall, on or before the 3rd Business Day following receipt of the Exercise Delivery Documents, issue and surrender to a common carrier for overnight delivery to the address specified in the Exercise Notice, a certificate, registered in the name of the Holder, for the number of shares of Common Stock to which the Holder shall be entitled pursuant to such request. Upon delivery of the Exercise Notice and Aggregate Exercise Price referred to in clause (i) or (ii) above, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised. In the case of a dispute as to the determination of the Warrant Exercise Price, the Closing Bid Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the Holder the number of Warrant Shares that is not disputed and shall submit the disputed determinations or arithmetic calculations to the Holder via facsimile within 1 Business Day of receipt of the Holder’s Exercise Notice.

(b) If the Holder and the Company are unable to agree upon the determination of the Warrant Exercise Price or arithmetic calculation of the Warrant Shares within 1 day of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall immediately submit via electronic mail (i) the disputed determination of the Warrant Exercise Price or the Closing Bid Price to an independent, reputable investment banking firm or (ii) the disputed arithmetic calculation of the Warrant Shares to its independent, outside accountant. The Company shall cause the investment banking firm or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than 48 hours from the time it receives the disputed determinations or calculations. Such investment banking firm’s or accountant’s determination or calculation, as the case may be, shall be deemed conclusive absent manifest error.

(c) Unless the rights represented by this Warrant shall have expired or shall have been fully exercised, the Company shall, as soon as practicable and in no event later than 5 Business Days after any exercise and at its own expense, issue a new Warrant identical in all respects to this Warrant exercised except it shall represent rights to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant exercised, less the number of Warrant Shares with respect to which such Warrant is exercised.

(d) No fractional Warrant Shares are to be issued upon any pro rata exercise of this Warrant, but rather the number of Warrant Shares issued upon such exercise of this Warrant shall be rounded up or down to the nearest whole number.

Exhibit L-6

(e) If the Company or its transfer agent shall fail for any reason or for no reason to issue to the Holder within 5 days of receipt of the Exercise Delivery Documents, a certificate for the number of Warrant Shares to which the Holder is entitled or to credit the Holder’s balance account with The Depository Trust Company for such number of Warrant Shares to which the Holder is entitled upon the Holder’s exercise of this Warrant, the Company shall, in addition to any other remedies under this Warrant or otherwise available to such Holder, pay as additional damages in cash to such Holder on each day the issuance of such certificate or credit to the Holder’s balance account with The Depository Trust Company for Warrant Shares is not timely effected, an amount equal to 0.025% of the product of (A) the sum of the number of Warrant Shares not issued to the Holder on a timely basis and to which the Holder is entitled, and (B) the Closing Bid Price of the Common Stock for the trading day immediately preceding the last possible date which the Company could have issued such Common Stock to the Holder without violating this Section 2.

(f) If within 5 days after the Company’s receipt of the Exercise Delivery Documents, the Company fails to deliver a new Warrant to the Holder for the number of Warrant Shares to which the Holder is entitled pursuant to Section 2, then, in addition to any other available remedies under this Warrant, or otherwise available to the Holder, the Company shall pay as additional damages in cash to the Holder on each day after such 5th day that such delivery of such new Warrant is not timely effected in an amount equal to 0.25% of the product of (A) the number of Warrant Shares represented by the portion of this Warrant which is not being exercised and (B) the Closing Bid Price of the Common Stock for the trading day immediately preceding the last possible date which the Company could have issued such Warrant to the Holder without violating this Section 2.

Section 3. Covenants as to Common Stock. The Company hereby covenants and agrees as follows:

(a) This Warrant is, and any Warrants issued in substitution for or replacement of this Warrant will upon issuance be, duly authorized and validly issued.

(b) All Warrant Shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof.

(c) During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved at least 100% of the number of shares of Common Stock needed to provide for the exercise of the rights then represented by this Warrant and the par value of said shares will at all times be less than or equal to the applicable Warrant Exercise Price. If at any time the Company does not have a sufficient number of shares of Common Stock authorized and available, then the Company shall call and hold a special meeting of its stockholders within 60 days of that time for the sole purpose of increasing the number of authorized shares of Common Stock.

(d) The Warrant Shares are Registrable Securities (as defined in the Registration Rights Agreement), and the Company shall comply with all terms and conditions of the Registration Rights Agreements with respect to the Warrant Shares. The Company also shall list on each national securities exchange or automated quotation system, as the case may be, and shall maintain such listing of, the Warrant Shares and any other shares of capital stock of the Company issuable upon the exercise of this Warrant if and so long as any shares of the same class shall be listed on such national securities exchange or automated quotation system.

Exhibit L-7

(e) The Company will not, by amendment of its Memorandum and Articles of Association or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may reasonably be requested by the Holder in order to protect the exercise privilege of the Holder against dilution or other impairment, consistent with the tenor and purpose of this Warrant. The Company will not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Warrant Exercise Price then in effect, and (ii) will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.

(f) This Warrant will be binding upon any entity succeeding to the Company by merger, consolidation or acquisition of all or substantially all of the Company’s assets.

Section 4. Taxes. The Company shall pay any and all taxes, except any applicable withholding, which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant.

Section 5. Warrant Holder Not Deemed a Stockholder. Except as otherwise specifically provided herein, the Holder, as such, shall not be entitled to vote or receive dividends or be deemed the holder of shares of capital stock of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which he or she is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 5, the Company will provide the Holder with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders.

Section 6. Representations of Holder. The Holder, by the acceptance hereof, represents that it is acquiring this Warrant and the Warrant Shares for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution of this Warrant or the Warrant Shares, except pursuant to sales registered or exempted under the Securities Act; provided, however, that by making the representations herein, the Holder does not agree to hold this Warrant or any of the Warrant Shares for any minimum or other specific term and reserves the right to dispose of this Warrant and the Warrant Shares at any time in accordance with or pursuant to a Registration Statement or an exemption under the Securities Act. The Holder further represents, by acceptance hereof, that, as of this date, the Holder is an “accredited investor” as such term is defined in Rule 501(a)(1) of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act (an “Accredited Investor”).Upon exercise of this Warrant the Holder shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the Warrant Shares so purchased are being acquired solely for the Holder’s own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale and that the Holder is an Accredited Investor. If the Holder cannot make such representations because they would be factually incorrect, it shall be a condition to such Holder’s exercise of this Warrant that the Company receive such other representations as the Company considers reasonably necessary to assure the Company that the issuance of its securities upon exercise of this Warrant shall not violate any United States or state securities laws.

Exhibit L-8

Section 7. Ownership and Transfer.

(a) The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the Holder), a register for this Warrant, in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each transferee. The Company may treat the person in whose name any Warrant is registered on the register as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, but in all events recognizing any transfers made in accordance with the terms of this Warrant.

Section 8. Adjustment of Warrant Exercise Price. The Warrant Exercise Price of this Warrant shall be adjusted from time to time as follows:

(a) Adjustment of Warrant Exercise Price and Number of Shares upon Issuance of Common Stock. If and whenever on or after the Issuance Date of this Warrant, the Company issues or sells, or is deemed to have issued or sold, any shares of Common Stock (other than Excluded Securities) for a consideration per share less than a price (the “Applicable Price”) equal to the Warrant Exercise Price in effect immediately prior to such issuance or sale, then immediately after such issuance or sale the Warrant Exercise Price then in effect shall be reduced to an amount equal to such consideration per share.

(b) Effect on Warrant Exercise Price of Certain Events. For purposes of determining the adjusted Warrant Exercise Price under Section 8(a), the following shall be applicable:

(i) Issuance of Options. If after the date hereof, the Company in any manner grants any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange of any convertible securities issuable upon exercise of any such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 8(b)(i), the lowest price per share for which one share of Common Stock is issuable upon exercise of such Options or upon conversion or exchange of such convertible securities shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the granting or sale of the Option, upon exercise of the Option or upon conversion or exchange of any convertible security issuable upon exercise of such Option. No further adjustment of the Warrant Exercise Price shall be made upon the actual issuance of such Common Stock or of such convertible securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange of such convertible securities.

Exhibit L-9

(ii) Issuance of Convertible Securities. If the Company in any manner issues or sells any convertible securities and the lowest price per share for which one share of Common Stock is issuable upon the conversion or exchange thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such convertible securities for such price per share. For the purposes of this Section 8(b)(ii), the lowest price per share for which one share of Common Stock is issuable upon such conversion or exchange shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to one share of Common Stock upon the issuance or sale of the convertible security and upon conversion or exchange of such convertible security. No further adjustment of the Warrant Exercise Price shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such convertible securities, and if any such issue or sale of such convertible securities is made upon exercise of any Options for which adjustment of the Warrant Exercise Price had been or are to be made pursuant to other provisions of this Section 8(b), no further adjustment of the Warrant Exercise Price shall be made by reason of such issue or sale.

(iii) Change in Option Price or Rate of Conversion. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion or exchange of any convertible securities, or the rate at which any convertible securities are convertible into or exchangeable for Common Stock changes at any time, the Warrant Exercise Price in effect at the time of such change shall be adjusted to the Warrant Exercise Price which would have been in effect at such time had such Options or convertible securities provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold and the number of Warrant Shares issuable upon exercise of this Warrant shall be correspondingly readjusted. For purposes of this Section 8(b)(iii), if the terms of any Option or convertible security that was outstanding as of the Issuance Date of this Warrant are changed in the manner described in the immediately preceding sentence, then such Option or convertible security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change. No adjustment pursuant to this Section 8(b) shall be made if such adjustment would result in an increase of the Warrant Exercise Price then in effect.

(iv) Calculation of Consideration Received. If any Common Stock, Options or convertible securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefore will be deemed to be the net amount received by the Company therefore. If any Common Stock, Options or convertible securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of marketable securities, in which case the amount of consideration received by the Company will be the market price of such securities on the date of receipt of such securities. If any Common Stock, Options or convertible securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefore will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or convertible securities, as the case may be. The fair value of any consideration other than cash or securities will be determined jointly by the Company and the Holder. If such parties are unable to reach agreement within 10 days after the occurrence of an event requiring valuation (the “Valuation Event “), the fair value of such consideration will be determined within 5 Business Days after the 10th day following the Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Holder. The determination of such appraiser shall be final and binding upon all parties and the fees and expenses of such appraiser shall be borne jointly by the Company and the Holder.

Exhibit L-10

(v) Integrated Transactions. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for a consideration of $.01.

(vi) Treasury Shares. The number of shares of Common Stock outstanding at any given time does not include shares owned or held by or for the account of the Company, and the disposition of any shares so owned or held will be considered an issue or sale of Common Stock.

(vii) Record Date. If the Company takes a record of the holders of Common Stock for the purpose of entitling them (1) to receive a dividend or other distribution payable in Common Stock, Options or in convertible securities or (2) to subscribe for or purchase Common Stock, Options or convertible securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(c) Adjustment of Warrant Exercise Price upon Subdivision or Combination of Common Stock. If the Company at any time after the date of issuance of this Warrant subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, any Warrant Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of shares of Common Stock obtainable upon exercise of this Warrant will be proportionately increased. If the Company at any time after the date of issuance of this Warrant combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, any Warrant Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares issuable upon exercise of this Warrant will be proportionately decreased. Any adjustment under this Section 8(c) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(d) Distribution of Assets. If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case:

(i) any Warrant Exercise Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of Common Stock entitled to receive the Distribution shall be reduced, effective as of the close of business on such record date, to a price determined by multiplying such Warrant Exercise Price by a fraction of which (A) the numerator shall be the Closing Bid Price of the Common Stock on the trading day immediately preceding such record date minus the value of the Distribution (as determined in good faith by the Company’s Board of Directors) applicable to one share of Common Stock, and (B) the denominator shall be the Closing Bid Price of the Common Stock on the trading day immediately preceding such record date; and

Exhibit L-11

(ii) either (A) the number of Warrant Shares obtainable upon exercise of this Warrant shall be increased to a number of shares equal to the number of shares of Common Stock obtainable immediately prior to the close of business on the record date fixed for the determination of holders of Common Stock entitled to receive the Distribution multiplied by the reciprocal of the fraction set forth in the immediately preceding clause (i), or (B) in the event that the Distribution is of common stock of a company whose common stock is traded on a national securities exchange or a national automated quotation system, then the Holder shall receive an additional warrant to purchase Common Stock, the terms of which shall be identical to those of this Warrant, except that such warrant shall be exercisable into the amount of the assets that would have been payable to the Holder pursuant to the Distribution had the Holder exercised this Warrant immediately prior to such record date and with an exercise price equal to the amount by which the exercise price of this Warrant was decreased with respect to the Distribution pursuant to the terms of the immediately preceding clause (i).

(e) Voluntary Adjustments by Company. The Company may at any time during the term of this Warrant reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

(f) Notices.

(i) Immediately upon any adjustment of the Warrant Exercise Price, the Company will give written notice thereof to the Holder, setting forth in reasonable detail, and certifying, the calculation of such adjustment.

(ii) The Company will give written notice to the Holder at least 10 days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any Organic Change (as defined below), dissolution or liquidation, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

(iii) The Company will also give written notice to the Holder at least 10 days prior to the date on which any Organic Change, dissolution or liquidation will take place, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

Exhibit L-12

Section 9. Purchase Rights; Reorganization, Reclassification, Consolidation, Merger or Sale.

(a) In addition to any adjustments pursuant to Section 8, if at any time the Company grants, issues or sells any Options, convertible securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

(b) Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company’s assets to another Person or other transaction in each case which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as an “Organic Change.” Prior to the consummation of any (i) sale of all or substantially all of the Company’s assets to an acquiring Person or (ii) other Organic Change following which the Company is not a surviving entity, the Company will secure from the Person purchasing such assets or the successor resulting from such Organic Change (in each case, the “Acquiring Entity”) a written agreement (in form and substance satisfactory to the Holder to deliver to the Holder in exchange for this Warrant, a security of the Acquiring Entity evidenced by a written instrument substantially similar in form and substance to this Warrant and satisfactory to Holder (including an adjusted Warrant Exercise Price equal to the value for the Common Stock reflected by the terms of such consolidation, merger or sale, and exercisable for a corresponding number of shares of Common Stock acquirable and receivable upon exercise of this Warrant without regard to any limitations on exercise, if the value so reflected is less than any applicable Warrant Exercise Price immediately prior to such consolidation, merger or sale). Prior to the consummation of any other Organic Change, the Company shall make appropriate provision (in form and substance satisfactory to the Holder to insure that the Holder will thereafter have the right to acquire and receive in lieu of or in addition to (as the case may be) the Warrant Shares immediately theretofore issuable and receivable upon the exercise of this Warrant (without regard to any limitations on exercise), such shares of stock, securities or assets that would have been issued or payable in such Organic Change with respect to or in exchange for the number of Warrant Shares which would have been issuable and receivable upon the exercise of this Warrant as of the date of such Organic Change (without taking into account any limitations or restrictions on the exercisability of this Warrant).

Section 10. Lost, Stolen, Mutilated or Destroyed Warrant. If this Warrant is lost, stolen, mutilated or destroyed, the Company shall promptly, on receipt of an indemnification undertaking (or, in the case of a mutilated Warrant, the Warrant), issue a new Warrant of like denomination and tenor as this Warrant so lost, stolen, mutilated or destroyed.

Exhibit L-13

Section 11. Notice. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered upon: (i) receipt, when delivered personally, (ii) 1 Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same, or (iii) receipt, when sent by electronic mail (provided that the electronic mail transmission is not returned in error or the sender is not otherwise notified of any error in transmission). The addresses and e-mail addresses for such communications shall be:

If to the Holder:

YA II PN, Ltd.

1012 Springfield Avenue

Mountainside,	NJ 07092
Attention:	Mark Angelo

Portfolio Manager

Telephone:	(201) 985-8300

Email: mangelo@yorkvilleadvisors.com

With a Copy (which shall not constitute notice or delivery of process) to:

David Fine, Esq.

1012 Springfield Avenue

Mountainside, NJ 07092

Telephone:	(201) 985-8300
Email:	legal@yorkvilleadvisors.com

If to the Company, to:

AGBA Group Holding Limited

AGBA Tower

68 Johnston Road

Wan Chai, Hong Kong SAR

Attn: Wing-Fai Ng, CEO

Telephone: +852 9389 8828

Email: wingfai.ng@agba.com

With a copy to (which shall not constitute notice):

Loeb & Loeb LLP

345 Park Avenue

New York, NY 10154

Attention: Lawrence Venick

E-mail: lvenick@loeb.com

or at such other address and/or electronic email address and/or to the attention of such other person as the recipient party has specified by written notice given to each other party 3 Business Days prior to the effectiveness of such change. Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, (ii) provided by a nationally recognized overnight delivery service or (iii) electronically generated by the sender’s email service provider containing the time, date, and recipient email address shall be rebuttable evidence of personal service in accordance with clause (i), (ii) or (iii) above, respectively.

Exhibit L-14

Section 12. Date. The date of this Warrant is set forth on page 1 hereof. This Warrant, in all events, shall be wholly void and of no effect after the close of business on the Expiration Date.

Section 13. Amendment and Waiver. Except as otherwise provided herein, the provisions of the Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder.

Section 14. Governing Law. This Warrant and the rights and obligations of the parties hereunder shall, in all respects, be governed by, and construed in accordance with, the laws (excluding the principles of conflict of laws) of the State of New York (including Section 5-1401 and Section 5-1402 of the General Obligations Law of the State of New York), including all matters of construction, validity and performance.

Section 15. Remedies, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant, in any other agreement between the Company and the Holder, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual damages for any failure by the Company to comply with the terms of this Warrant. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

Section 16. Waiver of Jury Trial. AS A MATERIAL INDUCEMENT FOR EACH PARTY HERETO TO ENTER INTO THIS WARRANT, THE PARTIES HERETO HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING RELATED IN ANY WAY TO THIS WARRANT AND/OR ANY AND ALL OF THE OTHER DOCUMENTS ASSOCIATED WITH THIS TRANSACTION.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

Exhibit L-15

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed as of the date first set forth above.

AGBA Group Holding Limited

By:
Name:	Wing-Fai Ng
Title:	Chief Executive Officer

Exhibit L-16

EXHIBIT A TO WARRANT

EXERCISE NOTICE

TO BE EXECUTED

BY THE REGISTERED HOLDER TO EXERCISE THIS WARRANT

AGBA GROUP HOLDING

The undersigned holder hereby exercises the right to purchase ______________ of the shares of Common Stock (“Warrant Shares”) of AGBA GROUP HOLDING LIMITED (the “Company”), evidenced by the attached Warrant (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

Specify Method of exercise by check mark:

1.	___ Cash Exercise

(a) Payment of Warrant Exercise Price. The holder shall pay the Aggregate Exercise Price of $______________ to the Company in accordance with the terms of the Warrant.

(b) Delivery of Warrant Shares. The Company shall deliver to the holder _________ Warrant Shares in accordance with the terms of the Warrant.

2.	___ Cashless Exercise

(a) Payment of Warrant Exercise Price. In lieu of making payment of the Aggregate Exercise Price, the holder elects to receive upon such exercise the net number of shares of Common Stock determined in accordance with the terms of the Warrant.

(b) Delivery of Warrant Shares. The Company shall deliver to the holder _________ Warrant Shares in accordance with the terms of the Warrant.

Date: _______________ __, ______

Name of Registered Holder

By:
Name:
Title:

Exhibit L-17

EXHIBIT B TO WARRANT

FORM OF WARRANT POWER

FOR VALUE RECEIVED, the undersigned does hereby assign and transfer to ________________, Federal Identification No. __________, a warrant to purchase ____________ shares of the common stock, par value $0.001 per share, of AGBA Group Holding Limited represented by warrant certificate no. _____, standing in the name of the undersigned on the books of said corporation. The undersigned does hereby irrevocably constitute and appoint ______________, attorney to transfer the warrants of said corporation, with full power of substitution in the premises.

Dated: __________________

By:
Name:
Title:

Exhibit L-18

Schedule 5.10(a)

Capitalization

Triller Cap Table Summary

Count	Name	Series A Preferred	Series A	Series B	Total
1	Total Formation Inc.	25,905,187	6,481,185	0	32,386,372
2	BAS Living Trust	0	8,458,257	11,583,463	20,041,720
3	AS Trust	0	8,121,887	11,583,463	19,705,350
4	Triller Legacy LLC	0	18,616,000	0	18,616,000
5	Mashtraxx (Triller Holding) Ltd.	0	17,452,500	0	17,452,500
6	Proxima Media LLC	0	24,553	15,096,456	15,121,009
7	Kristine Peterson, TTEE of the R. Kavanaugh Trust dtd November 11, 2008	0	14,405,724	0	14,405,724
8	Capital Truth Holdings Ltd.	0	12,657,543	0	12,657,543
9	Halogen Investment Group II, LLC	0	8,630,079	0	8,630,079
10	Share Loan Holding Vehicle LLC	0	8,388,000	0	8,388,000
11	Castle Lion Investments Limited	8,257,930	0	0	8,257,930
12	Truverse HoldCo, Inc.	0	8,051,962	0	8,051,962
13	TYH Wavemaker LLC	0	6,060,465	0	6,060,465
14	Mahinda de Silva	0	5,053,188	0	5,053,188
15	Universal Music Investments Inc.	0	4,780,964	0	4,780,964
16	Sony Music Entertainment	0	4,766,784	0	4,766,784
17	Jaeson Ma Inc.	0	4,545,454	0	4,545,454
18	Jo Hirao	0	4,199,944	0	4,199,944
19	FS Inc.	0	4,128,965	0	4,128,965
20	Timothy Mosley	0	3,596,601	0	3,596,601
21	Kasseem Daoud Dean	0	3,596,601	0	3,596,601
22	ClearVue Triller Holdings	0	3,589,418	0	3,589,418
23	Fubon Financial Holding Venture Capital Co. Ltd.	3,539,113	0	0	3,539,113
24	Julia Hashemieh	0	3,359,403	0	3,359,403
25	Earlybird Digital East Fund 2013 SCA SICAR	0	3,306,605	0	3,306,605
26	Mike Lu	0	2,877,306	0	2,877,306
27	Thuzio Holdings Inc.	0	2,712,004	0	2,712,004
28	BC Ticketing LLC	0	2,707,177	0	2,707,177
29	Joseph Lyske	0	2,547,532	0	2,547,532
30	Philip Walsh	0	2,547,532	0	2,547,532
31	Omicron Partners, Ltd.	0	2,478,833	0	2,478,833
32	AGF Investment LLC	0	2,457,000	0	2,457,000
33	Davinia Investment Co.	0	2,359,409	0	2,359,409
34	Signature Entetainment Investment Group LLC	0	2,359,409	0	2,359,409
35	Halogen Investment Group LLC	0	1,965,602	0	1,965,602
36	Falcon Triller SPIV III Ltd.	0	1,959,970	0	1,959,970
37	Tribeca Corporate Services LLC	0	1,899,336	0	1,899,336
38	Multiverse Investment Fund I LP	0	1,783,783	0	1,783,783
39	Falcon Triller SPIV Ltd.	0	1,771,458	0	1,771,458
40	ClearVue Triller Plus Holdings, Ltd.	0	1,603,273	0	1,603,273
41	Kakao Investment Co., Ltd.	0	1,474,201	0	1,474,201
42	Pegasus Tech Ventures Company II, L.P.	0	1,474,201	0	1,474,201
43	Falcon Triller Convertible Note Ltd.	0	1,415,248	0	1,415,248
44	BRCR Consulting, Inc.	0	1,360,380	0	1,360,380
45	Music and Entertainment Rights Licensing Independent Network	0	1,348,313	0	1,348,313
46	Shalizi Holdings LLC	0	1,321,668	0	1,321,668
47	Bianor Holding AD	0	1,285,596	0	1,285,596
48	ClearVue Triller Merge, Ltd.	0	1,208,599	0	1,208,599
49	Falcon Triller SPIV II Ltd.	0	1,196,472	0	1,196,472
50	Icon Image AB	0	1,179,704	0	1,179,704
51	JMPartners, Inc.	0	1,161,953	0	1,161,953
52	Josh Richards	0	1,152,367	0	1,152,367
53	Aryana Health Care Foundation	0	1,061,231	0	1,061,231
54	Paul Kahn	0	1,041,057	0	1,041,057
55	Tuhin Roy	0	1,037,900	0	1,037,900
56	Daoud Wardak	0	1,031,941	0	1,031,941
57	LAUNCHub Fund Cooperatief U.A.	0	924,290	0	924,290
58	Julius Holdings Inc.	0	918,328	0	918,328
59	Arash Pournouri	0	909,090	0	909,090
60	S.F. Music Holding B.V.	0	900,594	0	900,594
61	Nick Velten Holding B.V.	0	900,594	0	900,594
62	StraightPath Venture Partners LLC	0	884,627	0	884,627
63	Mebo Ventures Limited	0	837,538	0	837,538
64	John Flock	0	812,682	0	812,682
65	JM YG Social Network Fund	0	786,721	0	786,721
66	HiJoJo Fund 15 LLC	0	736,672	0	736,672
67	TSB Bare Knuckle LLC	0	719,147	0	719,147
68	Halogen Incentive Group, LLC	0	682,185	0	682,185
69	Griffin Johnson	0	666,385	0	666,385
70	BASM HoldCo LLC	0	661,126	0	661,126
71	Empire Distribution Inc.	0	653,147	0	653,147

Exhibit L-19

Exhibit L-20

Exhibit L-21

Exhibit L-22

Schedule 5.10(b)

Existing Securities

None.

Exhibit L-23

Schedule 5.11

Intellectual Property Rights

None.

Exhibit L-24

Schedule 5.18

Litigation

None.

Exhibit L-25

Schedule 5.20

Subsidiaries

Name of Subsidiary	Jurisdiction

Triller Hold Co LLC	Delaware

Triller Platform Co. fka Triller, Inc.	Delaware

Triller Fight Club LLC	Delaware

Triller Fight Club II LLC	Delaware

Triller Fight Club III LLC	Delaware

Triller Legends LLC	Delaware

Triad Combat LLC	Delaware

Adverse Interest LLC	Delaware

fka Verzuz LLC

Truverse, Inc.	Delaware

Trillerverz Private Limited,

fka Botworx AI Private Limited	India

Flips Media Inc.	Delaware

Flipps Media EAD	Bulgaria

Juliusworks LLC	Delaware

Fangage Holding BV	Netherlands

Fangage BV	Netherlands

Bare Knuckle Fighting Championships, Inc.*	Delaware

Thuzio LLC	Delaware

Robin Media Inc.	Delaware

Halogen Holdings Inc.	Florida

Halogen Networks LLC	Florida

Halogen Studios LLC	Florida

Halogen Digital LLC	Florida

*	Other than BKFC (which is not wholly owned), each subsidiary is wholly owned by Triller Hold Co LLC, which is in turn wholly owned by Triller Corp.

Exhibit L-26